SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [__]

Check the appropriate box:

[X] Preliminary Proxy Statement

[_] Confidential. For use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             RALCORP HOLDINGS, INC.
                  --------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
                  --------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which  transaction  applies:

           Common Stock, par value $.01 (the "Ralcorp Common Stock")
 ................................................................................


         (2)  Aggregate number of securities to which transaction applies:

                 29,854,907 shares of Ralcorp Common Stock. (A)
 ................................................................................

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                             $13.8125 per share (B)
 ................................................................................

         (4) Proposed maximum aggregate value of transaction:

                              $412,370,902.94 (C)
 ................................................................................

         (5) Total fee paid:

                                $82,474.18 (C)
 ................................................................................
              (A) The  maximum  number of shares of Ralcorp  Common  Stock which could be outstanding on the closing date of the merger described in the accompanying document (the "Merger").

              (B) Estimated pursuant to Rule 0-11 of the Securities Exchange Act of 1934 (the "Exchange Act"), based upon the market value of the maximum number of shares of Ralcorp Common Stock to be canceled in the Merger ($13.8125 per share, which is the average of the reported high and low sales prices of a share of Ralcorp Common Stock on The New York Stock Exchange on September 27, 2000).


              (C) Fee payable in  connection  with  transaction  of  $82,474.18, calculated pursuant to Rule 0-11 of the Exchange Act as follows: 1/50th of one percent of (a) $13.8125, the average of the reported high and low sale prices of a share of Ralcorp Common Stock on The New York Stock Exchange on September 27, 2000, multiplied by (b) 29,854,907, the estimated maximum number of shares of Ralcorp Common Stock which may be canceled in the Merger.

[  ]    Fee paid previously with preliminary materials.

[  ]    Checkbox if any part of the fee is offset as provided  by  Exchange  Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

              PRELIMINARY PROXY MATERIALS DATED SEPTEMBER 29, 2000

To the  Shareholders  of Ralcorp  Holdings,  Inc. and Agribrands  International,
Inc.:

                         Special Meeting of Shareholders

                  A MERGER PROPOSAL --YOUR VOTE IS VERY IMPORTANT

     Ralcorp (NYSE:RAH) and Agribrands (NYSE:AGX) have agreed to combine in a merger of equals. We are proposing the merger because the combination of the companies will create an entity with the substantial cash flows and borrowing capacity needed to enhance our position as a leading private label food company and as a world leader in agricultural animal nutrition. The new corporation will be named Newco* and its Board of Directors will be comprised of directors of Ralcorp and Agribrands. Senior management of Newco will be comprised of corporate officers from both Ralcorp and Agribrands as determined by the Newco Board of Directors.

     When the merger is completed, Ralcorp shareholders will receive one share of Newco common stock for each share they own and Agribrands shareholders will receive three shares of Newco common stock for each share they own. Alternatively, shareholders may elect to receive $15 in cash for each share of Ralcorp stock or $39 in cash for each share of Agribrands stock. At least 80% of each company's outstanding stock must be exchanged for shares. Therefore, if the total number of shares elected to be exchanged for shares is less than 80% of a company's outstanding shares, then cash elections of the company's shareholders will be reduced on a pro rata basis. As a result of the stock exchange and assuming full use of the 20% cash election for each company, former shareholders of Ralcorp will hold approximately 50%, and former shareholders of Agribrands will hold approximately 50%, of the outstanding common stock of Newco. Newco intends to apply to list its common stock on the New York Stock Exchange under the symbol .

     The Boards of Directors of both Ralcorp and Agribrands, acting upon the recommendation of each board's special committee made up of independent directors, have approved the merger and recommend that their respective shareholders vote FOR the merger proposal. Information about the merger is contained in this joint proxy statement/prospectus. We urge you to read this joint proxy statement/prospectus, including the section describing risk factors that begins on page 18.

     The dates, times and places of the special meetings are as follows:

       For Ralcorp shareholders:         For Agribrands shareholders:
                 , 2001 at                           , 2001 at


     Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the special meeting, please vote as soon as possible to make sure that your shares are represented at the special meeting. If you do not vote, it will have the same effect as voting against the merger.

     We strongly support this combination of our companies and join with our Boards of Directors in enthusiastically recommending that you vote to approve the merger.

     Joe R. Micheletto                    William P. Stiritz
     Chief Executive Officer and          Chairman, Chief Executive Officer and
        President                           President
     Ralcorp Holdings, Inc.               Agribrands International, Inc.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or determined if this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     This joint proxy  statement/prospectus  is dated               ,  2000, and
is first being mailed to shareholders of Ralcorp and
Agribrands on or about               , 2000.

The information in this joint proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus is not an offer to sell those securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

[FN]

--------

* The name of the new corporation will be changed prior to the filing of the definitive joint proxy statement/proxy. The company is referred to as "Newco" in this document.

                             ADDITIONAL INFORMATION

     This joint proxy statement/prospectus incorporates important business and financial information about Ralcorp and Agribrands from other documents that are not included in or delivered with the joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company:

If you are a Ralcorp shareholder          If you are an Agribrands shareholder:

     Ralcorp Holdings, Inc.               Agribrands International Inc.
     Shareholder Services                 Investor Relations
     P.O. Box 618                         9811 South Forty Dr.
     St. Louis, Missouri 63188-0618       St. Louis, Missouri 63124-1103
     1-800                                1-800


     If you would like to request any documents, please do so by no later than , 2000 in order to receive them before the special meetings. You may also obtain the documents via the Internet at the website of the Securities and Exchange
Commission: http://www.sec.gov.

     See "Where You Can Find More Information" that begins on page 107 of this joint proxy statement/prospectus.

              PRELIMINARY PROXY MATERIALS DATED SEPTEMBER 29, 2000

                             Ralcorp Holdings, Inc.
                                  P.O. Box 618
                         St. Louis, Missouri 63188-0618

                Notice of Special Meeting of Ralcorp Shareholders
                              January , 2001 at am
                                       at

To the shareholders of Ralcorp Holdings, Inc.:

We will hold a special meeting of the shareholders of Ralcorp  Holdings, Inc. on
January    , 2001 at     am local time at
for the following purpose:

     1. To consider and vote upon a proposal to approve an Agreement and Plan of Reorganization dated August 7, 2000 between Agribrands International, Inc. and Ralcorp pursuant to which Agribrands and Ralcorp each will become a wholly owned subsidiary of a new holding company that will be named Newco and you may elect to have each of your shares of Ralcorp common stock converted into either one share of Newco common stock or $15 in cash (subject to the limitation that at least 80% of our outstanding shares must be exchanged for shares); and

     2. To transact any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting including, without limitation, potential adjournments or postponements for the purpose of soliciting additional proxies in order to approve the principal terms of the merger.

The proposed merger is described in the attached joint proxy statement/prospectus. Holders of record of Ralcorp common stock at the close of business on , 2000, the record date, are entitled to vote at the special meeting and any adjournments or postponements of the special meeting. The approval of the reorganization agreement will require the affirmative vote of the holders of two-thirds of the shares of Ralcorp common stock outstanding on the record date.

Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the meeting. To vote your shares, you may complete and return the enclosed proxy card or you may submit your proxy or voting instructions by telephone or the Internet. If you are a holder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your bank or broker on how to vote your shares. In almost all cases, if you do not vote or do not instruct your broker or bank on how to vote, it will have the same effect as voting against the merger.

By Order of the Board of Directors,

Ralcorp Holdings, Inc.

Robert W. Lockwood
Secretary

                    , 2000

              PRELIMINARY PROXY MATERIALS DATED SEPTEMBER 29, 2000


                                TABLE OF CONTENTS


Questions and Answers About the Merger..................................................................1
Summary of the Joint Proxy Statement/Prospectus.........................................................5
  The Companies.........................................................................................5
  The Structure of the Merger ..........................................................................8
  Recommendation of the Boards of Directors and Opinions of Financial Advisors .........................9
  Dissenters' Rights ...................................................................................9
  The Special Meetings .................................................................................9
  Board of Directors and Management Following the Merger ..............................................10
  Interests of Directors and Executive Officers in the Merger..........................................10
  Treatment of Stock Options and Stock Appreciation Rights ............................................10
  Tax Consequences.....................................................................................10
  Overview of the Reorganization Agreement ............................................................10
  Comparative Market Price Information.................................................................12
Selected Historical and Pro Forma Financial Data.......................................................13
Ralcorp Selected Historical Financial Data.............................................................13
Agribrands Selected Historical Financial Data..........................................................14
Newco Selected Unaudited Pro Forma Combined Financial Data ............................................15
Newco Unaudited Comparative Per Share Data.............................................................16
Forward Looking Statements.............................................................................17
Risk Factors...........................................................................................18
  Risks Related to the Merger..........................................................................18
  Agribrands' Company and Industry Specific Risks......................................................19
  Agribrands Foreign Operations Risk...................................................................20
  Ralcorp's Company and Industry Specific Risks........................................................20
Introduction...........................................................................................22
The Special Meetings...................................................................................22
  Date, Time and Place of the Special Meetings.........................................................22
  Purpose of the Special Meetings......................................................................22
  Shareholder Record Date, Outstanding Shares and Voting Rights........................................22
  Vote Required for Approval of the Reorganization Agreement; Quorum...................................23
  Proxies, Abstentions, and Related Matters............................................................23
  Revoking a Proxy.....................................................................................23
  Voting in Person.....................................................................................23
  Voting by Telephone or on the Internet...............................................................23
  Other Matters at the Special Meeting.................................................................24
  Costs of Solicitation................................................................................24
  Ralcorp Savings Investment Plan Voting...............................................................24
The Merger.............................................................................................25
  Background of  the Merger............................................................................25
  Ralcorp's Reasons for the Merger.....................................................................30
  Recommendation of Ralcorp's Board of Directors.......................................................32
  Agribrands' Reasons for the Merger...................................................................32
  Recommendation of Agribrands' Board of Directors.....................................................35
  Opinions of Financial Advisors.......................................................................35
  Interests of Certain Agribrands Directors and Executive Officers in the Merger.......................60
  Interests of Certain Ralcorp Directors and Executive Officers in the Merger..........................60
  Completion and Effectiveness of the Merger...........................................................61
  Structure of the Merger and Conversion of Agribrands and Ralcorp Stock...............................61
  Exchange of Stock Certificates for Newco Stock Certificates..........................................62
  Treatment of Agribrands and Ralcorp Stock Options and Other Equity Based Awards......................63
  Material United States Federal Income Tax Consequences of the Merger.................................63
  Accounting Treatment of the Merger...................................................................67
  Regulatory Matters...................................................................................67
  Restrictions on Sales of Shares by Affiliates of Agribrands and Ralcorp..............................67
  New York Stock Exchange Listing of Newco Common Stock to be Issued in the Merger.....................68
  Dissenters' Rights...................................................................................68
  Delisting and Deregistration of Agribrands and Ralcorp Common Stock After the Merger.................69
  Shareholder Lawsuit Challenging the Merger...........................................................69
The Reorganization Agreement...........................................................................70
  Conditions to the Merger.............................................................................70
  No Other Transactions Involving Agribrands or Ralcorp................................................71
  Termination..........................................................................................72
  Effect of Termination................................................................................73
  Representations and Warranties.......................................................................74
Newco Charter and Bylaws...............................................................................74
Newco Unaudited Pro Forma Combined Condensed Financial Statements .....................................75
Description of Newco Capital Stock.....................................................................88
  Authorized Capital Stock.............................................................................88
  Newco Common Stock...................................................................................88
  Newco Preferred Stock................................................................................88
  Book-Entry Record Keeping............................................................................88
  Common Stock Purchase Rights.........................................................................88
  Anti-Takeover Provisions.............................................................................90
Comparison of Rights of Newco Shareholders, Agribrands Shareholders and Ralcorp Shareholders...........90
  Capitalization.......................................................................................90



  Voting Rights........................................................................................91
  Number and Election of Directors; Classification of Directors........................................91
  Vacancies on the Board of Directors and Removal of Directors.........................................92
  Amendments to the Articles of Incorporation..........................................................92
  Amendments to Bylaws.................................................................................93
  Action by Written Consent............................................................................93
  Ability to Call Special Meetings.....................................................................93
  Notice of Shareholder Action.........................................................................94
  Indemnification of Directors and Officers............................................................95
  Shareholder Rights Plans.............................................................................96
  State Anti-Takeover Statutes.........................................................................99
Management of Newco After the Merger..................................................................102
  Board of Directors of Newco.........................................................................102
  Committees of Newco Board of Directors..............................................................103
  Compensation of Directors...........................................................................103
  Certain Relationships Between Directors and Ralcorp or Agribrands...................................103
  Business Relationships Between Agribrands and Ralston Related to Spin-Off...........................104
  Business Relationships Between Ralcorp and Agribrands...............................................105
  Executive Officers of Newco.........................................................................105
  Compensation of Executive Officers..................................................................105
Legal Matters.........................................................................................106
Experts...............................................................................................106
Other Matters.........................................................................................106
Shareholder Proposals.................................................................................107
Where You Can Find More Information...................................................................107





                    Annexes

 Reorganization Agreement............................................Annex A
 Opinion of Bank of America Securities LLC ..........................Annex B
 Opinion of A.G. Edwards & Sons, Inc.................................Annex C
 Opinion of Wasserstein Perella & Co., Inc...........................Annex D
 Opinion of Houlihan Lokey Howard & Zukin Capital....................Annex E
 Section 351.455, Missouri Revised Statutes..........................Annex F
 Newco Articles of Incorporation.....................................Annex G
 Newco Bylaws........................................................Annex H

              PRELIMINARY PROXY MATERIALS DATED SEPTEMBER 29, 2000

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.   Why are Ralcorp and Agribrands proposing the merger?

A. We are proposing the merger because we believe the combined strengths of our companies will generate long-term benefits for our shareholders.
     Agribrands has substantial cash flows and as of August 31, 2000 had approximately $170 million in cash reserves. Since April of 1997, Ralcorp has acquired ten private label food businesses. We believe that combining the companies will enhance the combined companies' ability to complete acquisitions in the private label food industry utilizing Agribrands' cash, cash flows and debt capacity. We expect that shareholders of both companies will share in Newco's anticipated growth through acquisitions. Also, Newco expects to continue to explore avenues of growth for its animal feed and nutrition business. Though our products and locations of operations are diverse, the companies share a driving purpose: delivering long-term shareholder value.

Q    What overall benefits do Ralcorp and Agribrands anticipate from the merger?

A. The merger is intended to transform the prospects and perceptions of both companies. Currently, both are perceived as commodity suppliers in industries where consolidating customer bases can be expected to apply increasing pressure on margins and growth. While these are valid concerns, we believe, particularly with respect to domestic private label foods, that by assembling a broad portfolio of products and customer service capabilities we will be positioned to enhance retailers' overall store brand programs and form mutually beneficial long-term partnerships with the retail trade. This should deliver revenue and earnings growth.

     Additionally, we hope that our increased activity in expanding our business, along with the greater size, will attract more attention from the investment community than Ralcorp and Agribrands presently receive. This increased attention should increase the liquidity of all shareholders' investments.

     Successfully expanding our private label business and improving investment liquidity should improve the value of shareholders' investments in Newco because even modest increases in the stock markets' implied rate of growth or profitability assigned to Newco should raise the value of Newco's shares.

Q    How  do  you   anticipate   that  the  merger  would  benefit  the  Ralcorp
     shareholders?

A. With the consummation of its largest acquisition yet (Red Wing) in July 2000, Ralcorp has achieved a scale and product line scope where it can begin to move forward with its strategy of establishing partnerships with the retail trade. The level of benefits derived from such partnerships will be influenced by the timing and extent of continued expansion through acquisitions. While we cannot assure you that we will successfully implement future acquisitions, the merger provides immediately substantial financial flexibility to pursue additional or larger acquisitions. The merger also affords Ralcorp shareholders the ability to accelerate the growth of our product offerings, and to realize the benefits of Agribrands' excess cash flow at a time when Agribrands' stock price is depressed.

Q. How do you anticipate that the merger would benefit the Agribrands shareholders?

A. Agribrands is generating cash flow in excess of the opportunities to invest such funds profitably in its core business. Agribrands believes that the merger with Ralcorp will allow it to invest these excess funds in a company known to its board and management at a time when the financial markets are undervaluing the securities of both companies. Agribrands management will then be able to continue to focus on improving the returns from its core business, to expand into new underdeveloped agricultural animal feed markets and to acquire related businesses.

     Agribrands management believes that the combined company, with Ralcorp's growth prospects and Agribrands' strong balance sheet and stable cash flows, can reasonably be expected to have a revenue growth rate greater than that of either Agribrands or Ralcorp on a stand alone basis.

Q.   What will I receive in the merger?

A. Shareholders of Ralcorp and Agribrands will receive the following in the merger:

     o Ralcorp shareholders may elect to have each share of Ralcorp common stock converted into either one share of Newco common stock or $15 in cash (subject to the limitation that at least 80% of Ralcorp's outstanding shares must be exchanged for shares).

     o Agribrands shareholders may elect to have each share of Agribrands common stock converted into either three shares of Newco common stock or $39 in cash (subject to the limitation that at least 80% of Ralcorp's outstanding shares must be exchanged for shares).

Q.   Why is there a cash option? How were the amounts determined?

A. The cash option is being offered to any current shareholders who would like partial liquidity of their investment. The cash amounts were established at a slight premium to pre-announcement trading values. Offering a slight premium balances the benefits of repurchasing shares at attractive prices with using Newco's cash and borrowing capacity to fund acquisitions.

Q.   How did you determine the merger ratios and cash election amounts?

A As noted above, the cash amounts were intended to provide a slight premium to pre-announcement trading levels. The determination of the cash amounts took place in tandem with the determination of the stock merger ratio. The merger ratios and the cash amounts offered were both elements in this negotiation and were influenced by numerous factors, including the trading relationships of the stocks over various periods of time. The difference between the final cash offers and stock merger ratios is the outcome of these negotiations.

Q. Did management consider alternatives to this merger which would provide shareholders with a premium to current market prices for our shares?

A. Our Boards of Directors, with the assistance of their financial advisors, considered several alternatives to the merger. Each group of directors believes that the merger provides the best opportunity for delivering long-term shareholder value.

Q. How did you address the overlapping directorships between Ralcorp and Agribrands?

A. Each company's Board of Directors established a committee of independent directors to consider, evaluate and negotiate the transaction. Each company and each company's special committee was advised by separate financial advisors and legal counsel. Each committee recommended the transaction unanimously to its entire Board of Directors, each of which unanimously approved the transaction, and fairness opinions were provided by the financial advisors. We believe that successfully completing a combination of businesses with the particular benefits we anticipate requires an in-depth understanding of both businesses and confidence in the ability of the management and directors to work together. The relationships between our companies ensures that Newco will move forward with a unified vision of how to expand Ralcorp's store brand business and to continue improving Agribrands' international animal nutrition business.

     The managers and board members involved in the merger decision, especially Mr. Stiritz and Mr. Micheletto, have a substantial interest in maximizing the value of their separate holdings in Ralcorp and Agribrands. Along with Messrs. Stiritz and Micheletto, the members of both boards have unanimously approved the merger and recommended its approval.

Q.   How do I make an election between Newco common stock and cash?

A. When the merger is consummated, we will send you materials to allow you to elect whether to receive Newco common stock or cash for your shares of Ralcorp or Agribrands common stock.

Q.   What if I don't make an election between Newco common stock and cash?

A. If you do not make an election, upon consummation of the merger you will receive Newco common stock for your shares of Ralcorp or Agribrands common stock.

Q.   Can I exchange only some of my shares for cash?

A. Yes. You may elect to exchange your shares for any combination of stock and cash. However, at least 80% of the outstanding shares of each company must be converted into Newco common stock.

Q. What if the shareholders of Ralcorp or Agribrands make the Newco cash election for more than 20% of the outstanding shares?

A. The cash elections made by shareholders of that company will be changed to Newco stock elections on a pro rata basis so that 80% of that company's shares are converted into Newco common stock.

Q.   What shareholder approvals are needed?

A. For Ralcorp and Agribrands, the affirmative vote of the holders of two-thirds of the outstanding shares of each company's common stock is required to approve the merger. Each holder of common stock is entitled to one vote per share. All of the directors and officers of Ralcorp and Agribrands have expressed their intention to vote their shares in favor of the merger. As of the record date, Ralcorp directors and executive officers and their affiliates owned approximately 3.6% of Ralcorp's outstanding shares. Also, as of the record date, directors and executive officers of Agribrands owned approximately 0.5% of its outstanding shares.

Q.   What do I need to do now?

A. After carefully reading and considering the information contained in this joint proxy statement/prospectus, please respond by completing, signing and dating your proxy card and returning it in the enclosed postage paid envelope, or by submitting your proxy or voting instructions by telephone or the Internet, as soon as possible so that your shares may be represented at your special meeting.

Q.   How do I vote by telephone or Internet?

A. As an alternative to using the enclosed proxy card or attending the special meeting and voting in person, you can vote by telephone by calling
     toll-free                   and by following the instructions given at that
     telephone number. You can also vote on the Internet at http://www. . If you vote by telephone or on the Internet, you should have your proxy card available when you begin voting. If you vote by telephone or on the Internet, you should not mail in your proxy card. The Internet and telephone voting facilities will be available until midnight on , 2001, the day before the special meetings.

Q.   What if I don't vote?

A. If you fail to respond, it will have the same effect as a vote against the merger. If you respond and do not indicate how you want to vote, your shares will be treated as present and entitled to vote and your proxy will be counted as a vote in favor of the merger. If you respond and abstain from voting, your shares will be treated as present and entitled to vote but your proxy will have the same effect as a vote against the merger.

Q.   How do I vote my shares held by a broker or bank?

A. Your broker or bank will provide you with instructions on how to vote via proxy card, telephone or the Internet. If you have any concerns on how to vote such shares, please contact your broker or bank.

Q.   Can I change my vote after I have delivered my proxy?

A. Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways:

     o    first, you can revoke your proxy;

     o    second, you can submit a new proxy; or

     o third, if you are a holder of record, you can attend the special meeting and vote in person.

     If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to the Secretary of Ralcorp or Agribrands, as appropriate, before the special meeting. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote. If you submit your proxy or voting instructions through the Internet or by telephone, you can change your vote by submitting a proxy at a later date, using the same procedures, in which case your later submitted proxy will be recorded and your earlier proxy revoked.

Q.   Should I send in my stock certificates now?

A. No. After the merger is completed, you will receive written instructions from the exchange agent on how to exchange your stock certificates for shares of Newco or cash depending on your election. Please do not send in your stock certificates with your proxy. Your decision whether to elect cash, stock or a combination will be made by you once the exchange agent sends you a transmittal letter.

Q.   Where will my shares of Newco common stock be listed?

A. We intend to apply to list the Newco common stock on the New York Stock Exchange under the symbol .

Q.   Will I receive dividends on my Newco shares?

A. Newco does not currently intend to pay dividends on its common stock. Neither Ralcorp nor Agribrands has ever paid dividends.

Q.   When do you expect the merger to be completed?

A. We are working to complete the merger as quickly as possible. We expect to complete the merger during the first quarter of calendar year 2001.

Q.   What are the tax consequences of the merger to me?

A. In most cases, the exchange of Ralcorp or Agribrands common stock for Newco common stock should be tax-free to you for federal income tax purposes. You will have to report taxable income, gain or loss to the extent you elect and receive cash for your shares. To review the tax consequences to you in more detail, see pages 63 through 67. Also, you should consult your tax advisor.

Q. How do I vote my Ralcorp common stock held in the Ralcorp Employee Savings Investment Plan?

A. If you are both a registered shareholder of Ralcorp and an employee participant in the Ralcorp Holdings, Inc. Savings Investment Plan, you will receive a single proxy card that covers shares of Ralcorp common stock credited to your plan account as well as shares of record registered in exactly the same name. Consequently, when you vote either by returning your proxy card or electronically, your vote will also serve as a voting instruction to the trustee of the Savings Investment Plan. If your plan account is not carried in exactly the same name as your shares of record, you will receive separate proxy cards for individual and plan holdings. If you own shares through the plan and we have not received your vote by , the trustee will vote your shares in the same proportion as the shares that are voted on behalf of the other participants in the plan. The trustee will also vote unallocated shares of Ralcorp common stock held in the plan in direct proportion of the voting of allocated shares in the plan as to which voting instructions have been received, unless doing so would be inconsistent with the trustee's duties.

Q.   Who can help answer my questions?

A. If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card or voting instructions, you should contact:

                   Georgeson Shareholder Communications Inc.
                   17 State Street, 10th Floor
                   New York, New York  10004-1501
                   Telephone:  1-800-223-2064 or 1-212-440-9800

     Also, you may contact the companies directly.

      If you are a Ralcorp shareholder:    If you are an Agribrands shareholder:
      Ralcorp Holdings, Inc.               Agribrands International, Inc.
      Shareholder Services                 Shareholder Relations
      P.O. Box 618                         9811 South Forty Dr.
      St. Louis, Missouri 63188-0618       St. Louis, Missouri 63124-1103
      1-800-                               1-800-

                 SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS

     This summary highlights selected information in the joint proxy statement/prospectus and may not contain all of the information that is
important   to  you.  You  should   carefully   read  this  entire  joint  proxy
statement/prospectus and the other documents we refer to for a more complete understanding of the merger. In particular, you should read the documents attached to this joint proxy statement/prospectus, including the Agreement and Plan of Reorganization which is attached as Annex A. In addition, we incorporate by reference important business and financial information about Ralcorp and Agribrands into this joint proxy statement/prospectus. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" that begins on page 107 of this joint proxy statement/prospectus.

The Companies

Ralcorp Holdings, Inc. (NYSE:RAH)
P.O. Box 618
St. Louis, Missouri 63188-0618
(314) 877-7000
http://www.ralcorp.com*

Q.   What does Ralcorp produce?

A. Ralcorp is a leader in the manufacturing of private label or store brand food products for sale in the United States and Canada. Store brand products encompass all merchandise sold under a retail store's private label. That label can be the store's own name or a name created exclusively by that store. In some cases, a store may belong to a wholesale buying group that owns labels which are available to the members of the group. These wholesale-owned labels are referred to as controlled labels. Today, the parameters for private label have been extended into virtually every product category found in retail outlets.

     We were formed in 1994 through a spin-off from our former parent company, Ralston Purina Company. Originally, we produced branded and private label foods and operated three ski resorts. In 1997, we undertook a significant restructuring when we sold our ski resort and branded cereal businesses. As a result, we are now focused on becoming a leader in private label food.

     Through organic growth and strategic acquisitions, we have emerged among the private label leaders in each of our competitive categories. We operate 20 manufacturing facilities throughout the United States. On an annualized basis, we have approximately $1.1 billion in sales and approximately $120 million in earnings before interest, taxes, depreciation and amortization.

     o Our Ralston Foods division is the industry leader in high quality private label ready-to-eat and hot cereals.

     o Bremner, Inc. gives us the number one private label cracker position. Bremner also produces a full line of private label cookies, and has greatly enhanced its cookie-making capacity and expertise with the August 1998 acquisition of Sugar Kake Cookie Inc.; October 1999 acquisition of Ripon Foods, Inc.; and January 2000 acquisition of Cascade Cookie Company, Inc.

     o We have obtained the leading position in store brand and value brand snack nuts through the acquisition of Nutcracker Brands, Inc. (September 1998), Flavor House Products, Inc. (April 1998) and Southern Roasted Nuts of Georgia, Inc. (March 1999). We expanded this segment into the store brand chocolate candy business with the acquisition of James P. Linette, Inc. in May 2000.

     o Through the March 1999 acquisition of Martin Gillet & Co., Inc. and the July 2000 acquisition of The Red Wing Company, Inc., we hold a leading position in private label mayonnaise and shelf-stable salad dressings, syrups, peanut butter, jams and jellies and various sauces.

--------

*    This is not an active  hyperlink to the website nor is the  information  on
     the   website   incorporated   by   reference   into   this   joint   proxy
     statement/prospectus.

     o Finally, we hold a 21.8% equity interest in the premier mountain resort operator in North America, Vail Resorts, Inc. (NYSE: MTN).

     o On August 30, 2000 we announced that we had signed a letter of intent to purchase Ontario Foods, Inc., a manufacturer of private label dry mixed products with annual sales of approximately $50 million. The transaction is subject to execution of a definitive agreement, approval of Ontario Foods' parent company's shareholders and customary regulatory consents.

          Currently, we employ approximately 4,500 people and maintain our headquarters in St. Louis, Missouri.

Agribrands International, Inc. (NYSE:AGX)
9811 South Forty Drive
St. Louis, Missouri 63124-1103
(314) 812-0500
http://www.agribrands.com*

Q.   What does Agribrands produce?

A. We are a world leader in the development and sale of animal feed as well as other products critical to animal nutrition. All products are made and substantially all are sold outside of the United States. Our agricultural products are predominantly value-added premium offerings and are generally marketed outside of the United States under the "Purina" (R) and "Chow" (R) trademarks and the "Checkerboard" (R) logo, and product names such as "Omolene"(R) and "Hi-Octane"(R) and "Promote" (R).

     We were spun-off from Ralston Purina in 1998. The spin-off allowed us to focus our efforts exclusively on building a solid international animal nutrition company.

     We produce and market a broad line of animal feeds and other agricultural and nutrition products for hogs, dairy cows, beef cattle, poultry (broilers and layers), rabbits, horses, shrimp and fish. With 71 manufacturing plants in 16 countries on four continents, we believe that our business is the most geographically diversified commercial animal feeds company in the world. We may have opportunities to expand within our existing markets, into new countries and regions, and to offer new products related to animal feed and nutrition.

     We were owned by Ralston Purina, and now benefit from a history of more than 100 years of experience in the animal feeds and agricultural products industries. We provide high-quality, research-proven products and customer service in our international animal feed and agricultural products businesses and have more than 30 years of experience in operating across four continents. Our international subsidiaries produce and market approximately 5,000,000 tons of animal feeds, consisting of complete rations and concentrated formulations (requiring the addition of other ingredients by our customers) which are designed to provide the best value for our global customer base. Our products are formulated based on extensive research programs conducted around the world in order to satisfy our customers' local needs.

     Because our local markets vary dramatically, local managers with extensive experience and knowledge of local factors make day-to-day operating decisions. Our distribution network consists of more than 3,400 independent dealers, most selling the company's products on an exclusive basis. As a whole, we employ approximately 60 employees in the United States and approximately 5,000 in foreign jurisdictions.

--------

*    This is not an active  hyperlink to the website nor is the  information  on
     the   website   incorporated   by   reference   into   this   joint   proxy
     statement/prospectus.

Newco
P.O. Box 618
St. Louis, Missouri  63188-0618
(314) 877-7000

     Newco is a newly formed Missouri corporation that has not, to date, conducted any activities other than those incident to its formation, the matters contemplated by the reorganization agreement and the preparation of this joint proxy statement/prospectus. The shares of Newco are now held by . Upon completion of the merger, Ralcorp and Agribrands will each become a wholly owned subsidiary of Newco. The business of Newco will be the combined businesses currently conducted by Ralcorp and Agribrands.

     The financial statements of Newco are omitted from this joint proxy statement/prospectus because it has nominal assets and no liabilities, and has had no operations.

     We have applied to have the common stock of Newco listed on the New York Stock Exchange under the symbol .

The Structure of the Merger (see page 61)

     The following is only a summary of the merger structure and may not contain all the information you may find important. You should review the entire reorganization agreement which is attached as Annex A.

     To accomplish the combination of Ralcorp and Agribrands, a new company, Newco, has been formed with two subsidiaries, Ralcorp Merger Sub, Inc. and Agribrands Merger Sub, Inc. At the time the merger is completed:

     o Ralcorp Merger Sub will be merged into Ralcorp, with Ralcorp as the surviving corporation; and

     o Agribrands Merger Sub will be merged into Agribrands, with Agribrands as the surviving corporation.

As a result, Ralcorp and Agribrands will each become a wholly owned subsidiary of Newco.

                  The organization of the companies before and
                     after the merger is illustrated below:


[Diagram showing the companies and their shareholders before the merger and after the merger, and showing that:

     o    There are 29,854,907 Ralcorp shares  outstanding

     o    There are 9,813,851  Agribrands  shares  outstanding

     o    Newco will form two merger subs prior to the merger

     o In the merger one of the merger subs will be merged into Ralcorp and one of the merger subs will be merged into Agribrands

     o Former Ralcorp shareholders will receive 1 share of Newco common stock or $15 for each share of Ralcorp common stock in the merger

     o Former Agribrands shareholders will receive 3 shares of Newco common stock or $39 for each share of Agribrands common stock in the merger

     o After the merger, former Ralcorp shareholders will own 23,887,925 shares of Newco and former Agribrands shareholders will own 23,553,242 shares of Newco, assuming full use of the cash election by shareholders of both companies]

o    No fractional shares will be issued in the merger.

o After shareholder approval, the exchange agent will send you a letter instructing you how to exchange your Ralcorp or Agribrands shares for Newco shares or cash.

Recommendation of the Boards of Directors and Opinions of Financial Advisors (see page 32, 35)

     To Ralcorp Shareholders: The Ralcorp Board of Directors believes that the merger is fair to you and in your best interest and unanimously voted to approve the merger and unanimously recommends that you vote FOR the approval of the reorganization agreement. Ralcorp's directors formed a special committee of independent directors to review and recommend to the entire board whether to proceed with the merger. The committee unanimously recommended that the entire board approve the merger.

     To Agribrands Shareholders: The Agribrands Board of Directors believes that the merger is fair to you and in your best interest and unanimously voted to approve the merger and unanimously recommends that you vote FOR the approval of the reorganization agreement. Agribrands' directors formed a special committee of independent directors to review and recommend to the entire board whether to proceed with the merger. The committee unanimously recommended that the entire board approve the merger.

     Opinion of Ralcorp's Financial Advisors. In deciding to approve the merger, the Ralcorp Board of Directors considered the opinion of its financial advisor, Banc of America Securities LLC, addressed solely to the Ralcorp Board of Directors that, as of the date of its opinion, and subject to and based on the assumptions and limitations referred to in its opinion, the consideration to be received by Ralcorp shareholders in the merger is fair, from a financial point of view, to Ralcorp shareholders. The full text of this opinion is attached as Annex B to this joint proxy statement/prospectus. Ralcorp urges its shareholders to read the opinion of Banc of America Securities in its entirety.

     Ralcorp's special committee of independent directors retained A.G. Edwards & Sons, Inc. as a financial advisor to the committee. The committee considered the opinion of A.G. Edwards that, as of the date of its opinion, and subject to and based on the considerations referred to in its opinion, the consideration to be received by Ralcorp shareholders in the merger is fair, from a financial point of view, to Ralcorp shareholders. The full text of this opinion is attached as Annex C to this joint proxy statement/prospectus. Ralcorp urges its shareholders to read the opinion of A.G. Edwards in its entirety.

     Opinion of Agribrands' Financial Advisors. In deciding to approve the merger, the Agribrands Board of Directors considered the opinion of its financial advisor, Wasserstein Perella & Co., Inc., that, as of the date of its opinion, and subject to and based on the considerations referred to in its opinion, the consideration to be received by Agribrands shareholders in the merger is fair, from a financial point of view, to Agribrands shareholders. The full text of this opinion is attached as Annex D to this joint proxy statement/prospectus. Agribrands urges its shareholders to read the opinion of Wasserstein Perella in its entirety.

     Agribrands' special committee of independent directors retained Houlihan Lokey Howard & Zukin Capital to provide a fairness opinion to the Agribrands special committee with respect to the merger. The committee considered the opinion of Houlihan Lokey that, as of the date of its opinion, and subject to and based on the considerations referred to in its opinion, the consideration to be received by Agribrands shareholders in the merger is fair, from a financial point of view, to Agribrands shareholders. The full text of this opinion is attached as Annex E to this joint proxy statement/prospectus. Agribrands urges its shareholders to read the opinion of Houlihan Lokey in its entirety.

Dissenters' Rights (see page 68)

     Under Missouri law, you have the right to dissent from and obtain payment in cash of the fair value of your shares in connection with the merger. If you wish to avail yourself of such statutory dissenters' rights, you must submit a written objection and comply with the other applicable statutory procedures under Missouri law, including not voting in favor of approval of the reorganization agreement. For a more complete description of these rights, see the "Merger-Dissenters' Rights" section and Annex F which contains the applicable Missouri statute.

The Special Meetings (see page 22)

     Special  Meeting of Ralcorp  Shareholders. The Ralcorp special meeting will
be held at the                   on         ,  2001 starting at            a.m.,
local time.

     Special Meeting of Agribrands  Shareholders. The Agribrands special meeting
will be held at the                 on         , 2001 starting at          a.m.,
local time.

     Holders of two-thirds of the outstanding shares of each company must vote to approve the reorganization agreement.

Board of Directors and Management Following the Merger (see page 102)

     We have agreed that, initially, the nine directors of Newco will be all of Ralcorp's existing directors (excluding William D. George who will retire prior to the merger) and Agribrands' existing directors.

     William P. Stiritz, Chairman, Chief Executive Officer and President of Agribrands and Chairman of Ralcorp, will become Executive Chairman of the Board of Directors of Newco. Joe R. Micheletto, Chief Executive Officer, President and a director of Ralcorp and a director of Agribrands, will become Chief Executive Officer and President of Newco and will be a member of Newco's Board of Directors. Bill G. Armstrong, Chief Operating Officer of Agribrands, will become Chief Executive Officer of Agribrands. David R. Wenzel, Chief Financial Officer of Agribrands, will become Chief Financial Officer of Newco.

Interests of Directors and Executive Officers in the Merger (see page 60)

     Some of the directors and executive officers of Ralcorp and Agribrands have interests in the merger that are different from, or are in addition to, the interests of their company's shareholders. These interests include potential positions as directors or executive officers of Newco, the granting of employment agreements, the exchange of existing stock options for Newco stock options and the right to continued indemnification and insurance coverage by Newco for acts or omissions occurring prior to the merger.

Treatment of Stock Options and Stock Appreciation Rights (see page 63)

     Ralcorp. When the merger is completed, each outstanding Ralcorp employee stock option will be converted into an option to purchase the number of shares of Newco common stock that is the product of 1.03 multiplied by the number of shares of Ralcorp common stock that would have been obtained prior to the merger upon the exercise of the option, rounded up to the nearest whole share. The exercise price per share will be equal to the exercise price per share of the Ralcorp option before the conversion, divided by 1.03. We expect that the original vesting schedules will be retained for most employees.

     Agribrands. When the merger is completed, each outstanding Agribrands stock option will be converted into an option to purchase the number of shares of Newco common stock that is equal to the product of 3 multiplied by the number of shares of Agribrands common stock that would have been obtained prior to the merger upon the exercise of the option. The exercise price per share will be equal to the exercise price per share of the Agribrands option before the conversion divided by 3. We expect that the original stock option vesting schedules will be retained for Agribrands' executive officers who will become executive officers of Newco. Such individuals hold over 90% of Agribrands' outstanding stock options. In addition, each outstanding stock appreciation right relating to Agribrands common stock will be similarly converted into Newco stock appreciation rights. The rights will vest and the recipient will be paid the value of the rights upon the holder's election.

Tax Consequences (see page 63)

     We have structured the merger so that our companies and our respective shareholders who exchange their shares for shares of Newco common stock should not recognize income, gain or loss for United States federal income tax purposes in connection with the exchange. Shareholders who exchange shares for cash will be subject to taxation on any resulting income, gain or loss. We believe that for most shareholders such income, gain or loss will be taxed as a capital gain (or loss). You should know that we are not seeking a ruling from the IRS regarding the tax-free treatment of the merger. The tax consequences of the merger to you will depend in part on your individual situation and you should consult your tax advisor.

Overview of the Reorganization Agreement (see page 69)

     Conditions to the Completion of the Merger. Each of Ralcorp's and Agribrands' obligations to complete the merger is subject to the satisfaction or waiver of specified conditions, including those listed below:

     o the reorganization agreement must be approved by holders of at least two-thirds of the outstanding shares each of company;

     o Agribrands must obtain a ruling from the Internal Revenue Service that the merger will not affect the tax-free status of Agribrands' spin-off from Ralston Purina in 1998;

     o no law, injunction or order preventing the completion of the merger may be in effect;

     o the applicable waiting period under U.S. antitrust laws must expire or be terminated;

     o to the extent required, we must obtain other regulatory approvals from foreign governmental entities;

     o the shares of Newco common stock to be issued in the merger must have been approved for listing on the New York Stock Exchange;

     o    we  must  have   complied  with  our   respective   covenants  in  the
          reorganization agreement;

     o our respective representations and warranties in the reorganization agreement must be true and correct in all material respects and there must not have been a material adverse change in either company's business, assets, financial condition, properties, liabilities or results of operations;

     o we must each receive an opinion of tax counsel to the effect that the merger will qualify as a tax-free exchange or reorganization, or both; and

     o holders of no more than 5% of the shares of either company shall have properly demanded their statutory dissenters' rights.

     Termination of the reorganization agreement. Ralcorp and Agribrands can jointly agree to terminate the reorganization agreement at any time. Either company may also terminate the reorganization agreement if:

     o the merger is not completed on or before March 31, 2001, so long as the failure to complete the merger is not the result of the failure by that company to fulfill any of its obligations under the reorganization agreement;

     o    such party  accepts a superior  proposal  as referred to on page 72;

     o    government actions do not permit the completion of the merger;

     o either company's shareholders do not vote to approve the reorganization agreement at a duly held meeting of that company's shareholders provided that the failure to obtain the approval is not the result of the failure by that company to fulfill one of its obligations under the reorganization agreement;

     o the Board of Directors of the other company fails to recommend the merger to its shareholders, as described on page 72; or

     o    the  other  company  breaches  its   representations,   warranties  or
          covenants in the reorganization agreement in a material way and the breach is not cured within 30 days.

     Termination Fees. The reorganization agreement provides that under several circumstances, either of us may be required to pay termination fees of $5 million to the other party as described on page 72.

     "No Solicitation" Provisions. The reorganization agreement contains detailed provisions prohibiting Ralcorp and Agribrands from seeking an alternative transaction or proposal. These "no solicitation" provisions prohibit Ralcorp and Agribrands, as well as their officers, directors, subsidiaries and representatives, from taking any action to solicit an acquisition proposal as described on page 71. The reorganization agreement does not, however, prohibit either party or its Board of Directors from considering, and potentially recommending, an unsolicited bona fide written superior proposal from a third party as described on page 71.

     Regulatory Matters. Under U.S. antitrust laws, we may not complete the merger until we have notified the Antitrust Division of the Department of Justice and the Federal Trade Commission of the merger, filed the necessary report forms and allowed the applicable waiting period to expire. We expect to file the required information and materials to notify the Department of Justice and the Federal Trade Commission of the merger on or about , 2000. The waiting
period should expire on            or about              .

     Accounting Treatment. We intend to account for the merger under the purchase method of accounting for business combinations in accordance with generally accepted accounting principles. In a purchase business combination, unless evidence clearly indicates otherwise, identification of the accounting acquiror is dependent upon identifying the shareholder group that retains or receives the larger portion of the voting rights in the combined enterprise. Many criteria have been evaluated to assist in identifying the acquiror in the merger, including composition of management, composition of the Board of Directors and relative size of the combining companies. Given that these factors, individually and in the aggregate, do not clearly indicate the acquiror, we believe the ultimate identification of the acquiror will be dependent upon determining the shareholder group with voting control. This merger has been structured to allow for an election by the shareholders of Agribrands and Ralcorp to receive cash rather than stock of Newco, subject to a limitation that at least 80% of the shares of each company must be exchanged for shares. Currently, assuming the merger ratios of 1 for 1 for Ralcorp and 3 for 1 for Agribrands and equal cash elections for both companies, the Ralcorp and Agribrands shareholder groups would have approximately equal ownership percentages in Newco. However, differences in the percentage of cash taken by each shareholder group will impact the relative ownership percentages in Newco. The cash elections will be dependent on many factors, which cannot be anticipated at this time, including the market prices of the companies' stocks prior to the required cash election. Due to the sensitivity of the cash election in determining the acquiring corporation, we have presented elsewhere in this joint proxy statement/prospectus two sets of unaudited pro forma combined condensed financial statements with different assumptions, one assuming Ralcorp shareholders acquire a majority of Newco common stock in the merger and the other assuming Agribrands shareholders acquire a majority.


     Completion and Effectiveness of the Merger. We will complete the merger when all of the conditions to the merger are satisfied or waived in accordance with the reorganization agreement. The merger will become effective when we file articles of merger with the State of Missouri and the Secretary of State issues the certificate of merger. We expect to complete the merger during the first quarter of calendar 2001.

Comparative Market Price Information

     Shares of Ralcorp's common stock have traded on the New York Stock Exchange since 1997, and shares of Agribrands' common stock have traded on the New York Stock Exchange since 1998. Neither Ralcorp nor Agribrands has ever paid dividends. The following table sets forth comparative market price information as of August 7, 2000, the last trading day before the public announcement of the merger, and as of , 2000, the most recent date for which information was available at the time of printing this joint proxy statement/prospectus.



                                                                                             Agribrands
                         Ralcorp Per Share    Ralcorp Equivalent      Agribrands Per       Equivalent Per
         Date                  Price            Per Share Value        Share Price           Share Value
----------------------- --------------------- -------------------- --------------------- --------------------

    August 7, 2000             $13.25               $13.25                $36.25               $39.75
            , 2000


                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following tables present (1) selected historical financial data of Ralcorp, (2) selected historical financial data of Agribrands and (3) selected unaudited pro forma combined financial data of Newco which reflect the merger.

                                     RALCORP
                       SELECTED HISTORICAL FINANCIAL DATA

The selected historical financial data of Ralcorp has been derived from the audited historical consolidated financial statements and related notes of Ralcorp for each of the years in the five-year period ended September 30, 1999 and the unaudited historical consolidated financial statements for the nine months ended June 30, 2000 and 1999. The historical data is only a summary, and you should read it in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports of Ralcorp which have been incorporated by reference into this joint proxy statement/prospectus.



(In millions, except per share data)       Nine Months Ended June 30,                   Year Ended September 30,
                                           -----------------------  ---------------------------------------------------------------
                                              2000        1999         1999         1998        1997          1996          1995
                                           ----------- -----------  -----------  ----------- -----------  ----------- -------------
Statements of Earnings and Cash Flows Data

Net sales                                      $550.2      $459.6       $636.6       $582.9      $739.7    $ 1,027.4     $ 1,013.4
Costs and expenses                             (481.7)     (401.4)      (558.5)      (523.6)     (665.9)      (901.3)       (861.8)
Depreciation and amortization                   (23.0)      (17.2)       (23.1)       (18.2)      (24.4)       (46.4)        (46.7)
Interest expense, net                            (4.3)        (.8)        (1.4)           -        (7.9)       (26.8)        (28.2)
Gains on sales of businesses (a)                    -           -            -         18.7       515.4            -             -
Restructuring charges (b)                           -           -            -            -       (19.7)       (16.5)            -
Nonrecurring charges (c)                            -           -            -            -           -       (109.5)        (21.9)
Equity in earnings of Vail Resorts, Inc.          8.2         7.1          4.7         10.6         4.7            -             -
Income taxes                                    (18.3)      (18.0)       (21.9)       (26.8)      (10.4)        26.3         (21.4)
                                           ----------- -----------  -----------  ----------- -----------  ----------- -------------
Net earnings (loss)                            $ 31.1      $ 29.3       $ 36.4       $ 43.6      $531.5      $ (46.8)       $ 33.4
                                           =========== ===========  ===========  =========== ===========  =========== =============
Earnings (loss) per share:
    Basic                                      $ 1.03      $ 0.94       $ 1.17       $ 1.33      $16.11      $ (1.42)       $ 1.00
    Diluted                                    $ 1.01      $ 0.92       $ 1.15       $ 1.32      $16.01      $ (1.42)       $ 0.99
Weighted average shares outstanding:
    Basic                                        30.2        31.2         31.1         32.7        33.0         33.0          33.5
    Diluted                                      30.7        31.8         31.7         33.1        33.2         33.0          33.9
Cash provided (used) by:
    Operations                                 $ 42.2      $ 27.4       $ 42.0       $ 38.1      $ 77.5       $ 91.8        $ 80.4
    Investing activities                       (109.5)      (68.6)       (75.6)       (11.2)      (66.0)       (64.4)        (64.5)
    Financing activities                         66.3        31.0         23.2        (23.0)       (3.1)       (27.4)        (15.9)
Adjusted EBITDA (d)                              76.7        65.3         82.8         69.9        78.5        126.1         151.6

Balance Sheet Data

Working capital (e)                            $ 77.8      $ 63.6       $ 66.4       $ 33.3      $ 56.5       $ 92.4       $ 104.7
Total assets                                    586.8       471.4        483.8        417.9       400.3        627.1         716.2
Long-term debt                                  119.3        40.8         42.8            -           -        376.6         395.4
Shareholders' equity                            345.0       326.8        324.1        307.3       286.7        107.4         162.4


(a) On September 10, 1998, Ralcorp completed the sale of its branded baby food subsidiary, Beech-Nut Nutrition Corporation, resulting in an after-tax gain of $11.6. On January 31, 1997, Ralcorp sold its branded cereal and snack mix businesses (Branded Business), resulting in a tax-free gain of $515.4.

(b) During 1997, Ralcorp recorded restructuring charges ($12.4 after taxes) to cover costs associated with the sale of the Branded Business as well as severance costs for certain employees whose jobs were eliminated in downsizing initiatives. During 1996, Ralcorp recorded a charge ($10.4 after taxes) to recognize the costs related to the restructuring of its cereal subsidiary, Ralston Foods.

(c) During 1996, Ralcorp recorded an impairment charge ($68.8 after taxes) related to its private label ready-to-eat cereal and consumer hot cereal operations. During 1995 Ralcorp recorded charges ($13.6 after taxes) related to its exit from industrial oats and oats milling operations and an impairment of the consumer hot cereal business.

(d) Adjusted EBITDA consists of earnings before interest, income taxes, depreciation and amortization, excluding restructuring charges, nonrecurring charges and gains on sales of businesses. Ralcorp considers adjusted EBITDA to be an important indicator of the operational strength and performance of its businesses, including the ability to provide cash flows to service debt and fund capital expenditures. Adjusted EBITDA, however, should not be considered an alternative to operating or net income as an indicator of the performance of Ralcorp, or as an alternative to cash flows from operating activities as a measure of liquidity, in each case determined in accordance with generally accepted accounting principles. In addition, this definition of adjusted adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

(e) Working capital excludes cash and cash equivalents and current maturities of long-term debt, where applicable.

                                   AGRIBRANDS
                       SELECTED HISTORICAL FINANCIAL DATA

     The selected historical financial data of Agribrands has been derived from the audited historical consolidated financial statements and related notes of Agribrands for each of the years in the five-year period ended August 30, 1999 and the unaudited historical consolidated financial statements for the nine months ended May 31, 2000 and 1999. The historical data is only a summary, and you should read it in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports of Agribrands which have been incorporated by reference into this joint proxy statement/prospectus.



(In millions, except per share data)       Nine Months Ended May 31,                     Year Ended August 31,
                                           -----------------------  --------------------------------------------------------------
                                              2000        1999        1999          1998         1997        1996         1995
                                           ----------- -----------  -----------  -----------  ----------- -----------  -----------
Statements of Earnings and Cash Flows Data

Net sales                                     $ 890.2     $ 954.9    $ 1,261.5    $ 1,410.1    $ 1,527.6   $ 1,401.3    $ 1,147.2
Costs and expenses                             (823.2)     (883.6)    (1,169.3)    (1,332.1)    (1,459.0)   (1,333.6)    (1,084.9)
Depreciation and amortization                   (18.9)      (17.6)       (24.8)       (21.2)       (21.9)      (20.4)       (17.5)
Restructuring charges (a)                        (1.2)          -            -         (3.0)        (3.2)       (8.3)        (1.8)
Gains on sales of property (b)                      -          .5          2.3            -            -         3.6          1.6
Interest expense                                 (2.3)       (6.9)        (8.0)       (12.0)       (10.9)      (13.0)       (12.1)
Investment income                                 6.9         8.0         10.2          5.2          4.2         3.6          4.9
Foreign exchange loss                             (.1)        (.6)        (1.5)       (12.8)        (3.7)       (8.3)        (4.0)
Income taxes                                    (17.1)      (22.3)       (26.4)       (20.4)       (24.4)      (14.0)       (18.7)
                                           ----------- -----------  -----------  -----------  ----------- -----------  -----------
Net earnings                                   $ 34.3      $ 32.4       $ 44.0       $ 13.8        $ 8.7      $ 10.9       $ 14.7
                                           =========== ===========  ===========  ===========  =========== ===========  ===========
Earnings per share:
    Basic (c)                                  $ 3.37      $ 3.06       $ 4.16       $ 1.29       $ 0.82      $ 1.02       $ 1.37
    Diluted (c)                                $ 3.27      $ 3.02       $ 4.11       $ 1.29       $ 0.82      $ 1.02       $ 1.37
Weighted average shares outstanding:
    Basic (c)                                    10.2        10.6         10.6         10.7         10.7        10.7         10.7
    Diluted (c)                                  10.5        10.7         10.7         10.7         10.7        10.7         10.7
Cash provided (used) by:
    Operations                                 $ 27.2      $ 93.0      $ 110.6       $ 33.3       $ 67.8     $ (18.3)       $ 7.0
    Investing activities                        (16.7)      (25.2)       (27.4)       (59.7)       (38.5)      (36.1)       (26.6)
    Financing activities                        (22.4)      (32.5)       (43.9)       145.2        (21.1)       61.1         20.0
Adjusted EBITDA (d)                            $ 67.5      $ 70.7       $ 90.7       $ 65.2       $ 64.9      $ 59.4       $ 58.3

Balance Sheet Data

Working capital                               $ 197.5     $ 175.4      $ 186.4      $ 153.7       $ 46.7      $ 59.4       $ 37.4
Total assets                                    568.0       571.7        566.2        578.4        481.2       497.8        407.8
Long-term debt                                   11.0         9.5         11.5         14.2         22.8        41.3         34.3
Shareholders' equity                            382.4       367.5        373.3        339.4        198.1       190.3        139.9


(a) After-tax provisions for restructuring reduced net earnings by $1.2 in the nine months ended May 31, 2000 and $1.7 in the year ended August 31, 1998, $3.2 in 1997, $7.2 in 1996 and $1.0 in 1995.

(b) After-tax gain on the sale of property increased net earnings by $1.5 in the year ended August 31, 1999, $2.9 in 1996 and $1.1 in 1995.

(c) Assumes 10.7 million weighted average shares outstanding for all periods prior to April 1, 1998.

(d) Adjusted EBITDA consists of earnings before interest, investment income, income taxes, depreciation and amortization, excluding restructuring charges, nonrecurring charges and gains on sale of property. Agribrands considers adjusted EBITDA to be an important indicator of the operational strength and performance of its businesses, including the ability to provide cash flows to service debt and fund capital expenditures. Adjusted EBITDA, however, should not be considered an alternative to operating or net income as an indicator of the performance of Agribrands, or as an alternative to cash flows from operating activities as a measure of liquidity, in each case determined in accordance with generally accepted accounting principles. In addition, this definition of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.


                                      NEWCO
              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The selected unaudited pro forma combined financial data of Newco have been derived from the unaudited pro forma combined condensed financial statements included elsewhere in this joint proxy statement/prospectus. As discussed under "Newco Unaudited Pro Forma Combined Condensed Financial Statements" on page 75, because Ralcorp and Agribrands shareholders may elect to receive cash in lieu of shares of Newco common stock (subject to the limitation that at least 80% of each company's shares must be exchanged for shares), the portion of the voting rights in Newco that will be held by former Ralcorp and Agribrands shareholders, and thus the identity of the acquiring corporation, cannot be determined at this time. Accordingly, the following selected unaudited pro forma combined financial data are presented on two different bases: (1) assuming Ralcorp is the acquiring corporation, with 100% of each company's outstanding stock being exchanged for common stock, and (2) assuming Agribrands is the acquiring corporation, with 98.5% of Ralcorp shares and 100% of Agribrands shares being exchanged for common stock. Upon completion of the merger, the future operating results and combined financial position may differ materially from the pro forma accounts reflected in the following statements due to a variety of factors, including changes of operating results between the date of the pro forma information and the time of completion of the merger, as well as the factors discussed under the caption entitled "Risk Factors" discussed elsewhere in this joint proxy statement/prospectus.


(In millions, except per share data)         Assuming Ralcorp is the       Assuming Agribrands is the
                                              Acquiring Corporation           Acquiring Corporation
                                           ----------------------------    ----------------------------
                                           Nine Months     Year Ended      Nine Months     Year Ended
                                           Ended June 30, September 30,    Ended May 31,   August 31,
                                               2000           1999             2000           1999
                                           -------------  -------------    -------------  -------------
STATEMENT OF EARNINGS DATA
Net sales                                     $ 1,699.7      $ 2,392.8        $ 1,699.7      $ 2,392.8
Net earnings                                       65.9           80.6             66.8           81.8
Earnings per share:
     Basic                                       $ 1.08         $ 1.28           $ 1.11         $ 1.31
     Diluted                                       1.06           1.26             1.08           1.29
Weighted average shares outstanding:
     Basic                                         60.8           62.8             60.4           62.4
     Diluted                                       62.2           63.8             61.8           63.4
Adjusted EBITDA (a)                             $ 164.0        $ 211.1          $ 165.8        $ 213.5


                                           June 30, 2000                   May 31, 2000
                                           -------------                   -------------
BALANCE SHEET DATA
Working capital (b)                             $ 134.3                         $ 316.9
Total assets                                    1,400.8                         1,396.8
Long-term debt                                    281.2                           281.2
Shareholders' equity                              777.5                           773.5


(a) Adjusted EBITDA consists of earnings before interest, income taxes, depreciation and amortization, excluding restructuring charges, nonrecurring charges and gains on sales of property. NEWCO considers adjusted EBITDA to be an important indicator of the operational strength and performance of its businesses, including the ability to provide cash flows to service debt and fund capital expenditures. Adjusted EBITDA, however, should not be considered an alternative to operating or net income as an indicator of the performance of NEWCO, or as an alternative to cash flows from operating activities as a measure of liquidity, in each case determined in accordance with generally accepted accounting principles. In addition, this definition of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

(b) Working capital is presented based on the historical calculation method of the acquiring corporation. For Ralcorp, working capital is current assets less current liabilities, excluding cash and cash equivalents and current maturities of long-term debt, where applicable. For Agribrands, working capital is total current assets less total current liabilities.


     The following table presents the unaudited pro forma diluted earnings per share of Newco common stock assuming various cash election percentages:


                                                            Assumed Cash Election Percentages
                                    ----------------------------------------------------------------------------------
                                         (as presented above)
                                    --------------------------------
              Ralcorp shareholders          0.0%             1.5%           10.0%            20.0%            20.0%
           Agribrands shareholders          0.0%             0.0%           10.0%            18.5%            20.0%
----------------------------------- ---------------- --------------- ---------------- ---------------- ---------------
Nine months of fiscal 2000            $     1.06       $     1.08      $     1.10       $     1.15       $     1.14
Fiscal year 1999                            1.26             1.29            1.30             1.35             1.34


                   NEWCO UNAUDITED COMPARATIVE PER SHARE DATA

     The following table reflects (a) the historical net earnings and book value per share of Ralcorp common stock in comparison with the pro forma net earnings and book value per share after giving effect to the proposed merger (1 for 1 exchange for Newco common stock), and (b) the historical net earnings and book value per share of Agribrands common stock in comparison with the equivalent pro forma net earnings and book value per share attributable to 3 shares of Newco common stock which will be received for each share of Agribrands. No dividends have been paid by either company. We have derived the unaudited pro forma combined per share information from the unaudited pro forma combined condensed financial statements presented elsewhere in this joint proxy statement/prospectus. You should read the information below in conjunction with the financial statements and accompanying notes of Ralcorp and Agribrands that are incorporated by reference in this joint proxy statement/prospectus and with the unaudited pro forma combined condensed information included under "Newco Unaudited Pro Forma Combined Condensed Financial Statements."


                                                    Ralcorp                 Agribrands
                                             -----------------------  -----------------------
                                               Nine        Fiscal       Nine        Fiscal
Assuming Ralcorp is the                       months        year       months        year
Acquiring Corporation                        fiscal 2000    1999      fiscal 2000    1999
-------------------------------------------  ----------  -----------  ----------   ----------
Net earnings per share (basic):

     Historical                                $1.03        $1.17       $3.37        $4.16
     Pro forma                                  1.08         1.28
     Equivalent pro forma                       1.08         1.28        3.24         3.84

Net earnings per share (diluted):

     Historical                                $1.01        $1.15       $3.27        $4.11
     Pro forma                                  1.06         1.26
     Equivalent pro forma                       1.06         1.26        3.18         3.78

Book value per share at end of period:

     Historical                               $11.55                   $38.97
     Pro forma                                 13.11
     Equivalent pro forma                      13.11                    39.33


                                                    Ralcorp                 Agribrands
                                             -----------------------  -----------------------
                                               Nine        Fiscal       Nine        Fiscal
Assuming Agribrands is the                    months        year       months        year
Acquiring Corporation                        fiscal 2000    1999      fiscal 2000    1999
-------------------------------------------  ----------  -----------  ----------   ----------
Net earnings per share (basic):
     Historical                                $1.03        $1.17       $3.37        $4.16
     Pro forma                                                           1.11         1.31
     Equivalent pro forma                       1.11         1.31        3.33         3.93

Net earnings per share (diluted):

     Historical                                $1.01        $1.15       $3.27        $4.11
     Pro forma                                                           1.08         1.29
     Equivalent pro forma                       1.08         1.29        3.24         3.87

Book value per share at end of period:

     Historical                               $11.55                   $38.97
     Pro forma                                                          13.14
     Equivalent pro forma                      13.14                    39.42


                           FORWARD LOOKING STATEMENTS

     This joint proxy statement/prospectus contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for stock of Agribrands and Ralcorp and other matters. Statements in this joint proxy statement/prospectus that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements, wherever they occur in this joint proxy statement/prospectus, are necessarily estimates reflecting the best judgment of management of our companies; they involve risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Certain factors that could affect the future results of Newco and could cause results to be materially difference from those indicated by such forward looking statements are described in this joint proxy statement/prospectus, under "Risk Factors" and elsewhere herein, and include the following:

     o Whether financial markets will value the shares of Newco in a manner which reflects the anticipated benefits from the merger;

     o Whether Newco is able to realize the anticipated benefits of the merger;

     o Business conditions, including competition, raw materials costs and ongoing consolidation, in the markets in which Ralcorp and Agribrands have operated, and in which Newco will operate, which could adversely affect the ability of management to achieve its objectives;

     o The ability of Newco able to maintain pricing levels for its products which will allow it to achieve ongoing profitability;

     o The ability of Newco to identify appropriate acquisition candidates and complete such acquisitions at satisfactory prices and otherwise on satisfactory terms, or at all;

     o The ability of Newco to successfully integrate acquired companies with its other operations and to operate such companies in order to achieve the anticipated benefits of the acquisitions; and

     o The factors affecting the international operations now conducted by Agribrands, including currency exchange rates, higher foreign income tax rates and government regulation.

Words such as "estimate," "project," "plan," "intend," expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this joint proxy statement/prospectus and the other documents incorporated by reference in this joint proxy statement/prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus. Neither Agribrands nor Ralcorp undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect events and circumstances after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events.

                                  RISK FACTORS

     In evaluating these statements, shareholders of Ralcorp and Agribrands should specifically consider various factors, including the risks outlined below and those listed from time to time in Ralcorp's and Agribrands' public disclosure filings with the Securities and Exchange Commission.

     You should consider carefully the following risk factors in evaluating whether to approve the merger. You should consider the following risk factors in conjunction with any additional information included in this proxy statement/prospectus, including in conjunction with forward-looking statements made herein.

Risks Related to the Merger

     Fluctuations in market prices may cause the value of the shares of Newco stock that you receive to be less than the value of your shares of Ralcorp stock or Agribrands stock.

     Upon completion of the merger, all shares of Ralcorp stock and Agribrands stock (except shares that are purchased for cash in the merger) will be converted into shares of Newco stock. The ratios at which your shares will be converted are fixed, and there will be no adjustment for changes in the market price of either Ralcorp stock or Agribrands stock. Any change in the price of either Ralcorp stock or Agribrands stock will affect the value Ralcorp and Agribrands shareholders will receive in the merger. Stock price changes may result from a variety of factors that are beyond the control of Ralcorp and Agribrands, including changes in our businesses, operations and prospects, regulatory considerations and general market and economic conditions. We are not permitted to "walk away" from the merger or resolicit the vote of its shareholders solely because of changes in the market price of either party's common stock.

     The prices of Ralcorp's stock and Agribrands' stock at the closing of the merger may vary from their prices on the date of this joint proxy statement/prospectus and the dates of the special meetings. Because the date the merger is completed will be later than the dates of the special meetings, the prices of Ralcorp and Agribrands stock on the dates of the special meetings may not be indicative of their prices on the date the merger is completed.

     Newco business model may be difficult to value.

     The combination of Ralcorp and Agribrands creates a new business model that the marketplace may have difficulty valuing. The market value of shares of common stock generally reflects a "multiple" of selected measures of financial performance, such as operating profits or earnings per share. The multiple for shares of Newco common stock may be similar to the multiple for shares of Ralcorp common stock, or it may be similar to the multiple for shares of Agribrands common stock, or it may reflect a "blending" of the two. To our knowledge, Newco will be the only publicly traded company combining a domestic private label food company with an international agricultural feed producer and marketer. Further, the market price of Newco common stock may be affected by factors different than those affecting either Ralcorp's or Agribrands' stock individually. As a result, shares of Newco common stock may not achieve a valuation in the public trading market that fully reflects the value of the combined company.

     Newco may fail to realize the anticipated benefits of the merger.

     The success of the merger will depend, in part, on the ability of Newco to identify potential strategic acquisitions and to successfully complete and manage such acquisitions. To realize anticipated benefits of making acquisitions, Newco must:

     o identify potential acquisition candidates and negotiate satisfactory terms (including the purchase price), upon which to purchase such candidates;

     o    effectively  and  efficiently   integrate  acquired   businesses  into
          existing Newco operations and systems;

     o successfully retain and attract key employees to operate acquired businesses;

     o maintain adequate focus on existing core businesses of Newco while responding to the challenges of managing newly acquired businesses; and

     o continue to generate sufficient cash from operations to fund strategic investments.

     If the merger is not completed, each company's stock may be negatively impacted.

     In the event the merger is not completed, each company will bear certain fees and expenses associated with the transaction and such amounts may be significant. Under certain circumstances, if one company terminates the reorganization agreement, then the terminating company may be required to pay a $5 million breakup fee. Investors and potential investors may consider the failure to consummate the merger to be a significantly negative development regarding one or both companies. As a consequence of any or all of the foregoing, either company's stock price may be negatively impacted by the failure to complete the merger.

     Directors of Ralcorp and Agribrands have potential conflicts of interest in recommending that you vote in favor of the reorganization agreement.

     Two directors of Ralcorp and Agribrands have compensation, severance or benefit arrangements that provide them with interests in the merger different from yours. William P. Stiritz, Chairman, Chief Executive Officer and President of Agribrands and Chairman of Ralcorp, will serve as Executive Chairman of Newco's Board of Directors and Joe R. Micheletto, Chief Executive Officer and President of Ralcorp and director of Agribrands, will serve as Chief Executive Officer and director of Newco. Mr. Micheletto will have an employment agreement and management continuity agreement with Newco, and Messrs. Stiritz and Micheletto will have indemnification agreements with Newco. The existence of such arrangements may have influenced their recommendation that you vote to approve the reorganization agreement.

Agribrands' Company and Industry Specific Risks

     Developments in the animal feeds industry may put profit pressure on Agribrands.

     Agribrands, as a supplier of animal feeds and other agricultural products, is subject to the risks and uncertainties associated with the animal production industry and the resulting fluctuations in demand for Agribrands' products. The animal production industry, and consequently the animal feeds industry, in a particular country can be negatively affected by many different factors. In certain markets, the increasing nutritional efficiency of available feeds has resulted in lower volume demand for feeds. Profit pressure and overcapacity in various markets have led to consolidation of both the feed production and animal production industries in those markets. Larger animal producers have tended to integrate their business by acquiring or constructing feed production facilities to meet some or all of their feed requirements, and consequently have relied less on outside suppliers of animal feeds.

     Significant competitive activity can lead to price declines.

     There is substantial excess capacity in the animal feed business worldwide, including the countries in which Agribrands operates. Agribrands currently faces intense, and as a result of expected consolidation may face increasingly intense, competition from large multinational and other international as well as local and regional feed manufacturers, cooperatives, single-owner establishments and government feed companies. Some of these competitors are larger and have greater financial resources than Agribrands, and in some countries in which we operate cooperatives and government feed companies may have significant financial and political advantages. Because of limited technological or capital constraints on entry into the animal feed industry and the extremely fragmented nature of the industry, new competitors with relatively modest return objectives can arise in any market at any time. As large producers vertically integrate their businesses by acquiring or constructing feed production facilities they place less reliance on outside suppliers of feed. As the consolidation of animal producers continues, competition is likely to increase among independent feed suppliers, and that industry is also likely to consolidate.

     Agribrands' structure may result in higher costs than those of competitors.

     As Agribrands operates on an international basis and markets a broad line of animal feeds and other agricultural products, it bears higher costs associated with a multi-layered distribution system, a complex production system, and tax and financing obligations imposed by its international and multi-currency structure, than certain of its competitors. Such higher costs may restrict its ability to compete in particular markets on the basis of price.

     Low commodity prices can adversely impact the demand for Agribrands products.

     Low commodity prices may reduce the value of and demand for complete feeds as livestock and poultry feeders switch to pre-mix or concentrate products which are mixed with directly acquired commodities. A significant reduction in demand for complete feeds could materially affect the utilization of our fixed assets thereby affecting our financial performance.

     Raw material price volatility can negatively impact profits.

     The prices of raw  materials  are  susceptible  to  fluctuations,  possibly volatile, due to weather conditions, crop disease or pestilence, government regulations (for example, regulation of genetically modified organisms), economic climate, labor disputes and other unforeseen circumstances. Raw materials constitute a substantial component of our cost of goods sold.

Agribrands Foreign Operations Risk

     Worldwide regulatory and political risk can restrict how Agribrands operates.

     Agribrands has operating companies in 16 countries around the world and we are subject to government regulation and political risk in each market. Because we operate primarily through our subsidiaries, we are subject to regulation by numerous common market, national and local governmental entities and agencies around the world. Changes in laws or administrative practices in these countries could have a material adverse effect on our operations and prospects.

     Inflation and high local interest rates may negatively impact profits.

     Inflation, hyperinflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on the currencies, economies, capital markets and the business environment of certain countries in which Agribrands operates, which could have an adverse effect on various of our operating subsidiaries and investments in those countries.

     Adverse application of international taxes may reduce tax credits.

     Agribrands and its subsidiaries are subject to taxation in the jurisdictions in which such entities are formed or operating. Tax rates are higher in certain jurisdictions than the comparable tax rates in the U.S. We may not be in a position to fully utilize foreign taxes as a credit against our U.S. tax liability.

     Changing currency exchange rates may adversely affect Agribrands.

     Substantially all of Agribrands sales are made outside of the U.S. The monetary assets and liabilities of Agribrands' operating subsidiaries are typically denominated in local currency. Consequently, their value in dollar terms will fluctuate with changes in the exchange rate between the local currency and the dollar. As a result, we may experience economic loss with respect to our local currency exposures. In addition, Agribrands' operating subsidiaries report their results of operations and financial position in the local currency while Agribrands reports its results of operations and other financial data in dollars. Accordingly, Newco's reported operating results and financial position will be affected by changes in currency exchange rates between those currencies and the dollar. Many of the currencies of the countries where Agribrands operates have experienced steady devaluations relative to the dollar. Sudden major adjustments have occurred in the past, may again occur in the future and could have a material adverse effect on Agribrands.

Ralcorp's Company and Industry Specific Risks

     Inability to maintain price gaps may reduce profits.

     At the retail level, Ralcorp's products sell at a discount to those of its branded competitors. If companies producing branded products reduce the price of their products (through price cuts or trade deals), the price of such branded products offered to consumers may approximate or be lower than the price of our store brand products. In such an event, Ralcorp's sales of store brand products are likely to decline dramatically. In 1996, branded cereal manufacturers undertook such competitive actions and Ralcorp's earnings were adversely and materially impacted.

     Consolidation among grocery trade may hurt profit margins.

     Over the past several years, the grocery trade has undergone significant consolidation. As retailers get bigger, they often seek price discounts from suppliers since they represent more volume. Consequently, profit margins of grocery suppliers like us will be negatively impacted. Also, in the event of retailer consolidation, if the surviving entity is not a customer, then we may lose key business once held with the acquired retailer.

     Significant ownership of Vail Resorts creates a risk to Ralcorp's earnings.

     Ralcorp owns 21.8% of Vail Resorts, Inc. (NYSE:MTN). Ralcorp acquired the shares in 1997 when it sold its Ralston Resorts, Inc. subsidiary to Vail Resorts. Vail Resorts common stock is publicly traded and fluctuations in Vail

Resort's stock may significantly impact Newco's common stock price. Also, Ralcorp recognizes non-cash earnings from its holdings in Vail Resorts. Thus, Ralcorp's and Newco's non-cash earnings can be negatively impacted by Vail Resort's unfavorable performance. Ralcorp is subject to a shareholders agreement with Vail Resorts and its controlling shareholder. The agreement restricts Ralcorp's ability to sell its shares in Vail Resorts other than through a public offering or, in limited circumstances, a private transaction. The inability to effect an expeditious sale of the Vail Resorts stock could negatively impact the ultimate proceeds received by Ralcorp if during a delay Vail Resort's stock price declines.

     Raw material price volatility can reduce profits.

     Our business has risk similar to Agribrands with respect to raw materials price volatility. Key raw materials for Ralcorp include wheat, corn, sugar, corn sweetener, nuts and soybean oil. In the event the price of key raw materials increases, Ralcorp's profits may be reduced unless it can pass along such increases to customers.

     Ralcorp competes in mature categories and growth can be difficult.

     All categories in which we compete are mature. Overall category growth is often slow with growth sometimes less than inflation. As a consequence, competition for sales is intense. Category growth often depends on introductions of new products, which can be expensive to develop and slow to gain retailer and consumer acceptance. If large branded manufacturers do not achieve category growth, then they often increase trade promotions and price deals to gain volume, which may reduce consumers' purchases of store brand products.

                                  INTRODUCTION

     This joint proxy statement/prospectus is being furnished to you in connection with the solicitation of proxies by each of Ralcorp's and Agribrands' Board of Directors in connection with the proposed merger. This joint proxy statement/prospectus is first being furnished to shareholders of Ralcorp and Agribrands on or about , 2000. Each of us has filed important financial statements and reports with the Securities and Exchange Commission. Since the information is publicly available, we assume you have read it or will read it in conjunction with reading this joint proxy statement/prospectus. Please see the section under the caption "Where You Can Find More Information" beginning on page 107. That section lists our filings that may contain information important to you.

                              THE SPECIAL MEETINGS

Date, Time and Place of the Special Meetings

     The special meetings are scheduled to be held as follows:

       For Ralcorp Shareholders:                For Agribrands Shareholders:





Purpose of the Special Meetings

     The special meetings are being held so that shareholders of each of Ralcorp and Agribrands may consider and vote upon a proposal to approve a reorganization agreement between Ralcorp and Agribrands pursuant to which Ralcorp and Agribrands will each become a wholly owned subsidiary of Newco, and transact any other business that properly comes before the special meetings or any adjournments or postponements of the special meetings. Approval of the reorganization agreement will also constitute approval of the merger and the other transactions contemplated by the reorganization agreement.

     If the shareholders of Ralcorp and Agribrands approve the reorganization agreement, upon completion of the merger:

     o Ralcorp shareholders may elect to have each share of Ralcorp common stock converted into either one share of Newco common stock or $15 in cash (subject to the limitation that at least 80% of Ralcorp's shares must be exchanged for shares); and

     o Agribrands shareholders may elect to have each share of Agribrands common stock converted into either three shares of Newco common stock or $39 in cash (subject to the limitation that at least 80% of Agribrands shares must be exchanged for shares).

     If a shareholder of Ralcorp or Agribrands does not specify an election of either Newco common stock or cash, that shareholder will receive Newco common stock upon consummation of the merger.

Shareholder Record Date, Outstanding Shares and Voting Rights

     Ralcorp.  Ralcorp's  Board of   Directors  has fixed the close of  business
on                    ,  2000 as the  record  date for determination  of Ralcorp shareholders  entitled  to notice  of  and to vote at the  special  meeting.  On
the record  date,  there were        shares of Ralcorp common stock outstanding,
held by approximately        holders of record.

     Agribrands. Agribrands' Board of Directors has fixed the close of business on , 2000 as the record date for determination of Agribrands shareholders entitled to notice of and to vote at the Agribrands special meeting. On the record date, there were shares of Agribrands common stock outstanding, held by approximately holders of record.

     Voting Rights.  For both companies, each share is entitled to one vote.

Vote Required for Approval of the Reorganization Agreement; Quorum

     Both Ralcorp and Agribrands are Missouri corporations. Under the Missouri corporation law, a majority of the outstanding shares of the common stock of each company must be represented, either in person or by proxy, to constitute a quorum at the applicable special meeting. The affirmative vote of the holders of two-thirds of the outstanding shares of each company's common stock outstanding as of the record date is required to approve the reorganization agreement. At the special meetings, each share of a company's common stock is entitled to one vote on all matters properly submitted to the shareholders.

     All of the directors and executive officers of Ralcorp have expressed their intention to vote their shares in favor of the merger. As of the record date, Ralcorp directors and executive officers and their affiliates owned approximately 3.6% of the outstanding shares of Ralcorp common stock.

     All of the directors and executive officers of Agribrands have expressed their intention to vote their shares in favor of the merger. As of the record date, Agribrands directors and executive officers and their affiliates owned approximately 0.5% of the outstanding shares of Agribrands common stock.

Proxies, Abstentions, and Related Matters

     Since both Ralcorp and Agribrands are Missouri companies, the rules relating to proxies, abstentions and related matters are the same. Therefore, the following description sets forth how proxies will be voted and the effect of abstentions, broker non-votes and general failures to vote:

     o all shares of common stock represented by properly executed proxies received before a company's special meeting will be, unless revoked properly, voted in accordance with the instructions indicated;

     o if no instructions are indicated on a properly executed proxy card, the shares will be voted FOR approval of the reorganization agreement;

     o shares represented by proxies or voting instructions that are marked "ABSTAIN" will be treated as shares present and entitled to vote, which will have the same effect as a vote against the merger;

     o if a broker or trustee indicates on the proxy or voting instructions that it does not have discretionary authority as to the merger, that will have the same effect as a vote against the merger;

     o a failure to vote will have the same effect as a vote against the merger; and

     o in the event any matter other than approval of the reorganization agreement is properly brought before the special meeting, an event not anticipated, persons named as proxies will vote in accordance with their judgment. If, however, authority to so vote is withheld on a proxy, the persons named as proxies will not vote on the other matter.

Revoking a Proxy

     A proxy or other voting instruction may be revoked at any time before it is voted by:

     o sending in another proxy or voting again electronically after your original vote;

     o notifying the appropriate Corporate Secretary before the special meeting of the revocation; or

     o    voting in person at the special meeting.

Voting in Person

     In lieu of voting by proxy, you may vote in person by attending the special meeting. If you are not a record holder, you must bring a statement of ownership from your bank or broker.

Voting by Telephone or on the Internet

     Shareholders  of  both companies can vote by telephone by calling toll-free
(                    ) and following  the  instructions  given  at the telephone number.

     o Ralcorp shareholders can vote via the Internet at http://www. . Agribrands shareholders can vote via the Internet at http://www. .

     o Telephone and Internet voting for both companies will cease at midnight on , 2001.

     o    If you vote via telephone or Internet, do not send in your proxy card.

     o When you vote by telephone or Internet, please have your proxy card available for reference.

     o If your broker, bank or other holder of record holds your shares, you must follow the voting directions provided by such person with respect to telephone or Internet voting.

Other Matters at the Special Meeting

     Both companies' bylaws provide that only matters identified in a Notice of Special Meeting can be considered and voted upon at special meetings. Consequently, we expect that only the approval of the reorganization agreement will be considered and voted upon. We know of no other motions intended to be voted upon other than the approval of the reorganization agreement. Either company may adjourn or postpone its special meeting in order to further solicit proxies. No proxy or voting instruction voting against the merger will be exercised on any proposal to adjourn or postpone the special meeting that is submitted to a shareholder vote.

Costs of Solicitation

     Ralcorp and Agribrands will equally share the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. The companies have retained Georgeson Shareholder Communications Inc., for a fee of $20,000 plus additional charges related to telephone calls and other services, to assist in the solicitation of proxies. Ralcorp, Agribrands and their proxy solicitor will also request banks, brokers and other intermediaries holding shares of Ralcorp or Agribrands stock beneficially owned by others to send this joint proxy statement/prospectus to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, telegram and other electronic means, advertisements and personal solicitation by the directors, officers or employees of Ralcorp or Agribrands. No additional compensation will be paid to directors, officers or employees for such solicitation.

Ralcorp Savings Investment Plan Voting

     If you are both a registered shareholder of Ralcorp and an employee participant in the Ralcorp Holdings, Inc. Savings Investment Plan, you will receive a single proxy card that covers shares of Ralcorp common stock credited to your plan account as well as shares of record registered in exactly the same name. Consequently, when you vote either by returning your proxy card or electronically, your vote will also serve as a voting instruction to the trustee of the Savings Investment Plan. If your plan account is not carried in exactly the same name as your shares of record, you will receive separate proxy cards for individual and plan holdings. If you own shares through the plan and we have not received your vote by , the trustee will vote your shares in the same proportion as the shares that are voted on behalf of the other participants in the plan. The trustee will also vote unallocated shares of Ralcorp common stock held in the plan in direct proportion to the voting of allocated shares in the plan as to which voting instructions have been received, unless doing so would be inconsistent with the trustee's duties.

                                   THE MERGER

     This section of the joint proxy statement/prospectus describes material aspects of the proposed merger, including the reasons for the merger and the reorganization agreement. While we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should read this entire joint proxy statement/prospectus and the other documents we refer to carefully for a more complete understanding of the merger. You should also read the reorganization agreement attached as Annex A. In addition, we incorporate important business and financial information about each of us into this joint proxy statement/prospectus by reference. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" that begins on page 107 of this joint proxy statement/prospectus.

Background of the Merger

     After Agribrands' spin-off from Ralston Purina in April 1998, its management focused on identifying growth opportunities and improving cash flow generation from existing operations. During this period, management pursued discussions with numerous potential partners and targets without success. Ultimately, management concluded that attractive investment opportunities related to Agribrands' core animal feed operations would be limited and primarily in ancillary product lines and services (such as the animal health business).

     Meanwhile, Agribrands' cash reserves increased to $178.8 million on November 30, 1999. Confident that existing operations would continue to produce cash flows exceeding that needed for operating requirements and identified agribusiness related investment opportunities, management began to consider investments in unrelated enterprises. At management's recommendation, on January, 28, 2000, the Agribrands Board of Directors approved a resolution authorizing management to invest up to $30 million in equity securities of publicly listed companies traded on a U.S. stock exchange.

     Between February and April, 2000, several investment banks which were not formally engaged by Agribrands (including Banc of America Securities) made presentations based on publicly available information to Agribrands' management regarding various strategic alternatives such as a leveraged buyout, a significant share repurchase program and potential acquisitions. Management concluded that, based on these presentations and on internal analysis, a leveraged buyout was not likely to be feasible based on equity returns in light of the estimated premiums needed to be paid to shareholders. Also, Agribrands management determined that a large share repurchase would be accretive to earnings in the near term but in the long term would greatly reduce the liquidity of Agribrands' stock, which could lead to downward pressure on the stock price over time.

     In March 2000, Joe R. Micheletto, Chief Executive Officer and President of Ralcorp, along with several key managers, participated in several meetings at Ralcorp's headquarters with various investment banking firms. The firms, on their own initiative, presented preliminary studies of Ralcorp undertaking a leveraged buyout. Each firm indicated that its interest in proposing a buyout was prompted by Ralcorp's stock price decline during the first two months of 2000 (Ralcorp's stock had closed on January 3, 2000 at $19.1875 and by March 1, 2000 it closed at $14.4375).

     On several occasions during April and early May, Mr. Micheletto reviewed the status of Ralcorp's analyses of a leveraged buyout with William P. Stiritz, Chairman of Ralcorp and Chairman, Chief Executive Officer and President of Agribrands. These meetings were conducted as part of Mr. Micheletto's normal reporting responsibilities to Mr. Stiritz. No decisions were made regarding a leveraged buyout or other strategic alternatives.

     On May 17, 2000, Banc of America Securities met with management of Ralcorp, including Mr. Micheletto, at Ralcorp's St. Louis headquarters, to discuss a potential leveraged recapitalization transaction. Several days after the meeting, Mr. Micheletto and Ralcorp key managers provided Banc of America Securities with internal financial data for use by Banc of America Securities in completing a more detailed analysis of the feasibility of a leveraged recapitalization transaction.

     After the meeting and during the remainder of that week, Messrs. Stiritz and Micheletto had several telephone conversations discussing the feasibility of a Ralcorp leveraged buyout. These discussions were part of Mr. Micheletto's normal reporting responsibilities to Mr. Stiritz. During one of these discussions, Mr. Micheletto suggested that Agribrands might want to consider participating in a leveraged buyout of Ralcorp as the lead equity investor. After consulting with Agribrands' key managers, Mr. Stiritz informed Mr. Micheletto that Agribrands was receptive to considering such a transaction.

     At the May 25, 2000 regularly scheduled meeting of the Ralcorp Board of Directors, Mr. Micheletto reviewed management's analysis of a leveraged buyout transaction. Mr. Micheletto indicated that a leveraged buyout may deliver value to shareholders during a period in which Ralcorp's stock price was depressed. He indicated that, based on his discussions with Mr. Stiritz, he believed Agribrands would consider being the lead equity investor in such a transaction. Mr. Stiritz left the meeting and the remaining directors reviewed with Mr. Micheletto in detail various aspects of the potential leveraged buyout. When Mr. Stiritz returned to the meeting, the Board of Directors informed Messrs. Stiritz and Micheletto that Mr. Micheletto was authorized to explore a leveraged buyout to determine if it was financially feasible, would allow Ralcorp to continue its strategy of expanding its store brand business through acquisitions and would deliver adequate value to Ralcorp shareholders.

     On May 26, 2000, the Agribrands Board of Directors held a regularly scheduled meeting and reviewed strategic options available to Agribrands. After the review, the Board of Directors authorized management to engage the investment banking firm Wasserstein Perella as Agribrands' financial advisor to assist Agribrands in evaluating its strategic options, including a potential merger with Ralcorp. At this meeting, a special committee of the Board of Directors was established to review any potential transaction and Mr. David Banks, a director of Agribrands, was elected as its chairman. The Agribrands special committee was granted the authority to review, negotiate and evaluate the terms and conditions and determine the advisability of a potential business transaction with Ralcorp and to make recommendations to the Agribrands board with respect to any proposed transaction.

     On June 5, 2000, Banc of America Securities met with Mr. Micheletto, key representatives of Ralcorp's management, and Mr. Stiritz and Mr. David R. Wenzel, Chief Financial Officer of Agribrands, at Ralcorp's offices to provide an update to the leveraged recapitalization analysis presented on May 17, 2000. In the presentation, Banc of America Securities noted that the private label food industry remained fragmented and that numerous acquisition candidates existed. They also discussed Ralcorp's current earnings level and potential earnings growth through acquisitions. As an alternative to a leveraged transaction, Banc of America Securities discussed potential business combinations between Ralcorp and Agribrands. Banc of America Securities also discussed the possibility that this type of transaction could aid Ralcorp's growth strategy and benefit Agribrands' desire to utilize its cash flow and cash reserves. Messrs. Stiritz and Micheletto requested that Banc of America Securities prepare a more detailed presentation concerning a merger-of-equals transaction.

     On June 21, 2000, Banc of America Securities met with Messrs. Stiritz and Micheletto and key representatives of Ralcorp's management (via teleconference) to review an analysis of various transaction structures with Agribrands. Banc of America Securities presented a preliminary analysis indicating that a merger of equals was attractive because it combined the strengths of both companies without incurring the high level of debt required for a leveraged buyout. For example, Banc of America Securities' preliminary analysis indicated that jointly Ralcorp and Agribrands could fund more transactions similar to Ralcorp's contemplated (and later completed) purchase of Red Wing if they merged. Banc of America Securities' preliminary analysis also indicated that the high level of debt that would result from a leveraged buyout at a price reflecting an adequate cash premium to Ralcorp shareholders could significantly reduce Ralcorp's ability to undertake its acquisition strategy on a stand alone basis.

     On June 27, 2000, representatives of Wasserstein Perella met with Messrs. Stiritz and Wenzel at Agribrands' offices to discuss the possibility of a merger transaction with Ralcorp. At the end of the meeting, Mr. Stiritz directed Wasserstein Perella to prepare a presentation concerning a proposed merger with Ralcorp and to distribute it to the Agribrands Board of Directors.

     During this period, the chairman of the special committee of Agribrands and the individual members of the Board of Directors were periodically advised by Agribrands management of the evolving nature of the discussions among the companies and the investment advisers.

     On July 6, 2000, a special meeting (via teleconference) of the Agribrands' Board of Directors was held to update the directors about the proposed project and to inform them of the possibility of a merger transaction with Ralcorp. Wasserstein Perella presented a preliminary analysis based on publicly available information. The disinterested members of the Board of Directors discussed the project with management, initially in a private session with Mr. Stiritz, and then in turn with certain officers of Agribrands, including Michael J. Costello, General Counsel and Corporate Secretary, Bill G. Armstrong, Chief Operating Officer, and Mr. Wenzel.

     On July 7, 2000, Banc of America Securities presented to the Ralcorp Board of Directors (via teleconference) an analysis of various merger transaction structures with Agribrands. Following the meeting, the Board of Directors agreed to pursue a more detailed investigation of a merger with Agribrands. An engagement letter was signed on July 7, 2000 with Banc of America Securities providing for Banc of America Securities to advise and assist the Ralcorp Board of Directors in analyzing such a transaction. The Board of Directors decided that if Ralcorp's preliminary due diligence review of Agribrands indicated a merger was feasible, then the directors other than Messrs. Micheletto and Stiritz would form a special committee of independent directors. The Board of Directors determined that the special committee would be authorized to exercise all powers of the Board of Directors in respect of a possible merger with Agribrands, subject to the Board of Directors' retention of authority to approve the definitive terms of the merger and the reorganization agreement.

     On July 11, 2000, Mr. Micheletto, Robert Lockwood, Vice President, General Counsel and Secretary of Ralcorp, and Thomas Granneman, Vice President and Controller of Ralcorp, along with representatives of Banc of America Securities and Messrs. Armstrong, Costello, and Wenzel, along with representatives of Wasserstein Perella met at Banc of America Securities' New York office to begin preliminary due diligence including making management presentations of each company's business. At this meeting, Agribrands and Ralcorp each discussed the future prospects of their respective businesses. Mr. Micheletto reviewed the performance of several of Ralcorp's prior acquisitions and explained the significant contributions the transactions have made to Ralcorp's earnings growth. He also reviewed the potential synergies the purchase of Red Wing was expected to deliver over the next several fiscal years. Mr. Wenzel reviewed the ability of Agribrands to generate consistent cash flow through its diverse operations and earnings sources. He discussed the potential for future acquisitions in the feed sector, but indicated no progress had yet been made in effecting any such acquisitions.

     Following the July 11 meeting, Ralcorp management determined that a merger with Agribrands appeared feasible. On July 12, 2000, the directors of Ralcorp, excluding Messrs. Micheletto and Stiritz, held a telephonic meeting and constituted themselves as a special committee of independent directors pursuant to the Board of Directors' previous authorization. The committee elected Jack W. Goodall as its Chairman and retained Gibson, Dunn & Crutcher LLP as counsel to the special committee. Representatives of Gibson, Dunn & Crutcher discussed the role and fiduciary duties of a special committee under applicable law. The committee discussed the July 7 analysis of possible merger scenarios prepared by Banc of America Securities. The committee also considered the fact that Banc of America Securities had previously made preliminary presentations based on publicly available information to, although it was not formally retained by, Agribrands and concluded that it would be desirable to retain an additional independent financial advisor separate and apart from the independent financial advisor that had been previously retained by the Board of Directors. The committee decided to authorize Gibson, Dunn & Crutcher to solicit proposals from investment bankers to assist the committee in its analysis of the merger and to provide a fairness opinion to the committee.

     On July 13, 2000, the Agribrands special committee held a telephonic meeting with Wasserstein Perella to review the status of discussions with Ralcorp and its representatives and to discuss a potential business combination with Ralcorp. The committee engaged Latham & Watkins as special counsel to advise it on legal matters. Representatives of Latham & Watkins discussed with the Agribrands special committee its fiduciary duties under applicable law with respect to its consideration of a business combination. The committee also directed the representatives of Wasserstein Perella to continue its due diligence activities and to discuss valuation and structuring issues with Ralcorp's financial advisors.

     On July 13, 2000, Messrs. Micheletto and Granneman, along with representatives of Banc of America Securities, and Messrs. Stiritz and Wenzel, along with representatives of Wasserstein Perella, again met at Banc of America Securities' New York offices to begin preliminary discussions regarding a potential merger-of-equals transaction. This meeting represented the first discussions on transaction structure, governance and valuation concepts.

     On July 18, 2000, the Ralcorp special committee held a telephonic meeting with Gibson, Dunn & Crutcher to discuss the status of recent developments regarding the potential transaction with Agribrands and the retention of an independent financial advisor and authorized Mr. Goodall to retain A.G. Edwards & Sons, Inc. as the committee's advisor.

     On July 18, 2000, the Agribrands special committee held a telephonic meeting with Wasserstein Perella and Latham & Watkins to discuss and review recent developments regarding the proposed transaction with Ralcorp, including the status of ongoing negotiations, due diligence and financial aspects of the transaction. Representatives of Wasserstein Perella conferred with the Agribrands special committee regarding a review of its preliminary valuation analyses for both Agribrands and Ralcorp and a comparison of alternative structures. Wasserstein Perella's discussion as to alternative structures focused on a tax-free transaction and the possibility of a cash election option and the impact of the payment of cash consideration on the combined company's ability to finance Ralcorp's acquisition strategy. Representatives of Wasserstein Perella also discussed briefly alternatives to a transaction with Ralcorp, including using Agribrands' cash to effect a significant stock repurchase of outstanding Agribrands shares and the possibility of pursuing potential business combination partners other than Ralcorp. Messrs. Costello and Wenzel also made presentations at this meeting to the Agribrands special committee with respect to the financial and legal due diligence they had conducted on behalf of Agribrands. The Agribrands special committee also considered certain management issues for the combined company.

     On July 21, 2000, the Ralcorp special committee, together with representatives from Gibson, Dunn & Crutcher and A.G. Edwards, heard a telephonic presentation from Banc of America Securities reviewing the status of current discussions and recent developments, including a possible cash component to the merger consideration. Banc of America Securities presented its updated financial analysis of the possible merger, including valuation analyses based on alternative structures and the impact of a cash component to the merger consideration. Representatives of Gibson, Dunn & Crutcher briefed the committee on its due diligence review of Agribrands.

     On July 21, 2000, the Agribrands special committee held a telephonic meeting with Wasserstein Perella and Latham & Watkins. Wasserstein Perella discussed recent developments regarding the status of negotiations, due diligence and the financial aspects of the proposed transaction. Wasserstein Perella also presented the Agribrands special committee with further detail regarding Ralcorp's growth and margin improvement plans and expectations as to the financial impact of such plans on Ralcorp. The committee decided to retain Houlihan Lokey to provide, if necessary, a fairness opinion to the Agribrands special committee with respect to a proposed business combination.

     During this period, Banc of America Securities and Wasserstein Perella continued negotiations regarding a proposed merger transaction and the appropriate merger ratio while representatives from A.G. Edwards and Houlihan Lokey conducted due diligence meetings with the respective officers of Agribrands and Ralcorp.

     On July 26, 2000, Ralcorp's special committee held a telephonic meeting with Banc of America Securities, A.G. Edwards and Gibson, Dunn & Crutcher. Banc of America Securities informed the committee of the status of its negotiations. The committee members discussed the proposed merger ratios and the potential for each company's shareholders to make cash elections. Gibson, Dunn & Crutcher provided a detailed review of the terms of the reorganization agreement as negotiated to date as well as an analysis of the issues on which agreement had not been reached.

     Later on July 26, 2000, Ralcorp's special committee held a second telephonic meeting with A.G. Edwards and Gibson, Dunn & Crutcher. A.G. Edwards made a detailed presentation of its financial analysis of the proposed merger terms and the impact of using a cash component in the merger consideration. The committee considered the future benefits and risks that each of Ralcorp and Agribrands would contribute to a combined operation and contrasted those with the continued operation of Ralcorp as a separate entity. The committee focused on Ralcorp's future acquisition strategy and the ability of Agribrands' operations to generate sufficient cash flow to finance those activities. The committee also evaluated the various implied stock merger ratios based on a contribution analysis of various financial measures for the two companies. Based on this analysis, the committee concluded that a merger ratio of 2.86 Ralcorp shares to one Agribrands share, which approximated their then-current stock price ratio and the ratio of their 180-day trading price averages, was appropriate.

     Also on July 26, 2000, the Agribrands special committee held a telephonic meeting with Wasserstein Perella, Houlihan Lokey and Latham & Watkins. Representatives of Wasserstein Perella made a presentation with respect to its preliminary valuation analysis of Ralcorp, which included an overview of projections pertaining to hypothetical acquisitions, a historical analysis of Ralcorp's past acquisitions, a discussion of potential acquisition candidates for Ralcorp, and a summary of Ralcorp's financial condition. Wasserstein Perella's presentation also included a transactional analysis, with a discussion of possible merger ratios and the possibility of offering the shareholders of each company the option to elect cash consideration. The Agribrands special committee considered the possible ranges of merger ratios, the various methods in which to calculate the merger ratio and the effect on the combined company of providing a portion of the merger consideration in cash.

     During the July 26, 2000 meeting of the Agribrands special committee, representatives of Latham & Watkins reviewed the terms contained in the draft reorganization agreement and potential legal issues pertaining to the proposed merger, including the effect of the proposed merger on the severance and benefit plans of Agribrands and Ralcorp and the need for a supplemental ruling from the Internal Revenue Service that the proposed transaction would not adversely affect the tax consequences of the transactions relating to the April 1, 1998 distribution by Ralston Purina Company of Agribrands shares to the Ralston Purina shareholders. Upon conclusion of the meeting, the Agribrands special committee instructed Wasserstein Perella and Latham & Watkins to continue ongoing negotiations with Ralcorp and its advisors.

     On July 27, 2000, the Agribrands special committee held a telephonic meeting with Wasserstein Perella, Houlihan Lokey and Latham & Watkins to consider the terms of the Ralcorp special committee's proposed merger ratio of
2.86 Ralcorp shares to one Agribrands share. The Agribrands special committee rejected Ralcorp's proposed merger ratio because the committee believed that the proposal undervalued Agribrands and that any merger ratio should reflect the long-term trading value of the stock of the respective companies. Representatives of Latham & Watkins updated the Agribrands special committee on potential legal issues pertaining to the proposed transaction and the status of negotiations regarding the reorganization agreement. The Agribrands special committee instructed Wasserstein Perella and Latham & Watkins to continue negotiations with Ralcorp and its financial and legal advisors.

     After July 27, the respective chairmen of the special committees discussed telephonically various aspects of the merger consideration in an effort to reach an agreement. Between July 28, 2000 and August 5, 2000, the chairmen of the special committees and the financial and legal advisors to Agribrands and Ralcorp, respectively, continued to negotiate the merger ratio and to discuss the inclusion of a cash election.

     On August 3, 2000, Ralcorp's special committee (excluding Mr. David Kemper who was unavailable) held a telephonic meeting with Banc of America Securities, A.G. Edwards and Gibson, Dunn & Crutcher. Banc of America Securities advised the committee that Agribrands had rejected their proposed merger ratio and was insisting on a merger ratio of three Ralcorp shares to one Agribrands share. Gibson, Dunn & Crutcher discussed the status of negotiations on the reorganization agreement and the remaining open issues, and the committee expressed its positions on those issues. The committee again reviewed the various financial analyses of its advisors and the merger ratios implied by those analyses. At the conclusion of these discussions, the committee agreed on a revised proposal: a merger ratio of three Ralcorp shares to one Agribrands share, but Ralcorp shareholders could elect a cash payment of $15 per share and Agribrands shareholders could elect a cash payment of $39 per share, in each case so long as at least 80% of the shares of each company are exchanged for shares of Newco. If the cash election were fully utilized by the shareholders of each company, the ratio of per share value received by Agribrands shareholders to the per share value received by Ralcorp shareholders would be 2.91.

     On August 5, 2000, the Agribrands special committee held a telephonic meeting with Wasserstein Perella, Houlihan Lokey and Latham & Watkins. During the meeting, the Agribrands special committee's financial and legal advisors reviewed the status of negotiations, including the resolution of previously open issues, the principal terms of the proposed transaction, the strategic reasons for the merger, the material factors for and against the merger and legal issues that remain unresolved. Representatives of Wasserstein Perella gave a presentation as to various alternative scenarios for the use of Agribrands' cash reserve and cash flows and the possible effects of these scenarios on the price-to-earnings ratio and trading price of Agribrands common stock. Upon completion of Wasserstein Perella's presentation, representatives of Latham & Watkins gave a detailed overview of the remaining open legal issues with respect to the reorganization agreement. At the conclusion of the meeting, the Agribrands special committee considered Ralcorp's revised stock and cash merger consideration proposal. After consideration of this proposal, the Agribrands special committee unanimously approved and accepted the proposed merger ratio, and instructed Wasserstein Perella and Latham & Watkins to continue ongoing negotiations with Ralcorp and its advisors with a view toward resolving any open issues and finalizing the reorganization agreement.

     On August 7, 2000, Ralcorp's special committee held a telephonic meeting with Banc of America Securities, A.G. Edwards and Gibson, Dunn & Crutcher and reviewed in detail the latest results of negotiations between Wasserstein Perella and Banc of America Securities. Following this discussion, at the request of the committee, Mr. Armstrong joined the meeting. Mr. Armstrong provided a current update of Agribrands' operations and answered questions concerning the operations of Agribrands and its prospects, as well as his view of the prospects for the combined companies. He then left the meeting. At that time, each of Banc of America Securities and A.G. Edwards made presentations to the committee. A.G. Edwards expressed its oral opinion to the special committee that as of that date and subject to the assumptions and limitations in its opinion the proposed consideration to be received by the Ralcorp shareholders in the merger was fair, from a financial point of view, to the Ralcorp shareholders. Gibson, Dunn & Crutcher briefed the committee on the resolution of the remaining significant issues under the reorganization agreement and reviewed the committee's responsibilities. The committee then unanimously approved recommending to the Ralcorp Board of Directors that the merger and the reorganization agreement be approved. Shortly thereafter, Messrs. Stiritz and Micheletto joined the meeting telephonically and a meeting of Ralcorp's Board of Directors was convened. The Ralcorp special committee recommended to the Board of Directors the adoption of a resolution to approve Ralcorp's merger with Agribrands, the reorganization agreement and the transactions contemplated thereby as negotiated by the special committee and its advisors. Banc of America then expressed its oral opinion, addressed solely to the Ralcorp Board of Directors, that as of such date and subject to the assumptions and limitations in its opinion, the consideration to be received by the shareholders of Ralcorp in the proposed merger was fair to the Ralcorp shareholders from a financial point of view. The Board of Directors then unanimously adopted the proposed resolution and resolved to recommend approval of the same by the shareholders of Ralcorp. Subsequent to the meeting, Banc of America Securities and A.G. Edwards confirmed their opinions in writing.

     On August 7, 2000, the Agribrands special committee held a telephonic meeting with Wasserstein Perella, Houlihan Lokey and Latham & Watkins to further consider the Ralcorp merger proposal, review the status of negotiations, including resolution of previously open issues and the principal terms of the proposed merger, and to be presented with the results of the final financial analyses of its financial advisors. Representatives of Houlihan Lokey gave a presentation which included a summary description of the scope of its engagement and the proposed transaction, the financial due diligence it performed, an analysis of the proposed merger ratio, and a market valuation analysis for each of Agribrands and Ralcorp. In addition, each of Wasserstein Perella and Houlihan Lokey rendered oral opinions to the Agribrands special committee that, as of that date, based upon and subject to the considerations stated in their respective opinions, the merger consideration was fair, from a financial point of view, to the Agribrands shareholders. Upon conclusion of Houlihan Lokey's presentation, representatives of Latham & Watkins reviewed the principal terms of the reorganization agreement and related legal issues. After the Agribrands special committee satisfied itself as to the principal terms and conditions of the proposed merger as so presented, the committee authorized its Chairman, in conjunction with Wasserstein Perella and Latham & Watkins, to negotiate and finalize definitive agreements for the proposed merger. The Agribrands special committee then unanimously approved the merger and all related transactions and resolved to recommend that the Agribrands board approve the merger, the reorganization agreement and all related transactions as negotiated by the Agribrands special committee and its advisors. Following the meeting of the special committee, Agribrands' Board of Directors held a telephonic meeting to discuss the proposed merger and consider the recommendation of the special committee. Prior to the conclusion of the board meeting, the Agribrands Board of Directors unanimously adopted resolutions authorizing Agribrands to enter into the reorganization agreement and to present to the Agribrands shareholders the reorganization agreement for their approval with the Board of Directors' recommendation that they approve the reorganization agreement.

Ralcorp's Reasons for the Merger

     Ralcorp's merger with Agribrands will create a company with substantial cash flow and borrowing capacity. Ralcorp's Board of Directors believes Newco will be favorably positioned to expand its store brand food business through strategic acquisitions. Such expansion will further Ralcorp's strategic goal of creating the leading store brand and value brand food manufacturer. Ralcorp's Board of Directors believes that the merger will create long-term value for its shareholders. Also, the Board of Directors believes that the exchange of up to 20% of Agribrands and Ralcorp stock for cash as part of the merger should increase Newco's earnings per share and stock price allowing Newco to take advantage of depressed trading values for food and agricultural stocks.

     Strong Cash Flow. Assuming full utilization of the cash exchange option, Newco will have an initial combined debt level of approximately $260 million, net of available cash. Initially, the annualized free cash flow (operating cash flow less capital expenditures) after interest expense on such debt is estimated at $100 million per year. This level of cash flow should allow Newco to pursue a wider array of acquisitions than would be possible without the merger, and such acquisitions can be accomplished without incurring a debt burden that would unduly restrict Newco's operations and strategic options.

     Acquisitions. During fiscal year 2000, Ralcorp added approximately $37 million in annual earnings before interest, taxes, depreciation and amortization from acquired businesses. With the added debt from the Red Wing purchase, the pace of growth through synergistic acquisitions like Red Wing may slow. However, since Newco will possess much more free cash, it should be able to maintain and potentially accelerate Ralcorp's pace of acquisitions. Ralcorp's management believes that long-term success in private label foods can be achieved by expanding existing segments and entering into new categories. Such expansion should allow Ralcorp to increase its importance to large, growing food retailers. The success of Ralcorp's cracker and cookie business is an example of


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

what Ralcorp believes Ralcorp could accomplish through continued acquisitions. In January 1997, Ralcorp's cracker and cookie business had annualized sales of approximately $80 million and was comprised of two facilities. As of August 31, 2000, the business has approximately $240 million in annualized sales, operates seven facilities, and has the leadership position in private label crackers and a rapidly expanding position in private label cookies. In the first nine months of fiscal year 2000, Ralcorp's cracker and cookie operating profit increased approximately 28% from the prior year. This increase was due to the good performance of businesses acquired during the year as well as improvements in the remainder of the division's business driven by synergies from previous acquisitions.

     Earnings Diversification and Critical Scale. The combination of Ralcorp and Agribrands should create a company that has a diverse source of earnings, thereby minimizing the impact of fluctuations in one business on the entire company. Currently, if one business unit at Ralcorp has lower than expected earnings, the effect on overall earnings, and thus share price, can be significant. Ralcorp believes Agribrands' strategy of diversifying its earnings by having operations in numerous countries has provided Agribrands with good diversification of currency and economic climate risks. The result has been a steady stream of excess cash flow not required for operations or capital expenditures. Moreover, even though Ralcorp has grown significantly in the past twelve to eighteen months, it has just recently reached the $1 billion level in annualized sales. Newco will be even more diversified than Agribrands which should yield dependable cash flows. Given its current size, management believes financial markets are not focused on Ralcorp and its growth story. Newco will be slightly over twice the size of Ralcorp stand-alone. With Newco's diversity in earnings and larger scale, management anticipates that the financial markets will be more focused on Newco. The added focus is expected to yield greater investor interest.

     Certain Information and Factors Considered. In addition to the matters discussed above, the Ralcorp Board of Directors and its special committee also considered the following material information and facts in reaching its determination to approve the merger, to conclude the merger is fair to and in the best interest of Ralcorp's shareholders, and to recommend that shareholders approve the reorganization agreement:

     o Ralcorp's need for funding to implement its strategic plan of growth and expansion of product lines through acquisitions; o presentations by Ralcorp senior management and outside counsel regarding the results of management's operational and legal due diligence review;

     o    presentations  by  Ralcorp  senior   management  and  outside  counsel
          regarding the results of management's operational and legal due diligence review;

     o presentations by Ralcorp senior management, Banc of America Securities, A.G. Edwards, and outside counsel regarding the strategic advantages of combining with Agribrands and the operational aspects of the transaction;

     o    historical information concerning Ralcorp's and Agribrands' respective
          businesses,   financial   performance   and   condition,   operations,
          technology, management, competitive position, and stock performance;

     o the opportunities and alternatives available to Ralcorp if the merger were not to be undertaken, including pursuing an acquisition of or business combination or joint venture with entities other than Agribrands and the conclusion that a combination with Agribrands is expected to yield greater benefits and is more feasible than the alternatives;

     o the separate analyses and presentations of Banc of America Securities and A.G. Edwards on the financial aspects of the proposed merger, and their respective written opinions to the effect that, as of August 7, 2000, and based on and subject to the assumptions and limitations set forth in such opinions, the consideration to be received in the merger by Ralcorp shareholders was fair from a financial point of view to Ralcorp shareholders (the full text of which are attached to this joint proxy statement/prospectus as Annexes B and C, which you are urged to read);

     o the terms and conditions of the reorganization agreement, including the fact that the merger ratios are fixed, the limitations on the interim business operations of each of Ralcorp and Agribrands, the conditions to consummation of the merger, the right of the parties to the reorganization agreement, under certain circumstances, to respond to, evaluate and negotiate with respect to other business combination proposals, the circumstances under which the reorganization agreement could be terminated and the size and impact of termination fees associated with a termination;

     o the fact that a large stock repurchase program would deliver only short-term earnings per share growth and not long-term shareholder value, which is expected to result from Ralcorp's growth through further consolidating the private label sector;

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

     o the corporate governance arrangements established for the transaction, including the board composition and designation of key senior management which are designed to promote the continuity of management from each company and smooth integration of the businesses;

     o    Agribrands' need for an IRS ruling in order to enter into the merger;

     o the expected tax treatment of the merger for U.S. federal income tax purposes;

     o    the   accounting   treatment  of  the   transaction  as  a  "purchase"
          transaction;  and

     o the interests of the officers and directors of Ralcorp and Agribrands in the merger, including the matters described under "Interests of Certain Ralcorp Directors and Executive Officers in the Merger," beginning on page 60.

     The Ralcorp board and special committee also considered the potential adverse consequences of other factors on the proposed merger, including:

     o the challenges of identifying and completing strategic acquisitions after the merger;

     o the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger;

     o low valuation multiples currently being applied to animal feeds businesses;

     o    the risk that the merger will not be consummated; and

     o other relevant factors described under the caption "Risk Factors" in this joint proxy statement/prospectus.

     This discussion of the information and factors considered by the Ralcorp Board of Directors and its special committee is not intended to be exhaustive, but is believed to include the material factors considered. The Ralcorp board did not assign particular weight or rank to the factors it considered in approving the merger. In considering the factors described above, individual members of the Board of Directors and the special committee may have given different weight to various ones. The Ralcorp Board of Directors and its special committee considered all these factors as a whole, and overall considered them to be favorable to and to support their determination. The Ralcorp Board of Directors concluded that the potential adverse consequences could be avoided or diminished and that together the adverse consequences were outweighed by the anticipated benefits of the merger.

Recommendation of Ralcorp's Board of Directors

     Upon careful consideration, the Ralcorp Board of Directors unanimously determined that the terms of the reorganization agreement and the merger are in the best interests of Ralcorp and its shareholders, has unanimously approved the merger and the reorganization agreement and unanimously recommends that the Ralcorp shareholders vote "FOR" the approval of the reorganization agreement.

     You should read the section entitled "Interests of Certain Ralcorp Directors and Executive Officers in the Merger" that begins on page 60 of this joint proxy statement/prospectus.

Agribrands' Reasons for the Merger

     As described above, the Agribrands special committee has unanimously resolved that the merger is in the best interest of Agribrands and the Agribrands shareholders. The Agribrands special committee unanimously recommended that the Agribrands Board of Directors approve the reorganization agreement and the merger and that it should recommend that the Agribrands shareholders approve the reorganization agreement.

     Upon the recommendation of the special committee, the Agribrands Board of Directors unanimously resolved that the merger is in the best interest of Agribrands and the Agribrands shareholders. The Agribrands Board of Directors, upon recommendation of the special committee, unanimously approved the reorganization agreement and recommended that Agribrands shareholders approve the reorganization agreement.

     In reaching its conclusion to recommend the merger with Ralcorp, the Agribrands special committee considered the presentations by, and consulted with, members of Agribrands' management as well as its financial advisors and outside and internal legal counsel. Likewise, in reaching its conclusion to approve a strategic combination with Ralcorp, the Agribrands board considered the recommendations of the special committee and presentations by, and consulted with, members of Agribrands' management as well as their financial advisors and outside and internal legal counsel. In unanimously approving the merger and the reorganization agreement, each of the Agribrands board and the special committee carefully considered a variety of reasons, factors and information, including the following:

     o Agribrands is generating cash flow in excess of the opportunities to invest such funds profitably in its core business. Agribrands believes that the merger with Ralcorp will allow it to invest these excess funds in a company known to its board and management at a time when the financial markets are undervaluing the securities of both companies. Having deployed its excess cash in an investment which Agribrands believes has the possibility of generating above average returns for its shareholders, Agribrands management will be able to continue to focus on improving the returns from its core business, to expand into new underdeveloped agri-animal feed markets and to acquire related businesses.

     o The combined company, with Ralcorp's growth prospects and Agribrands' strong balance sheet and stable cash flows, can reasonably be expected to have a revenue growth rate greater than that of either Agribrands or Ralcorp on a stand alone basis. While the combined company will be more leveraged than Agribrands, the Agribrands board and special committee expect the combined company to have investment grade credit with the cash flow and financial capacity to fund the growth opportunities created by the merger.

     o The presentations by senior management, Wasserstein Perella and Houlihan Lokey regarding the strategic advantages of combining with Ralcorp, operational aspects of the transaction, and the results of management's operational and legal due diligence review, historical information concerning Agribrands' and Ralcorp's respective businesses, financial performance and condition, operations, technology, management, competitive position and stock performance.

     o The financial presentations made to the Agribrands special committee and opinions rendered by Wasserstein Perella and Houlihan Lokey that, as of the date of the opinions and subject to various assumptions and limitations set forth in such opinions, the merger consideration was fair to the Agribrands shareholders from a financial point of view.

     o The view of Agribrands' management and financial advisors as to the financial condition, results of operations and businesses of
          Agribrands and Ralcorp before and after giving effect to the merger based on the due diligence of Agribrands' management and financial advisors.

     o The merger would create a combined company with considerable financial resources and growth opportunities. The combination of Agribrands and Ralcorp is expected to create a company that has a diverse source of earnings, thereby minimizing the impact of fluctuations in one business on the entire company. Moreover, the combined company with its greater size, stronger balance sheet and growth prospects is more likely to attract the attention of financial analysts.

     o The opportunities and alternatives available to Agribrands if the merger were not to be undertaken, including pursuing a major share buyback, an acquisition of, or business combination or joint venture with, entities other than Ralcorp and the conclusion that a combination with Ralcorp is expected to yield greater benefits and is more feasible than the alternatives.

     o The corporate governance arrangements established for the transaction, including the board composition and designation of key senior management for the combined company, which are designed to promote the continuity of management from each company and smooth integration of the businesses.

     o The terms and conditions of the reorganization agreement, including the representations, warranties, covenants and conditions to consummate the proposed transaction and the circumstances under which either Agribrands or Ralcorp would have the right to terminate the reorganization agreement, including the right of either Agribrands or Ralcorp to terminate the reorganization agreement under specified circumstances if there is a superior proposal, and the circumstances in which a termination fee would be payable in the event that the reorganization agreement were terminated.

     In the course of its deliberations, the Agribrands board and the special committee considered and reviewed with management, its financial advisors and its legal advisors a number of other factors relevant to the merger, including, but not limited to:

     o    the merger consideration;

     o the option of holders of Agribrands common stock to elect cash consideration, subject to proration, for their shares;

     o the potential for improved trading liquidity for shareholders of the combined company;

     o the expected tax treatment of the merger for U.S. federal income tax purposes;

     o the likelihood of obtaining the required approvals and the time period necessary to obtain the approvals for the merger;

     o    the likelihood that the merger will be completed;

     o    the   accounting   treatment  of  the   transaction  as  a  "purchase"
          transaction;

     o the interest of the officers and directors of Agribrands and Ralcorp in the merger, including the matters described under "Interests of Certain Agribrands Directors and Executive Officers in the Merger," beginning on page 60;

     o current financial market conditions and historical market prices, volatility and trading information with respect to the Agribrands and Ralcorp common stock; and

     o    the likelihood of continued consolidation in the private label grocery
          product   industry  and  possible   competition  from  other  industry
          competitors.

     The Agribrands board and the special committee also identified and considered several potentially negative factors while deliberating the merger, including, but not limited to:

     o the risk of possible severance payments to employees of Agribrands and Ralcorp that will be triggered under the change of control provisions of various agreements and plans of Agribrands and Ralcorp;

     o the effect of accelerated vesting of employee options to purchase common stock of Agribrands and Ralcorp upon completion of the merger;

     o the risk of not receiving a supplemental ruling from the Internal Revenue Service that the merger would not adversely affect the tax consequences of Agribrands' 1998 spin-off from Ralston Purina;

     o foregoing possible strategic alternatives, including possible business combinations with other companies;

     o the challenges of identifying and completing acquisitions after the merger;

     o the effect of the public announcement of the merger on the market price of Agribrands' and Ralcorp's common stock;

     o    the risk that the combined company may lose some management personnel;

     o the possibility that the merger may not be completed, even if approved by the shareholders of both Agribrands and Ralcorp;

     o the risk that the potential benefits of the merger may not be fully realized; and

     o    other    applicable    risks    described    in   this   joint   proxy
          statement/prospectus under the caption "Risk Factors," on page 18.

     The Agribrands board and special committee determined that these risks were unlikely to occur, that Agribrands and Ralcorp could avoid or mitigate these and other risks, and that, in the aggregate, these risks were outweighed by the potential benefits of the merger.

     The above discussion factors considered by the Agribrands board and special committee is not intended to be exhaustive, but is believed to include all material factors considered by them. In view of the variety of factors considered in connection with its evaluation of the reorganization agreement and the merger, the Agribrands board and special committee did not consider it practical to, and did not try to, rank or weigh the importance of each factor, and the different members of the Agribrands board and special committee may have given different weight to different factors. The Agribrands board and special committee did not attempt to analyze the fairness of the merger consideration in isolation from the considerations as regarding the businesses of Agribrands and Ralcorp, the strategic and business merits of the merger or the other considerations referred to above.

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

Recommendation of Agribrands' Board of Directors

      Upon careful consideration, the Agribrands Board of Directors unanimously determined that the terms of the reorganization agreement and the merger are in the best interests of Agribrands and its shareholders, has unanimously approved the merger and the reorganization agreement and unanimously recommends that the Agribrands shareholders vote "FOR" the approval of the reorganization agreement.

     You should read the section entitled "Interests of Certain Agribrands Directors and Executive Officers in the Merger" that begins on page 60 of this joint proxy statement/prospectus.

Opinions of Financial Advisors

     Opinion of Banc of America Securities, Financial Advisor to Ralcorp

     On August 7, 2000, Banc of America Securities delivered to the Ralcorp Board of Directors its oral opinion, subsequently confirmed in writing, that, as of August 7, 2000, and based upon and subject to the considerations contained in the opinion, the consideration to be received by the Ralcorp shareholders in connection with the proposed merger was fair from a financial point of view to those shareholders.

     The full text of the Banc of America Securities opinion, dated August 7, 2000, which states the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Banc of America Securities in rendering its opinion, is attached to this joint proxy statement/prospectus and is incorporated by reference. Shareholders of Ralcorp are urged to, and should, read the Banc of America Securities opinion carefully and in its entirety. The Banc of America Securities opinion was for the use and benefit of the Ralcorp Board of Directors and addresses only the fairness, from a financial point of view, to the shareholders, of the consideration to be received pursuant to the reorganization agreement. The Banc of America Securities opinion does not address the merits of the underlying decision by Ralcorp to engage in the merger and does not constitute a recommendation as to how any shareholder of Ralcorp should vote at any shareholders' meeting held in connection with the merger. The summary of the Banc of America Securities opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the Banc of America Securities opinion.

     In connection with this opinion, Banc of America Securities, among other things:

     o    reviewed certain  publicly  available  financial  statements and other
          business  and  financial   information  of  Ralcorp  and   Agribrands,
          respectively;

     o reviewed certain internal financial statements and other financial and operating data concerning Ralcorp and Agribrands, respectively;

     o analyzed certain financial forecasts prepared by the management of Ralcorp and Agribrands, respectively;

     o reviewed and discussed with senior executives of Ralcorp and Agribrands information relating to certain strategic, financial and operational benefits anticipated from the merger prepared by their respective managements;

     o discussed the past and current operations, financial condition and prospects of Ralcorp with senior executives of Ralcorp and discussed the past and current operations, financial condition and prospects of Agribrands with senior executives of Agribrands;

     o reviewed the pro forma impact of the merger on Ralcorp's earnings per share, cash flow, consolidated capitalization and financial ratios;

     o reviewed and considered in the analysis information prepared by members of senior management of Ralcorp and Agribrands relating to the relative contributions of Ralcorp and Agribrands to Newco;

     o reviewed the reported prices and trading activity for the Ralcorp common stock and Agribrands common stock;

     o compared the financial performance of Ralcorp and Agribrands and the prices and trading activity of Ralcorp common stock and Agribrands common stock with that of certain other publicly traded companies it deemed relevant;

     o compared certain financial terms of the merger to financial terms, to the extent publicly available, of certain other business combination transactions it deemed relevant;

     o participated in discussions and negotiations among representatives of Ralcorp and Agribrands and their financial and legal advisors;

     o reviewed the August 4, 2000 draft of the reorganization agreement and certain related documents; and

     o performed such other analyses and considered such other factors as it deemed appropriate.

     Banc of America Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by it for the purposes of its opinion. With respect to the financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Banc of America Securities assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of Ralcorp and Agribrands. In arriving at its opinion, Banc of America Securities relied upon Ralcorp's estimates relating to certain strategic, financial and operational benefits anticipated from the merger. Banc of America Securities did not make any independent valuation or appraisal of the assets or liabilities of Ralcorp and Agribrands, nor was it furnished with any such appraisals.

     The following is a summary of the material financial analyses used by Banc of America Securities in connection with its oral opinion and the preparation of its written opinion. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the text accompanying each summary.

     In performing its analyses, Banc of America Securities assumed that the transaction would be structured such that Agribrands shareholders who exchanged their shares for shares of the combined company would receive one share of Newco Common stock for each share of Agribrands common stock and Ralcorp shareholders who exchanged their shares for shares of the combined company would receive a fraction of one share of Newco Common Stock for each share of Ralcorp common stock. The analyses below are presented accordingly, and are also shown converted to the structure currently proposed, wherein Agribrands shareholders who exchange their shares for shares of the combined company will receive three shares of Newco Common Stock for each share of Agribrands common stock and Ralcorp shareholders who exchange their shares for shares of the combined company will receive one share of Newco Common Stock for each share of Ralcorp common stock.

     Analysis of Implied Transaction Merger Ratio. Banc of America Securities reviewed the consideration to be received by shareholders of Ralcorp and Agribrands in connection with the proposed merger and the implied merger ratio based on the mix of forms of consideration.

     If all Ralcorp shareholders and all Agribrands shareholders elect to receive 100% of their consideration in stock, the merger ratio implied by the transaction is 1.000 share of Newco Common Stock per share of Ralcorp common stock and 3.000 shares of Newco Common Stock per share of Agribrands common stock.

     Assuming Ralcorp shareholders and Agribrands shareholders each elect the full 20% cash consideration, Banc of America Securities calculated the implied merger ratio, and its inverse, based on Agribrands' closing stock price on August 4, 2000 of $36.56, as follows:


                                                                  Blended Values
                               -------------------------------------------------------------------------------------
                                                 Ralcorp                                  Agribrands
                               -------------------------------------------- ----------------------------------------
                                  Share          Implied       Per Share       Share         Implied    Per Share
                               Consideration      Value/       Weighted     Consideration     Value/     Weighted
         Consideration            Weighting       Share      Consideration   Weighting        Share    Consideration
  ------------------------------------------    -----------  -------------- -------------    --------- -------------

  Cash                              20.0%     @    $ 15.00          $ 3.00       20.0%     @   $39.00        $ 7.80
  Stock (Based on 0.333
    Merger Ratio)                   80.0%     @      12.19            9.75       80.0%     @    36.56         29.25
                                                             --------------                            -------------
  Blended                                                            12.75                                    37.05

  Implied Merger Ratio Based on:                                          Inverse of Implied Merger Ratio
    Agribrands Stock Price
      (at August 4, 2000)                            0.349                                                    2.865
     Agribrands Blended Value                                                                                 2.907
                                                     0.344

     Assuming Ralcorp shareholders and Agribrands shareholders each elect the full 20% cash consideration, Banc of America Securities calculated the implied merger ratio, and its inverse, based on Ralcorp's closing stock price on August 4, 2000 of $13.00, as follows:


                                                                 Blended Values
                             ---------------------------------------------------------------------------------------
                                               Ralcorp                                    Agribrands
                             --------------------------------------------- -----------------------------------------
                                 Share         Implied       Per Share        Share         Implied     Per Share
                             Consideration      Value/        Weighted     Consideration     Value/     Weighted
       Consideration           Weighting        Share      Consideration    Weighting        Share    Consideration
---------------------------- --------------   -----------  --------------- -------------    --------- --------------
Cash                             20.0%     @    $ 15.00          $ 3.00       20.0%     @   $39.00        $ 7.80
Stock (Based on 3.000
  Merger Ratio)                  80.0%     @      13.00           10.40       80.0%     @    39.00         31.20
                                                           ---------------                            --------------
Blended                                                           13.40                                    39.00

Implied  Merger Ratio Based
  on:
     Ralcorp Stock Price                           3.000
     (at August 4, 2000)
   Ralcorp Blended Value                           2.910


     Analysis of Historical Merger Ratios. Banc of America Securities reviewed the implied historical merger ratio for Ralcorp common stock and Agribrands common stock determined by dividing the average closing prices per share of the Ralcorp common stock by the average closing prices per share of Agribrands common stock for various periods over a one-year period ended August 4, 2000. This review indicated the following implied historical merger ratios and their inverses:


                                             Historical Merger Ratio
  Period ending: August 4, 2000   ---------------------------------------------
         Calendar Days             Ralcorp / Agribrands    Agribrands / Ralcorp
  -----------------------------   ----------------------   --------------------
            Current                       0.356x                    2.813x
            10 days                       0.359                     2.784
            20 days                       0.356                     2.806
            30 days                       0.349                     2.867
            90 days                       0.324                     3.088
           180 days                       0.354                     2.827
           360 days                       0.371                     2.692

     Analysis of Relative Financial Contribution. Banc of America Securities reviewed estimated future operating and financial information, including among other things, revenue, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT"), net income and total assets, for Ralcorp and Agribrands and the relative contribution of Ralcorp and Agribrands to the combined entity resulting from the merger, based on publicly available information for the companies and internal estimates for the companies from their respective managements. Banc of America Securities adjusted these statistics to reflect each company's capital structure.

     The resulting merger ratios and their inverses based on the combined financial contribution are as follows:

                                    Contribution                        Implied Merger Ratio
                         -----------------------------------     ------------------------------------
                                                                  Ralcorp /          Agribrands /
                             Ralcorp           Agribrands         Agribrands           Ralcorp
                         ----------------    ---------------     -------------    -------------------
2000E Revenues                48.5%               51.5%             0.109x              9.166x
2000E EBITDA                  56.8                43.2              0.179               5.586
2000E EBIT                    54.1                45.9              0.154               6.493
2000E Net Income              44.5                55.5              0.263               3.800
Total Assets (a)              58.0                42.0              0.190               5.253
Shareholders Equity (a)       48.2                51.8              0.305               3.272
Equity Value (b) (c)          52.0                48.0              0.356               2.813


(a) Ralcorp balance sheet projected based on management projections as of June 30, 2000. Agribrands balance sheet as of May 31, 2000.


                                       37


(b) On March 3, 2000, Ralcorp had 29.862 million shares outstanding and 0.031 million options exercisable with average exercise price of $12.00. On May 31, 2000, Agribrands had 9.813 million shares outstanding and no exercisable options outstanding. Shares outstanding are calculated pursuant to the treasury stock method of accounting.

(c) Based on closing stock prices of $13.00 for Ralcorp and $36.56 for Agribrands as of August 4, 2000.

     Comparison with Selected Publicly Traded Companies. Banc of America Securities reviewed and compared certain financial information, ratios and multiples relating to Ralcorp and Agribrands with corresponding financial information, ratios and public market multiples of food industry companies that it deemed similar in certain respects to Ralcorp and Agribrands. While Banc of America Securities was of the view that there was no single company that exactly approximates either of Ralcorp's or Agribrands' mix of businesses and market position, Banc of America Securities selected nine publicly traded companies for Ralcorp and twelve public traded companies for Agribrands that were comparable in certain respects. The group of companies for Ralcorp consisted of Midwest Grain Products, Michael Foods, Inc, Seneca Foods Corp, American Italian Pasta, Riviana Foods, Earthgrains, Interstate Bakeries, Flowers Industries and Performance Food Group. The group of companies for Agribrands consisted of Midwest Grain Products, Archer-Daniels Midland, Seneca Foods Corp, Spigadoro, Scope Industries, Performance Food Group, Chiquita Brands International, Inc., Dole Food Company, Michael Foods, Inc., Omega Protein, Nutreco and Ridley Inc. Among other analyses, for each of the selected publicly traded companies, Banc of America Securities calculated the ratio of their enterprise value (based on their closing stock prices) as of August 4, 2000 to their respective net sales, EBITDA and EBIT for both the last 12-month ("LTM") period and estimated 2000 data, and the ratios of their stock prices as of August 4, 2000 to the LTM earnings and estimated earnings per share for 2000 and 2001. The following tables present the high, the average, the median and the low figures for the selected companies. Based on its observations, Banc of America Securities calculated the implied equity value and implied equity value per share for each of Ralcorp and Agribrands. The results of these analyses are summarized as follows:



                               Enterprise Value as a Multiple of:                            Stock Price as a
                    Net Sales(a)             EBITDA(a)               EBIT(a)          Multiple of earnings per share(b)
                   LTM        2000        LTM        2000        LTM         2000        LTM        2000        2001
                ---------- ----------- ----------- ---------- ----------- ----------- ----------- ---------- ------------
 Comparables
 for Ralcorp:
---------------
   High             1.74x       1.53x        11.2x       9.7x      16.8x       16.0x       27.3x       29.5x      19.5x
   Average          0.72        0.69          7.2        6.4       12.4         9.7        16.0        14.8       13.2
   Median           0.60        0.54          6.9        6.7       15.3         8.5        13.6        11.8       11.5
   Low              0.29        0.25          4.8        3.5        7.0         6.6         9.4         8.6        8.2

                                                    Implied Equity Value of Ralcorp
                ---------- ----------- ----------- ---------- ----------- ----------- ----------- ---------- ------------
   High         $1,621.3    $1,460.8     $  999.9    $ 908.0  $ 1,001.2    $  998.8    $1,025.4   $ 1,080.2     $766.2
   Average         519.9       517.6        552.1      511.9      672.6       504.9       601.3       541.9      520.6
   Median          385.4       347.6        512.6      547.1      888.1       409.8       509.9       431.1      450.5
   Low              48.1        23.7        281.1      156.0      267.0       258.3       352.2       315.9      321.5
                ---------- ----------- ----------- ---------- ----------- ----------- ----------- ---------- ------------

                                               Implied Equity Value per Share of Ralcorp
                ---------- ----------- ----------- ---------- ----------- ----------- ----------- ---------- ------------
   High           $54.29    $  48.92     $  33.48     $30.41  $   33.53    $  33.45    $  34.34   $   36.17     $25.66
   Average         17.41       17.33        18.49      17.14      22.52       16.91       20.13       18.15      17.43
   Median          12.91       11.64        17.17      18.32      29.74       13.72       17.07       14.44      15.09
   Low              1.61        0.79         9.41       5.22       8.94        8.65       11.80       10.58      10.77
                ---------- ----------- ----------- ---------- ----------- ----------- ----------- ---------- ------------

 Comparables for
   Agribrands:
------------------
   High             0.86x       0.64x        15.9x       9.7x      29.4x       15.6x       27.3x       20.5x      17.3x
   Average          0.58        0.49          9.2        6.6       16.1        10.4        19.5        14.8        9.7
   Median           0.60        0.53          8.9        6.6       15.4        10.0        21.2        17.1        8.2
   Low              0.29        0.25          4.8        3.5        7.2         6.6         9.6         7.8        4.0

                                                   Implied Equity Value of Agribrands
                ---------- ----------- ----------- ---------- ----------- ----------- ----------- ---------- ------------
   High         $1,113.6    $  849.5     $1,469.9    $ 973.2  $ 1,887.9    $1,126.3    $1,237.0   $   936.4     $836.2
   Average         780.5       676.4        884.3      685.8    1,072.9       779.5       881.2       677.9      470.4
   Median          803.5       713.2        862.4      690.7    1,027.1       753.7       957.8       783.2      395.2
   Low             427.9       388.2        505.6      401.9      522.5       525.8       434.7       354.8      193.2
                ---------- ----------- ----------- ---------- ----------- ----------- ----------- ---------- ------------

                                       38

                                              Implied Equity Value per Share of Agribrands
                ---------- ----------- ----------- ---------- ----------- ----------- ----------- ---------- ------------
   High          $113.48    $  86.57     $ 149.79    $ 99.18  $  192.38    $ 114.78    $ 126.06   $   95.43     $85.22
   Average         79.54       68.93        90.12      69.88     109.34       79.44       89.80       69.08      47.93
   Median          81.88       72.67        87.88      70.38     104.67       76.81       97.61       79.81      40.27
   Low             43.61       39.56        51.52      40.96      53.24       53.58       44.30       36.15      19.69
                ---------- ----------- ----------- ---------- ----------- ----------- ----------- ---------- ------------

(a) Net sales and earnings estimates were based on research of Banc of America Securities research analysts (with respect to those companies to which Banc of America Securities provides research coverage), and on research reports prepared by Credit Suisse First Boston, Morgan Stanley Dean Witter, George K Baum & Company, and Burkenoads Reports (with respect to those companies for which Banc of America Securities did not provide research coverage).

(b) Earning per share information based on information published by First Call Corporation, which compiles summaries of financial forecasts published by various investment banking firms.


     Based on the foregoing analysis, Banc of America Securities calculated an implied merger ratio of 0.250 to 0.280 and an inverse implied merger ratio of
3.571 to 4.000.

     Analysis of Selected Mergers and Acquisitions. Banc of America Securities reviewed certain publicly available information relating to 24 selected prior acquisitions of comparable food industry companies occurring since 1995. Among other analyses, for each of the selected merger and acquisitions, Banc of America Securities calculated the ratio of their enterprise value, based upon the transaction price, to their respective net sales, EBITDA and EBIT for the latest twelve months prior to transaction announcement, and the ratio of the equity consideration in the transaction to their respective net income for the latest twelve months prior to transaction announcement and book value.

     The following tables present the high, the average, the median and the low figures for the selected mergers and acquisitions. Based on its observations, Banc of America Securities calculated the implied equity value and implied equity value per share for each of Ralcorp and Agribrands.

     The results of these analyses are summarized as follows:

                                          Enterprise Value                     Equity Value as
                                          as a Multiple of                      a Multiple of
                             ------------------------------------------- -----------------------------
                              Net Sales       EBITDA          EBIT        Net Income     Book Value
                             ------------- -------------- -------------- -------------- --------------
Comparable Transactions:
-------------------------
         High                      1.5x          8.9x          22.7x          31.0x           2.7x
         Average                   0.7           6.5           11.4           15.9            1.6
         Median                    0.6           6.2           10.2           14.3            1.5
         Low                       0.3           4.6            6.6           10.0            0.7

                                            Implied Equity Value per Share of Ralcorp
                             ------------- -------------- -------------- -------------- --------------
         High                   $ 43.69       $ 24.97       $  48.37       $  38.93       $  32.15
         Average                  17.85         15.91          19.86          19.91          18.85
         Median                   13.83         14.61          16.90          17.89          17.27
         Low                       3.76          8.57           7.83          12.56           8.34
                             ------------- -------------- -------------- -------------- --------------

                                           Implied Equity Value per Share of Agribrands
                             ------------- -------------- -------------- -------------- --------------
         High                   $185.40       $ 88.24       $ 150.36       $ 142.92       $ 105.21
         Average                  98.34         66.86          79.63          73.11          61.70
         Median                   84.78         63.78          72.28          65.69          56.50
         Low                      50.85         49.53          49.79          46.10          27.28
                             ------------- -------------- -------------- -------------- --------------

     Banc of America Securities noted that there was no single transaction that exactly approximated Ralcorp's and Agribrands' intended combination; that many of the transactions occurred a number of years ago when industry conditions and the economic cycle might have caused an acquirer to have a different perspective on future performance of any target acquisition; and that the target acquisition's strategic importance to the acquirer should be considered in evaluating the applicability of the acquisition transactions.

     Based on the foregoing analysis, Banc of America Securities calculated an implied merger ratio of 0.292 to 0.405 and an inverse implied merger ratio of
2.469 to 3.425.

     Discounted Cash Flow Analysis. Based on estimates provided by Ralcorp's and Agribrands' respective managements, Banc of America Securities performed discounted cash flow analyses of Ralcorp, Agribrands and the combined entities following the merger for the years ending September 30, 2001 to 2005 for Ralcorp and the merger, and August 31, 2001 to 2005 for Agribrands.

     Ralcorp Stand-alone:

     Banc of America Securities performed a discounted cash flow analysis for Ralcorp on a stand-alone basis, using a range of discount rates of 9.0% to 11.0%, based on an estimated cost of capital for Ralcorp, and terminal values based on a range of terminal EBITDA multiples of 5.0 to 7.0 times. Based upon these parameters, Banc of America Securities calculated a range of present values of Ralcorp. Based on this analysis, Banc of America Securities calculated the enterprise value of Ralcorp to range from $706.3 million to $958.1 million, its equity value to range from $530.4 million to $782.1 million, and an implied value per share to range from $17.76 to $26.19.

     Agribrands Stand-alone:

     Banc of America Securities performed a discounted cash flow analysis for Agribrands on a stand-alone basis, using a range of discount rates of 10.0% to 12.0%, based on an estimated cost of capital for Agribrands, and terminal values based on a range of terminal EBITDA multiples of 2.0 to 4.0 times. Based upon these parameters, Banc of America Securities calculated a range of present values of Agribrands. Banc of America Securities calculated the enterprise value of Agribrands to range from $288.7 million to $437.2 million, its equity value to range from $372.7 million to $521.2 million, and an implied value per share to range from $37.98 to $53.11.

     Combined Ralcorp and Agribrands - 100% Stock Transaction:

     Banc of America Securities performed a discounted cash flow analysis for the combined companies of Ralcorp and Agribrands for the years ending September 30, 2001 to 2005. Banc of America Securities assumed a 100% stock transaction (without assuming any cash distribution to shareholders as part of the consideration from the merger and without assuming and potential synergies or benefits from implementation of Ralcorp's strategic plan) for the analysis using a range of discount rates of 10.5% to 12.5%, based on an estimated cost of capital for the combined entity, and terminal values based on a range of terminal EBITDA multiples of 3.8 to 5.8 time, calculated using a weighted average of the respective contributions of EBITDA from Ralcorp and Agribrands. Based upon these parameters, Banc of America Securities calculated a range of present values of the combined entity. Banc of America Securities calculated the enterprise value of the combined entity to range from $951.2 million to $1,330.9 million, and its equity value to range from $859.2 million to $1,238.9 million.

     Based on the foregoing analysis, Banc of America Securities calculated an implied merger ratio of 0.490 to 0.500 and an inverse implied merger ratio of
2.000 to 2.041

     Illustrative Analysis of Potential Stock Price Appreciation. Banc of America Securities reviewed the potential future value per share of Ralcorp common stock in year 2005 in a stand-alone scenario assuming a range of annual stock price appreciation rates through the year 2005 of 7.0% to 12.0%, which Banc of America believed were reasonable stock price appreciation rates based on past performance of the stock, earnings growth estimates and a beginning stock price range of values based on the 52 week trading range of Ralcorp common stock.

                                                       Future Value per Ralcorp Share in Year 2005 Assuming an
   52-week                                                    Annual Stock Price Appreciation Rate of :
   Trading      Implied     Premium/Discount   ------------------------------------------------------------------------
    Range      2000 P/E     To Current Price     7.0%       8.0%         9.0%        10.0%       11.0%       12.0%
-----------------------------------------------------------------------------------------------------------------------
       $11.50         9.3x       (11.5)%        $16.13     $16.90      $17.69       $18.52      $19.38      $20.27
        12.00         9.7         (7.7)          16.83      17.63       18.46        19.33       20.22       21.15
        13.00        10.5          0.0           18.23      19.10       20.00        20.94       21.91       22.91
        14.00        11.3          7.7           19.64      20.57       21.54        22.55       23.59       24.67
        15.00        12.1         15.4           21.04      22.04       23.08        24.16       25.28       26.44
        16.00        12.9         23.1           22.44      23.51       24.62        25.77       26.96       28.20
        17.00        13.7         30.8           23.84      24.98       26.16        27.38       28.65       29.96
        18.00        14.5         38.5           25.25      26.45       27.70        28.99       30.33       31.72
        19.00        15.3         46.2           26.65      27.92       29.23        30.60       32.02       33.48
        20.00        16.1         53.8           28.05      29.39       30.77        32.21       33.70       35.25
        20.75        16.7         59.6           29.10      30.49       31.93        33.42       34.96       36.57

     The potential future value per share calculated in the foregoing analysis was compared with the potential future value per share calculated in the following analyses.

     Illustrative Comparison of Potential Future Stock Price under Acquisitions Scenarios. Banc of America Securities compared the prospects of Ralcorp common stock assuming annual strategic add-on acquisitions in line with Ralcorp's strategic plan, assuming, in the first instance, Ralcorp remained independent and, in the second instance, Ralcorp combined pursuant to the merger, assuming the full 20% cash election.

     In order to perform its analysis, Banc of America Securities first reviewed the projected growth rates of Ralcorp on a stand-alone basis and of Ralcorp on a combined basis in a 100% stock merger with Agribrands, based on Ralcorp's and Agribrands' management's projections, which indicated projected revenue, EBITDA and free cash flow growth of 2.6%, 5.1% and 7.7%, respectively, on a stand-alone basis, and 2.6%, 4.0% and 13.2%, respectively, on a combined basis.

     Banc of America Securities next reviewed the static incremental debt capacity (incremental amount of debt for the company to reach a total set level of debt based on the current financial profile) based on a total debt to EBITDA of 3.25x and theoretical incremental debt capacity based (incremental amount of debt for the company to reach a total set level of debt based on the financial profile of the company after accounting for the additional EBITDA acquired) on a total debt to EBITDA of 3.25x and assuming acquired EBITDA at a multiple of 5.0x target EBITDA under, in the first instance, a stand-alone scenario and, in the second instance, Ralcorp combined pursuant to the merger. Under the stand-alone scenario Ralcorp would have $129.8 million and $310.8 million static and theoretical incremental debt capacity, respectively, and under the merger scenario Ralcorp would have $359.4 million and $995.0 million static and theoretical incremental debt capacity, respectively.

     Based on the foregoing analyses, and assuming, for both the stand-alone and the merger scenarios, that the incremental debt capacity was used to fund future acquisitions at a weighted average post-synergy EBITDA multiple of 4.8x, Banc of America Securities calculated the potential future value per old equivalent Ralcorp common share. In the Ralcorp stand-alone scenario, Banc of America Securities used multiples ranging from 10.0 to 14.0 times year 2005 earnings, which is in line with historical trading ranges. For the merger scenario assuming the full 20% cash election, Banc of America Securities used terminal EBITDA ranging from 9.0 to 13.0, based on a blended multiple of the combination of Ralcorp and Agribrands. Banc of America Securities analyzed the sensitivity of the future stock price based on a range of purchase multiples to acquired EBITDA of 5.0x to 7.0x. The results of these analyses are summarized as follows:


                                                   Future Value per Old Ralcorp Equivalent Share at
     Purchase Multiple to EBITDA                             Multiple to Terminal EBITDA
---------------------------------------- -------------  -------------  --------------  -----------   ----------
                                                10.0x          11.0x           12.0x        13.0x        14.0x
                                         -------------  -------------  --------------  -----------   ----------
Stand-alone

            5.0x                               $32.74         $36.01          $39.28       $42.56       $45.83
            6.0x                                31.36          34.50           37.63        40.77        43.91
            7.0x                                29.98          32.98           35.98        38.98        41.90

                                                 9.0x          10.0x           11.0x        12.0x        13.0x
                                         -------------  -------------  --------------  -----------   ----------
Mergers - 80% Stock / 20% cash

            5.0x                               $35.61         $38.99          $42.37       $45.75       $49.13
            6.0x                                33.29          36.43           39.58        42.73        45.87
            7.0x                                31.23          34.17           37.11        40.05        42.99

     Comparison of Discounted Cash Flow Analyses Under Acquisitions Scenarios. Based on estimates provided by Ralcorp's and Agribrands' respective managements, Banc of America Securities performed a discounted cash flow analysis of Ralcorp, and the combined companies following the merger, with on-going acquisitions.

     Ralcorp Stand-alone with Acquisitions:

     Banc of America Securities performed a discounted cash flow analysis for Ralcorp on a stand-alone basis assuming annual strategic add-on acquisitions in line with Ralcorp's strategic plan at a transaction value multiple to EBITDA of
6.0 times. Banc of America Securities used a range of discount rates of 10.5% to 12.5%, based on an estimated cost of capital for Ralcorp with acquisitions, and a range of terminal EBITDA multiples of 6.0 to 8.0. Based upon these parameters, Banc of America Securities calculated a range of present values of Ralcorp. Banc of America Securities calculated the enterprise value of Ralcorp to range from

$908.1 million to $1,269.2 million, its equity value to range from $732.1 million to $1,093.2 million, and an implied value per share to range from $24.52 to $36.61.

     80% Stock, 20% Cash Transaction with Acquisitions

     Banc of America Securities performed a discounted cash flow analysis for the combined companies of Ralcorp and Agribrands for the years ending September 30, 2001 to 2005 assuming the merger were consummated using 80% stock and 20% cash consideration and the combined entity made annual strategic add-on acquisitions in line with Ralcorp's strategic plan at a transaction value multiple to EBITDA of 6.0 times. Banc of America Securities used a range of discount rates of 10.5% to 12.5%, based on an estimated cost of capital for the combined entity, and a range of terminal EBITDA multiples of 5.2 to 7.2 times, calculated using a weighted average of the respective contributions of EBITDA from Ralcorp and Agribrands. Based upon these parameters, Banc of America Securities calculated a range of present values of the combined entity. Banc of America Securities calculated an implied value per share (equivalent to one old Ralcorp share) to range from $26.30 to $39.47.

     Pro Forma Merger Analysis. Banc of America Securities reviewed the impact of the proposed merger to Ralcorp's and Agribrands' management projected earnings per share for 2001 on a reported basis and on a cash basis. Banc of America Securities assumed the existing debt of Ralcorp is refinanced and that shareholders elect the full 20% cash consideration. Banc of America Securities noted that the merger were accretive to the earnings per share and cash earnings per share of Ralcorp and Agribrands.


                                      Impact on Ralcorp:                Impact on Agribrands:
                                 Reported EPS      Cash EPS        Reported EPS      Cash EPS
                              ------------------ -------------- ------------------ --------------
Original 2001 EPS                    $1.32           $1.75             $4.92           $5.15
Post-Transaction EPS                  1.70            2.02              5.11            6.08
Accretion / (Dilution) - $            0.39            0.27              0.19            0.92
Accretion / (Dilution) - %           29.3%           15.4%              3.9%           17.9%

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the Banc of America Securities opinion. In arriving at its fairness determination, Banc of America Securities considered the results of each of these analyses in their totality and did not attribute any particular weight to any analysis or factor considered by it. Rather, Banc of America Securities made its determination as to fairness on the basis of its experience and professional judgment, after considering the results of all of these analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Ralcorp or Agribrands. The analyses were prepared solely for the purpose of Banc of America Securities' providing its opinion, as of August 7, 2000, to the Ralcorp Board of Directors as to the fairness from a financial point of view of the consideration to be received by the shareholders pursuant to the reorganization agreement, and do not purport to be appraisals or necessarily reflective of the prices at which the combined entity's securities may trade. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Because these analyses are inherently subject to uncertainty and are based upon numerous factors or events beyond the control of the parties or their advisors, future results may be different from those forecast.

     Banc of America Securities' opinion to Ralcorp's Board of Directors was one of many factors taken into consideration by the Ralcorp Board of Directors in making its determination to approve the reorganization agreement. The foregoing summary is not a complete description of the analyses performed by Banc of America Securities. You should read the entire opinion of Banc of America Securities, which is attached as Annex B.

     Banc of America Securities, as part of its investment banking and financial advisory business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Banc of America Securities or its affiliates have provided in the past and currently provide financial advisory and financing services for Ralcorp and Agribrands and have received, and will receive, fees for the rendering of these services. In the ordinary course of its businesses, Banc of America Securities and its affiliates may actively trade the debt and equity securities of Ralcorp and Agribrands for their own accounts or for the accounts of customers, and, accordingly, may at any time hold long or short positions in such securities.

     Ralcorp engaged Banc of America Securities to explore strategic alternatives, including the possible sale of all or a portion of the stock or assets of Ralcorp. A fee of $2,000,000 will be payable to Banc of America Securities by Ralcorp as compensation for its services, including a fee of $1,750,000 which is payable upon completion of the merger. In addition, Ralcorp has agreed to reimburse Banc of America Securities for its reasonable out-of-pocket expenses, including the fees and expenses of Banc of America
Securities' attorneys, and to indemnify Banc of America Securities against various liabilities, including certain liabilities under the federal securities laws.

     Opinion of A.G. Edwards, Financial Advisor to Ralcorp's Special Committee

     Pursuant to a letter agreement dated July 21, 2000, A.G. Edwards & Sons, Inc. provided to the Ralcorp special committee of independent directors and the Ralcorp Board of Directors a fairness opinion in connection with the proposed reorganization agreement. A.G. Edwards was selected by the Ralcorp special committee to act as its financial advisor based on A.G. Edwards' qualifications, expertise and reputation. A.G. Edwards assisted the Ralcorp special committee in evaluating the significant business terms contained in the reorganization agreement and, at the meetings of the Ralcorp special committee and the Ralcorp Board of Directors on August 7, 2000, A.G. Edwards delivered its oral and written opinion (such written opinion dated August 7, 2000, the "A.G. Edwards opinion") that, as of that date, based upon and subject to the various factors set forth in the opinion, the consideration to be received in the merger by the Ralcorp shareholders was fair, from a financial point of view, to the Ralcorp shareholders.

     In arriving at its opinion, A.G. Edwards analyzed the "Implied Merger Ratio" for Ralcorp shareholders in the merger based upon the relative weighted average consideration to be received for each share of Ralcorp common stock compared to the weighted average consideration to be received for each share of Agribrands common stock. Assuming an all-stock election by the Agribrands and Ralcorp shareholders, the "Implied Merger Ratio" for Agribrands shareholders is
3.0 times the consideration to be received by the Ralcorp shareholders on a per share basis. Assuming a combination cash election for the maximum amount of 20% of the outstanding shares of each of Agribrands and Ralcorp, the "Implied Merger Ratio" for Agribrands shareholders is 2.9 times the consideration to be received by the Ralcorp shareholders on a per share basis. These ratios, based on an all-stock and a maximum cash election, are collectively referred to herein as the "Implied Merger Ratios."

     The full text of the A.G. Edwards opinion which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by A.G. Edwards in rendering such opinion, is attached as Annex C to this joint proxy statement/prospectus. Ralcorp shareholders are urged to, and should, read the A.G. Edwards opinion carefully and in its entirety. The A.G. Edwards opinion was directed to the Ralcorp special committee and the Ralcorp Board of Directors and addresses only the fairness to the Ralcorp shareholders of the consideration to be received in the merger, from a financial point of view, as of the date of the opinion, and does not constitute a recommendation to any holder of Ralcorp common stock as to how to vote with respect to the merger. The summary of the A.G. Edwards opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion.

     In arriving at the A.G. Edwards opinion, A.G. Edwards, among other things:

     o    reviewed the reorganization agreement;

     o reviewed certain publicly-available Ralcorp and Agribrands historical audited financial statements and certain unaudited interim financial statements;

     o reviewed certain internal financial analyses and estimates for Ralcorp and Agribrands prepared by their respective managements;

     o held conversations with Banc of America Securities, representatives of the Ralcorp special committee and legal counsel to the special committee regarding the nature and extent of development of the terms of the reorganization agreement;

     o held discussions with management of Ralcorp and Agribrands regarding the past and current business operations, financial condition and future prospects of Ralcorp and Agribrands, respectively, including discussions relating to the strategic, financial and operational benefits anticipated from the merger;

     o reviewed the pro forma impact of the merger on the earnings per share ("EPS") of Ralcorp;

     o compared certain financial information for Ralcorp and Agribrands with similar information for certain other companies, the securities of which are publicly traded;

     o reviewed the historical trading activity of the Ralcorp common stock and the Agribrands common stock;

     o reviewed the financial terms of certain recent business combinations in the food and agricultural industries; and

     o completed such other studies and analyses as A.G. Edwards considered appropriate.

     A.G. Edwards assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by it for purposes of its opinion. A.G. Edwards was informed and assumed, without independent verification, that the internal financial statements and other financial and operating data, including stand-alone forecasts and estimates of the strategic, financial and operational benefits anticipated from the merger, supplied to, discussed with or otherwise made available to A.G. Edwards by Ralcorp and Agribrands, were reasonably prepared on bases reflecting the best then currently available estimates and judgments of their respective managements as to the expected future financial performance of Ralcorp and Agribrands, in each case, on a stand-alone basis and after giving effect to the merger. A.G. Edwards has not independently verified such information or assumptions nor does it express any opinion with respect thereto. A.G. Edwards did not make any independent valuation or appraisal of the assets or liabilities of Ralcorp or Agribrands nor was A.G. Edwards furnished with any such appraisals. A.G. Edwards assumed that the merger will be accounted for as a purchase business combination in accordance with generally accepted accounting principles and that the merger will be consummated in accordance with the terms set forth in the reorganization agreement, without any waiver by Ralcorp of any material terms or conditions. A.G. Edwards also assumed the merger will not negatively impact the tax-free nature of Agribrands' spin-off from its prior parent company, Ralston Purina.

     The A.G. Edwards opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. The A.G. Edwards opinion as summarized herein is limited to the fairness, from a financial point of view, to the Ralcorp shareholders, of the consideration to be received by the Ralcorp shareholders in the merger. In arriving at its opinion, A.G. Edwards was not authorized to solicit, and did not solicit, interest from any third party with respect to an acquisition, business combination or other extraordinary transaction involving Ralcorp.

     The following is a summary of the analyses performed by A.G. Edwards in arriving at the A.G. Edwards opinion.

     Comparative Stock Price Performance. A.G. Edwards reviewed the recent stock price performance of both the Ralcorp common stock and the Agribrands common stock and compared such performance over various periods since April 1, 1998, the date Agribrands became an independently traded public company. The following table sets forth the relative stock price performance of Ralcorp and Agribrands during a number of periods ending August 4, 2000.

                                                              Percent Change from
                    ------------------- ------------------------------------------------------------
                      August 4, 2000      180 Days     90 Days      60 Days     30 Days     10 Days
                       Share Price          Prior       Prior        Prior       Prior       Prior
------------------- ------------------- ------------ ----------- ----------- ----------- -----------
Ralcorp                   $13.000          -17.13%      -4.59%        0.97%       0.97%      0.00%
Agribrands                $36.563          -14.97%      -6.10%      -12.16%     -11.76%     -0.34%
------------------- ------------------- ------------ ----------- ----------- ----------- -----------

     A.G. Edwards also observed that during the twelve month period ending August 4, 2000 the average differential in the total market capitalization (defined as market value of common equity plus total debt less cash and cash equivalents) to EBITDA (defined as income (loss) from operations before nonrecurring charges, plus depreciation and amortization charged to operations) multiples and the price to earnings multiples for Ralcorp versus Agribrands was
2.6 times and 3.6 times, respectively, with Ralcorp enjoying the higher multiples in both cases.

     Merger Ratio Analysis. A.G. Edwards performed an analysis of the ratios of the closing price of Agribrands common stock to the closing price of Ralcorp common stock (the "Market-Based Ratio") at various points and on average over various periods between April 1, 1998 and August 4, 2000 as compared to the Implied Merger Ratios. The following table sets forth the historical Market-Based Ratios based on arithmetic average prices and weighted average (based on trading volume) prices for a number of periods ending August 4, 2000.

             Analysis of Historical Merger Ratios - Agribrands/Ralcorp
          --------------------------------------------------------------
                                          Arithmetic        Weighted
                                        Average Prices   Average Prices
          ---------------------------- ----------------- ---------------
            10 days                         2.79x            2.79x
            30 days                         2.87x            2.86x
            60 days                         3.03x            3.02x
            90 days                         3.09x            3.12x
           180 days                         2.83x            2.80x

     A.G. Edwards also observed that on September 18, 1998, the Market-Based Ratio was 1.21 times, representing the lowest closing Market-Based Ratio since April 1, 1998. Based on the closing stock prices of Agribrands and Ralcorp and the Market-Based Ratio of 2.81 times on August 4, 2000, A.G. Edwards observed that the Implied Merger Ratio, assuming a full cash election by Agribrands and Ralcorp shareholders, represented for the Agribrands shareholders a 3.4% premium to the Market-Based Ratio on that date. A.G. Edwards also noted that the Implied Merger Ratios were within the range of Market-Based Ratios observed over the periods reviewed.

     Pro Forma Contribution Analysis. A.G. Edwards analyzed the relative pro forma contribution of both Ralcorp and Agribrands to the pro forma combined entity based on Ralcorp's and Agribrands' historical results from operations and the respective companies' projections. For comparative purposes, A.G. Edwards compared Ralcorp's historical last twelve months ended March 31, 2000 to Agribrands' historical last twelve months ended May 31, 2000. This analysis indicated, among other things, that Ralcorp would have contributed 37.2%, 54.1%, 48.9% and 44.5% of the pro forma combined entity's net sales, EBIT (defined as income (loss) from operations before nonrecurring charges), EBITDA and net income, respectively, for the periods analyzed. The analysis also indicated that based on the respective management projections excluding anticipated synergies, Ralcorp would contribute 48.5%, 54.7%, 56.6% and 43.8% of the pro forma combined entity's estimated net sales, EBIT, EBITDA and net income, respectively, in the year ending September 30, 2000 for Ralcorp and August 31, 2000 for Agribrands; and 47.8%, 56.8%, 56.4% and 44.5% of the pro forma combined entity's estimated net sales, EBIT, EBITDA and net income, respectively, for the year ending September 30, 2001 for Ralcorp and August 31, 2001 for Agribrands. A.G. Edwards calculated the implied merger ratios based on each of these contribution percentages and compared them to the Implied Merger Ratios. A.G. Edwards noted that the range of Implied Merger Ratios in the merger was more favorable to Ralcorp shareholders than the implied merger ratios based on the contribution percentages.

     Discounted Cash Flows Analysis. A.G. Edwards analyzed the present value of Ralcorp's and Agribrands' future tax-adjusted operating cash flows, in each case on a stand-alone basis, as projected by Ralcorp's and Agribrands' managements, using discount rates of 10.0%, 11.0%, 12.0%, 13.0% and 14.0% and terminal EBITDA multiples of 5.6 times, 6.6 times and 7.6 times for Ralcorp and 3.0 times, 4.0 times and 5.0 times for Agribrands, reflecting the average differential between the companies' market capitalization to EBITDA multiples over the past twelve months. A.G. Edwards analyzed financial projections for Ralcorp and Agribrands for the fiscal years 2001 to 2005. Based on this analysis and assuming an 11.0% discount rate, A.G. Edwards estimated the present value as of October 1, 2000 and September 1, 2000 of the equity of Ralcorp and Agribrands to range from $564.6 million to $742.1 million and from $511.4 million to $633.2 million, respectively. At an assumed discount rate of 11.0% for both companies, A.G. Edwards estimated the equity contribution by Ralcorp to be 52.5%, 53.3% and 54.0% of the combined pro forma present value based on the range of terminal EBITDA multiples for Ralcorp and Agribrands noted above. A.G. Edwards calculated a range of implied merger ratios based on the relative discounted cash flow valuations and compared them to the Implied Merger Ratios. A.G. Edwards noted that the range of Implied Merger Ratios in the merger was moderately less favorable to Ralcorp shareholders than the implied merger ratios based on the relative discounted cash flow valuations.

     Public Company Trading Analysis. A.G. Edwards compared certain financial information of Ralcorp with that of Agribrands and with that of a group of eight selected large-capitalization public food companies (together, the "Large-Capitalization Companies"), with that of a group of eleven selected medium to small- capitalization public food companies (together, the "Medium and Small-Capitalization Companies") and with that of a group of seven selected agricultural companies (together, the "Agricultural Companies").

     Large-Capitalization Companies were:

              Dean Foods Company
              Flowers Industries, Inc.
              Hormel Foods Corporation
              Interstate Bakeries Corporation
              McCormick & Company, Incorporated
              Smithfield Foods, Inc.
              Suiza Foods Corporation
              Tyson Foods, Inc.

     Medium to Small-Capitalization Companies were:

              American Italian Pasta Co
              Dole Foods Company, Inc.
              The Earthgrains Company
              J&J Snack Foods Corp.
              Lance, Inc.
              Michael Foods, Inc.
              Riviana Foods Inc.
              Seneca Foods Corporation
              The J.M. Smucker Company
              Spigadoro, Inc.
              Universal Foods Corporation

     The Agricultural Companies were:

              Archer-Daniels-Midland Company
              Corn Products International, Inc.
              Midwest Grain Products, Inc.
              Nutreco Holding N.V.
              Omega Protein Corporation
              Ridley Inc.
              Scope Industries

     The financial information reviewed by A.G. Edwards included, among other things, each company's "market multiples" including stock price as a multiple of the last twelve months ("LTM") EPS and calendarized First Call Corporation estimates for 2000 EPS, and each company's total market capitalization (defined as market value of equity plus total debt less cash and cash equivalents) as a multiple of LTM net sales, LTM EBITDA and LTM EBIT. The following table sets forth a comparison of the current market multiples of Ralcorp and Agribrands as of August 4, 2000, the Agribrands implied multiple range based on the Implied Merger Ratios and the ranges and medians of the multiples of the comparable companies categories.


                                                                         Large-                   Medium to
                   Current        Current      Agribrands           Capitalization          Small-Capitalization
                   Ralcorp      Agribrands       Implied               Companies                 Companies
                    Market         Market        Multiple       ------------------------ -------------------------
                  Multiples      Multiples      Range (a)       Range         Median        Range        Median
                 ------------ -------------- --------------- -------------- ------------ -------------  ----------
LTM Sales             0.6x         0.2x        0.2x - 0.2x     0.5x - 1.2x      0.6x      0.4x - 1.8x      0.6x
LTM EBITDA            4.9x         2.5x        2.8x - 2.9x     4.5x - 9.7x      8.1x      3.2x - 7.5x      6.6x
LTM EBIT              7.0x         3.6x        3.9x - 4.1x     7.0x - 15.4x     10.8x     6.8x - 14.8x     9.8x
LTM Net Income       11.1x         8.2x        8.7x - 9.0x     8.1x - 61.0x     15.3x     9.9x - 25.1x     11.9x
2000 EPS             10.6x         7.8x        8.2x - 8.5x    10.2x - 29.5x     12.4x     7.8x - 14.1x     10.6x

--------------
(a)  Based on the range of Implied Merger Ratios of 2.9x to 3.0x.




                         Current        Current       Agribrands
                         Ralcorp      Agribrands        Implied       Agricultural Companies
                         Market         Market         Multiple     --------------- ----------
                        Multiples      Multiples       Range (a)         Range        Median
                       ------------ -------------- ---------------- --------------- ----------
    LTM Sales              0.6x         0.2x           0.2x - 0.2x      0.4x - 1.0x     0.6x
    LTM EBITDA             4.9x         2.5x           2.8x - 2.9x      4.9x - 10.3x    7.5x
    LTM EBIT               7.0x         3.6x           3.9x - 4.1x      10.3x - 16.3x   15.7x
    LTM Net Income         11.1x        8.2x           8.7x - 9.0x      12.4x - 34.4x   23.1x
    2000 EPS               10.6x        7.8x           8.2x - 8.5x      8.4x - 20.9x    13.0x


--------------
(a)  Based on the range of Implied Merger Ratios of 2.9x to 3.0x.

     In certain cases, the range of multiples for the Public Company Trading Analysis excluded certain multiples deemed not meaningful by A.G. Edwards due to unusual factors associated with one or more specific company(ies). No company used in the Public Company Trading Analysis is identical to Ralcorp or Agribrands. A.G. Edwards noted that, in all cases, Ralcorp traded at multiples at or below the median of the three indices of publicly-traded companies and that Agribrands' multiples were below Ralcorp's multiples.

     Analysis of Selected Precedent Transactions. A.G. Edwards reviewed publicly available information regarding 42 completed and five announced but not completed transactions involving the acquisition of food and agricultural companies (collectively the "Precedent Transactions") since January 1997. A.G. Edwards segregated the Precedent Transactions into four categories, three categories involving the acquisition of food companies: (i) Large Transactions ($1 billion in transaction value (defined below) or greater), (ii) Small Transactions ($100 million to $1 billion in transaction value) and (iii) Micro Transactions (less than $100 million in transaction value); and a category involving the acquisition of agricultural companies: (iv) "Agricultural Transactions". A.G. Edwards compared, where available, certain financial measures or market multiples for the Precedent Transactions to the same financial measures for Agribrands. The market multiples reviewed included the transaction value (defined as the value paid for the relevant target company's equity on a fully diluted basis plus total debt less cash and cash equivalents) as a multiple of LTM net sales, LTM EBIT and LTM EBITDA and the equity value to LTM net income. The following tables set forth a comparison of the current market multiples of Ralcorp and Agribrands as of August 4, 2000, the implied multiple range for Agribrands based on the Implied Merger Ratios and the ranges and medians of the multiples of the Precedent Transactions in each of the categories.



                   Current        Current      Agribrands
                   Ralcorp      Agribrands       Implied          Large Transactions         Small Transactions
                    Market         Market        Multiple       ------------------------ -------------------------
                  Multiples      Multiples      Range (a)       Range         Median        Range        Median
                 ------------ -------------- --------------- -------------- ------------ -------------  ----------
LTM Sales            0.6x          0.2x        0.2x - 0.2x     0.4x - 2.9x     1.3x       0.4x - 2.4x      1.2x
LTM EBITDA           4.9x          2.5x        2.8x - 2.9x     6.3x - 14.3x    10.8x      6.1x - 12.8x     9.5x
LTM EBIT             7.0x          3.6x        3.9x - 4.1x     7.5x - 22.3x    12.6x      5.6x - 24.4x     12.0x
LTM Net Income       11.1x         8.2x        8.7x - 9.0x     12.5x - 44.0x   16.8x      9.3x - 55.4x     19.2x


----------
(a)  Based on the range of Implied Merger Ratios of 2.9x to 3.0x.



                   Current        Current      Agribrands
                   Ralcorp      Agribrands       Implied          Micro Transactions         Agricultural Transactions
                    Market         Market        Multiple       ------------------------ -----------------------
                  Multiples      Multiples      Range (a)       Range         Median        Range        Median
                  ------------ -------------- --------------- -------------- ------------ -------------  --------
LTM Sales           0.6x          0.2x         0.2x - 0.2x     0.3x - 1.2x     0.6x       0.3x - 1.2x      0.6x
LTM EBITDA          4.9x          2.5x         2.8x - 2.9x     4.9x - 7.7x     5.7x       3.0x - 7.0x      6.1x
LTM EBIT            7.0x          3.6x         3.9x - 4.1x     6.0x - 14.8x    7.1x       5.8x - 10.8x     8.3x
LTM Net Income      11.1x         8.2x         8.7x - 9.0x     11.7x - 20.9x   16.3x      10.7x - 14.0x    12.4x

----------
(a)  Based on the range of Implied Merger Ratios of 2.9x to 3.0x.

     In certain cases, the range for the Precedent Transactions multiples excluded certain multiples deemed not meaningful by A.G. Edwards due to unusual factors associated with one or more specific transaction(s). No transaction used in the Analysis of Selected Precedent Transactions is identical to the proposed merger. A.G. Edwards noted that in all cases Agribrands' multiples implied in the merger were below the medians of the corresponding multiples paid in the Precedent Transactions.

     Pro Forma Financial Analysis. A.G. Edwards analyzed the pro forma impact of the merger on Ralcorp's estimated earnings per share and cash earnings per share (defined as earnings per share adjusted to add back existing and transaction goodwill amortization) for the calendar years 2000 and 2001 based on a range of possible merger ratios. Such analysis was based on Ralcorp's and Agribrands' respective managements' estimates for the fiscal years ended September 30 for Ralcorp and August 31 for Agribrands. A.G. Edwards' analysis indicated that, assuming the merger is treated as a purchase for accounting purposes and before taking into account any one-time restructuring charges or any cost synergies resulting from the combination, the merger would be expected to result in EPS accretion for Ralcorp shareholders. A.G. Edwards' analysis also indicated that the merger would be expected to result in cash EPS accretion for Ralcorp shareholders. The following tables set forth the Implied Merger Ratio and the estimated EPS and cash EPS accretion to Ralcorp based on an all stock election and an 80% stock and 20% cash election for 2000 and 2001.


                                                          Ralcorp EPS Accretion
                                          ------------------------------------------------------
                               Implied        2000           2000          2001        2001
    Merger Assumption       Merger Ratio      EPS          Cash EPS        EPS       Cash EPS
-------------------------- -------------- ------------ --------------- ----------- -------------
100% Stock                      3.00x         18.1%          6.7%          18.2%       3.5%
80% Stock / 20% Cash            2.91x         33.7%          22.2%         34.3%       19.3%


     Additionally, A.G. Edwards analyzed the pro forma impact of the merger based on revised assumptions in which Agribrands' forecasted pre-tax profitability was reduced by 5.0%, 10.0%, 15.0% and 20.0% per year below management's estimates and assuming no cost saving synergies, and noted the merger would not be expected to be dilutive to EPS based on these revised forecasts.

     The foregoing summary does not purport to be a complete description of all the analyses performed by A.G. Edwards in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. In rendering the A.G. Edwards opinion, A.G. Edwards applied its judgment to a variety of complex analyses and assumptions, considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying the A.G. Edwards opinion. In addition, A.G. Edwards may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be A.G. Edwards' view of the actual value of Ralcorp and Agribrands. In performing its analyses, A.G. Edwards made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Ralcorp or Agribrands. The assumptions made and judgments applied by A.G. Edwards in rendering its opinion are not readily susceptible to description beyond that set forth in the written text of the A.G. Edwards opinion itself. Any estimates contained herein are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. A.G. Edwards does not assume responsibility if future results are different from those projected. The analyses performed were prepared solely as part of A.G. Edwards' analysis of the fairness of the consideration to be received by the Ralcorp shareholders in the merger, from a financial point of view, to the Ralcorp shareholders and were conducted in connection with the delivery of A.G. Edwards' opinion. The analyses do not purport to be appraisals or to reflect the prices at which Ralcorp or Agribrands might actually be sold. As described above under "--Ralcorp's Reasons for the Merger," A.G. Edwards' opinion to the Ralcorp special committee and the Ralcorp Board of Directors was one of many factors taken into consideration by the Ralcorp Board of Directors in making its determination to approve the reorganization agreement. Although A.G. Edwards provided advice to the Ralcorp special committee during the course of the negotiations, the decision to enter into the reorganization agreement and to accept the consideration was solely that of the Ralcorp Board of Directors. A.G. Edwards did not recommend any specific consideration to Ralcorp or that any specific consideration constituted the only appropriate consideration for the merger.

     A.G. Edwards, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. A.G. Edwards is not aware of any relationship that has existed within the last two years or any contemplated relationship between A.G. Edwards, Ralcorp, Agribrands or their respective directors, officers or other affiliates which in its opinion would affect its ability to render a fair and independent opinion in this matter.

     A.G. Edwards received from Ralcorp a fee of $300,000 for its services, including delivery of its fairness opinion. Ralcorp has agreed to reimburse A.G. Edwards for all of its reasonable out-of-pocket expenses and to indemnify A.G. Edwards and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling A.G. Edwards or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to A.G. Edwards' engagement.

     Opinion of Wasserstein Perella, Financial Advisor to Agribrands

     Role of Financial Advisor. Agribrands Board of Directors retained Wasserstein Perella to provide investment banking advice and services in connection with a possible business combination between Agribrands and Ralcorp, including rendering its opinion as to the fairness, from a financial point of view, to the shareholders of Agribrands of the consideration to be received by the shareholders of Agribrands pursuant to the reorganization agreement.

     On August 7, 2000, Wasserstein Perella orally delivered its opinion to the Agribrands Board of Directors, which it later confirmed in a written opinion dated August 7, 2000, to the effect that, as of the date of the opinion and based upon and subject to various assumptions and limitations set forth in the opinion, the consideration provided to Agribrands shareholders pursuant to the reorganization agreement was fair to the shareholders of Agribrands from a financial point of view. Wasserstein Perella also presented to the Agribrands
Board of Directors the analyses described below. Agribrands and Ralcorp determined the amount and the form of consideration through arms-length negotiations and did not base this determination on any recommendation by Wasserstein Perella, although Wasserstein Perella provided advice to Agribrands from time to time during the course of the negotiations and the Agribrands Board of Directors did take into consideration the opinion of Wasserstein Perella, among other factors, in making its determination to recommend the approval of the reorganization agreement by Agribrands shareholders. Agribrands engaged Wasserstein Perella solely as advisor to the Agribrands Board of Directors and Wasserstein Perella did not act as advisor to or agents of any other person.

     The full text of Wasserstein Perella's opinion is attached as Annex D to this proxy statement/prospectus and is incorporated by reference herein. Shareholders of Agribrands are urged to, and should, read the Wasserstein Perella opinion carefully in its entirety for information with respect to the procedures followed, assumptions made, matters considered and limits on the review undertaken by Wasserstein Perella in rendering its opinion. References to Wasserstein Perella's opinion in this joint proxy statement/prospectus and the summary of Wasserstein Perella's opinion in this section of this joint proxy statement/prospectus are qualified in their entirety by reference to Annex D. Wasserstein Perella's opinion addressed only the fairness from a financial point of view to the shareholders of Agribrands of the consideration provided for pursuant to the reorganization agreement. Wasserstein Perella did not express any view on any other aspect of the merger or any other terms of the reorganization agreement. Specifically, the opinion did not address Agribrands' underlying business decision to enter into the reorganization agreement or to effect the transactions contemplated by the reorganization agreement, nor did Wasserstein Perella's opinion address any alternative transaction or business strategy that may have been available to Agribrands. Wasserstein Perella's opinion does not constitute a recommendation to any shareholder of Agribrands as to how such shareholder should vote with respect to the merger, or otherwise act in respect of the merger, and shareholders should not rely upon it as such.

     Matters Reviewed. In arriving at its opinion, Wasserstein Perella reviewed and analyzed, among other things, the following:

     o a draft of the reorganization agreement which, for purposes of the opinion, was assumed not to differ in any material respect from the final form thereof;

     o publicly available business and financial information concerning Agribrands and Ralcorp that Wasserstein Perella believed to be relevant to its analysis;

     o certain financial and operating information with respect to the business, operations and prospects of Agribrands and Ralcorp furnished to it by Agribrands and Ralcorp, as the case may be;

     o historical market prices and trading activity for Agribrands and Ralcorp common stock and a comparison of that trading history with those publicly traded companies selected as being relevant or comparable in certain respects to Agribrands or Ralcorp, as the case may be;

     o comparisons of the historical financial results and present financial condition of Agribrands and Ralcorp with those of other publicly traded companies selected as being relevant or comparable in certain respects to Agribrands and Ralcorp, as the case may be;

     o the financial terms of certain recent acquisitions and business combination transactions in the food and animal feed industries specifically, and in other industries generally, that were considered comparable to the merger or otherwise relevant; and

     o the anticipated pro forma financial effects of the merger on the combined company.

     Wasserstein   Perella  also  held   discussions  with  the  management  and
representatives of Agribrands and Ralcorp concerning:

     o    the historic and current operations of Agribrands and Ralcorp;

     o    their respective financial condition and prospects;

     o    prospective  financial information relating to Agribrands and Ralcorp;
          and

     o    strategic and operating benefits anticipated from the merger.

     Assumptions and Limitations. In its review and analysis and in rendering its opinion, Wasserstein Perella, with Agribrands' consent, assumed and relied without independent verification upon various matters, including:

     o the accuracy and completeness of all historical financial and other information that was publicly available or furnished to Wasserstein Perella by or on behalf of Agribrands and Ralcorp;

     o the reasonableness and accuracy of the financial estimates, forecasts and analyses provided to Wasserstein Perella by or on behalf of Agribrands and Ralcorp, and which Wasserstein Perella assumed were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of Agribrands' and Ralcorp's management, as the case may be;

     o that obtaining regulatory and other approvals and third-party consents required for consummation of the merger would not have an adverse impact on Agribrands or Ralcorp or on the anticipated benefits of the transaction;

     o that the merger would qualify as a tax-free reorganization for United States Federal tax purposes; and

     o that the transactions described in the reorganization agreement would be consummated without waiver or modification of any of the material terms or conditions contained in the reorganization agreement.

       Among the limitations on the opinion are:

     o the Wasserstein Perella opinion is for the use and benefit of the Agribrands Board of Directors and was rendered to the Agribrands board in connection with its consideration of the merger;

     o the opinion of Wasserstein Perella does not address the merits of the underlying business decision by Agribrands to effect the merger, the effect on Agribrands of the merger or the prospective prices or trading ranges at which shares of Ralcorp common stock will trade up to the merger or at which shares Newco will trade following the merger;

     o the Wasserstein Perella opinion is directed only to the fairness, from a financial point of view, of the consideration to the holders of Agribrands common stock (other than Mr. Stiritz and Mr. Micheletto) and does not constitute a recommendation to any Agribrands shareholder as to how such shareholder should vote with respect to the merger and should not be relied upon by any holder in respect of that matter;

     o Wasserstein Perella did not review any of the books and records of Agribrands or Ralcorp;

     o Wasserstein Perella did not conduct a physical inspection of the properties or facilities of Agribrands or Ralcorp or obtain or make an independent valuation or appraisal of the assets or liabilities of Agribrands or Ralcorp, and no such independent valuation or appraisal of that type was provided to it; and

     o Wasserstein Perella was not authorized to and did not solicit third party indications of interest in acquiring all or any part of Agribrands, or investigate any alternative transactions that may be available to the company.

     The Wasserstein Perella opinion is necessarily based upon economic and market conditions and other circumstances existing as of the date of the opinion and, accordingly, does not address the fairness of the consideration to the Agribrands shareholders as of any other date. Additionally, forecasts of future results of operations prepared by Agribrands and Ralcorp and relied on by Wasserstein Perella may not be indicative of future results, which may be significantly more or less favorable than suggested by the forecasts, because the forecasts contain assumptions as to industry performance, general business and economic conditions and other matters beyond the control of Agribrands and Ralcorp. See "Risk Factors" for a discussion of certain risk factors relating to Agribrands and Ralcorp.

     Analyses Performed. In arriving at its opinion, Wasserstein Perella performed quantitative analyses and considered a number of factors. The preparation of opinions as to the fairness of a transaction from a financial point of view involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the applications of those methods to the particular circumstances. In arriving at its opinion, Wasserstein Perella did not attribute any relative weight to any analysis or factor considered but rather made qualitative judgments as to the significance and relevance of each analysis and factor.

     The following is a summary of the material financial analyses performed by Wasserstein Perella in connection with providing its opinion to the Agribrands Board of Directors. Certain of the summaries of financial analyses include information presented in tabular form. In order to fully understand the financial analyses used by Wasserstein Perella, the tables must be read together with the text accompanying the tables. The tables alone do not constitute a complete description of the financial analyses. In particular, you should note that, in applying the various valuation methods to the particular circumstances of Agribrands, Ralcorp and the merger, Wasserstein Perella made qualitative judgments as to the significance and relevance of each analysis and factor. In addition, Wasserstein Perella made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Agribrands and Ralcorp. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of the analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Wasserstein Perella opinion.

     Summary Contribution Analysis. A contribution analysis measures the relative contribution of Agribrands and Ralcorp to the combined company for various financial measures such as EBITDA, EBIT and net income as well as equity market value and enterprise value. For this analysis, Wasserstein Perella analyzed the respective financial contributions of Agribrands and Ralcorp to the combined companies' forecasted results for fiscal year 2000 reflected in the prospective financial information for Agribrands and Ralcorp.

     The following table presents the relative contribution of Agribrands to the combined company's estimated 2000 revenues, EBITDA, EBIT and net income contained in the prospective financial information described above, excluding estimated operating synergies and strategic benefits which the management of Agribrands believe would result from the merger, and the equity market value and enterprise value (calculated as the equity market value and all interest bearing liabilities and minority interests, and subtracting the enterprise's cash and cash equivalents and short term investments) based upon the prospective financial information described above and the closing stock prices for Agribrands, Ralcorp and Vail Resorts (Ralcorp owning approximately 21.8% of Vail Resort's outstanding stock) on August 4, 2000.

                                         Agribrands         Ralcorp
                                     -----------------  ----------------
   Ownership implied by merger
     consideration *                        49.6%            50.4%

   Contribution of:
     2000E Revenues **                      51.5%            48.5%
     2000E EBITDA **                        43.1%            56.9%
     2000E EBIT **                          46.0%            54.0%
     2000E Net Income **                    55.6%            44.4%
     Equity Market Value                    48.0%            52.0%
     Enterprise Value                       30.2%            69.8%

 --------

* Assuming shareholders of both Agribrands and Ralcorp elect to receive the maximum allowable percentage of merger consideration in cash.

** "E" indicates estimate contained in the prospective financial information described above.

     Pro Forma Merger Analysis. Wasserstein Perella analyzed the pro forma impact of the merger on Ralcorp's earnings per share and cash earnings per share based on forecasted results for fiscal 2001 reflected in the prospective financial information for Agribrands and Ralcorp. Using these forecasts and excluding any estimated synergies, Wasserstein Perella noted that the merger would be accretive to Ralcorp's fully diluted earnings and cash earnings in 2001, in each case compared to Ralcorp on a stand-alone basis.

     Analysis of Comparable Acquisitions. Wasserstein Perella reviewed publicly available information to determine the purchase prices and multiples paid in certain other transactions recently effected involving target companies which were similar to Agribrands, respectively, in terms of business mix, product portfolio and/or markets served that Wasserstein Perella considered comparable. Wasserstein Perella calculated the enterprise value of such comparable transactions and applied it to certain historical financial criteria of the acquired business, including EBITDA for the trailing 12-month period. The following table presents the range of implied prices per Agribrands common stock from the selected transactions:

                                                 Comparable
                                                Acquisitions       Agribrands
                                              -----------------  ---------------
   Enterprise Value to Trailing 12 Month
           EBITDA                                5.0x - 7.0x          2.9x

     Because the circumstances surrounding each of the transactions analyzed were so diverse and because of the inherent differences in the businesses, operations, financial condition and prospects of Agribrands and the companies included in the comparable transactions group, Wasserstein Perella believed that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the merger. Wasserstein Perella believed that the appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning the differences between the characteristics of these transactions and companies and the merger and Agribrands which would affect the acquisition values of those acquired companies and Agribrands. Instead, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics of Agribrands and other factors that could affect the public trading values of the companies to which it is being compared.

     Comparable Companies Trading Analysis. Wasserstein Perella reviewed the stock market trading multiples and certain other financial characteristics for selected companies that Wasserstein Perella deemed comparable to Agribrands. Using publicly available information, Wasserstein Perella calculated and analyzed the common equity market value multiples of certain historical and projected financial criteria, such as net income, and the enterprise value multiples of certain historical financial criteria, such as revenues, EBITDA and EBIT, as of August 4, 2000, the last trading day prior to the Agribrands Board of Directors meeting to consider the potential merger.

     The following table presents the range of implied prices per Agribrands common stock based upon enterprise value multiples of EBITDA for the preceding 12 months.

                                                 Comparable
                                                Acquisitions       Agribrands
                                              -----------------  ---------------
   Enterprise Value to Trailing 12 Month
           EBITDA                                5.0x - 7.0x          2.9x

     Because of the inherent differences between the businesses, operations, financial condition and prospects of Agribrands and the businesses, operations, financial condition and prospects of the companies included in the comparable company group, Wasserstein Perella believed that it is inappropriate to, and therefore Wasserstein Perella did not, rely solely on the quantitative results of the comparable company analysis. Accordingly, Wasserstein Perella also made qualitative judgments concerning differences between the financial and operating characteristics of Agribrands and companies in the comparable company group that would affect the public trading values of Agribrands and such comparable companies.

     Discounted Cash Flow Analysis. Wasserstein Perella also performed a discounted cash flow analysis to generate an estimate of the net present value of the projected after-tax unlevered free cash flows based upon Agribrands' financial forecasts. For this purpose, after-tax unlevered free cash flows are defined as operating cash flow available after working capital, capital spending including acquisitions, tax and other operating requirements. Utilizing the financial forecasts furnished by Agribrands, Wasserstein Perella calculated a range of present values for Agribrands, on a stand alone basis, of $52.18 to $66.39 per share, using a range of after-tax discount rates from 11.0% to 13.0% and an estimated terminal value based upon a range of perpetuity growth rates from 0.0% to 2.0%.

     Merger Ratio Analysis. Wasserstein Perella reviewed the ratios of Agribrands' implied common stock price to Ralcorp's implied common stock price based upon various valuation methodologies analyzed for each company. Under each valuation methodology, Wasserstein Perella calculated a range of implied merger ratios where the low end of the range was derived by utilizing the high end of the range of values for Ralcorp' common stock price and the low end of the range of values for Agribrands' common stock price while the high end of the range of implied merger ratios was derived by utilizing the low end of the range of values for Ralcorp' common stock price and the high end of the range of values for Agribrands' common stock price. The following table presents the merger ratios calculated by Wasserstein Perella in this analysis under each valuation methodology:

                                       Range of Implied Merger Ratios
                                  ---------------------------------------
   Valuation Methodology:              Low                    High
                                  -----------------  --------------------
   Comparable companies               2.4735                 4.6194
   Comparable acquisitions            2.1510                 3.8047
   Discounted cash flows              1.4075                 2.8736

     In addition, Wasserstein Perella also reviewed the merger ratios of the historical closing stock prices of Agribrands common stock to Ralcorp common stock over certain periods between March 27, 1998 (the date Agribrands was spun-off from Ralston Purina) and August 4, 2000. The following table presents the merger ratios calculated by Wasserstein Perella in this analysis:


          Time Interval:                            Implied Merger Ratio
          --------------                            --------------------
     Average since Agribrands spin-off                     2.1946
      (March 27, 1998 to August 4, 2000)

     One year average                                      2.7228
      (August 5, 1999 to August 4, 2000)

     One month average                                     2.8724
      (July 5, 2000 to August 4, 2000)

     August 4, 2000                                        2.8125

     The merger ratio in the merger for the stock portion of the merger consideration is 3.0000 shares of Agribrands common stock to 1.0000 share of Ralcorp common stock.

     Other. In addition to the analyses outlined above, Wasserstein Perella conducted such other financial studies, analyses and investigations and considered such other factors it deemed appropriate for purposes of its opinion.

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

     General Information. No company or transaction used in the foregoing analyses is identical to Agribrands, Ralcorp or the transactions contemplated by the reorganization agreement. The analyses described above were performed solely as a part of the analytical process utilized by Wasserstein Perella in connection with its analysis of the transaction and do not purport to be appraisals or to reflect the prices at which a company may enter into a business combination or sale transaction.

     Wasserstein Perella is an investment banking and advisory firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with:

     o    mergers and acquisitions;

     o    negotiated underwritings;

     o    competitive bids;

     o    secondary distributions of listed and unlisted securities;

     o    private placements; and

     o    valuations for corporate and other purposes.

     The Agribrands Board of Directors selected Wasserstein Perella as its financial advisor in connection with the proposed merger because Wasserstein Perella is an internationally recognized investment banking firm and representatives of Wasserstein Perella have substantial experience in transactions similar to the merger and the valuation of companies.

     As compensation for its services in connection with the merger, Agribrands has agreed to pay Wasserstein Perella fees of $2 million for providing financial advisory services in connection with the merger, including providing the opinion described above. $1.75 million of such transaction fee is contingent upon the consummation of the merger. In addition, Agribrands has agreed, among other things, to reimburse Wasserstein Perella for the expenses reasonably incurred in connection with its engagement (including counsel fees and expenses) and to indemnify Wasserstein Perella and certain related parties from certain liabilities that may arise out of its engagement by Agribrands, which may include certain liabilities under the federal securities laws.

     In addition, Wasserstein Perella has performed various investment banking services for Agribrands from time to time in the past and has received customary fees for rendering such services. Wasserstein Perella has performed various investment banking services for Ralcorp from time to time in the past and have received customary fees for rendering such services. In addition, from time to time in the past Wasserstein Perella has performed various investment banking services for entities for which Mr. Stiritz (Chairman of Agribrands) serves as chairman and has received customary fees for rendering such services.

     In the ordinary course of its business, Wasserstein Perella may actively trade the debt and equity securities of Agribrands and Ralcorp for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities.

     Opinion of Houlihan  Lokey  Howard & Zukin  Capital

     Houlihan Lokey was retained by the special committee of independent directors of the Agribrands Board of Directors for the sole purpose of rendering an opinion as to the fairness, from a financial point of view, to holders of Agribrands common stock (other than director shareholders) of the consideration being offered to Agribrands' shareholders under the merger. Houlihan Lokey was not retained to render, and has not rendered, any financial advisory or other services to the special committee, Agribrands or any other participant in the merger.

     At the August 7, 2000 meeting of the special committee, Houlihan Lokey delivered its written opinion to the effect that, based upon and subject to the considerations and limitations set forth in the opinion, its work described below and other factors it deemed relevant, as of August 7, 2000, the Agribrands merger ratio and the cash payment of $39 per share for up to 20% of Agribands' outstanding stock was fair, from a financial point of view, to the holders of Agribrands common stock (other than director shareholders). This opinion will not be updated prior to consummation of the merger.

     THE COMPLETE TEXT OF HOULIHAN LOKEY'S OPINION IS INCLUDED AS ANNEX E TO THIS JOINT PROXY STATEMENT/PROSPECTUS. THE SUMMARY OF THE OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

AGRIBRANDS SHAREHOLDERS ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED AND THE ASSUMPTIONS AND QUALIFICATIONS MADE BY HOULIHAN LOKEY.

     Houlihan Lokey's opinion to the special committee addresses only the fairness from a financial point of view of the consideration to be received by the Agribrands shareholders (other than director shareholders), and does not constitute a recommendation to any shareholder of Agribrands as to whether to vote to approve the merger. Houlihan Lokey's opinion does not address Agribrands' underlying business decision to effect the Agribrands Merger. Houlihan Lokey was not requested to, and did not, solicit third-party indications of interest in acquiring all or part of Agribrands. Furthermore, Houlihan Lokey did not advise the special committee with respect to alternatives to the merger. Houlihan Lokey was not asked to consider, and its opinion does not in any manner address, the value of Newco's common stock or the price at which Newco's common stock will actually trade following consummation of the merger.

     In arriving at its opinion, among other things, Houlihan Lokey:

     o reviewed Agribrands' Forms 10-K and the related financial information for the two fiscal years ended August 31, 1999, and the Forms 10-Q and the related unaudited financial information for the quarterly periods ended November 30, 1999, February 28, 2000 and May 31, 2000, and Agribrands-prepared interim financial information since May 31, 2000;

     o reviewed Ralcorp's Forms 10-K and the related financial information for the four fiscal years ended September 30, 1999, and the Forms 10-Q and the related unaudited financial information for the quarterly periods ended December 31, 1999 and March 31, 2000, and Ralcorp-prepared interim financial information since March 31, 2000;

     o reviewed a draft copy of the reorganization agreement dated as of August 7, 2000, and assumed no material changes in the form actually executed by Agribrands;

     o met with certain members of the senior management of Agribrands to discuss the operations, financial condition, future prospects and projected operations and performance of Agribrands, and met with representatives of Agribrands' investment bankers and counsel to discuss certain matters;

     o met with certain members of the senior management of Ralcorp to discuss the operations, financial condition, future prospects and projected operations and performance of Ralcorp;

     o    visited the business offices of Agribrands and Ralcorp;

     o reviewed forecasts and estimates prepared by Agribrands' management with respect to Agribrands;

     o reviewed forecasts and estimates prepared by Ralcorp's management with respect to Ralcorp;

     o    reviewed  certain   information   regarding   Agribrands  and  Ralcorp
          including investment research reports, news announcements and press releases, and other public disclosures;

     o    reviewed  the   historical   market  prices  and  trading  volume  for
          Agribrands' and Ralcorp's publicly traded securities;

     o reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed comparable to Agribrands and Ralcorp, and publicly available prices and premiums paid in other transactions that Houlihan Lokey deemed to be relevant; and

     o conducted such other studies, analyses and inquiries as it deemed appropriate.

     Houlihan Lokey relied upon and assumed, without independent verification, that the forecasts and estimates provided to it were reasonably prepared and reflected the best currently available estimates of the future financial results and condition of Agribrands and Ralcorp. Houlihan Lokey also relied on managements' assurances that there had been no material change in the assets, financial condition, business or prospects of Agribrands and Ralcorp since the date of the most recent financial statements, forecasts and estimates provided to Houlihan Lokey.

     Houlihan Lokey did not independently verify the accuracy and completeness of the information supplied to it with respect to Agribrands or Ralcorp and does not assume any responsibility with respect to it. Houlihan Lokey has not made any independent appraisal of any of the properties or assets of Agribrands or Ralcorp. Houlihan Lokey's opinion was necessarily based on business, economic, market and other conditions as they existed and could be evaluated by it as of August 7, 2000.

     In arriving at its opinion, Houlihan Lokey assumed that the tax effects of the merger of Agribrands and Ralcorp will be as described under "-- Material United States Federal Income Tax Consequences of the Merger" on page 63.

     In its analyses, Houlihan Lokey made numerous assumptions with respect to Agribrands and Ralcorp, industry performance, general business, economic, market and financial conditions, and other matters, many of which are beyond the control of Agribrands and Ralcorp. Any estimates contained in Houlihan Lokey's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because these estimates are inherently subject to uncertainty, Houlihan Lokey assumes no responsibility if future results or actual values differ materially from the estimates. Houlihan Lokey's analyses were prepared solely as part of its analysis of the fairness of the Agribrands merger ratio and the cash payment of $39.00 per share for up to 20% of Agribands' outstanding stock and were provided to the Agribrands special committee in that connection. Furthermore, the opinion of Houlihan Lokey was only one of the factors taken into consideration by the Agribrands special committee in making its determination to recommend that the Agribrands Board of Directors approve the merger.

     As described below under "Assessment of Public Stock Trading History of Agribrands and Ralcorp" and "Selected Companies Analysis," Houlihan Lokey reviewed and compared certain actual and estimated financial information relating to Agribrands and Ralcorp to corresponding financial information, ratios and public market multiples for a number of other publicly-traded corporations. For purposes of its Agribrands analysis, Houlihan Lokey selected Anderson's, Inc., Archer-Daniels-Midland Company, Midwest Grain Products, Inc., Nutreco Holding NV, Ridley Corporation Limited and Saskatchewan Wheat Pool (individually, a "Selected Company" and collectively, the "Agribrands Selected Companies"). For purposes of its Ralcorp analysis, Houlihan Lokey selected General Mills, Inc., Keebler Foods Company, Kellogg Company, Nabisco Group Holdings Corporation, Quaker Oats Company, American Italian Pasta Company, Dean Foods Company, Interstate Bakeries Corporation, Lance, Inc., Riviana Foods, Inc., Smucker (JM) Company, Suiza Foods Corporation and Tasty Baking Company (individually, a "Selected Company" and collectively, the "Ralcorp Selected Companies").

     No Selected Company used in Houlihan Lokey's analysis as a comparison was identical to Agribrands or Ralcorp. Accordingly, Houlihan Lokey's analysis necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of Agribrands and Ralcorp and the companies to which they were compared. In addition, Houlihan Lokey advised the special committee of certain special factors. First, with respect to Agribrands, Houlihan Lokey advised that Agribrands has very unique business characteristics; as a result, no companies were found that were identical or directly comparable to Agribrands. For purposes of certain of its Agribrands analyses, Houlihan Lokey therefore selected six publicly-held companies, three domestic and three foreign, which it deemed to be relevant. With respect to Ralcorp, the Ralcorp Selected Companies are comprised of two different categories of companies. Eight of the Ralcorp Selected Companies are "Private Label - Mid-Cap Companies." While substantially all of Ralcorp's business is private label, "Branded Label - Large Cap Companies" were also deemed to be relevant; accordingly, five of these companies were also included in the Ralcorp Selected Companies. In light of the foregoing, the resulting analyses are inherently subject to substantial uncertainty.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In rendering its fairness opinion and making its written and oral presentations to the special committee, Houlihan Lokey performed a variety of financial and comparative analyses and considered a variety of factors. Houlihan Lokey did not attribute any particular weight to any analysis or factor; rather, Houlihan Lokey made its determination on the basis of qualitative judgments regarding the significance and relevance of each analysis and factor. The following is a brief summary and general description of the methodologies utilized by Houlihan Lokey. The summary does not purport to be a complete statement of the analyses and procedures applied, the judgments made or the conclusion reached by Houlihan Lokey or a complete description of its presentation. Houlihan Lokey believes, and so advised the special committee, that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its analyses and opinions.

     Assessment Of Market Trading Of Agribrands And Ralcorp Common Stock. Houlihan Lokey analyzed the one-month, three-month, six-month and twelve-month daily trading volume and the 10-day, 30-day, 60-day and 180-day historical volatility of the common stock of each of Agribrands and Ralcorp. Additionally, Houlihan Lokey considered the institutional ownership, common stock public float and analyst following of each company. Houlihan Lokey then compared the ratios of Agribrands' and Ralcorp's trading volumes to the trading volumes of the Agribrands Selected Companies and the Ralcorp Selected Companies, respectively.

     For Agribrands, Houlihan Lokey noted that the 30-day and 6-month median daily trading volume for the Agribrands Selected Companies as a percent of common shares outstanding were approximately 0.185% and 0.222%, respectively, compared to the 30-day and 6-month daily trading volume of 0.143% and 0.231%, respectively, for Agribrands. Houlihan Lokey also noted that the median ratio of public float to total shares outstanding was approximately 89% for the three domestic Agribrands Selected Companies compared to approximately 90% for Agribrands. Accordingly, Houlihan Lokey concluded that Agribrands' common stock trading activity is lower than the trading activity of the Agribrands Selected Companies and has a float ratio (float to total shares outstanding) similar to the float ratio of the Agribrands Selected Companies.

     For Ralcorp, Houlihan Lokey noted that the 30-day and 6-month median daily trading volume for the Ralcorp Selected Companies as a percent of common shares outstanding were approximately 0.458% and 0.441%, respectively, compared to the 30-day and 6-month median daily trading volume of 0.215% and 0.258%, respectively, for Ralcorp. Houlihan Lokey also noted that the median ratio of public float to total shares outstanding was approximately 88% for the Ralcorp Selected Companies compared to approximately 96% for Ralcorp. Accordingly, Houlihan Lokey concluded that Ralcorp's common stock trading activity is lower than the trading activity of the Ralcorp Selected companies and has a slightly greater float than the shares of the Ralcorp Selected Companies (as a percent of shares outstanding).

     Merger Ratio Analysis. Houlihan Lokey analyzed the ratio of closing prices of Agribrands common shares to the closing price of Ralcorp common shares over several periods from August 4, 1999 through August 3, 2000. The following chart summarizes the historical merger ratios:

                         [Graph showing the following:]

                        Spot Price (8/3/00)       2.79x
                        30 Day Average            2.87x
                        60 Day Average            3.04x
                        90 Day Average            3.09x
                        180 Day Average           2.83x
                        One-Year Average          2.69x
                        52 Week High              2.61x
                        52 Week Low               2.94x

     Assessment Of Accretion/Dilution To Agribrands' Public Shareholders. Based on estimates provided by management of Agribrands and Ralcorp, Houlihan Lokey analyzed the impact to earnings with respect to Agribrands' shareholders due to the merger. In its analysis, Houlihan Lokey considered the impact under two scenarios: (i) no cash election is exercised by Agribrands and Ralcorp shareholders, and (ii) all shareholders of Agribrands and Ralcorp exercise their maximum 20% cash election. Under the no cash election scenario, the merger is projected to dilute Agribrands' earnings per share by $0.37 and $0.63 for fiscal year 2000 and 2001, respectively. However, if all of the shareholders of Agribrands and Ralcorp exercise their maximum cash election of 20% the merger is projected to be accretive in the amount of $0.64 per share in 2000 and dilutive in the amount of $0.04 per share in 2001.

     Selected Companies Analysis. Houlihan Lokey performed a market multiple analysis, involving the multiplication of various earnings and cash flow measures by appropriate risk-adjusted multiples. Multiples were determined through an analysis of the Agribrands Selected Companies and the Ralcorp Selected Companies, selected as described above. Earnings and cash flow multiples were calculated for each Selected Company based upon daily trading prices. A comparative risk analysis between Agribrands and Ralcorp and the respective Selected Companies formed the basis for the selection of appropriate risk adjusted multiples. The risk analysis incorporates both quantitative and qualitative risk factors, which relate to, among other things, the nature of the industries in which Agribrands, Ralcorp and the Selected Companies are engaged.

     For the Agribrands Selected Companies, Houlihan Lokey calculated the "aggregate equity" (defined as the total common shares outstanding times the current stock price at the date of valuation) and "enterprise value" (defined as aggregate equity, plus interest-bearing debt net of cash) for each of the Selected Companies. Additionally, Houlihan Lokey calculated the enterprise value to EBITDA and EBIT and aggregate equity to earnings and cash flow for each of the Agribrands Selected Companies. A range of enterprise values for Agribrands were calculated utilizing multiples of EBITDA and EBIT. The latest twelve months EBITDA multiples for the Selected Companies ranged from 4.9x to 10.1x with a median of 8.5x; and the latest twelve months EBIT multiples ranged from 12.8x to 33.9x with a median of 16.0x. The projected next twelve months EBITDA multiples ranged from 3.6x to 5.8x with a median of 5.4x; and the projected next twelve months EBIT multiples ranged from 7.4x to 8.3x with a median of 7.8x. Houlihan Lokey also analyzed price to earnings multiples and price to cash flow multiples of the Selected Companies. The price to earnings multiples for the latest twelve months ranged from 7.2x to 27.3x with a median of 20.8x; and the price to cash flow multiples for the latest twelve months ranged from 2.4x to 13.4x with a median of 4.6x. The price to earnings multiples for the projected next twelve months ranged from 6.3x to 11.5x with a median of 10.5x; and the price to cash flow multiples for the projected next twelve months ranged from 3.0x to 5.2x with a median of 3.8x. Since the price to earnings and cash flow multiples yield aggregate equity values, interest-bearing debt, net of cash, must be added to arrive at enterprise value. These multiples represent a marketable minority position. Based on this analysis, the implied value per common share on a fully diluted basis of a marketable minority interest in Agribrands ranged from $46.60 to $52.93.

     For the Ralcorp Selected Companies, Houlihan Lokey calculated the aggregate equity and the enterprise value for each of the Ralcorp Selected Companies. A range of enterprise values for Ralcorp were calculated as multiples of EBITDA, EBIT and revenue. For the Branded Label/Large Cap Selected Companies, the latest twelve months EBITDA multiples ranged from 9.4x to 12.1x with a median of 11.5x; the latest twelve months EBIT multiples ranged from 11.8x to 16.3x with a median of 13.5x; and the latest twelve months revenue multiples ranged from 1.61x to 2.03x with a median of 1.86x. The projected next twelve months EBITDA multiples ranged from 8.2x to 12.0x with a median of 10.0x; and the projected next twelve months EBIT multiples ranged from 10.0x to 14.3x with a median of 11.4x. For the Private Label/Mid Cap Selected Companies, the latest twelve months EBITDA multiples ranged from 4.9x to 8.5x with a median of 6.5x; the latest twelve months EBIT multiples ranged from 6.9x to 12.0x with a median of 9.5x; and the latest twelve months revenue multiples ranged from 0.49x to 1.86x with a median of 0.68x. The projected next twelve months EBITDA multiples ranged from 4.5x to 8.2x with a median of 5.6x; and the projected next twelve months EBIT multiples ranged from 7.4x to 11.4x with a median of 7.6x. Houlihan Lokey also analyzed price to earnings multiples and price to cash flow multiples. For the Branded Label/Large Cap Selected Companies, the price to earnings multiples for the latest twelve months ranged from 17.2x to 35.7x with a median of 19.1x; and the price to cash flow multiples for the latest twelve months ranged from 12.2x to 19.1x with a median of 15.1x. The price to earnings multiples for the projected next twelve months ranged from 15.5x to 24.0x with a median of 19.1x; and the price to cash flow multiples for the projected next twelve months ranged from 11.0x to 16.5x with a median of 12.7x. For the Private Label/Mid Cap Selected Companies, the price to earnings multiples for the latest twelve months ranged from 9.1x to 14.5x with a median of 11.9x; and the price to cash flow multiples for the latest twelve months ranged from 5.3x to 9.0x with a median of 6.4x. The price to earnings multiples for the projected next twelve months ranged from 10.6x to 11.2x with a median of 10.8x; and the price to cash flow multiples for the projected next twelve months ranged from 5.0x to 7.4x with a median of 5.7x. Since the price to earnings and cash flow multiples yield aggregate equity values, interest-bearing debt, net of cash must be added to arrive at enterprise value. These multiples represent a marketable minority position. Based on this analysis, the implied value per common share on a fully diluted basis of a marketable minority interest in Ralcorp ranged from $14.53 to $17.69.

     Selected Transactions Analysis. For Agribrands, Houlihan Lokey analyzed the multiples of certain financial performance measures implied by the consideration paid to the shareholders of the acquired companies in 16 merger and acquisition transactions deemed relevant to Agribrands, but in which control premiums were paid. Among other factors, Houlihan Lokey considered that the merger and acquisition transaction environment varies over time. For each acquired company, Houlihan Lokey considered the implied multiples of enterprise value to latest twelve month EBITDA, EBIT and revenue. No company or transaction used in this analysis was directly comparable to Agribrands or the merger. Accordingly, Houlihan Lokey's analysis of the selected transactions involved complex considerations and judgments concerning, among other things, differences in


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

financial and operating characteristics of the companies that could affect public trading values.

     The latest twelve months EBITDA multiples ranged from 5.4x to 15.2x with a median of 8.3x. The latest twelve months EBIT multiples ranged from 6.0x to 15.5x with a median of 9.6x. The latest twelve months revenue ranged from 0.1x to 1.5x with a median of 0.6x. However, these multiples were derived from transactions in which control premiums were paid; the selected transactions analyzed did not include any merger of equals strategic combinations, such as the merger, in which control premiums are not paid. Accordingly, Houlihan Lokey determined to apply a minority interest discount of 16.7% to the foregoing multiples. This resulted in an implied value per common share on a fully diluted basis for a marketable minority interest in Agribrands of between $41.14 and $46.03.

     For Ralcorp, Houlihan Lokey analyzed the multiples of certain financial performance measures implied by the consideration paid to the shareholders of the acquired companies in 66 merger and acquisition transactions deemed relevant to Ralcorp. Among other factors, Houlihan Lokey considered that the merger and acquisition transaction environment varies over time. For each acquired company, Houlihan Lokey considered the implied multiples of enterprise value to latest twelve month EBITDA, EBIT and revenue. No company or transaction used in this analysis was directly comparable to Ralcorp or the merger. Accordingly, Houlihan Lokey's analysis of the selected transactions involved complex considerations and judgments concerning, among other things, differences in financial and operating characteristics of the companies that could affect public trading values.

     The latest twelve months EBITDA multiples ranged from 5.3x to 27.0x with a median of 8.5x. The latest twelve months EBIT multiples ranged from 5.5x to 255.1x with a median of 14.2x. The latest twelve months revenue multiples ranged from 0.3x to 4.2x with a median of 1.0x. However, these multiples were derived from transactions in which control premiums were paid; the selected transactions analyzed did not include any merger of equals strategic combinations, such as the merger, in which control premiums are not paid. Accordingly, Houlihan Lokey determined to apply a minority interest discount of 16.7% to the foregoing multiples. This resulted in an implied value per common share on a fully diluted basis for a marketable minority interest in Ralcorp of between $9.34 and $22.78.

     Discounted Cash Flow Analysis. Houlihan Lokey performed discounted cash flow analyses for the projected unlevered after tax cash flows of Agribrands. In conducting its analysis, Houlihan Lokey relied on certain assumptions, financial forecasts and other information provided by the management of Agribrands with respect to Agribrands. The enterprise value indications from the discounted cash flow analysis of the projected free cash flow were determined by adding (x) the present value of the projected free cash flows and (y) the present value of the estimated terminal values. The terminal values were calculated using a range of multiples of EBITDA from 4.0x to 5.0x. The unlevered after-tax discount rates utilized in the discounted cash flow analysis ranged from 13.0% to 15.0%. After applying a 16.7% minority interest discount, the implied value of Agribrands based on management's forecasts was $37.64 to $43.23 for a marketable minority interest value per share of Agribrands common stock on a fully diluted basis.

     Houlihan Lokey also performed discounted cash flow analyses for the projected unlevered after tax cash flows of Ralcorp. In conducting its analysis, Houlihan Lokey relied on certain assumptions, financial forecasts and other information provided by the management of Ralcorp with respect to Ralcorp. The enterprise value indications from the discounted cash flow analysis of the projected free cash flow were determined by adding (x) the present value of the projected free cash flows and (y) the present value of the estimated terminal values. The terminal values were calculated using a range of multiples of EBITDA from 5.5x to 6.5x. The unlevered after-tax discount rates utilized in the discounted cash flow analysis ranged from 12.0% to 14.0%. After applying a 16.7% minority interest discount, the implied value of Ralcorp based on management's forecasts was $14.61 to $18.30 for a minority interest value per share of Ralcorp common stock on a fully diluted basis.

     Houlihan Lokey is a nationally recognized investment banking firm with experience and expertise in, among other things, valuing businesses and securities and rendering fairness opinions. Houlihan Lokey is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, private placements of debt and equity, corporate reorganizations, employee stock ownership plans and other purposes. Agribrands special committee selected Houlihan Lokey because of this recognized experience and expertise. Houlihan Lokey does not beneficially own any interest in Agribrands or Ralcorp.

     Pursuant to its agreement with Houlihan Lokey, Agribrands has paid Houlihan Lokey a fee of $300,000 for the preparation and delivery of its fairness opinion. No portion of Houlihan Lokey's fee was contingent upon the successful completion of the merger. In addition, Agribrands has agreed to reimburse


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Houlihan  Lokey  for  its  reasonable  out-of-pocket  expenses,   including  the
reasonable fees and expenses of its attorneys, and to indemnify Houlihan Lokey and certain related persons against certain liabilities (including liabilities under the federal securities laws) arising out of or relating to its engagement.

Interests of Certain Agribrands Directors and Executive Officers in the Merger

     In considering the recommendation of the Agribrands Board of Directors to approve the reorganization agreement, shareholders of Agribrands should be aware that members of the Agribrands Board of Directors and members of Agribrands' management team have agreements or arrangements that provide them with interests in the merger that differ from those of Agribrands shareholders. The Agribrands Board of Directors was aware of these agreements and arrangements during its deliberations of the merits of the merger and in determining to recommend to the shareholders of Agribrands that they vote to approve the reorganization agreement.

     Governance Structure and Management Positions. Pursuant to the terms of the reorganization agreement, upon completion of the merger:

     o the Newco Board of Directors will be initially comprised of nine individuals, five of whom are directors of Agribrands, two of whom are directors of Ralcorp, and two of whom are directors of both Agribrands and Ralcorp.

     Upon completion of the merger:

     o William P. Stiritz, Chairman, Chief Executive Officer and President of Agribrands, will be Executive Chairman of Newco.

     o Bill G. Armstrong, Chief Operating Officer of Agribrands, will be Chief Executive Officer of the Agribrands subsidiary of Newco.

     o David R. Wenzel, Chief Financial Officer of Agribrands, will be Chief Financial Officer of Newco.

     Agribrands Employee Stock Options, Stock Appreciation Rights and Management Continuity Agreements. Pursuant to the reorganization agreement, as of the effective time, each option granted by Agribrands to purchase shares of Agribrands' common stock which is outstanding and unexercised immediately prior to the effective time shall either be assumed by Newco or converted into an option to purchase shares of Newco common stock having the same terms and conditions as are in effect immediately prior to the effective time except that the exercise price and number of shares issuable upon exercise shall be divided and multiplied, respectively, by 3.00. As a result of the merger, the stock options of certain Agribrands employees will automatically vest pursuant to the terms of the option contracts. The Agribrands executive officers have agreed to waive the accelerated vesting of their stock options.

     Agribrands stock appreciation rights pursuant to their terms will vest upon the merger and sums owed to the holders will be paid out at the holders' discretion. Agribrands has management continuity agreements with its executive officers. Such agreements provide for the payment of salaries, bonuses and benefit continuation in the event of a termination of employment following a change of control. We anticipate that all such Agribrands executive officers will be offered management continuity agreements with Newco.

     Indemnification and Insurance. The reorganization agreement provides that, upon completion of the merger, Newco will indemnify and hold harmless, and provide advancement of expenses to, all past and present directors and officers of Agribrands with respect to acts or omissions by them in their capacities as such occurring at or prior to the effective time to the fullest extent permissible under applicable law.

     The reorganization agreement also provides that, upon completion of the merger, Newco will cause to be maintained, for a period of six years after completion of the merger, the current policies of directors' and officers' liability insurance maintained by Agribrands, or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured with respect to claims arising from facts or events that occurred on or before the effective time, although Newco will not be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Agribrands for directors' and officers' liability insurance.

Interests of Certain Ralcorp Directors and Executive Officers in the Merger

     In considering the recommendation of the Ralcorp Board of Directors to vote to approve the reorganization agreement, shareholders of Ralcorp should be aware that members of the Ralcorp Board of Directors and members of Ralcorp's


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

management team have agreements or arrangements that provide them with interests in the merger that differ from those of Ralcorp shareholders. The Ralcorp Board of Directors was aware of these agreements and arrangements during its deliberations of the merits of the merger and in determining to recommend to the shareholders of Ralcorp that they vote to approve the reorganization agreement.

     Governance Structure and Management Positions. Pursuant to the terms of the reorganization agreement, upon completion of the merger:

     o the Newco Board of Directors will be initially comprised of nine individuals, five of whom are directors of Agribrands, two of whom are directors of Ralcorp, and two of whom are directors of Agribrands and Ralcorp.

     Upon completion of the merger:

     o William P. Stiritz, Chairman of Ralcorp, will be Executive Chairman of Newco; and

     o Joe R. Micheletto, Chief Executive Officer and President of Ralcorp, will be Chief Executive Officer and President of Newco.


     Ralcorp Employee Stock Options. Pursuant to the reorganization agreement, as of the effective time, each option granted by Ralcorp to purchase shares of Ralcorp's common stock which is outstanding and unexercised immediately prior to the effective time shall be converted into an option to purchase shares of Newco common stock having the same terms and conditions as are in effect immediately prior to the effective time except that the exercise price and number of shares issuable upon exercise shall be divided and multiplied, respectively, by 1.03. Ralcorp expects that substantially all holders of Ralcorp stock options will accept stock options in Newco shares with the vesting schedules identical to the Ralcorp stock options.

     Indemnification and Insurance. The reorganization agreement provides that, upon completion of the merger, Newco will indemnify and hold harmless, and provide advancements of expenses to, all past, present directors and officers of Ralcorp with respect to acts or omissions by them in their capacities as such occurring at or prior to the effective time to the fullest extent permissible under applicable law.

     The reorganization agreement also provides that, upon completion of the merger, Newco will cause to be maintained, for a period of six years after completion of the merger, the current policies of directors' and officers' liability insurance maintained by Ralcorp, or policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured, with respect to claims arising from facts or events that occurred on or before the effective time, although Newco will not be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by Ralcorp for directors' and officers' liability insurance.

Completion and Effectiveness of the Merger

     The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including the approval of the reorganization agreement by the shareholders of Agribrands and Ralcorp. The merger will become effective upon the issuance of the certificates of merger by the Secretary of State of the State of Missouri.

     We are working toward completing the merger as quickly as possible. We expect to complete the merger during the first quarter of calendar 2001. Structure of the Merger and Conversion of Agribrands and Ralcorp Stock

     Structure. To accomplish the combination of their businesses, Agribrands and Ralcorp jointly formed a new company, Newco, with two subsidiaries, Agribrands Merger Sub and Ralcorp Merger Sub. At the time the merger is completed:

     o Agribrands Merger Sub will be merged into Agribrands, and Agribrands will be the surviving corporation (the "Agribrands Merger"); and

     o Ralcorp Merger Sub will be merged into Ralcorp, and Ralcorp will be the surviving corporation (the "Ralcorp Merger").

     As a result, Agribrands and Ralcorp will each become a wholly owned subsidiary of Newco.

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

     Conversion of Agribrands and Ralcorp Stock.

     o Pursuant to the reorganization agreement and the Agribrands Merger Agreement, upon consummation of the Agribrands merger, each share of Agribrands common stock issued and outstanding immediately prior to the effective time of the merger, except for Agribrands Treasury Stock or Dissenting Shares, will be converted, at the election of the holder thereof, into either (a) the right to receive three shares of Newco common stock (the "Agribrands Stock Election"), or (b) the right to receive (subject to proration) an amount in cash, without interest, equal to $39.00 (the "Agribrands Cash Election"); and

     o Pursuant to the reorganization agreement and the Ralcorp Merger Agreement, upon consummation of the Ralcorp merger, each share of Ralcorp common stock issued and outstanding immediately prior to the effective time, except for Ralcorp Treasury Stock or Dissenting Shares, will be converted, at the election of the holder thereof, into either (a) the right to receive one share of Newco common stock (the "Ralcorp Stock Election"), or (b) the right to receive (subject to proration) an amount in cash, without interest, equal to $15.00 (the "Ralcorp Cash Election").

     The number of shares of Newco stock issuable in the merger will be proportionately adjusted for any stock split, stock dividend or similar event with respect to the Agribrands common stock or Ralcorp common stock effected between the date of the reorganization agreement and the effective time.

     Proration.  The reorganization agreement provides:

     o If the percentage of shares of Agribrands common stock outstanding immediately prior to the effective time for which Agribrands Stock Elections were made (the "Agribrands Stock Election Percentage") is less than 80%, then the shares of Agribrands common stock covered by Agribrands Cash Elections shall be treated as follows:

     o Each holder of such stock shall be deemed to have made an Agribrands Stock Election in respect of a fraction of such holder's shares covered by an Agribrands Cash Election, (x) the numerator of which is the difference of 80% minus the Agribrands Stock Election Percentage, and (y) the denominator of which is the percentage of shares of Agribrands common stock outstanding immediately prior to the effective time for which Agribrands Cash Elections were made; and

     o The balance of such holder's shares for which an Agribrands' Cash Election was made shall be converted into the right to receive the Cash Consideration.

     o If the percentage of shares of Ralcorp common stock outstanding immediately prior to the effective time for which Ralcorp Stock Elections were made (the "Ralcorp Stock Election Percentage") is less than 80%, then the shares of Ralcorp common stock covered by Ralcorp Cash Elections shall be treated as follows:

     o Each holder of such stock shall be deemed to have made a Ralcorp Stock Election in respect of a fraction of such holder's shares covered by a Ralcorp Cash Election, (x) the numerator of which is the difference of 80% minus the Ralcorp Stock Election Percentage, and (y) the denominator of which is the percentage of shares of Ralcorp common stock outstanding immediately prior to the effective time for which Ralcorp Cash Elections were made; and

     o The balance of such holder's shares for which a Ralcorp Cash Election was made shall be converted into the right to receive the Cash Consideration.

Exchange of Stock Certificates for Newco Stock Certificates

     When the merger is completed, the exchange agent will mail to you an election form and instructions for use in surrendering your Agribrands or Ralcorp stock certificates in exchange for Newco stock certificates (which will be issued in book-entry form) or the cash consideration. You will have the right to submit an election form specifying the number of shares you desire to have converted into the right to receive shares of Newco Common Stock pursuant to a Stock Election and the number of shares that you desire to have converted into the right (subject to proration) to receive cash pursuant to the Cash Election. When you deliver your stock certificates to the exchange agent along with a properly executed election form and any other required documents, your stock certificates will be canceled. Next, you will receive an account statement setting forth the number of Newco shares you own through the Newco book-entry share record keeping system. If you own your shares through a bank or broker, the book-entry account statement will be sent to your bank or broker who then should forward you an account statement.

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


     You should not submit your Agribrands or Ralcorp stock certificates for exchange until you receive the transmittal instructions and an election form from the exchange agent.

     You are not entitled to receive any dividends or other distributions on Newco common stock until the merger is completed and you have surrendered your Agribrands or Ralcorp stock certificates in exchange for Newco stock certificates.

     If there is any dividend or other distribution on Newco stock with a record date after the date on which the merger is completed and a payment date prior to the date you surrender your Agribrands or Ralcorp stock certificates, you will receive the dividend or distribution with respect to the whole shares of Newco stock issued to you promptly after they are issued. If there is any dividend or other distribution on Newco stock with a record date after the date on which the merger is completed and a payment date after the date you surrender your Agribrands or Ralcorp stock certificates in exchange for Newco stock certificates, you will receive the dividend or distribution with respect to the whole shares of Newco stock issued to you at the payment date.

Treatment of Agribrands and Ralcorp Stock Options and Other Equity Based Awards

     Newco will file a registration statement covering the issuance of the shares of Newco common stock subject to each Agribrands and Ralcorp option, and Newco will maintain the effectiveness of that registration statement for as long as any of the options remain outstanding. As discussed earlier, existing stock options in Ralcorp and Agribrands stock will be converted into stock options to purchase Newco stock. When the merger is completed, each outstanding Ralcorp employee stock option will be converted into an option to purchase the number of shares of Newco common stock that is the product of 1.03 multiplied by the number of shares of Ralcorp common stock that would have been obtained before the merger upon the exercise of the option, rounded up to the nearest whole share. The exercise price per share will be equal to the exercise price per share of the Ralcorp option before the conversion, divided by 1.03. We expect that all original vesting schedules will be retained by substantially all holders of Ralcorp stock options including all of Ralcorp's executive officers.

     When the merger is completed, each outstanding Agribrands stock option will be converted into an option to purchase the number of shares of Newco common stock that is equal to the product of 3 multiplied by the number of shares of Agribrands common stock that would have been obtained before the merger upon the exercise of the option. The exercise price per share will be equal to the exercise price per share of the Agribrands option before the conversion divided by 3. We expect that all original vesting schedules will be retained with respect to executive officers of Agribrands. The stock options of all other employees will accelerate and vest upon the completion of the merger pursuant to their terms. In addition, each outstanding stock appreciation right of Agribrands common stock will be accelerated and will be payable to the holders at their discretion.

Material United States Federal Income Tax Consequences of the Merger

     Certain U.S. Federal Income Tax Consequences

     General. The following discussion summarizes the material U.S. federal income tax consequences of the merger to holders of shares of Ralcorp common stock and Agribrands common stock. The discussion is based upon current law and is subject to the qualifications contained herein. The discussion assumes that each person holds Ralcorp common stock or Agribrands common stock as a capital asset within the meaning of section 1221 the Internal Revenue Code.

     This summary does not purport to address all aspects of U.S. federal income taxation that may be relevant to a particular holder of Ralcorp common stock or Agribrands common stock based on such holder's unique situation. In addition, it does not apply to holders entitled to special treatment under U.S. federal income tax law (including, without limitation, dealers in securities, tax-exempt organizations, banks or other financial institutions, trusts, insurance companies, persons that hold common stock as part of a straddle, a hedge against currency risk or as a constructive sale or conversion transaction, persons that have a functional currency other than the United States dollar, investors in pass-through entities and foreign persons, including foreign individuals, partnerships and corporations). This discussion also does not describe tax consequences arising out of the tax laws of any state, local or foreign jurisdiction.

     Further, this summary does not purport to discuss the U.S. federal income taxation of holders of Ralcorp common stock or Agribrands common stock who acquired such stock as compensation or as result of the exercise of compensatory options.

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

     Holders of Ralcorp common stock and Agribrands common stock are urged to consult their tax advisors as to specific tax considerations of the mergers, including the application and effect of federal, state, local and foreign tax laws in their particular circumstances.

     U.S. Federal Income Tax Consequences of the Merger.

     In the opinion of Bryan Cave LLP, counsel to Ralcorp and Agribrands, under current law:

     o the merger of Ralcorp Merger Sub with and into Ralcorp will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code,

     o Ralcorp, Newco and Ralcorp Merger Sub will each be a "party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code,

     o the merger of Agribrands Merger Sub with and into Agribrands, together with the Ralcorp merger, will qualify as a transfer of property by the Agribrands shareholders, other than dissenting shareholders, to Newco as described in Section 351(a) of the Internal Revenue Code,

     o no income, gain or loss will be recognized by Newco, Ralcorp, Ralcorp Merger Sub, Agribrands, or Agribrands Merger Sub as a result of the mergers,

     o holders of Ralcorp common stock or Agribrands common stock who exchange such common stock solely for Newco common stock will not recognize gain or loss for United States federal income tax purposes.

     This opinion is subject to the qualifications set forth herein and assumes, among other things, that the merger is consummated in accordance with the terms of the reorganization agreement and as described in this joint proxy statement/ prospectus. This opinion also assumes that the representations and assumptions set forth in certain certificates of officers of Agribrands and Ralcorp are true, correct and complete as of the date of this joint proxy statement/prospectus and will be true, correct and complete at the effective time of the mergers. This opinion is based on the Internal Revenue Code, Treasury Regulations promulgated thereunder and in effect as of the date hereof, current administrative rulings and practice, and judicial precedent, all of which are subject to change, possibly with retroactive effect. Any change in law or failure of the factual representations and assumptions to be true, correct and complete in all material respects could alter the tax consequences discussed herein.

     The merger is conditioned upon a ruling from the Internal Revenue Service as to whether the mergers will adversely affect the tax-free nature of Ralston Purina's distribution of the stock of Agribrands in 1998, a transaction intended to qualify as a tax-free distribution under section 355 of the Internal Revenue Code. However, the parties will not request, and the merger is not conditioned upon, a ruling from the Internal Revenue Service as to any of the United States federal income tax consequences of the merger to persons other than Ralston Purina. As a result, there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions set forth in this discussion.

     Consequences to Holders of Ralcorp Common Stock.

     This section sets forth the opinion of Bryan Cave LLP, as counsel to Ralcorp, as to the material U.S. federal income tax consequences of the Ralcorp merger to holders of Ralcorp common stock.

     Exchange of Ralcorp Common Stock Solely for Newco Common Stock. Holders of Ralcorp common stock who exchange their Ralcorp common stock solely for Newco common stock in the Ralcorp merger will not recognize gain or loss upon the exchange. Each holder's aggregate tax basis in the Newco common stock received in the merger will be the same as the holder's aggregate tax basis in the Ralcorp common stock surrendered in the merger. The holding period of the Newco common stock received in the merger will include the holding period of the Ralcorp common stock surrendered in the merger.

     Exchange of Ralcorp Common Stock Solely for Cash. Holders of Ralcorp common stock who exchange their Ralcorp common stock solely for cash whether (i) pursuant to the cash election or (ii) as a result of the exercise of the right to dissent from the merger will recognize gain or loss equal to the difference between the amount of cash received and the holder's aggregate tax basis in the stock exchanged therefor, assuming thereafter that such holder owns no Newco stock, directly or indirectly (including Newco stock received in exchange for Agribrands stock), following the exchange. The gain or loss will generally constitute capital gain or loss. It will constitute long-term capital gain or loss if the holder held the Ralcorp common stock for more than 12 months at the effective time of the Ralcorp merger.

     Exchange of Ralcorp Common Stock for a Combination of Newco Common Stock and Cash. Holders of Ralcorp common stock who exchange their Ralcorp common stock for a combination of Newco common stock and cash either because of (i) making a cash election only with respect to certain shares of Ralcorp common stock or (ii) proration under the cash election, will generally recognize gain, but not loss, in the transaction. Subject to section 304 of the Internal Revenue Code as discussed below, the amount of gain recognized will be equal to the lesser of the holder's total gain realized on the Ralcorp common stock surrendered in the Ralcorp merger or the amount of cash received therefor. The gain realized would generally be equal to the fair market value of the Newco stock and cash received in exchange for the Ralcorp common stock surrendered less the holder's aggregate tax basis in such stock surrendered. Subject to section 304, the gain will generally constitute capital gain. It will constitute long-term capital gain if the holder held the Ralcorp common stock for more than 12 months at the effective time of the merger. The holder's aggregate tax basis in the Newco shares received in connection with the Ralcorp merger will equal the holder's aggregate tax basis in the Ralcorp stock surrendered pursuant to the merger (including the stock exchanged for cash) plus the gain recognized in conjunction with the Ralcorp merger less the cash received in conjunction with the Ralcorp merger. The holder's holding period in the Newco common stock received would include the holding period of the Ralcorp stock surrendered.

     In certain circumstances, the receipt of cash by certain holders of Ralcorp common stock would be subject to section 304 of the Internal Revenue Code.
Section 304 could, in those circumstances, cause the entire amount of cash received in the merger to be treated as a dividend regardless of the gain realized on the merger. Section 304 may apply if either (i) the Ralcorp shareholders collectively are deemed to "control" Newco immediately after the mergers or (ii) Ralcorp is deemed to "control" Newco prior to the merger. "Control" for this purpose is the ownership of stock possessing at least 50 percent of the combined voting power or at least 50 percent of the total combined value of all classes of stock of Newco. Whether or not the Ralcorp shareholders collectively will control Newco following the merger depends on certain facts and circumstances as of the effective time of the merger which cannot be predicted. For example, whether or not the Ralcorp shareholders or the Agribrands shareholders fully subscribe for the cash election could effect which group of shareholders are in control of Newco immediately after the merger. If the cash election is fully subscribed for by both the Ralcorp shareholders and the Agribrands shareholders, it is likely the shareholders of Ralcorp would be in control of Newco immediately after the transaction.

     If section 304 applies to the merger, the cash received in the merger to which section 304 applies will be treated as a redemption of such stock. This deemed redemption will be treated either as a dividend distribution or as a sale of shares to Newco depending on whether the deemed redemption is "substantially disproportionate" or "not essentially equivalent to a dividend." This determination will be made by comparing each shareholder's pre-merger direct and indirect ownership of Ralcorp common stock with such shareholder's post-merger indirect ownership of Ralcorp through Newco (with certain modifications to constructive ownership rules.) In general, because of the substantial dilution resulting from the issuance of shares to the Agribrands shareholders, a holder of Ralcorp common stock to whom section 304 applies should be able to report the deemed redemption as a sale unless such holder owns actually or constructively the same or a higher percentage of Ralcorp after the merger than before.

     A deemed dividend distribution under section 304 will be taxable as ordinary income to the extent of the allocable share of the earnings and profits of Ralcorp. Any portion of the distribution not paid out of earnings and profits will reduce the shareholder's tax basis in the Newco shares to the extent thereof, and thereafter will be treated as gain from the sale of the shares. To the extent that a corporate holder of Ralcorp common stock is treated as having received a dividend as a result of section 304, such dividend will constitute an extraordinary dividend within the meaning of section 1059 of the Internal Revenue Code. Section 1059 will require a corporate holder entitled to a dividends received deduction for such dividend to apply the amount of the non-taxed portion of the dividend against its tax basis in the Ralcorp common stock and recognize gain to the extent the dividend exceeds the tax basis in that stock.

     The rules of section 304 are very complex and all holders should consult their tax advisor with respect to the applicability of section 304 to their individual circumstances.

     Consequences to Holders of Agribrands Common Stock.

     This section sets forth the opinion of Bryan Cave LLP, as counsel to Agribrands, as to the material U.S. federal income tax consequences of the Agribrands merger to holders of Agribrands common stock. This discussion is premised on the Agribrands merger qualifying as an exchange within the meaning of section 351(a) of the Internal Revenue Code, but not as a reorganization within the meaning of section 368(a) of the Internal Revenue Code, as it is anticipated that Newco will not acquire substantially all of the assets of Agribrands.

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

     Exchange of Agribrands Common Stock Solely for Newco Common Stock. Holders of Agribrands common stock who exchange their Agribrands common stock solely for Newco common stock in the merger will not recognize gain or loss upon the exchange. Each holder's aggregate tax basis in the Newco common stock received in the merger will be the same as the holder's aggregate tax basis in the Agribrands common stock surrendered in the merger. The holding period of the Newco common stock received in the merger will include the holding period of the Agribrands common stock surrendered in the merger.

     Exchange of Agribrands Common Stock Solely for Cash. Holders of Agribrands common stock who exchange their Agribrands common stock solely for cash whether
(i) pursuant to the cash election or (ii) as a result of the exercise of the right to dissent from the merger will recognize gain or loss equal to the difference between the amount of cash received and the holder's allocable tax basis in the stock exchanged therefor, assuming thereafter that such holder owns no Newco stock, directly or indirectly (including Newco stock received in exchange for Ralcorp stock), following the exchange. The gain or loss will generally constitute capital gain or loss. It will constitute long-term gain or loss if the holder held the Agribrands common stock for more than 12 months at the effective time of the merger.

     Exchange of Agribrands Common Stock for a Combination of Newco Common Stock and Cash. Holders of Agribrands common stock who exchange their Agribrands common stock for a combination of Newco common stock and cash either because of
(i) making a cash election only with respect to certain shares of Agribrands common stock or (ii) proration under the cash election will generally recognize gain, but not loss, in the transaction. Subject to section 304 of the Internal Revenue Code as discussed below, the amount of gain recognized will be the lesser of the holder's total gain realized on the Agribrands common stock surrendered in the Agribrands merger or the aggregate cash received therefor. The gain realized would be equal to the fair market value of the Newco stock and cash received in exchange for the Agribrands common stock less the holder's aggregate tax basis in such stock surrendered. Subject to section 304, the gain will generally constitute capital gain. It will constitute long-term gain if the holder held the Agribrands common stock for more than 12 months at the effective time of the merger. The holder's aggregate tax basis in the Newco shares received in connection with the Agribrands merger will equal the holder's aggregate tax basis in the Agribrands stock surrendered pursuant to the merger (including the stock exchanged for cash) plus the gain recognized in conjunction with the Agribrands merger less the cash received in conjunction with the Agribrands merger. The holder's holding period in the Newco common stock received would include the holding period of the Agribrands stock surrendered.

     If the Agribrands shareholders collectively "control" Newco within the meaning of section 304 of the Internal Revenue Code immediately after the merger, the cash received will be treated in the same manner as discussed above with respect to the holders of Ralcorp common stock who exchange their Ralcorp common stock for a combination of Newco common stock and cash.

     Additional  Consequences to Holders of Agribrands  Common Stock and Ralcorp
          Common Stock.

     This section sets forth additional U.S. federal income tax consequences of the merger to holders of Agribrands common stock and Ralcorp common stock.

     Backup withholding. Non-corporate holders of Agribrands common stock or Ralcorp common stock may be subject to backup withholding at a rate of 31% on cash payments received upon exercise of dissenter's rights or in exchange for shares of Agribrands common stock or Ralcorp common stock. Backup withholding will not apply, however, to a holder who;

     o furnishes a correct taxpayer identification number and certifies under penalty of perjury that he or she is not subject to backup withholding on the substitute Form W-9 (or successor form) included in the letter of transmittal to be delivered to holders of Agribrands common stock and Ralcorp common stock following consummation of the mergers,

     o provides a certification of foreign status on Form W-8 (or successor form), or

     o    is otherwise exempt from backup withholding.

     Any amount withheld under these rules will be credited against the holder's U.S. federal income tax liability.

     Because of the complexity of the tax laws, and because the tax consequences to any particular holder of Ralcorp common stock or Agribrands common stock may be affected by matters not discussed herein, each holder of Ralcorp common stock and Agribrands common stock is urged to consult his or her personal tax advisor


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

concerning the applicability to him or her of the foregoing discussion, as well as of any other tax consequences of the merger.

Accounting Treatment of the Merger

     We intend to account for the merger under the purchase method of accounting for business combinations in accordance with generally accepted accounting principles. In a purchase business combination, unless evidence clearly indicates otherwise, identification of the accounting acquiror is dependent upon identifying the shareholder group that retains or receives the larger portion of the voting rights in the combined enterprise. Many criteria have been evaluated to assist in identifying the acquiror in the merger, including composition of management, composition of the Board of Directors and relative size of the combining companies. Given that these factors, individually and in the aggregate, do not clearly indicate the acquiror, we believe the ultimate identification of the acquiror will be dependent upon determining the shareholder group with voting control. This merger has been structured to allow for an election by the shareholders of Agribrands and Ralcorp to receive cash rather than stock of Newco, subject to the limitation that at least 80% of each company's shares must be exchanged for shares. Currently, assuming the merger ratios of 1 for 1 for Ralcorp and 3 for 1 for Agribrands and equal cash elections for both companies, the Ralcorp and Agribrands shareholder groups would have approximately equal ownership percentages in Newco. However, differences in the percentage of cash taken by each shareholder group will impact the relative ownership percentages in Newco. The cash elections will be dependent on many factors, which cannot be anticipated this time, including the market prices of the companies' stocks prior to the required cash election. Due to the sensitivity of the cash election in determining the acquiring corporation, we have presented elsewhere in this joint proxy statement/prospectus two sets of unaudited pro forma combined condensed financial statements with different assumptions, one assuming ralcorp is the acquiror and one assuming agribrands is the acquiror.

Regulatory Matters

     We have summarized below the material regulatory requirements affecting the merger. Although we have not yet received the required approvals we discuss, we anticipate that we will receive regulatory approval sufficient to complete the merger by the first quarter of calendar 2001.

     Antitrust Considerations.

     The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which prevents specified transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and specified waiting periods are terminated or expired. We expect to file the required information and materials with the Department of Justice and the Federal Trade Commission on or about , 2000.

     The Antitrust Division of the Department of Justice or the Federal Trade Commission may challenge the merger on antitrust grounds, either before or after expiration of the waiting period. Accordingly, at any time before or after the completion of the merger, either the Antitrust Division of the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, or other persons could take action under the antitrust laws, including seeking to enjoin the merger. Additionally, at any time before or after the completion of the merger, notwithstanding that the applicable waiting period expired or was terminated, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest. There can be no assurance that a challenge to the merger will not be made or that, if a challenge is made, we will prevail.

     IRS Revenue Ruling.

     Pursuant to an agreement between Ralston Purina and Agribrands relating to the spin-off of Agribrands in 1998, Agribrands must deliver to Ralston Purina a supplemental ruling from the Internal Revenue Service that the transactions contemplated by the reorganization agreement would not cause Agribrands' spin-off from Ralston Purina to be a taxable transaction.

Restrictions on Sales of Shares by Affiliates of Agribrands and Ralcorp

     The shares of Newco common stock to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of Newco common stock issued to any person who is deemed to be an "affiliate" of either Agribrands or Ralcorp at the time of the special meetings. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common


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

control with either Agribrands or Ralcorp and may include our executive officers and directors, as well as our significant shareholders. Affiliates may not sell their shares of Newco common stock acquired in connection with the merger except pursuant to:

     o an effective registration statement under the Securities Act covering the resale of those shares;

     o    an exemption under paragraph (d) of Rule 145 of the Securities Act; or

     o    any other applicable exemption under the Securities Act.

     Newco's registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, does not cover the resale of shares of Newco common stock to be received by our affiliates in the merger.

New York Stock Exchange Listing of Newco Common Stock to be Issued in the Merger

     Newco will use reasonable efforts to cause the shares of Newco common stock to be issued in connection with the merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, before the completion of the merger. We intend to apply to list the Newco common stock
under the symbol      .

Dissenters' Rights

     Under Section 351.455 of the Missouri General and Business Corporation Law, Agribrands and Ralcorp shareholders who do not vote to approve the reorganization agreement and who follow the procedure summarized below will have the right to dissent from and obtain payment in cash of the fair value of their shares of Agribrands and Ralcorp common stock (the "Dissenting Shares"), as of the day prior to the day of the special meeting, in the event of the consummation of the merger. However, Agribrands and Ralcorp may elect to terminate the reorganization agreement if holders of more than 5% of Agribrands and Ralcorp outstanding shares exercise dissenters' rights. No holder of Agribrands or Ralcorp common stock dissenting from the merger will be entitled to shares of Newco common stock or any dividends or other distributions unless and until the holder fails to perfect or effectively withdraws or loses such holder's right to dissent from the reorganization agreement.

     The following is a summary of the procedures which must be followed by any shareholder who wishes to dissent and demand payment for his or her shares in the event of the consummation of the merger. The text of Section 351.455 contains the applicable procedures. It is set forth in Annex F to this joint proxy statement/prospectus. Holders of Agribrands and Ralcorp common stock receiving cash upon exercise of dissenters' rights may recognize income, gain or loss for U.S. federal income tax purposes. See "Material United States Federal Income Tax Consequences of the Merger."

     Agribrands and Ralcorp shareholders may assert dissenters' rights only by complying with all of the following requirements:

     o The shareholder must deliver to Agribrands or Ralcorp, as the case may be, prior to or at the special meeting a written objection to the reorganization agreement. Such objection should be delivered or mailed in time to arrive before the special meeting to . Such a written objection must be made in addition to and separate from any proxy or other vote against the approval of the reorganization agreement. Neither a vote against, a failure to vote for, or an abstention from voting will satisfy the requirement that a written objection be delivered to Agribrands or Ralcorp, as the case may be, before the vote is taken. Unless a shareholder files a written objection as provided above, he or she will not have any dissenters' rights of appraisal.

     o    The shareholder must not vote to approve the reorganization agreement.

     o The shareholder must deliver to Newco, within twenty (20) days after the effective time of the merger, a written demand for payment of the fair value of his or her shares of Agribrands or Ralcorp common stock as of the day prior to the date on which the vote for the approval of the reorganization agreement was taken. That demand must include a statement of the number of shares of common stock owned. The demand
          must be mailed or delivered to Newco at                              .
          Any shareholder who fails to make a written demand for payment within the 20-day period after the effective time will be conclusively presumed to have consented to the reorganization agreement and will be bound by the terms thereof. Neither a vote against the reorganization agreement nor the written objection referred to above will satisfy the written demand requirement referred to in this paragraph.

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

     A beneficial owner of shares of Agribrands or Ralcorp common stock who is not the record owner may not assert dissenters' rights. If the shares of Agribrands or Ralcorp common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, or by a nominee, the written demand asserting dissenters' rights must be executed by the fiduciary or nominee. If the shares of Agribrands or Ralcorp common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in executing the demand, he is acting as agent for the record owner.

     If within 30 days of the effective time the value of a dissenting shareholder's shares of Agribrands or Ralcorp common stock is agreed upon between the shareholder and Newco, Newco will make payment to the shareholder within 90 days of the effective time, upon the shareholder's surrender of his or her shares. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in such shares or in Newco.

     If the dissenting shareholder and Newco do not agree on the fair value of the shares within 30 days after the effective time, the dissenting shareholder may, within 60 days after the expiration of 30 days, file a petition in any court of competent jurisdiction within St. Louis County, Missouri, asking for a finding and a determination of fair value of the shares. The dissenting shareholder is entitled to judgment against Newco for the amount of such fair value as of the day prior to the date on which the vote was taken approving the reorganization agreement, together with interest thereon to the date of judgment. The judgment is payable only upon and simultaneously with the surrender to Newco of the shares representing such Agribrands or Ralcorp shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in such shares or in Newco. Unless the dissenting shareholder files such petition within the time herein limited, such shareholder and all persons claiming under such shareholder will be conclusively presumed to have approved and ratified the reorganization agreement, and will be bound by the terms thereof.

Delisting and Deregistration of Agribrands and Ralcorp Common Stock After the Merger

     When the merger is completed, Agribrands common stock and Ralcorp common stock will each be delisted from the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934. We intend to cause the shares of common stock of Newco to be issued in connection with the merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, before the completion of the merger.

Shareholder Lawsuit Challenging the Merger

     One complaint has been filed and remains pending in the Circuit Court of St. Louis County, Missouri naming as defendants Agribrands and the directors of Agribrands. The complaint purports to be filed on behalf of the shareholder of Agribrands. The complaint alleges breaches of fiduciary duties and other common law duties by the Agribrands directors. The Plaintiff seeks to enjoin completion of the merger and seeks recovery of his costs and expenses, including attorneys' fees. Agribrands and its directors intend to defend the lawsuit vigorously.


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                          THE REORGANIZATION AGREEMENT

     The following summary of the reorganization agreement is qualified in its entirety by reference to the complete text of the reorganization agreement, which is attached as Annex A to this joint proxy statement/prospectus. We urge you to read the full text of the reorganization agreement.

Conditions to the Merger

     Each of Agribrands' and Ralcorp's obligations to complete the merger are subject to the satisfaction or waiver of specified conditions before completion of the merger, including the following:

     o the approval of the reorganization agreement by the affirmative vote of:

          o the holders of two-thirds of the outstanding shares of Ralcorp common stock; and

          o the holder of two-thirds of the outstanding shares of Agribrands common stock;

     o    the  absence  of  any  law,  order  or  injunction   prohibiting   the
          consummation of the merger;

     o the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Acts of 1976;

     o the receipt of all approvals and the completion of filings, or notices necessary for completion of the merger, except for any, the failure of which to obtain would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, as described below, on Newco after the merger;

     o the approval for listing by the New York Stock Exchange of the shares of Newco stock to be issued, or to be reserved for issuance, in connection with the merger, subject to official notice of issuance;

     o the declaration of effectiveness of the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, by the SEC, and the absence of any stop order or threatened or pending proceedings seeking a stop order;

     o the holders of not more than 5% of Agribrands and Ralcorp outstanding shares having exercised dissenters' rights;

     o the satisfaction by Agribrands of its post spin-off covenant to Ralston Purina by delivering to Ralston Purina a supplemental ruling from the IRS that the transactions contemplated by the reorganization agreement would not cause Agribrands' spin-off from Ralston Purina to be a taxable transaction; and

     o the receipt by Ralcorp of an opinion of its tax counsel in form and substance reasonably satisfactory to Ralcorp and on the basis of facts, representations and assumption set forth in such opinion, substantially to the effect that the Ralcorp merger will qualify either as a reorganization within the meaning of section 368(a) of the Internal Revenue Code or, taken together with the Agribrands merger, as an exchange under section 351(a) of the Internal Revenue Code, and the receipt by Agribrands of an opinion of its tax counsel, in and form and substance reasonably satisfactory to Ralcorp and on the basis of facts, representations and assumptions set forth in such opinion, substantially to the effect that the Agribrands merger will qualify either as a reorganization within the meaning of section 368(a) of the Internal Revenue Code or, taken together with the Ralcorp merger, as an exchange under section 351(a) of the Internal Revenue Code.

     "Material Adverse Effect," when used in reference to any entity, means a material adverse effect on:

     o the business, assets, condition (financial or otherwise), properties, liabilities or the results of operations of the entity and the entity's subsidiaries, taken as a whole;

     o the ability of the entity to perform its obligations set forth in the reorganization agreement; or

     o the ability of the entity to timely consummate the transactions contemplated by the reorganization agreement.

     Agribrands'   obligations  to  complete  the  merger  are  subject  to  the satisfaction or waiver of the following additional conditions before completion of the merger:

     o Ralcorp's representations and warranties, disregarding all qualifications and exceptions contained in the reorganization agreement relating to materiality or Ralcorp Material Adverse Effect, must be true and correct as of the date of the reorganization agreement and as of the date of completion of the merger, except for:

          o representations and warranties that expressly address matters only as of a particular date, which must be true and correct as of such date;

          o any failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, reasonably be expected to have a Ralcorp Material Adverse Effect; and

     o Ralcorp's business shall not have experienced an event (excluding conditions impacting the store brand category taken as a whole) that would be expected to have a Material Adverse Effect.

     o    Ralcorp must have:

          o performed and complied with all agreements and covenants required to be performed by it under the reorganization agreement that are qualified as to materiality;

          o performed or complied in all material respects with all other material agreements and covenants required to be performed by it under the reorganization agreement that are not so qualified; and

     o conditions for the benefit of Ralcorp must have been satisfied or waived by Ralcorp.

     Ralcorp's obligations to complete the merger relating to Ralcorp are subject to the satisfaction or waiver of the following additional conditions before completion of the merger:

     o Agribrands' representations and warranties, disregarding all qualifications and exceptions contained in the reorganization agreement relating to the materiality or Agribrands' Material Adverse Effect, must be true and correct as of the date of the reorganization agreement and as of the date of the completion of the merger, except for:

          o representations and warranties that expressly address matters only as of a particular date, which must be true and correct as of such date; and

          o any failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, reasonably be expected to have an Agribrands Material Adverse Effect;

     o Agribrands' business shall not have experienced an event (excluding conditions impacting the animal feed business taken as a whole and currency fluctuation in only one country) that would be expected to have a Material Adverse Effect.

     o    Agribrands must have:

          o performed or complied with all the agreements and covenants required to be performed by it under the reorganization agreement that are qualified as to materiality or Agribrands Material Adverse Effect; and

          o performed or complied in all material respects with all other material agreements and covenants required to be performed by it under the reorganization agreement that are not so qualified; and

     o conditions for the benefit of Agribrands must have been satisfied or waived by Agribrands.

No Other Transactions Involving Agribrands or Ralcorp

     The reorganization agreement contains detailed provisions prohibiting Agribrands and Ralcorp from seeking an alternative transaction. Under these "no solicitation" provisions, each of Agribrands and Ralcorp has agreed that it shall not, directly or indirectly, take any action to:

     o encourage (including by way of furnishing nonpublic information), solicit, initiate or facilitate any Acquisition Proposal, as defined below;

     o    enter into any agreement with respect to any Acquisition Proposal; or

     o participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or making of any proposal that constitutes, or could reasonably be expected to lead to any Acquisition Proposal.

     "Acquisition Proposal" means, with respect to any entity, any offer or proposal concerning:

     o    a merger, consolidation, business combination or similar transaction;

     o sale, lease or other disposition of assets of the entity representing 20% or more of the consolidated assets of the entity and the entity's subsidiaries;

     o issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the entity; or

     o a transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 20% percent or more of the outstanding voting capital stock of the entity.

     However, the reorganization agreement does not prevent Agribrands or Ralcorp, or their Boards of Directors, from responding to an Acquisition
Proposal that the applicable Board of Directors determines in good faith is reasonably likely to result in a Superior Proposal (as defined below), if the Board of Directors determines in good faith, after consultation with outside counsel, that such response is necessary to discharge properly its fiduciary duties to shareholders. In such an instance, the Board of Directors may furnish information to the person making such an Acquisition Proposal pursuant to a customary confidentiality agreement the terms of which are no more favorable to the other party to such confidentiality agreement than those in place between Agribrands and Ralcorp. Furthermore, the Board of Directors may participate in discussions with respect to such Acquisition Proposal.

     "Superior Proposal" means a bona fide Acquisition Proposal made by a third party which was not solicited by Agribrands or Ralcorp, as the case may be, their subsidiaries, representatives or other affiliates and which, in the good faith judgment of the Board of Directors, taking into account, to the extent deemed appropriate by the Board of Directors, the various legal, financial and regulatory aspects of the proposal and the person making such proposal:

     o    if accepted, is reasonably likely to be consummated; or

     o if consummated, is reasonably likely to result in a transaction that is more favorable to Agribrands or Ralcorp shareholders, as the case may be, from a financial point of view, than the transactions contemplated by the reorganization agreement.

     If the Board of Directors is prepared to accept a Superior Proposal, then the company receiving the Superior Proposal shall give the other party to the reorganization agreement 48 hours notice that it is prepared to accept the Superior Proposal, provided that it may not definitively accept a Superior Proposal unless it concurrently terminates the reorganization agreement and, concurrently with such termination, makes the termination payment described below.

Termination

     The reorganization agreement may be terminated at any time prior to the completion of the merger, whether before or after the shareholder approvals have been obtained:

     o    by mutual consent of Agribrands and Ralcorp;

     o by Agribrands or Ralcorp, if there has been a material breach by the non-terminating party of any of the representations, warranties, covenants or agreements contained in the reorganization agreement, or any such representation and warranty shall have become untrue, such that the closing conditions shall not have been met, and in either such case, such breach or condition has not been promptly cured within 30 days following receipt of written notice of such breach;

     o by either Ralcorp or Agribrands if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction, any arbitrator or any governmental authority preventing or prohibiting consummation of the merger shall have become final and non-appealable;

     o by either Ralcorp or Agribrands if the merger shall not have been consummated before March 31, 2001 unless the failure of the effective time to occur by such date shall be due to the failure of the party seeking to terminate the reorganization agreement in performing or observing in all material respects the covenants and agreements of such party set forth therein;

     o by either Ralcorp or Agribrands if the transactions contemplated by the reorganization agreement shall fail to receive the requisite vote for approval by the respective shareholders;

     o by either Agribrands or Ralcorp concurrently with the acceptance of a Superior Proposal; or

     o by either Agribrands or Ralcorp, if the Board of Directors of the other shall have withdrawn, or modified or changed in any manner adverse to the terminating party its approval or recommendation of the merger in connection with the exercise of the fiduciary duties of the Board of Directors.

Effect of Termination

     As set forth in more detail below, the reorganization agreement requires Agribrands or Ralcorp to pay a termination fee to one another in specified circumstances.

     Agribrands Termination Fee

     Ralcorp shall pay to Agribrands the sum of $5,000,000 in the event of the following:

     o    if all of the following occur:

          o Agribrands or Ralcorp shall terminate the reorganization agreement because of the failure to consummate the transactions before March 31, 2001 or because the Ralcorp shareholders failed to approve the transactions contemplated by the reorganization agreement, in either case where Ralcorp shareholders have failed to approve the transactions contemplated by the reorganization agreement and, if the Agribrands special meeting has been held, Agribrands shareholders have approved such transactions.

          o at any time after the date of the reorganization agreement and prior to the Ralcorp special meeting, if any, there shall have been a publicly announced Ralcorp Acquisition Proposal;

          o Agribrands shall not at any time, prior to the Agribrands special meeting, have withdrawn, modified or changed in a manner adverse to Ralcorp, its approval or recommendation of the Agribrands merger; and

          o within nine months of the termination of the reorganization agreement, Ralcorp enters into a definitive agreement with respect to such Ralcorp Acquisition Proposal; or

     o if Ralcorp shall terminate the reorganization agreement due to the acceptance of a Superior Proposal; or

     o if Agribrands shall terminate the reorganization agreement due to the withdrawal or modification of, or change in, the recommendation of the Ralcorp Board of Directors.

     Ralcorp Termination Fee

     Agribrands shall pay to Ralcorp the sum of $5,000,000 in the event of the following:

     o    if all of the following occur:

          o Agribrands or Ralcorp shall terminate the reorganization agreement because of the failure to consummate the transactions before March 31, 2001 or because the Agribrands shareholders failed to approve the transactions contemplated by the reorganization agreement, in either case where Agribrands shareholders have failed to approve the transactions contemplated by the reorganization agreement and, if the Ralcorp special meeting has been held, Ralcorp shareholders have approved such transactions;

          o at any time after the date of the reorganization agreement and prior to the Agribrands special meeting, if any, there shall have been a publicly announced Agribrands Acquisition Proposal;

          o Ralcorp shall not at any time, prior to the Ralcorp special meeting, have withdrawn, modified or changed in a manner adverse to Agribrands, its approval or recommendation of the Ralcorp merger; and

          o within nine months of the termination of the reorganization agreement, Agribrands enters into a definitive agreement with respect to such Agribrands Acquisition Proposal; or

     o if Agribrands shall terminate the reorganization agreement due to the acceptance of a Superior Proposal; or

     o if Ralcorp shall terminate the reorganization due to the withdrawal or modification of, or change in, of the recommendation of Agribrands Board of Directors.

Representations and Warranties

     The  reorganization   agreement  contains  customary   representations  and
warranties of Agribrands and Ralcorp relating to, among other things:

     o    corporate organization and good standing;

     o    capitalization;

     o    subsidiaries;

     o    authorization;

     o documents filed with the SEC and financial statements included in those documents;

     o    absence of certain changes or events;

     o    related party transactions;

     o    compliance with laws;

     o    permits;

     o    finders and investment bankers;

     o    material contracts;

     o    employee benefit plans;

     o    taxes;

     o    applicable state takeover laws;

     o    rights plans.

                            NEWCO CHARTER AND BYLAWS

     Upon completion of the merger, the articles of incorporation for Newco will be in substantially the form set forth in Annex G to this joint proxy statement/prospectus and the bylaws of Newco will be in substantially in the form set forth on Annex H to this joint proxy statement/prospectus. For a summary of the material provisions of the articles of incorporation and bylaws of Newco, and the rights of shareholders of Newco under these articles of incorporation and bylaws, see the section entitled "Description of Newco Capital Stock."

        NEWCO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following pro forma combined condensed financial statements are presented to illustrate the effects of the merger on the historical financial position (assuming the merger occurred at the balance sheet dates presented) and operating results (assuming the merger occurred at the beginning of each of the periods presented) of Ralcorp and Agribrands using the purchase method of accounting for business combinations. Under the purchase method, the acquiring corporation records at its cost the acquired assets less liabilities assumed. Any difference between the cost of the acquired enterprise and the sum of the fair values of tangible and identifiable intangible assets less liabilities assumed is recorded as goodwill. This merger has been structured to allow for an election by the shareholders of Agribrands and Ralcorp to receive cash rather than stock of Newco, subject to the limitation that at least 80% of the shares of each company must be exchanged for shares. Currently, assuming the merger ratios of 1 for 1 for Ralcorp and 3 for 1 for Agribrands and equal cash elections for both companies, the companies would have approximately equal ownership percentages in Newco. However, differences in the percentage of cash taken by each shareholder group will impact the relative ownership percentages in Newco. The cash elections will be dependent on many factors, which cannot be anticipated at this time, including the market prices of the stocks prior to the cash election. In a purchase business combination, unless evidence clearly indicates otherwise, identification of the accounting acquiror will be dependent upon identifying the shareholder group that retains or receives the larger portion of the voting rights in the combined enterprise. Because the identity of the acquiror will not be known until irrevocable cash elections are made, pro forma financial information has been presented on two different bases: (1) assuming Ralcorp is the acquiring corporation, with 100% of each company's outstanding stock being exchanged for Newco common stock, and (2) assuming Agribrands is the acquiring corporation, with 98.5% of Ralcorp shares and 100% of Agribrands shares being exchanged for Newco common stock (the 1.5% difference was applied because it is sufficient to cause Agribrands to be considered the acquiring corporation for accounting purposes). In addition, the purchase price to be used in recording the purchase accounting entries is dependent upon the market price of the stock of the acquiror when all contingencies are resolved, specifically, when irrevocable cash elections are made by the shareholder groups. Therefore, the actual purchase price will be different from the estimated purchase prices presented in either set of unaudited pro forma combined condensed financial statements included herein. If the stock price of the acquiror is higher as of the time the shareholder cash elections are made versus the stock price assumed in the unaudited pro forma combined condensed financial statements, then the actual purchase price and future amortization and depreciation expense will be higher than reflected in the unaudited pro forma combined condensed financial statements included herein. The following table presents the accounting acquiror and unaudited pro forma amounts of certain key financial statement line items assuming various cash election percentages.



(Dollars in millions, except per share data)
                                                 Assumed Cash Election Percentages
                                    -----------------------------------------------------------------
                                      (as presented herein)
                                    --------------------------
               Ralcorp shareholders     0.0%         1.5%        10.0%        20.0%        20.0%
            Agribrands shareholders     0.0%         0.0%        10.0%        18.5%        20.0%
-----------------------------------------------------------------------------------------------------
Acquiring corporation                 Ralcorp     Agribrands    Ralcorp     Agribrands    Ralcorp
Cash and cash equivalents             $189.7       $183.0       $106.6        $29.3        $23.6
Excess purchase price                   55.1         57.8         53.2         68.9         51.4
Total shareholders' equity             777.5        773.5        692.5        630.9        607.7
Net earnings:
     Nine months of fiscal 2000        $65.9        $66.8        $64.0        $62.5        $62.0
     Fiscal year 1999                   80.6         81.8         77.9         75.4         74.8
Diluted earnings per share:
     Nine months of fiscal 2000        $1.06        $1.08        $1.10        $1.15        $1.14
     Fiscal year 1999                   1.26         1.29         1.30         1.35         1.34


     The pro forma combined condensed financial statements have been derived from, and should be read in conjunction with, the historical consolidated financial statements and related notes contained in the annual and quarterly reports of Ralcorp and Agribrands, as well as the pro forma condensed financial statements and related notes contained in Ralcorp's Current Report on Form 8-K/A dated September 21, 2000, which have been incorporated by reference into this joint proxy statement/prospectus. Note that Ralcorp acquired several businesses since October 1, 1998 as follows: Martin Gillet & Co., Inc. (Martin Gillet) on March 4, 1999; Southern Roasted Nuts of Georgia, Inc. (Southern) on March 24, 1999; Ripon Foods, Inc. (Ripon) on October 4, 1999; Cascade Cookie Company, Inc. (Cascade) on January 31, 2000; James P. Linette, Inc. (Linette) on May 1, 2000; and The Red Wing Company, Inc. (Red Wing) on July 14, 2000. These businesses had aggregate annual sales of approximately $559 million and an aggregate purchase price of $282 million. The pro forma combined condensed financial statements include the pro forma effects of these acquisitions, as described in the related notes.

     The pro forma combined condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations of Newco that would have occurred had the merger been consummated as of the dates indicated. In addition, the pro forma combined condensed financial statements are not necessarily indicative of the future financial condition or operating results of Newco.

                                      NEWCO
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                  ASSUMING RALCORP IS THE ACQUIRING CORPORATION
                                  June 30, 2000
                                  (in millions)


                                                          Ralcorp                      Pro Forma        Newco
                                                        Pro Forma (a)  Agribrands (b) Adjustments     Pro Forma
                                                        -------------  -------------- -------------  ------------
Assets

Current Assets
      Cash and cash equivalents                              $  28.3        $ 161.4      $    -         $  189.7
      Receivables, net                                          76.9           78.1           -            155.0
      Inventories                                              130.5           98.2           -            228.7
      Other current assets                                       9.5            7.3           -             16.8
                                                        -------------  -------------  -------------  ------------
           Total Current Assets                                245.2          345.0           -            590.2
Investment in Vail Resorts, Inc.                                78.9              -           -             78.9
Intangible Assets, Net                                         214.8           27.6           -            242.4
Excess Purchase Price                                              -              -        55.1 (c)         55.1
Property and Equipment, Net                                    234.8          168.0           -            402.8
Other Assets                                                     4.0           27.4           -             31.4
                                                        -------------  -------------  -------------  ------------
           Total Assets                                      $ 777.7        $ 568.0      $ 55.1         $1,400.8
                                                        =============  =============  =============  ============

Liabilities and Shareholders' Equity

Current Liabilities
      Accounts and notes payable                             $  69.0        $ 100.9      $    -         $  169.9
      Other current liabilities                                 45.1           46.6         5.0 (d)         96.7
                                                        -------------  -------------  -------------  ------------
           Total Current Liabilities                           114.1          147.5         5.0            266.6
Long-term Debt                                                 270.2           11.0           -            281.2
Deferred Income Taxes and Other Liabilities                     48.4           27.1           -             75.5
Shareholders' Equity                                           345.0          382.4        50.1 (e)        777.5
                                                        -------------  -------------  -------------  ------------
           Total Liabilities and Shareholders' Equity        $ 777.7        $ 568.0      $ 55.1         $1,400.8
                                                        =============  =============  =============  ============


                             See accompanying notes.

                                      NEWCO
        NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                 ASSUMING RALCORP IS THE ACQUIRING CORPORATION
                                  June 30, 2000

(a) Reflects the pro forma financial position of Ralcorp at June 30, 2000 assuming the acquisition of Red Wing occurred on that date (see Ralcorp's Current Report on Form 8-K/A dated September 21, 2000).

(b)  Reflects the historical financial position of Agribrands at May 31, 2000.

(c)  Reflects the excess purchase price computed as follows (in millions):

          Common stock issued                                  $ 401.4
          Stock options issued                                    38.9
          Transaction costs                                        5.0
                                                           ------------
             Total purchase price                                445.3

          Less amounts allocated to:
             Agribrands' historical net assets                  (382.4)
             Unearned compensation (options)                      (7.8)
                                                           ------------
          Excess purchase price                                $  55.1
                                                           ============

     At this time, the work needed to determine the fair values of the net assets of Agribrands has not been completed. A preliminary allocation of the excess of purchase price over the book value of the net assets acquired has been made to "excess purchase price" and unearned compensation (for unvested stock options issued in exchange for all outstanding Agribrands stock options). Upon completion of the merger, the excess purchase price is expected to be allocated to property, pension accruals, deferred taxes, goodwill and other intangible assets based on appraisals and other fair valuation methods.

(d) Reflects the estimated amount of transaction costs incurred by Agribrands and Ralcorp, including legal, investment banking and registration fees.

(e)  Reflects the following adjustments to shareholders' equity:

     o an increase of $401.4 million relating to the issuance of 29.4 million shares of common stock in exchange for all of Agribrands common stock, based on a merger ratio of 3 for 1. The common stock to be issued was valued based on a price per share of $13.63, which is the average closing market price of Ralcorp common stock for a few days before and after the date the merger was announced;

     o an increase of $38.9 million relating to the issuance of 5.3 million stock options in exchange for all outstanding Agribrands stock options, based on a weighted average fair value of $7.37 per option.

     o a decrease of $7.8 million to record unearned compensation for the portion of the intrinsic value related to the future vesting (service) period of the stock options discussed above; and

     o a decrease of $382.4 million to eliminate Agribrands' historical shareholders' equity.

                                      NEWCO
          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                  ASSUMING RALCORP IS THE ACQUIRING CORPORATION
                         Nine Months Ended June 30, 2000
                      (in millions, except per share data)

                                                 Adjusted
                                                  Ralcorp                       Pro Forma        Newco
                                                Pro Forma (a)  Agribrands (b)   Adjustments     Pro Forma
                                                -------------  --------------   ------------   ------------


Net Sales                                           $ 809.5         $ 890.2        $   -         $ 1,699.7
                                                ------------    ------------    ------------   ------------

Costs and Expenses
      Cost of products sold                           627.3           741.4            -           1,368.7
      Selling, general and administrative             121.1           100.7          4.1 (c)         225.9
      Interest expense                                 13.2             2.3            -              15.5
      Equity in earnings of Vail Resorts, Inc.         (8.2)              -            -              (8.2)
      Other income, net                                   -            (5.6)           -              (5.6)
                                                ------------    ------------    ------------   ------------
                                                      753.4           838.8          4.1           1,596.3
                                                ------------    ------------    ------------   ------------
Earnings before Income Taxes                           56.1            51.4         (4.1)            103.4
Income Taxes                                           21.1            17.1          (.7)(d)          37.5
                                                ------------    ------------    ------------   ------------
Net Earnings                                        $  35.0         $  34.3        $(3.4)        $    65.9
                                                ============    ============    ============   ============

Earnings per Share:
      Basic                                         $  1.16         $  3.37                      $    1.08
                                                ============    ============                   ============
      Diluted                                       $  1.14         $  3.27                      $    1.06
                                                ============    ============                   ============
Weighted Average Shares Outstanding (e):
      Basic                                            30.2            10.2                           60.8
                                                ============    ============                   ============
      Diluted                                          30.7            10.5                           62.2
                                                ============    ============                   ============


                                        See accompanying notes.

                                      NEWCO
        NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF
             EARNINGS ASSUMING RALCORP IS THE ACQUIRING CORPORATION
                         Nine Months Ended June 30, 2000

(a) Reflects the adjusted pro forma operating results of Ralcorp for the nine months ended June 30, 2000 assuming the acquisitions of Ripon, Cascade, Linette and Red Wing had occurred as of the beginning of the period. Pro forma results for the period assuming the acquisition of Red Wing had occurred as of the beginning of the period were presented in Ralcorp's Current Report on Form 8-K/A filed September 21, 2000. To arrive at the adjusted pro forma results of Ralcorp presented herein, those pro forma results were adjusted for the following:

     o historical operating results of Cascade for the pre-acquisition period from October 1, 1999 to January 31, 2000 and Linette for the pre-acquisition period from October 1, 1999 to May 1, 2000. No adjustment was made for the immaterial historical operating results of Ripon for the short pre-acquisition period from October 1, 1999 to October 4, 1999;

     o an increase in selling, general and administrative expense of $.2 million relating to additional goodwill amortization for Cascade and Linette for the pre-acquisition periods noted above;

     o an increase in interest expense of $1.4 million relating to the additional amount that would have been incurred if the acquisitions of Cascade and Linette had occurred on October 1, 1999 with assumed interest rates of 90-day LIBOR plus 1%, commensurate with Ralcorp's new bridge credit facility (a 1/8% variance in which assumed interest rates would have a $.3 million effect on this adjustment); and

     o a reduction in income taxes of $.6 million, calculated at an estimated effective rate of 37% on the aggregate pro forma reduction in pretax income due to the adjustments noted above, excluding nondeductible goodwill amortization.

(b) Reflects the historical operating results of Agribrands for the nine months ended May 31, 2000.

(c) Reflects an increase of $2.0 million to recognize compensation expense related to the intrinsic value of converted options amortized over the remaining weighted average vesting period of 3.0 years, and an increase of $2.1 million relating to the amortization of the excess purchase price, amortized on a straight-line basis over a 20 year weighted average period. The final purchase price allocation may result in a different weighted average amortization period, which would impact the amount of annual amortization expense. For example, weighted average amortization periods of 15 years and 25 years would result in amortization of $2.8 million and $1.7 million, respectively, for nine months.

(d) Reflects a reduction in income taxes, provided at a 37% tax rate, on the aggregate pro forma reduction in pretax income before nondeductible amortization of excess purchase price.

(e) The weighted average number of shares outstanding used in the calculation of the pro forma per share data is based on the historical weighted average number of shares outstanding during the period, adjusted to give effect to the merger ratio for the merger (i.e., historical weighted average Agribrands shares times three, plus historical weighted average Ralcorp shares outstanding).

                                      NEWCO
          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                  ASSUMING RALCORP IS THE ACQUIRING CORPORATION
                          Year Ended September 30, 1999
                      (in millions, except per share data)

                                                 Adjusted
                                                  Ralcorp                       Pro Forma        Newco
                                                Pro Forma (a)  Agribrands (b)   Adjustments     Pro Forma
                                                -------------  --------------  ------------   ------------


Net Sales                                         $ 1,131.3     $ 1,261.5        $   -         $ 2,392.8
                                                ------------   -------------   ------------   ------------

Costs and Expenses
      Cost of products sold                           872.6        1,050.6            -           1,923.2
      Selling, general and administrative             180.3          143.5          5.4 (c)         329.2
      Interest expense                                 15.6            8.0            -              23.6
      Equity in earnings of Vail Resorts, Inc.         (4.7)             -            -              (4.7)
      Other income, net                                   -          (11.0)           -             (11.0)
                                                ------------   -------------   ------------   ------------
                                                    1,063.8        1,191.1          5.4           2,260.3
                                                ------------   -------------   ------------   ------------
Earnings before Income Taxes                           67.5           70.4         (5.4)            132.5
Income Taxes                                           26.4           26.4          (.9)(d)          51.9
                                                ------------   -------------   ------------   ------------
Net Earnings                                      $    41.1      $    44.0        $(4.5)        $    80.6
                                                ============   =============   ============   ============

Earnings per Share:
      Basic                                       $    1.32      $    4.16                      $    1.28
                                                ============   =============                  ============
      Diluted                                     $    1.30      $    4.11                      $    1.26
                                                ============   =============                  ============
Weighted Average Shares Outstanding (e):
      Basic                                            31.1           10.6                           62.8
                                                ============   =============                  ============
      Diluted                                          31.7           10.7                           63.8
                                                ============   =============                  ============


                                        See accompanying notes.

                                      NEWCO
        NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF
             EARNINGS ASSUMING RALCORP IS THE ACQUIRING CORPORATION
                          Year Ended September 30, 1999

(a) Reflects the adjusted pro forma operating results of Ralcorp for the year ended September 30, 1999 assuming the acquisitions of Martin Gillet, Southern, Ripon, Cascade, Linette and Red Wing had occurred as of the beginning of the period. Pro forma results for the period assuming the acquisition of Red Wing had occurred as of the beginning of the period were presented in Ralcorp's Current Report on Form 8-K/A filed September 21, 2000. To arrive at the adjusted pro forma results of Ralcorp presented herein, those pro forma results were adjusted for the following:

     o historical operating results of Ripon, Cascade and Linette for the year ended September 30, 1999, Martin Gillet for the pre-acquisition period from October 1, 1998 to March 4, 1999, and Southern for the pre-acquisition period from October 1, 1998 to March 24, 1999;

     o an increase in selling, general and administrative expense of $2.3 million relating to additional goodwill amortization for Ripon, Cascade, Linette, Martin Gillet and Southern for the pre-acquisition periods noted above;

     o an increase in interest expense of $2.3 million relating to the additional amount that would have been incurred if the acquisitions of Ripon, Cascade, Linette, Martin Gillet and Southern had occurred on October 1, 1998 with assumed interest rates of 90-day LIBOR plus 1%, commensurate with Ralcorp's new bridge credit facility (a 1/8% variance in which assumed interest rates would have a $.3 million effect on this adjustment); and

     o a reduction in income taxes of $1.2 million, calculated at an estimated effective rate of 37% on the aggregate pro forma reduction in pretax income due to the adjustments noted above, excluding nondeductible goodwill amortization.

(b) Reflects the historical operating results of Agribrands for the year ended August 31, 1999.

(c) Reflects an increase of $2.6 million to recognize compensation expense related to the intrinsic value of converted options amortized over the remaining weighted average vesting period of 3.0 years, and an increase of $2.8 million relating to the amortization of the excess purchase price, amortized on a straight-line basis over a 20 year weighted average period. The final purchase price allocation may result in a different weighted average amortization period, which would impact the amount of annual amortization expense. For example, weighted average amortization periods of 15 years and 25 years would result in annual amortization of $3.7 million and $2.2 million, respectively.

(d) Reflects a reduction in income taxes, provided at a 37% tax rate, on the aggregate pro forma reduction in pretax income before nondeductible amortization of excess purchase price.

(e) The weighted average number of shares outstanding used in the calculation of the pro forma per share data is based on the historical weighted average number of shares outstanding during the period, adjusted to give effect to the merger ratio for the merger (i.e., historical weighted average Agribrands shares times three, plus historical weighted average Ralcorp shares outstanding).

                                      NEWCO
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                ASSUMING AGRIBRANDS IS THE ACQUIRING CORPORATION
                                  May 31, 2000
                                  (in millions)


                                                                          Ralcorp        Pro Forma       Newco
                                                        Agribrands(a)  Pro Forma (b)    Adjustments    Pro Forma
                                                        ------------- ---------------  -------------  ------------
Assets

Current Assets
      Cash and cash equivalents                              $ 161.4        $  28.3      $ (6.7)(c)     $  183.0
      Receivables, net                                          78.1           76.9           -            155.0
      Inventories                                               98.2          130.5           -            228.7
      Other current assets                                       7.3            9.5           -             16.8
                                                        -------------  -------------  -------------  ------------
           Total Current Assets                                345.0          245.2        (6.7)           583.5
Investment in Vail Resorts, Inc.                                   -           78.9           -             78.9
Intangible Assets, Net                                          27.6          214.8           -            242.4
Excess Purchase Price                                              -              -        57.8 (d)         57.8
Property and Equipment, Net                                    168.0          234.8           -            402.8
Other Assets                                                    27.4            4.0           -             31.4
                                                        -------------  -------------  -------------  ------------
           Total Assets                                      $ 568.0        $ 777.7      $ 51.1         $1,396.8
                                                        =============  =============  =============  ============

Liabilities and Shareholders' Equity

Current Liabilities
      Accounts and notes payable                             $ 100.9        $  69.0      $    -         $  169.9
      Other current liabilities                                 46.6           45.1         5.0 (e)         96.7
                                                        -------------  -------------  -------------  ------------
           Total Current Liabilities                           147.5          114.1         5.0            266.6
Long-term Debt                                                  11.0          270.2           -            281.2
Deferred Income Taxes and Other Liabilities                     27.1           48.4           -             75.5
Shareholders' Equity                                           382.4          345.0        46.1 (f)        773.5
                                                        -------------  -------------  -------------  ------------
           Total Liabilities and Shareholders' Equity        $ 568.0        $ 777.7      $ 51.1         $1,396.8
                                                        =============  =============  =============  ============


                                            See accompanying notes.

                                      NEWCO
        NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                ASSUMING AGRIBRANDS IS THE ACQUIRING CORPORATION
                                  May 31, 2000

(a)  Reflects the historical financial position of Agribrands at May 31, 2000.

(b) Reflects the pro forma financial position of Ralcorp at June 30, 2000 assuming the acquisition of Red Wing occurred on that date (see Ralcorp's Current Report on Form 8-K/A dated September 21, 2000).

(c) Reflects payments to Ralcorp shareholders assuming 1.5% of Ralcorp common stock is exchanged for cash pursuant to the Ralcorp cash election.

(d)  Reflects the excess purchase price computed as follows (in millions):

        Common stock issued                                  $ 382.3
        Stock options issued                                     9.6
        Cash paid                                                6.7
        Transaction costs                                        5.0
                                                         ------------
             Total purchase price                              403.6

        Less amounts allocated to:
             Ralcorp's historical net assets                  (345.0)
             Unearned compensation (options)                    (0.8)
                                                         ------------
        Excess purchase price                                $  57.8
                                                         ============

     At this time, the work needed to determine the fair values of the net assets of Ralcorp has not been completed. A preliminary allocation of the excess of purchase price over the book value of the net assets acquired has been made to "excess purchase price" and unearned compensation (for unvested stock options issued in exchange for all outstanding Ralcorp stock options). Upon completion of the merger, the excess purchase price is expected to be allocated to the investment in Vail Resorts, property, pension accruals, deferred taxes, goodwill and other intangible assets based on appraisals and other fair valuation methods.

(e) Reflects the estimated amount of transaction costs incurred by Agribrands and Ralcorp, including legal, investment banking and registration fees.

(f)  Reflects the following adjustments to shareholders' equity:

     o an increase of $382.3 million relating to the issuance of 29.4 million shares of common stock in exchange for Ralcorp common stock, based on a merger ratio of 1 for 1. The common stock to be issued was valued based on a price per share of $13.00, which is one third of the average closing market price of Agribrands common stock for a few days before and after the date the merger was announced;

     o an increase of $9.6 million relating to the issuance of 1.6 million stock options in exchange for all outstanding Ralcorp stock options, based on a weighted average fair value of $5.83 per option;

     o a decrease of $.8 million to record unearned compensation for the portion of the intrinsic value related to the future vesting (service) period of the stock options discussed above; and

     o a decrease of $345.0 million to eliminate Ralcorp's historical shareholders' equity.

                                      NEWCO
           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                ASSUMING AGRIBRANDS IS THE ACQUIRING CORPORATION
                         Nine Months Ended May 31, 2000
                      (in millions, except per share data)

                                                                Adjusted
                                                                 Ralcorp       Pro Forma        Newco
                                                Agribrands(a)  Pro Forma (b)   Adjustments    Pro Forma
                                                -------------  -------------  -------------  ------------



                                                                 Ralcorp       Pro Forma        NEWCO
                                                Agribrands (a) Pro Forma (b)  Adjustments     Pro Forma
                                                -------------- -------------  ------------   ------------

Net Sales                                           $ 890.2        $ 809.5         $ -         $ 1,699.7
                                                ------------   ------------   ------------   ------------

Costs and Expenses
      Cost of products sold                           741.4          627.3           -           1,368.7
      Selling, general and administrative             100.7          121.1         2.4 (c)         224.2
      Interest expense                                  2.3           13.2           -              15.5
      Equity in earnings of Vail Resorts, Inc.            -           (8.2)          -              (8.2)
      Other income, net                                (5.6)             -          .3 (d)          (5.3)
                                                ------------   ------------   ------------   ------------
                                                      838.8          753.4         2.7           1,594.9
                                                ------------   ------------   ------------   ------------
Earnings before Income Taxes                           51.4           56.1        (2.7)            104.8
Income Taxes                                           17.1           21.1         (.2)(e)          38.0
                                                ------------   ------------   ------------   ------------
Net Earnings                                         $ 34.3         $ 35.0       $(2.5)           $ 66.8
                                                ============   ============   ============   ============

Earnings per Share:
      Basic                                          $ 3.37         $ 1.16                        $ 1.11
                                                ============   ============                  ============
      Diluted                                        $ 3.27         $ 1.14                        $ 1.08
                                                ============   ============                  ============
Weighted Average Shares Outstanding (f):
      Basic                                            10.2           30.2                          60.4
                                                ============   ============                  ============
      Diluted                                          10.5           30.7                          61.8
                                                ============   ============                  ============


                                        See accompanying notes.


                                      NEWCO
        NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF
           EARNINGS ASSUMING AGRIBRANDS IS THE ACQUIRING CORPORATION
                         Nine Months Ended May 31, 2000

(a) Reflects the historical operating results of Agribrands for the nine months ended May 31, 2000.

(b) Reflects the adjusted pro forma operating results of Ralcorp for the nine months ended June 30, 2000 assuming the acquisitions of Ripon, Cascade, Linette and Red Wing had occurred as of the beginning of the period. Pro forma results for the period assuming the acquisition of Red Wing had occurred as of the beginning of the period were presented in Ralcorp's Current Report on Form 8-K/A filed September 21, 2000. To arrive at the adjusted pro forma results of Ralcorp presented herein, those pro forma results were adjusted for the following:

     o historical operating results of Cascade for the pre-acquisition period from October 1, 1999 to January 31, 2000 and Linette for the pre-acquisition period from October 1, 1999 to May 1, 2000. No adjustment was made for the immaterial historical operating results of Ripon for the short pre-acquisition period from October 1, 1999 to October 4, 1999;

     o an increase in selling, general and administrative expense of $.2 million relating to additional goodwill amortization for Cascade and Linette for the pre-acquisition periods noted above;

     o an increase in interest expense of $1.4 million relating to the additional amount that would have been incurred if the acquisitions of Cascade and Linette had occurred on October 1, 1999 with assumed interest rates of 90- day LIBOR plus 1%, commensurate with Ralcorp's new bridge credit facility (a 1/8% variance in which assumed interest rates would have a $.3 million effect on this adjustment); and

     o a reduction in income taxes of $.6 million, calculated at an estimated effective rate of 37% on the aggregate pro forma reduction in pretax income due to the adjustments noted above, excluding nondeductible goodwill amortization.

(c) Reflects an increase of $.2 million to recognize compensation expense related to the intrinsic value of converted options amortized over the remaining weighted average vesting period of 4.3 years, and an increase of $2.2 million relating to the amortization of the excess purchase price, amortized on a straight-line basis over a 20 year weighted average period. The final purchase price allocation may result in a different weighted average amortization period, which would impact the amount of annual amortization expense. For example, weighted average amortization periods of 15 years and 25 years would result in amortization of $2.9 million and $1.7 million, respectively, for nine months.

(d) Reflects a reduction in Agribrands' historical investment income associated with the $6.7 million of cash to be paid to Ralcorp shareholders assuming 1.5% of Ralcorp shares are exchanged for cash. The reduction in investment income is based on a historical average rate of return of 5.3%.

(e) Reflects a reduction in income taxes, provided at a 37% tax rate, on the aggregate pro forma reduction in pretax income before nondeductible amortization of excess purchase price.

(f) The weighted average number of shares outstanding used in the calculation of the pro forma per share data is based on the historical weighted average number of shares outstanding during the period, adjusted to give effect to the merger ratio for the merger and the assumed purchase of Ralcorp shares for cash (i.e., historical weighted average Agribrands shares times three, plus historical weighted average Ralcorp shares outstanding, less approximately 448,000 Ralcorp shares purchased for cash).

                                      NEWCO
          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF EARNINGS
                ASSUMING AGRIBRANDS IS THE ACQUIRING CORPORATION
                           Year Ended August 31, 1999
                      (in millions, except per share data)

                                                                Adjusted
                                                                Ralcorp        Pro Forma        Newco
                                                Agribrands(a)  Pro Forma (b)  Adjustments     Pro Forma
                                                -------------  ------------- ------------   ------------

Net Sales                                         $ 1,261.5      $ 1,131.3      $   -         $ 2,392.8
                                                ------------   ------------  ------------   ------------

Costs and Expenses
      Cost of products sold                         1,050.6          872.6          -           1,923.2
      Selling, general and administrative             143.5          180.3        3.1 (c)         326.9
      Interest expense                                  8.0           15.6          -              23.6
      Equity in earnings of Vail Resorts, Inc.            -           (4.7)         -              (4.7)
      Other income, net                               (11.0)             -         .4 (d)         (10.6)
                                                ------------   ------------  ------------   ------------
                                                    1,191.1        1,063.8        3.5           2,258.4
                                                ------------   ------------  ------------   ------------
Earnings before Income Taxes                           70.4           67.5       (3.5)            134.4
Income Taxes                                           26.4           26.4        (.2)(e)          52.6
                                                ------------   ------------  ------------   ------------
Net Earnings                                      $    44.0      $    41.1      $(3.3)        $    81.8
                                                ============   ============  ============   ============

Earnings per Share:
      Basic                                       $    4.16      $    1.32                    $    1.31
                                                ============   ============                 ============
      Diluted                                     $    4.11      $    1.30                    $    1.29
                                                ============   ============                 ============
Weighted Average Shares Outstanding (f):
      Basic                                            10.6           31.1                         62.4
                                                ============   ============                 ============
      Diluted                                          10.7           31.7                         63.4
                                                ============   ============                 ============


                                        See accompanying notes.

                                      NEWCO
        NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF
           EARNINGS ASSUMING AGRIBRANDS IS THE ACQUIRING CORPORATION
                           Year Ended August 31, 1999

(a) Reflects the historical operating results of Agribrands for the year ended August 31, 1999.

(b) Reflects the adjusted pro forma operating results of Ralcorp for the year ended September 30, 1999 assuming the acquisitions of Martin Gillet, Southern, Ripon, Cascade, Linette and Red Wing had occurred as of the beginning of the period. Pro forma results for the period assuming the acquisition of Red Wing had occurred as of the beginning of the period were presented in Ralcorp's Current Report on Form 8-K/A filed September 21, 2000. To arrive at the adjusted pro forma results of Ralcorp presented herein, those pro forma results were adjusted for the following:

     o historical operating results of Ripon, Cascade and Linette for the year ended September 30, 1999, Martin Gillet for the pre-acquisition period from October 1, 1998 to March 4, 1999, and Southern for the pre-acquisition period from October 1, 1998 to March 24, 1999;

     o an increase in selling, general and administrative expense of $2.3 million relating to additional goodwill amortization for Ripon, Cascade, Linette, Martin Gillet and Southern for the pre-acquisition periods noted above;

     o an increase in interest expense of $2.3 million relating to the additional amount that would have been incurred if the acquisitions of Ripon, Cascade, Linette, Martin Gillet and Southern had occurred on October 1, 1998 with assumed interest rates of 90-day LIBOR plus 1%, commensurate with Ralcorp's new bridge credit facility (a 1/8% variance in which assumed interest rates would have a $.3 million effect on this adjustment); and

     o a reduction in income taxes of $1.2 million, calculated at an estimated effective rate of 37% on the aggregate pro forma reduction in pretax income due to the adjustments noted above, excluding nondeductible goodwill amortization.

(c) Reflects an increase of $.2 million to recognize compensation expense related to the intrinsic value of converted options amortized over the remaining weighted average vesting period of 4.3 years, and an increase of $2.9 million relating to the amortization of the excess purchase price, amortized on a straight-line basis over a 20 year weighted average period. The final purchase price allocation may result in a different weighted average amortization period, which would impact the amount of annual amortization expense. For example, weighted average amortization periods of 15 years and 25 years would result in annual amortization of $3.9 million and $2.3 million, respectively.

(d) Reflects a reduction in Agribrands' historical investment income associated with the $6.7 million of cash to be paid to Ralcorp shareholders assuming 1.5% of Ralcorp shares are exchanged for cash. The reduction in investment income is based on a historical average rate of return of 6.1%.

(e) Reflects a reduction in income taxes, provided at a 37% tax rate, on the aggregate pro forma reduction in pretax income before nondeductible amortization of excess purchase price.

(f) The weighted average number of shares outstanding used in the calculation of the pro forma per share data is based on the historical weighted average number of shares outstanding during the period, adjusted to give effect to the merger ratio for the merger and the assumed purchase of Ralcorp shares for cash (i.e., historical weighted average Agribrands shares times three, plus historical weighted average Ralcorp shares outstanding, less approximately 448,000 Ralcorp shares purchased for cash).

                       DESCRIPTION OF NEWCO CAPITAL STOCK

     This section of the joint proxy statement/prospectus describes the material terms of the capital stock of Newco. The Newco articles of incorporation and bylaws are more detailed than this description. Thus, you should carefully consider the actual provisions of the Newco articles of incorporation attached as Annex G and bylaws attached as Annex H.

Authorized Capital Stock

     Under Newco's articles of incorporation, the total number of shares of all classes of stock that Newco will have authority to issue will be 700 million, of which million will be shares of $ par value preferred stock, and million will be shares of Newco common stock. No shares of Newco preferred stock will be issued in connection with the merger. Based on the number of shares of Newco common stock outstanding at , 2000, and considering the merger ratios and assuming full use of the cash election, approximately 46 million shares of Newco common stock will be issued in the merger. To the extent the cash elections are not fully utilized, the number of Newco shares actually issued will increase. All of the shares of Newco common stock issued in the merger, will be validly issued, fully paid and nonassessable. Shareholders of Newco are not entitled to preemptive rights.

Newco Common Stock

     The holders of Newco common stock will be entitled to one vote for each share held of record on the applicable record date on all matters voted on by shareholders, including elections of directors. Except as otherwise required by law or provided in any resolution adopted by the Newco Board of Directors with respect to any shares of Newco preferred stock, the holders of Newco common stock will possess exclusively all voting power. The Newco Articles do not provide for cumulative voting in the election of directors or any preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to such stock. Subject to any preferential rights of any outstanding series of Newco preferred stock created by the Newco Board of Directors from time to time, the holders of Newco common stock on the applicable record date will be entitled to such dividends as may be declared from time to time by the Newco Board of Directors from funds available therefor, and upon liquidation will be entitled to receive pro rata all assets of Newco available for distribution to such holders.

Newco Preferred Stock

     The Newco Board of Directors will have the authority to issue shares of Newco preferred stock in one or more series and to fix, by resolution, the voting powers, which may be full or limited or no voting powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, including liquidation preferences, dividend rates, conversion rights and redemption provisions of the shares constituting any series, without any further vote or action by the shareholders. Any shares of Newco preferred stock so authorized and issued could have priority over the Newco common stock with respect to dividend and/or liquidation rights.

Book-Entry Record Keeping

     A book-entry system will be used to distribute shares of Newco common stock and to maintain shareholder transfer records thereafter. In a book-entry system, ownership of stock is recorded in the records maintained by Newco's transfer
agent                                             ,  but  physical  certificates
will not be issued unless requested. When your shares of Ralcorp or Agribrands common stock are exchanged for shares of Newco common stock, you will receive a statement of the shares of Newco common stock credited to your account. Newco's stock transfers will be maintained on the book-entry system. Therefore, you will not be required to actually hold and keep track of physical certificates. Agribrands currently utilizes a book-entry system and believes it is a cost-effective and convenient way to maintain its shareholder records. Ralcorp does not use a book-entry method. If you desire, you can request to receive physical certificates instead of participating in the book-entry system. In such an event, you will be given physical certificates for your Newco common stock holdings.

Common Stock Purchase Rights

     Introduction. The Newco Board of Directors is expected to declare a dividend distribution of one right for each outstanding share of Newco common stock to be distributed to Newco shareholders pursuant to the merger. Except as


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set forth below,  each right will entitle the registered holder to purchase from
Newco one share of Newco common stock at a price of $ per share, subject to adjustment.

     The description and terms of the rights will be set forth in a Shareholder Protection Rights Plan between Newco and a rights agent. The plan is designed to discourage coercive and unfair takeover tactics by encouraging entities to negotiate a fair price for all shareholders in the event an offer is made to obtain control of Newco.

     Exercise of Rights. The rights will not be exercisable or transferable separately from the shares of Newco common stock to which they are attached until the earlier of (i) the close of business on the tenth business day following the public announcement that a person or group of affiliated or associated persons (other than Newco, any subsidiary of Newco or any employee benefit plan of Newco) has acquired or obtained the right to acquire, 20% or more of the outstanding shares of Newco common stock without the prior express written consent of Newco following express approval by action of at least a majority of the members of the Newco directors then in office, or (ii) the close of business on the tenth business day (or such later date as determined by the Newco Board of Directors) following the commencement of a tender offer or exchange offer, without the prior written consent of Newco, by a person which, upon consummation, would result in such party's control of 20% or more of Newco's voting stock. As soon as practicable following the earlier of the dates in (i) or (ii), separate certificates evidencing the rights will be mailed to holders of record of Newco common stock and such separate certificates alone will then evidence the rights.

     The rights are not exercisable until one of the events in (i) or (ii) above occur. The rights will expire on the ten-year anniversary of the merger, unless earlier redeemed or exchanged by Newco. The rights are not triggered by the acquisitions of Newco common stock by Newco or its subsidiaries, benefit plans or directors who were serving at the time the plan is adopted. The exemption with respect to directors applies to their family members. Once an exempted director ceases to serve as a director of Newco, the plan will apply to subsequent purchases by the director and his or her family.

     Purchase Price Adjustment. The purchase price payable, and the number of shares of Newco common stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Newco common stock, (ii) upon the issuance of Newco common stock or rights to subscribe for shares of Newco common stock or securities convertible into Newco common stock at less than the then current market price of the Newco common stock, or (iii) upon the distribution to holders of Newco common stock of securities (other than those described in (ii) above), evidences of indebtedness or assets (excluding regular periodic cash dividends out of earning or retained earnings).

     "Flip In" Feature. If any person or group acquires 20% or more of Newco's outstanding voting stock without the prior written consent of its Board of Directors, each right, except those held by the acquiring persons, would entitle each holder of a right to acquire such number of shares of Newco common stock as shall equal the result obtained by multiplying the then current purchase price by the number of shares of Newco common stock for which a right is then exercisable and dividing that product by 50% of the then current market price per share of Newco common stock.

     "Exchange" Feature. If any person or group acquires more than 20% but less than 50% of the outstanding Newco common stock without prior written consent of the Newco Board of Directors, each right, except those held by such persons, may be exchanged by the Newco Board for one share of Newco common stock.

     "Flip Over" Feature. If Newco were acquired in a merger or other business combination transaction where it is not the surviving corporation or where its common stock is exchanged or changed or 50% or more of its assets or earnings power is sold in one or several transactions without the prior written consent of the Newco Board of Directors, each right would entitle the holders thereof (except for the acquiring person) to receive such number of shares of the acquiring company's common stock as shall be equal to the result obtained by multiplying the then current purchase price of the rights by the number of shares of Newco common stock for which a right is then exercisable and dividing that product by 50% of the then current market price per share of the common stock of the acquiring company on the date of such merger or other business combination transaction.

     Adjustments to Purchase Price. With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such purchase price. No fractional shares will be


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issued.  In lieu of fractional  shares, an adjustment in cash will be made based on the market price of the Newco common stock on the last trading date prior to the date of exercise.

     Redemption. The rights will be redeemable by the Newco Board of Directors for $.01 per right at any time prior to the tenth business day following the acquisition of 20% of Newco's common stock without the Board of Directors' prior consent. Upon the action of electing to redeem the rights, Newco will make an announcement thereof, and the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

     Amendment. The terms of the rights may be amended by the Newco Board of Directors without the consent of the holders of the rights, including, but not limited to, an amendment to lower certain thresholds described above to not less than the greater of: (i) any percentage greater than the largest percentage of the voting power of Newco then known by Newco to be beneficially owned by any person or group of affiliated or associated persons (other than an excepted person); and (ii) 10%. However, from and after such time as any person or group of affiliated or associated persons owns 20% or more of Newco without the prior consent of Newco's Board, the Board of Directors may not amend the rights agreement in any manner that may adversely affect the interests of the holders of the rights.

     No Rights Until Exercised. Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder of Newco, including, without limitation, the right to vote or to receive dividends.

Anti-Takeover Provisions

     The Newco articles, bylaws and Missouri law contain certain provisions which may have the effect of discouraging certain types of transactions that involve an actual or threatened change of control of Newco, see "Comparison of Rights of Newco Shareholders, Agribrands Shareholders and Ralcorp Shareholders--Amendment to Bylaws," "--Amendment to Articles of Incorporation," and "--State Anti-Takeover Statutes."

             COMPARISON OF RIGHTS OF NEWCO SHAREHOLDERS, AGRIBRANDS
                     SHAREHOLDERS AND RALCORP SHAREHOLDERS

     Newco, Agribrands and Ralcorp are all organized under the laws of the State of Missouri. Any differences, therefore, in the rights of holders of Newco common stock, Agribrands common stock and Ralcorp common stock will arise primarily from differences in their respective articles of incorporation, bylaws and rights agreements. Upon completion of the merger, holders of Agribrands common stock and holders of Ralcorp common stock will become holders of Newco common stock and their rights will be governed by Missouri law, Newco's articles of incorporation and Newco's bylaws.

     This section of the joint proxy statement/prospectus describes the material differences between the rights of Agribrands shareholders and of Ralcorp shareholders. This section also includes a brief description of the material rights that Newco shareholders are expected to have following the completion of the merger although in some cases the Newco Board of Directors retains the discretion to alter those rights without shareholder consent. This section may not include all information you may find important. In addition, the identification of some of the differences in the rights of these shareholders as material is not intended to indicate that other differences that are equally important do not exist. All Agribrands shareholders and Ralcorp shareholders are urged to read carefully the relevant provisions of Missouri law, as well as the articles of incorporation and bylaws of each of Agribrands, Ralcorp and Newco. You should carefully review the copies of the forms of the articles of incorporation and bylaws of Newco are attached to this joint proxy statement/prospectus as Annexes G and H, respectively. Copies of the articles of incorporation and bylaws of Agribrands and Ralcorp will be sent to Agribrands shareholders and Ralcorp shareholders, as applicable, upon request. See "Where You Can Find More Information."

Capitalization

     Agribrands.  The authorized capital stock of Agribrands consists of:

     o    50,000,000 shares of Agribrands common stock par value $.01 per share;
          and

     o 10,000,000 shares of Agribrands preferred stock par value $.01 per share.

     Ralcorp.  The authorized capital stock of Ralcorp consists of:

     o 300,000,000 shares of Ralcorp common stock and par value $.01 per share; and

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     o    10,000,000  shares of  Ralcorp  preferred  stock,  par value  $.01 per share.

     Newco. For a description of the authorized capital stock of Newco, see "Description of Newco Capital Stock-- Common Stock," and "--Preferred Stock."

Voting Rights

     Agribrands. Each holder of Agribrands common stock has the right to cast one vote for each share of common stock held by such holder on all matters to be voted on by the shareholders.

     Ralcorp. Each holder of Ralcorp common stock has the right to cast one vote for each share of common stock held by such holder on all matters to be voted on by the shareholders.

     Newco. Each holder of Newco common stock will have the right to cast one vote for each share of Newco common stock held by such holder on all matters to be voted on by the shareholders.

Number and Election of Directors; Classification of Directors

     Agribrands. The Agribrands Board of Directors has seven members. The Agribrands bylaws provide that the Agribrands Board of Directors will consist of a number of directors to be fixed from time to time by the Agribrands Board of Directors, but shall consist of not less than three nor more than twelve members.

     Agribrands' articles of incorporation and bylaws provide for the Agribrands Board of Directors to be divided into three classes, as nearly equal in number as possible, with one class being elected annually. Members of the Agribrands Board of Directors are elected to serve a term of three years, and until their successors are elected and qualified.

     The Agribrands bylaws do not address the required vote for the election of directors. Under Missouri law, every decision of the holder of a majority of shares entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present shall be valid as an act of the shareholders. The preceding voting requirement applies in the election of directors, provided that cumulative voting shall not apply in the election of directors.

     Under Missouri law, shareholders have cumulative voting rights for the election of directors unless the corporation's articles of incorporation otherwise provides. Agribrands' articles of incorporation provide that shareholders do not have the right to cumulative voting in the election of the Agribrands Board of Directors or for any other purpose.

     Ralcorp. The Ralcorp Board of Directors has five members. The Ralcorp bylaws provide that the Ralcorp Board of Directors will consist of a number of directors to be fixed from time to time by the Ralcorp Board of Directors, but shall consist of not less than five nor more than twelve members.

     Ralcorp's articles of incorporation and bylaws provide for the Ralcorp Board of Directors to be divided into three classes, as nearly equal in number as possible, with one class being elected annually. Members of the Ralcorp Board of Directors are elected to serve a term of three years, and until their successors are elected and qualified.

     The Ralcorp bylaws provide for directors to be elected by the affirmative vote of the holders of a majority of the shares represented at the meeting at which a quorum is present.

     Ralcorp's articles of incorporation provide that shareholders do not have the right to cumulative voting in the election of the Board of Directors or for any other purpose.

     Newco. The Newco Board of Directors initially will consist of nine members, five of whom are directors of Agribrands, two of whom are directors of Ralcorp, and two of whom are directors of Agribrands and Ralcorp. The Newco bylaws will provide that the Newco Board of Directors will consist of a number of directors to be fixed from time to time by the Newco Board of Directors, but shall consist of not less than ____ nor more than ____ members.

     Newco's articles of incorporation and bylaws will provide for the Newco Board of Directors to be divided into three classes, as nearly equal in number as possible, with one class being elected annually. Members of the Newco Board of Directors shall be elected to serve a term of three years, and until their successors are elected and qualified.

     The Newco bylaws will provide for directors to be elected by the affirmative vote of the holders of a majority of the shares represented at the meeting at which a quorum is present.

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     Newco's  articles of  incorporation  will provide that  shareholders do not have the right to cumulative voting in the election of the Board of Directors or for any other purpose.

Vacancies on the Board of Directors and Removal of Directors

     Agribrands. Vacancies on the Agribrands Board of Directors, including vacancies and unfilled newly created directorships resulting from any increase in the authorized number of directors, may be filled only by a majority vote of the directors then in office, even if less than a quorum.

     Agribrands' articles of incorporation provide that a director may be removed:

     o for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding shares of capital stock of Agribrands entitled to vote generally in the election of directors, voting together as a single class; or

     o by an affirmative vote of a majority of the entire Board of Directors at any time prior to the expiration of his or her term of office, as provided by law, in the event that the director fails to meet any qualifications stated in the Agribrands bylaws for election as a director or in the event that the director is in breach of any agreement between the director and Agribrands relating to the director's service as a director or employee of Agribrands.

     Ralcorp. Vacancies on the Ralcorp Board of Directors, including vacancies and unfilled newly created directorships resulting from any increase in the authorized number of directors, may be filled only by a majority vote of the directors then in office, even if less than a quorum.

     Ralcorp's articles of incorporation provide that directors may be removed:

     o at a meeting called expressly for that purpose, only for cause and only by the affirmative vote of at least two-thirds of all members of the Ralcorp Board of Directors, and two-thirds of all of the then outstanding shares of capital stock of Ralcorp then entitled to vote generally in the election of directors, voting together as a single class; or

     o by an affirmative vote of a majority of the entire Board of Directors at any time prior to the expiration of his or her term of office, as provided by law, in the event that the director fails to meet any qualifications stated in the Ralcorp bylaws for election as a director or in the event that the director is in breach of any agreement between the director and Ralcorp relating to the director's service as a director or employee of Ralcorp.

     Newco. Vacancies on the Newco Board of Directors, including vacancies and unfilled newly created directorships resulting from any increase in the authorized number of directors, may be filled only by a majority vote of the directors then in office, even if less than a quorum.

     Newco's articles of incorporation provide that a director may be removed:

     o for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding shares of capital stock of Newco entitled to vote generally in the election of directors, voting together as a single class; or

     o by an affirmative vote of a majority of the entire Board of Directors at any time prior to the expiration of his or her term of office, as provided by law, in the event that the director fails to meet any qualifications stated in the Newco bylaws for election as a director or in the event that the director is in breach of any agreement between the director and Newco relating to the director's service as a director or employee of Newco.

Amendments to the Articles of Incorporation

     General. Under Missouri law, an amendment to the articles of incorporation of a corporation requires the approval of holders of a majority of the outstanding stock entitled to vote upon the proposed amendment, unless a higher vote is required by the corporation's articles of incorporation.

     Agribrands. Agribrands' articles of incorporation provide that the affirmative vote of the holders of two-thirds or more of all of the outstanding shares of capital stock of Agribrands then entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision or provisions inconsistent with, the provisions of the articles of incorporation relating to:

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     o    restrictions on voting stock and certain business combinations;

     o    the Board of Directors;

     o    the bylaws; and

     o    indemnification of officers and directors of Agribrands.

     Ralcorp. Ralcorp's articles of incorporation provide that the affirmative vote of not less than two-thirds of all outstanding shares of capital stock of Ralcorp then entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change or repeal the provision of the articles of incorporation relating to the Board of Directors.

     The provisions of the Ralcorp articles of incorporation regarding fair price and indemnification require the vote of 85% of the affirmative outstanding shares to amend, alter, change or repeal such sections.

     Newco. Certain portions of the Newco articles of incorporation may be amended, altered, changed or repealed only by the affirmative vote of the holders of the number of outstanding shares of capital stock of Newco then entitled to vote generally in the election of directors, voting together as a single class, as indicated below:

     o    certain business combinations - 85%;

     o    the Board of Directors - two-thirds;

     o    the bylaws - two-thirds; and

     o    indemnification of officers and directors - 85%.

Amendments to Bylaws

     General. Under Missouri law, shareholders entitled to vote have the power to adopt, amend or repeal bylaws, except that a corporation may, in its articles of incorporation, confer this power on the Board of Directors.

     Agribrands. Agribrands' articles of incorporation provide that only a majority of the entire Board of Directors may make, amend, alter, change or repeal any provision or provisions of the Agribrands bylaws provided that in no event shall the bylaws be inconsistent with law or, in substance to a material degree, with any of the terms, conditions or provisions of the articles of incorporation.

     Ralcorp. Ralcorp's articles of incorporation provide that the bylaws may be amended, altered, changed or repealed and a provision or provisions inconsistent with the provisions of the bylaws as they may exist from time to time may be adopted, only by two-thirds of all members of the Board of Directors.

     Newco. Newco's articles of incorporation are the same as Ralcorp's regarding the amendments of Newco's bylaws.

Action by Written Consent

     General. Under Missouri law, shareholders may act without a meeting, but must do so by unanimous written consent.

     Agribrands. The Agribrands bylaws provide that any action which may be taken at a meeting of the shareholders, except the annual meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the actions so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     Ralcorp. The Ralcorp bylaws provide that any action required or permitted to be taken by the shareholders of Ralcorp may, if otherwise allowed by law, be taken without a meeting of shareholders only if consent in writing, setting for the actions so taken, are signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     Newco. Newco's bylaws regarding actions by written consent are the same as Ralcorp's bylaws.

Ability to Call Special Meetings

     General. Under Missouri law, special meetings may be called only by the Board of Directors or by such other person as may be authorized by the articles of incorporation or the bylaws.

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     Agribrands.   The  Agribrands  bylaws  provide  that  special  meetings  of shareholders may be called by the Chairman of the Board of Directors, the President or the Secretary, or in any other manner permitted by law.

     Ralcorp. The Ralcorp bylaws provide that special meetings of the shareholders or the holders of any special class of stock of Ralcorp, unless otherwise prescribed by statute or by the articles of incorporation, may be called only by the affirmative vote of a majority of the entire Board of Directors or by the Chairman of the Board of Directors, or the President by request for such a meeting in writing.

     Newco. Newco's bylaws provide that special meeting of shareholders may be called by the affirmative vote of a majority of the Board of Directors, or by the Chairman of the Board of Directors or the President.

Notice of Shareholder Action

     Agribrands. Under the Agribrands bylaws, in order for a shareholder to nominate candidates for election to the Agribrands Board of Directors or otherwise propose business to be brought before any shareholder meeting, such nominations or proposals shall be made pursuant to timely written notice to the Secretary of Agribrands.

     Under the Agribrands bylaws, to be timely, a shareholder's notice must be delivered to or mailed and received by the Secretary of Agribrands at the principal executive offices of Agribrands not less than 90 days prior to the meeting; provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the seventh day following the day on which such notice of the date of the meeting was mailed or on which such public notice was given.

     A shareholder's notice to the Secretary shall set forth as to each matter he or she proposes to bring before the meeting:

     o As to each person the shareholder proposes to nominate for election or reelection as a director:

     o    the name, age, business address and residence address of such person;

     o the principal occupation or employment of such person for the previous five years;

     o the class and number of shares of Agribrands capital stock which are beneficially owned by such person;

     o such person's written consent to being named as a nominee and to serving as a director if elected; and

     o any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.

     o With respect to business proposals, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and any material interest of the proposing shareholder in such business;

     o The name and address, as they appear in the Agribrands shareholder records, of the shareholder proposing such business;

     o The class and number of shares of Agribrands capital stock which are beneficially owned by the proposing shareholder.

     The chairman of any Agribrands shareholder meeting has the power to determine whether the nomination or proposal was made by the shareholder in accordance with the advance notice procedure set forth in the Agribrands bylaws. If the chairman determines that the nomination or proposal is not in compliance with Agribrands' advance notice procedures, the chairman may declare that the defective proposal or nomination will be disregarded. The chairman of a meeting shall have the absolute authority to decide questions of compliance with the procedures described above, and his or her ruling thereon shall be final and conclusive.

     Ralcorp. Under the Ralcorp bylaws, in order for a shareholder to nominate candidates for election to the Ralcorp Board of Directors or otherwise propose business to be considered, the shareholder must have given timely notice in writing to the Secretary of Ralcorp.

     Under the Ralcorp bylaws, to be timely, a shareholder's notice shall be delivered to the Secretary of Ralcorp at the principal executive offices of Ralcorp not less sixty days nor more than ninety days prior to the first


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anniversary of the preceding year's annual meeting;  provided  however,  that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such date, notice by the shareholder to be timely must also be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which the public announcement of the date to such meeting is first made.

     The shareholder notice shall set forth:

     o As to each person the shareholder proposes to nominate for election or reelection as a director:

     o the name, age, business and residential addresses, and principal occupation or employment of each proposed nominee;

     o the class and number of shares of capital stock of Ralcorp, if any, that are beneficially owned by such nominee on the date of such notice;

     o a description of all arrangements or understandings between the shareholder and each nominee;

     o all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act;

     o the written consent of each proposed nominee to be named as a nominee in Ralcorp's proxy statement and to serve as director of Ralcorp, if so elected.

     o As to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such shareholder;

     o As to the shareholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

     o the name and address of such shareholder, as they appear on Ralcorp's books;

     o the class and number of shares of stock of Ralcorp which are owned beneficially and of record by such shareholder; and

     o a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, or to propose such other business.

     The Board of Directors may reject any nomination or shareholder proposal submitted for consideration at the annual meeting which is not made in accordance with the procedures set forth in the Ralcorp bylaws, or which is not a proper subject for shareholder action in accordance with the provisions of Missouri law. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in the Ralcorp bylaws, and if any proposed nomination or business is not in compliance, to declare that such defective nomination or proposal be disregarded.

     Newco. The Newco bylaws will contain provisions regarding the ability of shareholders to nominate candidates for election to Newco's Board of Directors or otherwise propose business to be brought before any shareholder meeting. Such provisions are the same as Agribrands' bylaws on the topic.

Indemnification of Directors and Officers

     General. Under Missouri law, a corporation, subject to approval or ratification by shareholders, may indemnify any director, officer, employee or agent to any degree for any conduct whatsoever except for conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Indemnification may cover not only expenses, but also settlements or even judgments in derivative litigation.

     Agribrands. Agribrands' articles of incorporation provide that any person who was or is a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a director, officer, or employee, or is or was serving at the request of Agribrands as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, will be indemnified against expenses, including attorneys' fees, and held harmless by Agribrands to the fullest extent permitted by Missouri law. The indemnification provided by


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the  articles of  incorporation  is not  exclusive  of any other rights to which those seeking indemnification may be entitled, whether under the Agribrands bylaws or any statute, agreement, vote of shareholders or disinterested directors or otherwise. In addition, Agribrands is authorized to purchase and maintain insurance on behalf of its directors and officers and employees in respect of any such liability.

     Agribrands may pay expenses incurred by its directors, officers and employees in defending a similar criminal action, suit or proceeding in advance of the final disposition of the action, suit or proceeding. The payment of expenses will only be made if Agribrands receives an undertaking by or on behalf of the director, officer or employee receiving the payments to repay all amounts advanced if it is ultimately determined that the director, officer or employee is not entitled to be indemnified by Agribrands, as authorized by Agribrands' articles of incorporation.

     Ralcorp. Ralcorp's articles of incorporation provide that any person who was or is a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a director or officer, or is or was serving at the request of Ralcorp as a director, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, will be indemnified against expenses, including attorneys' fees, and held harmless by Ralcorp to the fullest extent permitted by Missouri law. The indemnification and other rights provided in the articles of incorporation are not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, and Ralcorp is specifically authorized to provide such indemnification and other rights by any agreement, vote of shareholders, or disinterested directors or otherwise. In addition, Ralcorp is authorized to purchase and maintain insurance on behalf of its directors and officers in respect of any such liability.

     Ralcorp may pay expenses incurred by its directors and officers in defending a civil or criminal action, suit or proceeding in advance of the final disposition of the action, suit or proceeding. The payment of expenses will be made only if Ralcorp receives an undertaking by or on behalf of the director or officer receiving the payment to repay all amounts advanced if it is ultimately determined that the director or officer is not entitled to be indemnified by Ralcorp, as authorized by Ralcorp's articles of incorporation.

     Newco

     The Newco articles of incorporation will contain indemnification provisions the same as those of Ralcorp.

Shareholder Rights Plans

     Agribrands.

     General. In 1998, Agribrands adopted a shareholder rights plan pursuant to a rights agreement with Continental Stock Transfer & Trust Company, as rights agent. Set forth below is a summary of the material provisions of the rights agreement. The summary does not include a complete description of all of the terms of the rights agreement. All Agribrands shareholders and Ralcorp shareholders are urged to read carefully the relevant provisions of Agribrands' rights plan, copies of which will be sent to Agribrands shareholders upon request. See "Where you can find more information" on page 107.

     Exercisability of Rights. Under the Agribrands rights agreement, one right, referred to as an Agribrands right, attaches to each share of Agribrands common stock outstanding and, when exercisable, entitles the registered holder to purchase from Agribrands one share of Agribrands common stock at an initial purchase price of $125, subject to antidilution adjustments in the event of a stock split, stock dividend or similar transaction with respect to Agribrands common stock.

     The Agribrands rights will not become exercisable until the earlier of:

     o ten business days following a public announcement that a person or a group of affiliated or associated persons has become the beneficial owner of 20% or more of the Agribrands common stock then outstanding; or

     o ten business days, or such later date as may be determined by the Agribrands Board of Directors, following the commencement of, or the announcement of an intention to make, a tender offer or exchange offer that would result in a person or group's becoming the beneficial owner of 20% or more of the Agribrands common stock then outstanding.

     The rights agreement is not triggered by the acquisition of Agribrands common stock by Agribrands, any subsidiary of Agribrands, any employee benefit plan of Agribrands or any subsidiary of Agribrands or certain "grandfathered


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persons" (being the members of Agribrands' Board of Directors at the time of the adoption of the shareholder rights plan together with their immediate families, for so long as they remain on the Board of Directors, and provided that, after they are no longer members of the Board of Directors, they do not acquire any more shares of Agribrands common stock except in certain limited circumstances). In connection with the merger described herein, the Agribrands rights agreement was amended to provide that the Agribrands rights will not become exercisable solely by reason of the merger, reorganization agreement and the related transactions.

     "Flip In" Feature. In the event a person becomes the beneficial owner of 20% or more of the Agribrands common stock outstanding, each holder of an Agribrands right, except for that person, will have the right to acquire, upon exercise of the Agribrands right, one share of common stock for 33 1/3% of the then current market price, rather than for the exercise price. The flip-in feature will not apply if the person who becomes the beneficial owner of 20% or more of the Agribrands common stock does so as a result of a tender or exchange offer for all outstanding shares of Agribrands common stock at a price and on terms which a majority of the members of the Board of Directors who are not officers of Agribrands or the acquiring person determines to be adequate and in the best interests of Agribrands.

     "Exchange" Feature. At any time after a person becomes the beneficial owner of 20% or more, but less than 50%, of the Agribrands common stock then outstanding, the Agribrands Board of Directors may, at its option, exchange all or some of the Agribrands rights, except for those held by such person, for Agribrands common stock at a merger ratio of one share of Agribrands common stock for each Agribrands right, subject to adjustment. Use of this exchange feature means that eligible Agribrands rights holders would not have to pay a purchase price before receiving shares of Agribrands common stock.

     "Flip  Over"  Feature.   In  the  event  that,   after  the  rights  become
exercisable:

     o Agribrands is acquired in a merger or other business combination transaction in which the holders of all of the outstanding shares of Agribrands common stock immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power merges into another entity;

     o    an acquiring entity merges into Agribrands; or

     o Agribrands sells or transfers more than 50% of its assets or earning power, then each holder of an Agribrands right, except for a person that is the beneficial owner of 20% or more of the Agribrands common stock then outstanding, will have the right to receive, upon exercise of the Agribrands right, the number of shares of the acquiring company's capital stock with the greatest voting power having a value equal to twice the exercise price of the Agribrands right.

     Redemption of Rights. At any time prior to the time a person has become the beneficial owner of 20% or more of the Agribrands common stock then outstanding, the Agribrands Board of Directors may redeem all of the Agribrands rights at a redemption price of $0.01 per right, subject to adjustment. The right to exercise the Agribrands rights will terminate upon redemption, and at that time the holders of the Agribrands rights will have the right to receive only the redemption price for each Agribrands right they hold.

     Amendment of Rights. The terms of the existing Agribrands rights agreement may be amended by the Agribrands Board of Directors without the approval of the holders of the rights. However, after the date any person acquires at least 20% of Agribrands' outstanding common stock, the rights agreement may not be amended in any manner that would adversely affect the interests of the holders of the Agribrands rights, excluding the interests of the acquirer.

     Termination of Rights. If not previously exercised, the Agribrands rights will expire on March 31, 2008, unless Agribrands earlier redeems or exchanges the Agribrands rights or extends the expiration date.

     Anti-Takeover Effects. The Agribrands rights have anti-takeover effects. Once the Agribrands rights have become exercisable, in most cases the Agribrands rights will cause substantial dilution to a person that attempts to acquire or merge with Agribrands. Accordingly, the existence of the Agribrands rights may deter potential acquirers from making a takeover proposal or a tender offer. The Agribrands rights should not interfere with any merger or other business combination approved by the Agribrands Board of Directors since Agribrands may redeem the Agribrands rights.

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     Ralcorp

     General. In 1996, Ralcorp adopted a shareholder rights plan pursuant to a rights agreement, which was subsequently amended in 1997, with First Chicago Trust Company of New York, as rights agent. Set forth below is a summary of the material provisions of the rights agreement. The summary does not include a complete description of all of the terms of the rights agreement. All Ralcorp shareholders and Agribrands shareholders are urged to read carefully the relevant provisions of Ralcorp's rights plan, copies of which will be sent to Ralcorp shareholders upon request. See "Where you can find more information" on page 107.

     Exercisability of Rights. Under the Ralcorp rights agreement, one right, referred to as a Ralcorp right, attaches to each share of Ralcorp common stock outstanding and, when exercisable, entitles the registered holder to purchase from Ralcorp one share of Ralcorp common stock at an initial purchase price of $30, subject to antidilution adjustments in the event of a stock split, stock dividend or similar transaction with respect to Ralcorp common stock.

     The Ralcorp rights will not become exercisable until the earlier of:

     o ten business days following the earlier of a public announcement or when Ralcorp has notice that a person or a group of affiliated or associated persons has become the beneficial owner of 20% or more of the Ralcorp common stock then outstanding; and

     o ten business days, or such later date as may be determined by the Ralcorp Board of Directors, following the commencement of, or the announcement of an intention to commence, a tender offer or exchange offer that would result in a person or group's becoming the beneficial owner of 20% or more of the Ralcorp common stock then outstanding.

     In connection with the merger described herein, the Ralcorp rights agreement was amended to provide that the Ralcorp rights will not become exercisable solely by reason of the merger, reorganization agreement and the related transactions.

     "Flip In" Feature. In the event a person becomes the beneficial owner of 20% or more of the outstanding Ralcorp common stock without the prior written consent of the Ralcorp Board of Directors, each holder of a Ralcorp right, except for such person, will have the right to acquire, upon exercise of the Ralcorp right, instead of one share of Ralcorp common stock, shares of Ralcorp common stock having a value equal to twice the exercise price of the Ralcorp right. For example, if we assume that the initial purchase price of $30 is in effect on the date that the flip-in feature of the Ralcorp right is exercised, any holder of a Ralcorp right, except for the person that has become the beneficial owner of 20% or more of the outstanding Ralcorp common stock, can exercise his or her Ralcorp right by paying to Ralcorp $30 in order to receive from Ralcorp shares of Ralcorp common stock having a value equal to $60.

     "Exchange" Feature. At any time after a person becomes the beneficial owner of 20% or more, but less than 50%, of the Ralcorp common stock then outstanding, the Ralcorp Board of Directors may, at its option, exchange all or some of the Ralcorp rights, except for those held by such person, for Ralcorp common stock at a merger ratio of one share of Ralcorp common stock per Ralcorp right, subject to adjustment. Use of this exchange feature means that eligible Ralcorp rights holders would not have to pay a purchase price before receiving shares of Ralcorp common stock.

     "Flip  Over"  Feature.   In  the  event  that,   after  the  rights  become
exercisable:

     o    Ralcorp consolidates with or merges into another entity;

     o    any entity merges into Ralcorp; or

     o    Ralcorp sells more than 50% of its assets or earning power,

then each holder of a Ralcorp right, except for a person that is the beneficial owner of 20% or more of the Ralcorp common stock then outstanding, will have the right to receive, upon exercise of the Ralcorp right, the number of shares of the acquiring company's capital stock with the greatest voting power having a value equal to twice the exercise price of the Ralcorp right.

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     Redemption of Rights. At any time prior to the earlier to occur of:

     o ten days after a person becoming the beneficial owner of securities representing 20% or more of the outstanding Ralcorp common stock; and

     o    January 31, 2007,

The Ralcorp Board of Directors may redeem all of the Ralcorp rights at a redemption price of $0.01 per right, subject to adjustment. The right to exercise the Ralcorp rights will terminate upon redemption, and at such time, the holders of the Ralcorp rights will have the right to receive only the redemption price for each Ralcorp right held.

     Amendment of Rights. The terms of the existing Ralcorp rights agreement may be amended by the Ralcorp Board of Directors without the approval of the holders of the rights. After the date any person acquires at least 20% of Ralcorp's common stock, however, the rights agreement may not be amended in any manner which would adversely affect the interests of the holders of the Ralcorp rights, excluding the interests of the acquirer.

     Termination of Rights. If not previously exercised, the Ralcorp rights will expire on January 31, 2007, unless Ralcorp earlier redeems or exchanges the Ralcorp rights or shortens or extends the final expiration date.

     Newco

     Newco expects to adopt a Shareholder Protection Rights Agreement the expected terms of which are described under the caption "Description of Newco Common Stock - Common Stock Purchase Rights".

State Anti-Takeover Statutes

     General. Section 351.459 and 351.407 of the Missouri General and Business Corporation Law ("MGBCL") contains certain provisions applicable to Missouri corporations such as Ralcorp and Agribrands which may be deemed to have an anti-takeover effect. Such provisions include Missouri's Business Combination Statute and the Control Share Acquisition Statute.

     Section 351.459 protects domestic corporations from hostile takeovers by prohibiting certain transactions once an acquirer has gained control. The statute restricts certain "Business Combinations" between a corporation and an "Interested Shareholder" for a period of five years following such interested shareholder's stock acquisition date unless certain conditions are met. A
"Business Combination" includes a merger or consolidation, certain sales, leases, exchanges, pledges, transfers and other dispositions of corporate assets or stock and certain reclassifications and recapitalizations. An "Interested Shareholder" includes any person or entity which beneficially owns or controls twenty percent or more of the outstanding voting shares of the corporation.

     o During the initial five year restricted period, no Business Combination may occur unless such business combination or the transaction in which an Interested Shareholder becomes "interested" is approved by the Board of Directors of the corporation on or prior to such Interested Shareholder's stock acquisition date. After the expiration of the initial five year restricted period, Business Combinations are still subject to restrictions unless prior to the stock acquisition by the Interested Shareholder, the Board of Directors approves a transaction in which the Interested Shareholder became such or approves the Business Combination in question;

     o the holders of a majority of the outstanding voting stock, other than the stock owned by the Interested Shareholder and its affiliates and associates, approved the Business Combination; or

     o the Business Combination satisfies certain detailed fairness and procedural requirements.

     The  Business   Combination   Statute  contains  a  number  of  exceptions,
including:

     o    corporations  not  having a class of  voting  stock  registered  under
          Section 12 of the Exchange Act;

     o corporations which adopt provisions in their articles of incorporation or bylaws expressly electing not to be covered by the statute;

     o certain circumstances in which a shareholder inadvertently becomes an Interested Shareholder if it takes action promptly thereafter to reduce its stockholdings below the twenty percent threshold; and

     o certain circumstances in which a shareholder becomes an Interested Shareholder at a time when the restrictions do not apply.

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     The "Control Share Acquisition  Statute" (Section 351.407) provides that an
"Acquiring   Person"  who  acquires   "control  shares"  of  an  issuing  public
corporation in a "control share acquisition" will not have voting rights, unless certain disclosure requirements are satisfied and retention or restoration of the voting rights is approved by shareholders. "Control shares" are defined as shares which, when added to all other shares of the same corporation previously owned or controlled by the Acquiring Person, would entitle the Acquiring Person to exercise or direct the exercise of the voting power with respect to stock of the issuing public corporation in the election of directors within any one of the following three ranges: (i) 20% or more but less than 33-1/3%, (ii) 33-1/3% or more but less than a majority or (iii) a majority, or more of all voting power of outstanding stock of such corporation retention or restoration of voting rights requires approval by both: (i) a majority of all outstanding voting stock, and (ii) a majority of all outstanding voting stock after exclusion of the "Interested Shares." "Interested Shares" are defined as shares of an issuing public corporation in respect of which (i) the Acquiring Person,
(ii) employees who are also directors, or (iii) officers of the corporation may exercise or direct exercise of the voting power of the corporation in the election of directors. A number of acquisitions of shares are deemed not to constitute Control Share Acquisitions, including good faith gifts, transfers pursuant to wills, purchases pursuant to an issuance by the corporation, mergers involving a corporation which satisfy the other requirements of the MGBCL, transactions with a person who owned a majority of the voting power of the corporation within the prior year, or purchases from a person who has previously satisfied the provisions of the Controlled Share Acquisition statute so long as the transaction does not result in the purchasing party having voting power after the purchase in a percentage range (such ranges are set forth in the immediately preceding paragraph) beyond the range for which the selling party previously satisfied the provisions of the statute. Additionally, a corporation may exempt itself from application of the statute by inserting a provision in its articles of incorporation or bylaws expressly electing not to be covered by the statute.

     Agribrands

     The Agribrands bylaws provide that the provisions of the Control Share Acquisition Statute do not apply to control share acquisitions of Agribrands' capital stock. Agribrands' articles of incorporation provide for certain restrictions on voting stock of Agribrands and certain restrictions on business combinations. The articles of incorporation grant Agribrands the right to inquire of any person whom the corporation believes may be a Substantial Shareholder or any other person who purports to exercise similar voting rights with respect to any voting stock, and each such person shall have the obligation to provide such information to Agribrands as Agribrands may reasonably request, including:

     o    the number of shares owned by such person;

     o whether shares owned of record by such person are owned by other persons and the identity of such other persons and the nature of their ownership interest;

     o whether any affiliates or associates of such person own any voting stock;

     o whether such person is a member of a group of persons owning voting stock;

     o or whether such person or any such person's affiliates or associates has any agreement, arrangement or understanding with any other person with respect to any voting stock.

     Agribrands' articles of incorporation define "Substantial Shareholder" to mean any person which, together with its affiliates and associates, is the beneficial owner of shares of voting stock in the aggregate of twenty percent (20%) or more of the outstanding voting stock.

     Under the articles of incorporation of Agribrands, any Business Combination shall, in addition to any affirmative vote required by Missouri law, require the affirmative vote of the holders of not less than two-thirds of the aggregate voting power of the outstanding shares of the voting stock entitled to vote at a meeting of shareholders called for such purpose and a majority of the voting power of all such shares of which a Substantial Shareholder is not a beneficial owner; provided, however, that any such Business Combination may be approved upon any affirmative vote required under Missouri law if:

     o    There  are  one  or  more   Continuing   Directors  and  the  Business
          Combination shall have been approved by a majority of them; or

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     o    The cash,  or fair market value of the  property,  securities or other consideration to be received per share by the shareholders of each class of stock of Agribrands in the Business Combination is not less than the higher of:

     o the highest per share price paid by the Substantial Shareholder for the acquisition of any shares of such class, with appropriate adjustments for stock splits, stock dividends and like distributions; or

     o the fair market value of such shares on the date the Business Combination is approved by the Board of Directors.

     "Continuing Director" means any member of the Agribrands Board of Directors who is not an affiliate or associate of a Substantial Shareholder and who is a member of the Board of Directors prior to the time that any Substantial Shareholder became a Substantial Shareholder, and any successor of any Continuing Director if such successor is not an affiliate or an associate of any Substantial Shareholder and is designated as a Continuing Director by a majority of the then Continuing Directors.

     "Business Combinations" means:

     o    any merger or consolidation of the corporation or any subsidiary with:

     o    any Substantial Shareholder; or

     o any other person which, after such merger or consolidation, would be a Substantial Shareholder, regardless of which entity survives;

     o any sale, lease, exchange, mortgage, pledge, transfer or any disposition (in one transaction or in a series of transactions) to or with any Substantial Shareholder of any assets of the corporation or any subsidiary, or both, that have an aggregate fair market value of more than twenty percent 20% of the book value of the total assets of the corporation as shown on its consolidated balance sheet as of the end of the calendar quarter immediately proceeding any such transaction;

     o    the  adoption  of  any  plan  or  proposal  for  the   liquidation  or
          dissolution of the corporation proposed by or on behalf of a Substantial Shareholder;

     o the acquisition by the corporation or any subsidiary of any securities of any Substantial Shareholder;

     o any transaction involving the corporation or any subsidiary, including the issuance or transfer of any securities of, any reclassification of securities of, or any recapitalization of, the corporation or any subsidiary, or any merger or consolidation of the corporation with any subsidiary (whether or not involving a Substantial Shareholder), if the transaction would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equitable or convertible securities of the corporation or any subsidiary of which shares a Substantial Shareholder is the beneficial owner; or

     o any agreement, contract or other arrangement entered into by the corporation providing for any of the transactions described above.

     Ralcorp

     Ralcorp's articles of incorporation provide that any Business Combination shall, in addition to any affirmative vote otherwise required under Missouri law, require the recommendation of the Board of Directors and the affirmative vote of the holders of not less than 85% of all of the outstanding shares of capital stock of the company then entitled to vote at a meeting of shareholders called for such purpose of which an Interested Shareholder is not the beneficial owner; provided, however, that, notwithstanding the foregoing, any such Business Combination may be approved on any affirmative vote required under Missouri law if:

     o    there  are  one  or  more   Continuing   Directors  and  the  Business
          Combination shall have been approved by a majority of them; or

     o    the following conditions are satisfied:

          o the consideration to be received by the shareholders of each class of stock of the corporation shall be in cash or in the same form as the Interested Shareholder and its affiliates have previously paid for a majority of the shares of such class of stock owned by the Interested Shareholder; and

          o the cash, or market value of the property, securities or other shareholders of each class of stock of the corporation in the Business Combination is not less than the higher of:

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               o    the  highest   per  share  price  paid  by  the   Interested
                    Shareholder for the acquisition of any shares of such class in the two years immediately preceding the announcement date of the Business Combination with appropriate adjustment for stock splits, stock dividends and like distributions; or

               o the market value of such shares on the date the Business Combination is approved by the Board of Directors.

     The term "Continuing Director" shall mean any member of the Board of Directors of the corporation who is not an affiliate or associate of the Interested Shareholder and who is a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director if the successor is not an affiliate or associate of the Interested Shareholder and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors.

     The terms "Business Combination" and "Interested Shareholder" shall have the same meanings set forth in Section 351.459 of the MGBCL.

     Newco

     The provisions of Newco's bylaws relating to Business Combinations are similar to those of the Ralcorp bylaws described above.

                               MANAGEMENT OF NEWCO
                                AFTER THE MERGER

Board of Directors of Newco

     Upon completion of the merger, the Newco Board of Directors will be comprised of nine individuals. Five proposed directors are currently directors of Agribrands. Two proposed directors are currently directors of Ralcorp. Two proposed directors are currently directors of both Ralcorp and Agribrands. Upon completion of the merger, the directors of Newco will be divided into three classes consisting of three directors. The initial terms of Newco's directors will expire in 2001, 2002, and 2003 depending on the class in which a director is placed.

     The following individuals are expected to be the directors of Newco and the
following   descriptions   provide  five  years  of  work  experience  for  each
individual.  The ages shown are as of August 31, 2000.

          David R. Banks, Director of Agribrands Since 1998, Age 63

          Chairman   of  the  Board  and  Chief   Executive   Officer,   Beverly
          Enterprises, Inc. since 1995 (health care services). Also a director of Nationwide Health Properties, Inc. and Ralston Purina Company.

          Jay W. Brown, Director of Agribrands Since 1998, Age 55

          Principal in Westgate Group, LLC (private equity investment firm), responsible for operational management of portfolio companies since 1998. Former President and Chief Executive Officer, Protein
          Technologies International, Inc., a subsidiary of E. I. DuPont de Nemours and Company from 1995 to 1998 (soy protein products), former Vice President, Ralston Purina Company and former Chairman and Chief Executive Officer, Continental Baking Company from 1984 to 1995 (fresh bakery products). Also a director of Jack in the Box Inc.

          Jack W. Goodall, Director of Ralcorp Since 1994, Age 61

          Chairman of the Board of Jack in the Box Inc. since April, 1996. Mr. Goodall served as Chairman, President and Chief Executive Officer of Foodmaker, Inc. (now Jack in the Box Inc.) from 1985 to 1996.

          M. Darrel Ingram, Director of Agribrands Since 1998, Age 67

          Non-Executive Chairman, First Financial Planners Inc. (private financial services company), and former Non-Executive Chairman, Red Fox Environmental Services, Inc. (pollution control services). Also a director of Ralston Purina Company.

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

          David W. Kemper, Director of Ralcorp Since 1994, Age 49

          Chairman,   President   and  Chief   Executive   Officer  of  Commerce
          Bancshares, Inc. since 1991. Also a director of Tower Properties Company and Wave Technologies International, Inc.

          H. Davis McCarty, Director of Agribrands Since 1998, Age 60

          Private consultant for agri business marketing and strategic planning. Former President, Consolidated Nutrition, a subsidiary of Archer Daniels Midland and AGP, Inc., and former Chairman and President of Innovative Pork Concepts subsidiary of Central Soya.

          Joe R. Micheletto, Chief Executive Officer and President of Newco, Director of Agribrands Since 1998 and a Director of Ralcorp Since 1994, Age 63

          Chief Executive Officer and President, Ralcorp Holdings, Inc. (food products). Also a director of Agribrands International, Inc., Energizer Holdings, Inc., Ralcorp Holdings, Inc., and Vail Resorts, Inc.

          Martin K. Sneider, Director of Agribrands Since 1998, Age 57

          Adjunct Professor of Retailing, Washington University, St. Louis, Missouri. Former President of Edison Brothers Store, Inc. from 1987 to 1995 (specialty retail). Also a director of CPI corporation. Edison Brothers filed for protection under Chapter 11 of the Federal Bankruptcy Code in November 1995 and emerged from those proceedings in September 1997. Mr. Sneider had been President of Edison Brothers until April, 1995.

          William  P.  Stiritz,   Executive  Chairman  of  Newco,   Director  of
          Agribrands Since 1998 and Ralcorp Since 1994, Age 66

          Chairman  of  the  Board,   Chief  Executive  Officer  and  President,
          Agribrands International, Inc. since 1998. Chairman of the Board of Directors and Chairman, Management Strategy and Finance Committee, Energizer Holdings, Inc. since 2000. Chairman of the Board, and former Chief Executive Officer and President, Ralston Purina Company from 1982 to 1997. Also Chairman of the Investment Committee of Westgate Group, LLC, (a private equity investment firm). Also a director of American Freightways Corporation, Ball Corporation, The May Department Stores Company, Ralcorp Holdings, Inc., Reinsurance Group of America, Incorporated and Vail Resorts, Inc.

Committees of Newco Board of Directors

     Upon completion of the merger, the Newco Board of Directors will initially have three committees:

     o    an Executive Committee;

     o    an Audit Committee  consisting of  non-management  directors;  and

     o a Nominating and Compensation Committee consisting of non-management directors.

     The Newco Board of Directors will elect chairpersons of each committee once the merger is completed.

Compensation of Directors

     In accordance with existing practice of Ralcorp and Agribrands, it is expected that directors of Newco who are also full-time employees of Newco will receive no additional compensation for their services as directors. Each non-employee director of Newco will receive compensation for service on the Newco Board of Directors as determined by the Newco Board of Directors upon the recommendation of the nominating and compensation committee.

Certain Relationships Between Directors and Ralcorp or Agribrands

     Mr. Stiritz is Chairman of the Board of Ralston Purina Company. During fiscal year 1999, Ralcorp paid Ralston Purina approximately $1.6 million for research facilities and quality assurance services, telecommunications, and other administrative services. These arrangements have continued during the


                                      103
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current fiscal year and have been  conducted in the ordinary  course of business at competitive prices and terms. During fiscal year 2000, Agribrands paid Ralston Purina approximately $1.1 million for risk management and government affairs services and use of Ralston Purina's aircraft in which Agribrands maintains a minority ownership interest. These transactions are expected to continue and have been negotiated at competitive rates and terms.

     Mr. Kemper is Chairman, President and Chief Executive Officer of Commerce Bancshares, Inc. which is one of six banks participating in Ralcorp's committed credit facility. Commerce Bancshares' lending commitment under that facility is limited to $16 million out of a total syndicate commitment of $125 million. In addition, Ralcorp has an uncommitted line of credit with Commerce Bancshares in an amount not exceeding $8 million.

Business Relationships between Agribrands and Ralston Purina Related to Spin-Off

     In connection with the spin-off of Agribrands from Ralston Purina on April 1, 1998, Agribrands entered into certain agreements with Ralston Purina, some of which remain in effect.

     The Reorganization Agreement. Ralston Purina and Agribrands entered into a reorganization agreement which provided for the implementation of the spin-off. This agreement also provided that:

     o Ralston Purina would indemnify Agribrands against certain liabilities, including those relating to the operation of the businesses conducted, or to be conducted, by Ralston Purina and its subsidiaries (other than businesses and assets associated with Ralston Purina's international animal feeds business);

     o Agribrands would indemnify Ralston Purina against certain liabilities, including those relating to the operation of the businesses formerly associated with Ralston Purina's international animal feeds operations;

     o each of Ralston Purina and Agribrands would indemnify the other with respect to certain employee benefit programs associated with the employees of its separate business;

     o for three years following the spin-off, Agribrands would not enter into certain specified transactions (including a transaction such as the merger described in this joint proxy statement/prospectus, as well as certain dispositions of assets, certain issuances or repurchases of Agribrands shares and other transactions) without providing, at
          Ralston Purina's discretion, either an opinion of counsel to Agribrands or a supplemental ruling from the IRS that such transaction will not adversely affect the Federal income tax consequences of the spin-off and related transactions;

     o if Agribrands engages in any such transaction and, as a result, the spin-off fails to qualify as tax-free, Agribrands would indemnify Ralston Purina and its shareholders as of the date of the spin-off against all tax liabilities incurred as a result;

     o for five years following the spin-off, Ralston Purina and its subsidiaries will not compete anywhere in the world, directly or indirectly, in the international animal feeds and agricultural products business;

     o for five years following the spin-off, Agribrands and its subsidiaries will not compete anywhere in the world, directly or indirectly, in the pet products, battery and lighting products businesses, except that Agribrands may manufacture and sell certain lines of pet food in Canada, and may manufacture or sell, subject to various limitations, certain dog and cat foods in other countries.

     If any other person acquires a voting or equity interest of 20% or more in either Ralston Purina or Agribrands, the other party will be relieved of its non-compete restrictions.

     Trademark Agreement. Under a trademark agreement entered into at the time of the spin-off:

     o Ralston Purina has assigned to Agribrands or its subsidiaries all of Ralston Purina's rights in certain trademarks associated solely with the business conducted by Agribrands; and

     o Ralston Purina has perpetually licensed to Agribrands, on a royalty-free basis, the right to use trademarks "Purina"(R) and "Chow"(R) brands and the "Checkerboard"(R) logo, and certain trademarks similar to such trademarks, with respect to agricultural and certain other products, subject to the rights of another company which utilizes such trademarks in the United States.

Agribrands is not permitted to use such trademarks on pet food products other than products produced for Ralston Purina or provided by Ralston Purina.

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

     Technology Agreement. Ralston Purina has licensed to Agribrands the perpetual right to utilize Ralston Purina's technology for animal feed and other agricultural products on a royalty-free basis, subject to certain rights which Ralston Purina previously granted to other companies.

     Other Business Relationships. An affiliate of Ralston Purina continues to provide certain insurance-related products and services to Agribrands. In addition, in a number of countries in which Agribrands does business, Agribrands and Ralston Purina have not yet completed the full separation of Agribrands' animal feeds business from other businesses conducted by Ralston Purina, and there are, as a result, various ongoing transactions between the companies in those countries, none of which Agribrands considers to be material

Business Relationships Between Ralcorp and Agribrands

     Presently there are no business relationships between Ralcorp and Agribrands. In Ralcorp's fiscal years 1997 and 1998, Agribrands, through its former parent Ralston Purina, purchased approximately $9.08 million and $750,000, respectively of Ralcorp products for distribution outside of the United States. This relationship terminated in December 1997.

Executive Officers of Newco

     The principal executive officers of Newco upon completion of the merger will be as follows (all ages are as of August 31, 2000):

     Name                        Age     Title
     ----                        ---     -----
     Joe R. Micheletto.......     63     Chief Executive Officer and President
     Bill G. Armstrong.......     52     Chief Executive Officer, Agribrands
     David R. Wenzel.........     37     Chief Financial Officer



     For information regarding the executive officers of Newco who will also serve as directors of Newco see page 102. Information regarding the non-director executive officers of Newco is set forth below.

     Bill G. Armstrong. Chief Operating Officer of Agribrands since 1998. Mr. Armstrong served as Executive Vice President of Operations of Ralston Purina's international agricultural products business during 1997 and Regional Chief Executive Officer-South Asia from 1995 to 1997. He served as Managing Director of Ralston Purina's international agricultural products Philippine operations from 1992 to 1995.

     David R. Wenzel. Chief Financial Officer of Agribrands since 1998. Mr. Wenzel served as the Chief Financial Officer of Ralston Purina's international agricultural products business since 1996. He joined Ralston Purina's Protein Technologies subsidiary as Director of Strategic Planning in 1993 and in 1994 became Director of Corporate Planning for Ralston Purina. Prior to joining
Ralston Purina, Mr. Wenzel was a Manager, Tax Services, for PricewaterhouseCoopers LLP in its St. Louis office.

Compensation of Executive Officers

     Newco has not yet paid any compensation to its chief executive officer, chief financial executive officer, chief executive officer for Agribrands or any other person expected to become an executive officer of Newco. The form and amount of the compensation to be paid to each of Newco's executive officers in any future period will be determined by the nominating and compensation committee of the Newco Board of Directors.

     For information concerning the compensation paid to the chief executive officer and the other four most highly compensated executive officers of Ralcorp for the 1999 fiscal year, see Ralcorp's proxy statement used in connection with its 2000 Annual Meeting of Shareholders, the relevant portions of which are incorporated by reference into Ralcorp's annual report on Form 10-K for the fiscal year ended September 30, 1999. For information concerning the compensation paid to, and the employment agreements with, the chief executive officer and the other four most highly compensated executive officers of Agribrands for the 1999 fiscal year, see Agribrands' proxy statement used in connection with its 2000 Annual Meeting of Shareholders, the relevant portions of which are incorporated by reference into Agribrands' annual report on Form 10-K for the fiscal year ended August 31, 1999.

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

     Messrs. Micheletto, Armstrong and Wenzel have three-year employment agreements with their respective current company. The agreements provide that upon the completion of the merger the executive will hold specified positions with Newco (see the above list) and will be entitled to the following compensation:

     o a salary equal to the greater of the executive's current salary or a salary granted by the Newco Board of Directors after completion of the merger;

     o an annual bonus in an amount that is the greater of their current minimum bonus or a bonus granted by the Newco Board of Directors after completion of the merger;

     o an executive level benefits program including stock based awards as determined by the Newco Board of Directors; and

     o participation under such pension plan, health insurance, 401(k) plan, vacation, holiday and other programs in effect from time to time for salaried executives of Newco.

     The employment agreements also provide that the executive may be terminated at any time without "cause" but if such termination occurs prior to the end of the term, the executive will be entitled to receive his base salary, minimum bonuses and employee benefits through the end of the term. Notwithstanding these provisions, Newco will be entitled to terminate any employment agreement immediately and without notice if the executive engages in certain specified conduct, including the refusal without cause, to perform his assigned duties, the open criticism in the media of the company and the participation in any conduct that the Newco Board of Directors determines to be inimical to or contrary to the best interest of Newco. Upon such termination, Newco will be obligated to pay the executive his base salary prorated to the date of the termination event.

     All other executive officers of Newco are expected to enter into employment agreements with Newco once the merger is completed. In exchange for entering into the employment agreement all executive officers will waive any rights they had under the Ralcorp and Agribrands Management Continuity Agreements (which provided severance benefits in the event of a change of control). Also, all executive officers of Newco will waive any rights they have (if any) to accelerate the vesting of stock options received from Ralcorp or Agribrands, as the case may be.

                                  LEGAL MATTERS

     The validity of the shares of Newco offered by this joint proxy statement/prospectus will be passed upon for Newco by Bryan Cave LLP, St. Louis, Missouri. Bryan Cave LLP, St. Louis, Missouri, counsel for Ralcorp and Agribrands will pass upon certain Federal income tax consequences of the merger for Ralcorp and Agribrands.

                                     EXPERTS

     The financial statements incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K of Ralcorp Holdings, Inc. for the year ended September 30, 1999 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K of Agribrands International, Inc. for the year ended August 31, 1999 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The prospective financial information included elsewhere in this joint proxy statement/prospectus has been prepared by, and is the responsibility of, Ralcorp and Agribrands management. PricewaterhouseCoopers has neither examined nor compiled such prospective financial information and, accordingly, PricewaterhouseCoopers does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers reports incorporated by reference in this joint proxy statement/prospectus relate to the historical financial information of Ralcorp and Agribrands. It does not extend to the prospective financial information and should not be read to do so.

                                  OTHER MATTERS

     Neither Ralcorp nor Agribrands presently intends to bring any matters other than those described in this joint proxy statement/prospectus before its special meeting. Further, neither Ralcorp nor Agribrands has any knowledge of any other matters that may be introduced by other persons. If any other matters do properly come before either company's special meeting or any adjournment or

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postponement  of either  company's  special  meeting,  the persons  named in the enclosed proxy forms of Ralcorp or Agribrands, as applicable, will vote the proxies in keeping with their judgment on such matters.

                              SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in a company's proxy statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to the company in a timely manner. However, due to the contemplated merger, neither Ralcorp nor Agribrands currently intends to hold a 2001 annual meeting of shareholders. In the event either company would hold such a meeting, any proposals of shareholders must have been received by the Secretary of Agribrands no later than , 2001 or the Secretary of Ralcorp no later than
                   , 2001, whichever is applicable.

                       WHERE YOU CAN FIND MORE INFORMATION

     All documents filed by Ralcorp or Agribrands pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and before the date of each company's special meeting are incorporated by reference into and are deemed to be a part of this joint proxy statement/prospectus from the date of filing of those documents.

     You should rely only on the information contained in this joint proxy statement/prospectus or that which we have referred you to. We have not authorized anyone to provide you with any additional information.

     This joint proxy statement/prospectus incorporates documents by reference which are not presented in or delivered with this joint proxy statement/prospectus. We are also incorporating by reference additional documents that we may file with the SEC between the date of this joint proxy statement/prospectus and the date of our special meetings. The SEC allows us to "incorporate by reference" information into this joint proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document or report filed separately with the SEC. The information incorporated by reference is deemed to be a part of this joint proxy statement/prospectus, except to the extent any information is superseded by this joint proxy statement/prospectus.

     Ralcorp SEC Filings. The following documents, which have been filed by Ralcorp with the Securities and Exchange Commission (SEC file number 001-12619) and contain important information about Ralcorp and its finances, are incorporated by reference into this joint proxy statement/prospectus:

     Ralcorp's Annual  Report on Form 10-K for the fiscal  year ended  September
          30, 1999

     Ralcorp's  Quarterly  Report on Form 10-Q,  for the quarterly  period ended
          June 30, 2000

     Ralcorp's  Quarterly  Report on Form 10-Q,  for the quarterly  period ended
          March 31, 2000

     Ralcorp's  Quarterly  Report on Form 10-Q,  for the quarterly  period ended
          December 31, 1999

     Ralcorp's Current Report on Form 8-K/A dated September 21, 2000

     Ralcorp's Current Report on Form 8-K dated August 30, 2000

     Ralcorp's Current Report on Form 8-K dated August 8, 2000

     Ralcorp's Current Report on Form 8-K dated August 4, 2000

     Ralcorp's Current Report on Form 8-K dated August 2, 2000

     Ralcorp's Current Report on Form 8-K dated July 27, 2000

     Ralcorp's Current Report on Form 8-K dated July 26, 2000

     Ralcorp's Current Report on Form 8-K dated July 25, 2000

     Ralcorp's Current Report on Form 8-K dated July 14, 2000

     Ralcorp's Current Report on Form 8-K dated June 19, 2000

     Ralcorp's Current Report on Form 8-K dated April 27, 2000

     Ralcorp's Current Report on Form 8-K dated January 28, 2000

     Ralcorp's Current Report on Form 8-K dated November 2, 1999

     Ralcorp's Current Report on Form 8-K dated October 5, 1999

     Ralcorp's Current Report on Form 8-K dated September 16, 1999

     Ralcorp's Current Report on Form 8-K dated September 13, 1999

     Agribrands SEC Filings. The following documents which have been filed by Agribrands with the Securities and Exchange Commission (SEC File Number 001-1347) and contain important information about Agribrands and its finances, are incorporated into this joint proxy statement/prospectus:

     Agribrands' Annual Report on Form 10-K for the fiscal year ended August 31,
          1999

     Agribrands'  Quarterly  Report on Form 10-Q for the quarterly  period ended
          May 31, 2000

     Agribrands'  Quarterly  Report on Form 10-Q for the  quarterly period ended
          February 29, 2000

     Agribrands'  Quarterly  Report on Form 10-Q for the quarterly  period ended
          November 30, 1999

     Agribrands' Current Report on Form 8-K dated August 8, 2000

     Any statement contained in a document incorporated or deemed to be incorporated by reference into this joint proxy statement/prospectus will be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus to the extent that a statement contained in this joint proxy statement/prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this joint proxy statement/prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.

     The documents incorporated by reference into this joint proxy statement/prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this joint proxy statement/prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this joint proxy statement/prospectus are not themselves specifically incorporated by reference in this joint proxy statement/prospectus, then the exhibits will not be provided. Any request for documents should be made by to ensure timely delivery of the documents.

     Requests for documents relating to Ralcorp should be directed to:

     Ralcorp  Holdings,  Inc.,  P.O. Box 618, St.  Louis,  Missouri  63188-0618.
Attention: Shareholder Services, telephone .

     Requests for documents relating to Agribrands should be directed to:

     Agribrands International, Inc., 9811 South Forty Drive, St. Louis, Missouri 63124-1103. Attention: Investor Relations, telephone .

     We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

Judiciary Plaza            Citicorp Center            Seven World Trade Center
Room 1024                  500 West Madison Street    13th Floor
450 Fifth Street, N.W.     Suite 1400                 New York, New York  10048
Washington, D.C. 20549     Chicago, Illinois 60661

     Reports, proxy statements and other information concerning Ralcorp and Agribrands may be inspected at:

                          New York Stock Exchange, Inc.
                                 20 Broad Street
                            New York, New York 10005

     Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 450 Fifth Street, W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding each of us. The address of the SEC website is http://www.sec.gov.

     Newco has filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to Newco's stock to be issued in the merger. This joint proxy statement/prospectus constitutes the prospectus of Newco filed as part of the registration statement. This joint proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.

     If you have any  questions  about the merger,  please  call either  Ralcorp
Shareholder Services at or Agribrands Investor Relations at          .

     This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities pursuant to this joint proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this joint proxy statement/prospectus by reference or in our affairs since the date of this joint proxy statement/prospectus. The information contained in this joint proxy statement/prospectus with respect to Ralcorp was provided by Ralcorp and the information contained in this joint proxy statement/prospectus with respect to Agribrands was provided by Agribrands.

================================================================================



                                                                         Annex A





                      AGREEMENT AND PLAN OF REORGANIZATION
                                 BY AND BETWEEN
                             RALCORP HOLDINGS, INC.
                                       AND
                         AGRIBRANDS INTERNATIONAL, INC.,
                                   DATED AS OF
                                 AUGUST 7, 2000








================================================================================

                                Table of Contents

                                                                            Page


ARTICLE I.FORMATION OF HOLDING COMPANY AND SUBSIDIARIES........................1
          1.1. Organization of Holding Company.................................1
          1.2. Directors and Officers of Holding Company.......................1
          1.3. Organization of Merger Subsidiaries.............................2
          1.4. Actions of Agribrands, Ralcorp and Holding Company..............2

ARTICLE II.THE MERGERS; CLOSING................................................2
          2.1. The Mergers.....................................................2
          2.2. Directors and Officers..........................................3
          2.3. Certificate of Incorporation and Bylaws.........................3

ARTICLE III.EFFECT OF THE MERGERS ON SECURITIES OF  AGRIBRANDS, RALCORP  AND THE
            MERGER SUBSIDIARIES................................................4
          3.1. Conversion of Merger Subsidiaries Stock.........................4
          3.2. Cancellation of Holding Company Capital Stock...................4
          3.3. Conversion of Common Stock......................................4
          3.4. Surrender and Payment...........................................6
          3.5. Options.........................................................9
          3.6. Fractional Shares...............................................9
          3.7. Withholding Rights..............................................9

ARTICLE IV.REPRESENTATIONS AND WARRANTIES OF AGRIBRANDS.......................10
          4.1. Organization and Good Standing.................................10
          4.2. Capitalization.................................................10
          4.3. Subsidiaries...................................................11
          4.4. Authorization; Binding Agreement...............................11
          4.5. Governmental Approvals.........................................11
          4.6. No Violations..................................................12
          4.7. Securities Filings and Litigation..............................12
          4.8. Agribrands Financial Statements................................13
          4.9. Absence of Certain Changes or Events...........................13
          4.10. Related Party Transactions....................................14
          4.11. Compliance with Laws..........................................14
          4.12. Permits.......................................................14
          4.13. Finders and Investment Bankers................................14
          4.14. Material Contracts............................................14
          4.15. Employee Benefit Plans........................................15
          4.16. Taxes and Returns.............................................17
          4.17. No Adverse Actions............................................18
          4.18. Fairness Opinions.............................................19
          4.19. Takeover Statutes and Charter.................................19

          4.20. Agribrands Rights Plan........................................19

ARTICLE V.REPRESENTATIONS AND WARRANTIES OF RALCORP...........................19
          5.1. Organization and Good Standing.................................19
          5.2. Capitalization.................................................20
          5.3. Subsidiaries...................................................20
          5.4. Authorization; Binding Agreement...............................21
          5.5. Governmental Approvals.........................................21
          5.6. No Violations..................................................21
          5.7. Securities Filings and Litigation..............................22
          5.8. Ralcorp Financial Statements...................................22
          5.9. Absence of Certain Changes or Events...........................23
          5.10. Related Party Transactions....................................23
          5.11. Compliance with Laws..........................................23
          5.12. Permits.......................................................23
          5.13. Finders and Investment Bankers................................24
          5.14. Material Contracts............................................24
          5.15. Employee Benefit Plans........................................24
          5.16. Taxes and Returns.............................................25
          5.17. No Adverse Actions............................................26
          5.18. Fairness Opinion..............................................26
          5.19. Takeover Statutes and Charter.................................26
          5.20. Ralcorp Rights Plan...........................................27

ARTICLE VI.ADDITIONAL COVENANTS OF AGRIBRANDS.................................27
          6.1. Conduct of Business of Agribrands and the Agribrands
               Subsidiaries...................................................27
          6.2. Notification of Certain Matters................................29
          6.3. Access and Information.........................................29
          6.4. Shareholder Approval...........................................30
          6.5. Reasonable Best Efforts........................................30
          6.6. Public Announcements...........................................31
          6.7. Compliance.....................................................31
          6.8. Tax Treatment..................................................31
          6.9. Agribrands Benefit Plans.......................................31
          6.10. No Solicitation of Acquisition Proposal.......................31
          6.11. SEC and Shareholder Filings...................................33
          6.12. Affiliate Agreements..........................................33
          6.13. Takeover Statutes.............................................33
          6.14. Comfort Letters...............................................33

ARTICLE VII.ADDITIONAL COVENANTS OF RALCORP...................................34
          7.1. Conduct of Business of Ralcorp and the Ralcorp Subsidiaries....34
          7.2. Notification of Certain Matters................................36
          7.3. Access and Information.........................................36
          7.4. Shareholder Approval...........................................37

          7.5. Reasonable Best Efforts........................................37
          7.6. Public Announcements...........................................37
          7.7. Compliance.....................................................38
          7.8. Tax Treatment..................................................38
          7.9. Ralcorp Benefit Plans..........................................38
          7.10. No Solicitation of Acquisition Proposal.......................38
          7.11. SEC and Shareholder Filings...................................39
          7.12. Affiliate Agreements..........................................40
          7.13. Takeover Statutes.............................................40
          7.14. Comfort Letters...............................................40

ARTICLE VIII.ADDITIONAL COVENANTS OF AGRIBRANDS AND RALCORP WITH RESPECT
             TO HOLDING COMPANY...............................................40
           8.1. Director and Officer Liability................................40
           8.2. Listing of Stock..............................................41
           8.3. Registration Statement; Prospectus/Proxy Statement............42
           8.4. Tax Treatment.................................................43
           8.5. Shareholder Rights Agreement..................................43

ARTICLE IX.CONDITIONS.........................................................43
           9.1. Conditions to Each Party's Obligations........................43
                 9.1.1. Shareholder Approvals.................................43
                 9.1.2. No Injunction or Action...............................43
                 9.1.3. Governmental Approvals................................43
                 9.1.4. HSR Act...............................................44
                 9.1.5. Required Consents.....................................44
                 9.1.6. Registration Statement................................44
                 9.1.7. Spin-Off Covenant.....................................44
                 9.1.8. Tax Opinion...........................................45
                 9.1.9. Dissenting Shares.....................................45
                 9.1.10. Holding Company Acts.................................45
           9.2. Conditions to Obligations of Agribrands.......................45
                 9.2.1. Ralcorp Representations and Warranties................45
                 9.2.2. Performance by Ralcorp................................45
                 9.2.3. No Material Adverse Change............................45
                 9.2.4. Certificates and Other Deliveries.....................46
                 9.2.5. Opinion of Ralcorp Counsel............................46
           9.3. Conditions to Obligations of Ralcorp..........................46
                 9.3.1. Agribrands Representations and Warranties.............46
                 9.3.2. Performance by Agribrands.............................46
                 9.3.3. No Material Adverse Change............................46
                 9.3.4. Certificates and Other Deliveries.....................47
                 9.3.5.  Opinion of Agribrands Counsel........................47

ARTICLE X.TERMINATION AND ABANDONMENT.........................................47
           10.1. Termination..................................................47
           10.2. Effect of Termination........................................48

ARTICLE XI.MISCELLANEOUS......................................................50
           11.1. Confidentiality..............................................50
           11.2. Amendment and Modification...................................51
           11.3. Waiver of Compliance; Consents...............................51
           11.4. Survival of Representations and Warranties...................51
           11.5. Notices......................................................51
           11.6. Binding Effect; Assignment...................................53
           11.7. Expenses.....................................................53
           11.8. Governing Law................................................53
           11.9. Counterparts.................................................53
           11.10. Interpretation..............................................53
           11.11. Entire Agreement............................................53
           11.12. Specific Performance........................................54
           11.13. Third Parties...............................................54

                            GLOSSARY OF DEFINED TERMS

                                                                      Page Where
Term                                                                    Defined

Affiliate.....................................................................53
Agreement......................................................................1
Agribrands.....................................................................1
Agribrands Acquisition Proposal...............................................32
Agribrands Ancillary Agreements...............................................11
Agribrands Cash Consideration..................................................4
Agribrands Cash Election.......................................................4
Agribrands Common Stock........................................................4
Agribrands Dissenting Shares...................................................5
Agribrands Financial Statements...............................................13
Agribrands Holders.............................................................7
Agribrands Material Adverse Effect............................................10
Agribrands Material Contract..................................................15
Agribrands Merger..............................................................2
Agribrands Merger Agreement....................................................2
Agribrands Merger Consideration................................................4
Agribrands Options.............................................................9
Agribrands Permits............................................................14
Agribrands Preferred Stock....................................................10
Agribrands Proposals..........................................................30
Agribrands Rights Agreement...................................................19
Agribrands Securities Filings.................................................13
Agribrands Shareholders Meeting...............................................30
Agribrands Stock Consideration.................................................4
Agribrands Stock Election......................................................4
Agribrands Subsidiaries.......................................................10
Agribrands Superior Proposal..................................................32
Agribrands Termination Fee....................................................48
Articles of Merger.............................................................3
Benefit Plan..................................................................15
Cash Election..................................................................5
Certificates...................................................................5
Closing........................................................................3
Closing Date...................................................................3
Consent.......................................................................11
Continuing Directors..........................................................19
Dissenting Shares..............................................................5
Effective Time.................................................................3
Election Deadline..............................................................6
Election Form..................................................................6

Enforceability Exceptions.....................................................11
ERISA.........................................................................15
Event.........................................................................13
Exchange Agent.................................................................6
Exchange Fund..................................................................6
Final Order...................................................................44
Form S-4......................................................................42
Governmental Authority........................................................12
Holding Company................................................................1
Holding Company Common Stock...................................................1
Holding Company Material Adverse Effect.......................................44
HSR Act.......................................................................12
Indemnified Losses............................................................41
Indemnified Person............................................................40
IRS...........................................................................12
Law...........................................................................12
Litigation....................................................................13
Merger Agreements..............................................................2
Merger Consideration...........................................................5
Merger Sub A...................................................................2
Merger Sub R...................................................................2
Merger Subsidiaries............................................................2
Mergers....................................................................... 3
Missouri Code..................................................................2
Multi-Employer Plan...........................................................15
New Agribrands Options.........................................................9
New Ralcorp Options............................................................9
NYSE..........................................................................12
person........................................................................53
Proxy Statement/Prospectus....................................................42
Ralcorp........................................................................1
Ralcorp Acquisition Proposal..................................................39
Ralcorp Ancillary Agreements..................................................21
Ralcorp Cash Consideration.....................................................5
Ralcorp Cash Election..........................................................5
Ralcorp Common Stock...........................................................5
Ralcorp Dissenting Shares......................................................5
Ralcorp Financial Statements..................................................22
Ralcorp Holders................................................................7
Ralcorp Material Adverse Effect...............................................20
Ralcorp Material Contract.....................................................24
Ralcorp Merger.................................................................3
Ralcorp Merger Agreement.......................................................2
Ralcorp Merger Consideration...................................................5
Ralcorp Options................................................................9

Ralcorp Permits...............................................................23
Ralcorp Preferred Stock.......................................................20
Ralcorp Proposals.............................................................37
Ralcorp Rights Agreement......................................................27
Ralcorp Securities Filings....................................................22
Ralcorp Shareholders Meeting..................................................37
Ralcorp Stock Consideration....................................................5
Ralcorp Stock Election.........................................................5
Ralcorp Subsidiaries..........................................................19
Ralcorp Superior Proposal.....................................................39
Ralcorp Termination Fee.......................................................49
Ralston Purina................................................................33
Reorganization.................................................................1
Stock Election.................................................................5
subsidiary....................................................................53
Takeover Statute..............................................................19

                      AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Reorganization (the "Agreement") is made and entered into as of August 7, 2000, by and between Ralcorp Holdings, Inc., a Missouri corporation ("Ralcorp") and Agribrands International, Inc., a Missouri corporation ("Agribrands").

                                    Recitals

         A. The respective Special Committees of the Boards of Directors of Agribrands and Ralcorp have recommended and the Boards of Directors of Agribrands and Ralcorp have approved and deem it advisable and in the best interests of their respective companies and shareholders to consummate the reorganization (the "Reorganization") provided for herein, pursuant to which a newly formed holding company ("Holding Company"), will acquire all of the common stock of each of Agribrands and Ralcorp through mergers of separate subsidiaries of Holding Company with and into each of Agribrands and Ralcorp (the "Mergers"). Upon consummation of the Reorganization, the shareholders of each of Agribrands and Ralcorp will become shareholders of Holding Company.

         B. For federal income tax purposes, it is intended that (i) the Ralcorp Merger qualify as a reorganization described in Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), or, taken together with the Agribrands Merger, qualifies as an exchange described in
Section 351(a) of the Code and (ii) the Agribrands Merger qualify as a reorganization described in Section 368(a) of the Code or , taken together with the Ralcorp Merger, qualifies as an exchange described in Section 351(a) of the Code.

         C. Agribrands and Ralcorp desire to make certain representations, warranties, covenants and agreements in connection with the Mergers.

         NOW,  THEREFORE,  in  consideration  of  the  foregoing,   and  of  the
representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                 ARTICLE I

                  FORMATION OF HOLDING COMPANY AND SUBSIDIARIES

         1.1. Organization of Holding Company. As promptly as practicable following the execution of this Agreement, Agribrands and Ralcorp will cause Holding Company to be organized under Missouri law. The authorized capital stock of Holding Company will consist of 100 shares of common stock, par value $ 0.01 per share (the "Holding Company Common Stock").

         1.2.  Directors  and  Officers  of  Holding  Company.   Agribrands  and
Ralcorp  agree that the  directors  of Holding  Company  will be as set forth on

Schedule 1.2 attached hereto and the officers of Holding Company will be as the Holding Company Board of Directors shall determine.

         1.3. Organization of Merger Subsidiaries. As promptly as practicable following the execution of this Agreement, Agribrands and Ralcorp shall cause the following companies to be organized for the sole purpose of effectuating the Agribrands Merger and the Ralcorp Merger contemplated herein:

                (i) Holding Company Subsidiary A, a corporation organized under the laws of the State of Missouri ("Merger Sub A"). The authorized capital stock of Merger Sub A shall initially consist of 100 shares of common stock, $.01 par value per share, one share of which shall be issued to Holding Company at a price of $1.00. Holding Company shall own directly all of the outstanding capital stock of Merger Sub A.

                (ii) Holding Company Subsidiary R, a corporation organized under the laws of the State of Missouri ("Merger Sub R" and, together with Merger Sub A, the "Merger Subsidiaries"). The authorized capital stock of Merger Sub R shall initially consist of 100 shares of common stock, par value $.01 per share, one share of which shall be issued to Holding Company at a price of $1.00. Holding Company shall own directly all of the outstanding capital stock of Merger Sub R.

         1.4. Actions of Agribrands, Ralcorp and Holding Company. As promptly as practicable following the execution of this Agreement, Agribrands and Ralcorp shall cause (i) Holding Company to elect the directors of the Merger Subsidiaries, (ii) the directors of Merger Sub A and Merger Sub R to elect their respective officers, (iii) the directors of Holding Company to ratify and approve this Agreement and to approve the forms of the Merger Agreements (as hereinafter defined), (iv) the directors and officers of the Merger Subsidiaries to take such steps as may be necessary or appropriate to complete the organization of the Merger Subsidiaries and to approve the Merger Agreements; and (v) the Merger Agreements to be executed on behalf of the parties thereto.


                                   ARTICLE II.

                              THE MERGERS; CLOSING

         2.1. The Mergers. Pursuant to plans of merger, each in substantially the form attached hereto as Exhibit A (sometimes hereinafter referred to individually as the "Agribrands Merger Agreement" and the "Ralcorp Merger Agreement," respectively, and collectively as the "Merger Agreements"), upon the terms and subject to the conditions set forth in this Agreement and in the Merger Agreements:

               (a) Merger Sub A shall be merged with and into Agribrands (the "Agribrands Merger") in accordance with the applicable provisions of the General and Business Corporation Law of Missouri (the "Missouri Code"). Agribrands shall be the surviving corporation in the Agribrands Merger and shall continue its corporate existence under the laws of the State of Missouri. As a result of the Agribrands Merger, Agribrands shall become a direct, wholly owned Subsidiary of Holding Company. The effects and consequences of the Agribrands Merger shall be as set forth in the Agribrands Merger Agreement.

               (b) Merger Sub R will be merged with and into Ralcorp (the "Ralcorp Merger"), in accordance with the applicable provisions of the Missouri Code. Ralcorp shall be the surviving corporation in the Ralcorp Merger and shall continue its corporate existence under the laws of the State of Missouri. As a result of the Ralcorp Merger, Ralcorp shall become a direct, wholly owned Subsidiary of Holding Company. The effects and consequences of the Ralcorp Merger shall be as set forth in the Ralcorp Merger Agreement. The term "Mergers" shall mean, collectively, the Agribrands Merger and the Ralcorp Merger.

               (c) Subject to the terms and conditions of this Agreement, the closing of the Mergers (the "Closing") shall take place (a) at the offices of Bryan Cave LLP, One Metropolitan Square, Suite 3600, St. Louis, Missouri, at 10:00 a.m. local time, on the fifth Business Day following the day on which the last to be fulfilled or waived of the conditions set forth in Article IX (excluding conditions that, by their terms cannot be satisfied until the Closing Date, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as Agribrands and Ralcorp may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

               (d) As soon as practicable following the Closing, the parties shall (i) file articles of merger with respect to each of the Mergers (the "Articles of Merger") in such form as is required by and executed in accordance with the Missouri Code and (ii) make all other filings or recordings required under the laws of Missouri. The Mergers shall become effective at such time and date (the "Effective Time") which is the later of (i) the date and time of the filing of the Articles of Merger with respect to the Agribrands Merger (or such other date and time as may be specified in such certificate as may be permitted by the Missouri Code) and (ii) the date and time of the filing of the Articles of Merger with respect to the Ralcorp Merger (or such other date and time as may be specified in such certificate as may be permitted by the Missouri Code).

               (e) The consummation of the Agribrands Merger shall be conditioned on the simultaneous consummation of the Ralcorp Merger, and the consummation of the Ralcorp Merger shall be conditioned on the simultaneous consummation of the Agribrands Merger.

         2.2 Directors and Officers. The directors and officers of Merger Sub A and Merger Sub R immediately prior to the Effective Time shall be the directors and officers of the surviving corporations of the Agribrands Merger and the Ralcorp Merger, respectively, as of the Effective Time and until their successors are duly appointed or elected in accordance with the laws of Missouri or until their earlier death, resignation or removal.

         2.3 Certificate of Incorporation and Bylaws. The articles of incorporation and bylaws of Merger Sub A and Merger Sub R immediately prior to the Effective Time shall be the articles of incorporation and bylaws of the surviving corporation of the Agribrands Merger and the Ralcorp Merger, respectively, as of the Effective Time.


                                   ARTICLE III.

           EFFECT OF THE MERGERS ON SECURITIES OF AGRIBRANDS, RALCORP
                           AND THE MERGER SUBSIDIARIES

         3.1 Conversion of Merger Subsidiaries Stock. At the Effective Time, by virtue of the Agribrands Merger and without any action on the part of any of the parties, each share of the common stock of Merger Sub A outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the surviving corporation of the Agribrands Merger. At the Effective Time, by virtue of the Ralcorp Merger and without any action on the part of any of the parties, each share of the common stock of Merger Sub R outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the surviving corporation of the Ralcorp Merger.

         3.2. Cancellation of Holding Company Capital Stock. At the Effective Time, the shares of the capital stock of Holding Company issued and outstanding immediately prior to the Effective Time shall be canceled and cease to exist.

         3.3.   Conversion of Common Stock.

                (a) Subject to the provisions of this Agreement, at the Effective Time each issued and outstanding share of common stock, par value $.01 per share, of Agribrands together with the associated rights issued pursuant to the Agribrands Rights Agreement (as hereinafter defined) (the "Agribrands Common Stock"), shall be converted into, at the election of the holder thereof, one of the following (as may be adjusted pursuant to Section 3.3(e), the "Agribrands Merger Consideration"):

                     (i) for each such share of Agribrands Common Stock with respect to which an election to receive cash has been effectively made and not revoked or lost, pursuant to Section 3.3(c) and (d) (the "Agribrands Cash Election"), the right to receive in cash from Holding Company, without interest, an amount equal to $39.00 (the "Agribrands Cash Consideration");

                    (ii) for each such share of Agribrands Common Stock (other than shares as to which an Agribrands Cash Election has been made) ("Agribrands Stock Election"), the right to receive three (3) shares of Holding Company Common Stock (the "Agribrands Stock Consideration").

                (b) Subject to the provisions of this Agreement, at the Effective Time each issued and outstanding share of common stock, par value $.01 per share, of Ralcorp together with the associated rights issued pursuant to the

Ralcorp Rights Agreement (as hereinafter defined) (the "Ralcorp Common Stock"), shall be converted into, at the election of the holder thereof, one of the following (as may be adjusted pursuant to Section 3.3(e), the "Ralcorp Merger Consideration", together with Agribrands Merger Consideration, the "Merger Consideration"):

                     (i) for each such share of Ralcorp Common Stock with respect to which an election to receive cash has been effectively made and not revoked or lost, pursuant to Section 3.3(c) and (d) (the "Ralcorp Cash Election", together with Agribrands Cash Election, the "Cash Election"), the right to receive in cash from Holding Company, without interest, an amount equal to $15.00 (the "Ralcorp Cash Consideration").

                     (ii) for each such share of Ralcorp Common Stock (other than shares as to which a Ralcorp Cash Election has been made) (a "Ralcorp Stock Election", together with Agribrands Stock Election, the "Stock Election"), the right to receive one (1) share of Holding Company Common Stock (the "Ralcorp Stock Consideration");

                (c)   As a  result  of the  Agribrands  Merger  and the  Ralcorp
Merger and without any action on the part of the holder thereof, at the Effective Time all shares of Agribrands Common Stock and Ralcorp Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of Agribrands Common Stock and Ralcorp Common Stock shall thereafter cease to have any rights with respect to such shares of Agribrands Common Stock and Ralcorp Common Stock, except the right to receive, without interest, the applicable Merger Consideration and cash for fractional shares in accordance with Section 3.6 upon the surrender of a certificate or an election form by Agribrands shareholders holding stock in book-entry form representing such shares of Agribrands Common Stock and/or Ralcorp Common Stock (the "Certificates"). To the extent that objecting shareholders' rights are available under Section 351.455 of the Missouri Code, shares of Agribrands Common Stock (the "Agribrands Dissenting Shares") or Ralcorp Common Stock (the "Ralcorp Dissenting Shares") that are issued and outstanding immediately prior to the Effective Time and that have not voted for the adoption of this Agreement and with respect to which such rights have been properly demanded in accordance with Section 351.455 of the Missouri Code (collectively, the "Dissenting Shares") shall not be converted into the right to receive Merger Consideration at or after the Effective Time unless and until the holder of such shares becomes ineligible for such rights. If a holder of Dissenting Shares becomes ineligible under Section 351.455, then, as of the Effective Time or the occurrence of such event whichever later occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration upon surrender of the Certificates representing such Dissenting Shares in accordance with Section 3.4. Agribrands and Ralcorp shall give prompt notice to the other of any demand received by Agribrands or Ralcorp, as the case may be, from an objecting shareholder demanding fair value for the Agribrands Common Stock or Ralcorp Common Stock. Prior to the Effective Time, except with the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, or as may otherwise be required under applicable law, neither

Agribrands nor Ralcorp, as the case may be, shall make any payment with respect to, or settle or offer to settle, any such demands.

                (d) Notwithstanding anything contained in this Section to the contrary, each share of Agribrands Common Stock and Ralcorp Common Stock issued and held in the respective company's treasury immediately prior to the Effective Time shall, by virtue of the Agribrands Merger and the Ralcorp Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor and will not be deemed outstanding for purposes of
Section 3.4.

                (e) Notwithstanding the foregoing, each share of Agribrands Common Stock or Ralcorp Common Stock owned by Agribrands or Ralcorp or their respective subsidiaries at the Effective Time shall, by virtue of the Agribrands Merger and the Ralcorp Merger, be canceled and retired without payment of any consideration therefor and will not be deemed outstanding for purposes of
Section 3.4.

                (f) The Stock Election shall be subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization after the date of this Agreement applicable to the Ralcorp Common Stock or the Agribrands Common Stock.

         3.4    Surrender and Payment.

                (a) Prior to the Effective Time, Agribrands and Ralcorp shall cause Holding Company to appoint an agent as designated by Agribrands and Ralcorp (the "Exchange Agent") for the purpose of exchanging the Certificates for the Merger Consideration. Immediately after the Effective Time, Agribrands and Ralcorp shall cause Holding Company to deposit with or make available to the Exchange Agent the Merger Consideration to be paid in respect of the shares (the "Exchange Fund"). If deposited, upon receipt, the Exchange Agent will invest the cash portion of the Exchange Fund in United States government securities maturing at the Election Deadline or such other investments as Holding Company may direct. Promptly after the Effective Time, Holding Company will send, or will cause the Exchange Agent to send, (A) to each record holder of shares of Agribrands Common Stock and Ralcorp Common Stock, at the Effective Time, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) for use in such exchange, and (B) to each record holder of shares of Agribrands Common Stock and Ralcorp Common Stock, an election form (the "Election Form") providing for such holders to make a Stock Election or a Cash Election. Any Stock Election or Cash Election shall be validly made only if the Exchange Agent shall have received by 5:00 p.m., St. Louis time, on a date (the "Election Deadline") to be mutually agreed upon by Agribrands and Ralcorp (which date shall not be later than the twentieth Business Day after the Effective Time), an Election Form properly completed and executed (with the signature or signatures thereon guaranteed to the extent required by the Election Form) by such holder accompanied by such holder's Certificates, or by an appropriate guarantee of delivery of such Certificates from a member of any registered national securities exchange or of the National

Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States as set forth in such Election Form. Any holder of Agribrands Common Stock or Ralcorp Common Stock who has made an election by submitting an Election Form to the Exchange Agent shall be deemed to have irrevocably made such election. Any holder of Agribrands Common Stock or Ralcorp Common Stock who fails to properly make the required election shall be deemed to have made a Stock Election with respect to the shares (other than Dissenting Shares) owned by such holder for which no such election has been made.

                (b) Upon surrender to the Exchange Agent of his Certificate together with a properly completed letter of transmittal, each holder of shares of Agribrands Common Stock (the "Agribrands Holders") or Ralcorp Common Stock (the "Ralcorp Holders") will be entitled to receive promptly after the Election Deadline the Merger Consideration in respect of the shares of the Agribrands Common Stock or Ralcorp Common Stock represented by his Certificate. Until so surrendered, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive the Merger Consideration.

                (c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the Certificate so surrendered is registered, it shall be a condition to such payment that such Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                (d) Any portion of the Exchange Fund made available to or deposited with the Exchange Agent pursuant to Section 3.4 that remains unclaimed by the Agribrands Holders and Ralcorp Holders, six months after the Effective Time shall be returned to Holding Company, upon demand, and any such holder who has not exchanged his shares for the Merger Consideration in accordance with this Section 3.4 prior to that time shall thereafter look only to Holding Company for payment of such consideration, and any dividends and distributions in respect of such shares, in each case without any interest thereon. Notwithstanding the foregoing, Holding Company shall not be liable to any Agribrands Holder or Ralcorp Holder for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by the Agribrands Holders or Ralcorp Holders five years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by applicable law, the property of Holding Company free and clear of any claims or interest of any Person previously entitled thereto.

                (e) No dividends or other distributions with respect to any Holding Company Common Stock and no cash payment in lieu of fractional shares as provided in Section 3.6, shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in Section 3.4. Following such surrender, there shall be paid, without interest, to the Person in whose name such Holding Company Common Stock has been registered, (i) at the time of such surrender, (A) in the case of Certificates, the amount of any cash payable in lieu of fractional shares to which such Person is entitled pursuant to Section 3.6, and (B) the amount of all dividends or other distributions with a record date after the Effective Time previously paid or payable on the date of such surrender, with respect to such Holding Company Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender, and with a payment date subsequent to surrender, payable with respect to such Holding Company Common Stock.

                (f) (i) If the percentage of shares of Agribrands Common Stock outstanding immediately prior to the Effective Time for which Agribrands Stock Elections were made (the "Agribrands Stock Election Percentage") is equal to or greater than 80%, then all shares of Agribrands Common Stock covered by Agribrands Stock Elections shall be converted into the right to receive shares of Holding Company Common Stock, and all shares of Agribrands Common Stock covered by Agribrands Cash Elections shall be converted into the right to receive the Agribrands Cash Consideration.

                       (ii) If the Agribrands Stock Election Percentage is less than 80%, then all shares of Agribrands Common Stock covered by Agribrands Stock Elections shall be converted into the right to receive shares of Holding Company Common Stock, and the shares for which each holder made an Agribrands Cash Election (the "Agribrands Cash Election Shares") shall be treated as follows:

                            (A) Such  holder  shall be  deemed  to have made the
Agribrands Stock Election in respect of a fraction (not greater than one) of such holder's Agribrands Cash Election Shares, (x) the numerator of which is the difference of 80% minus the Agribrands Stock Election Percentage, and (y) the denominator of which is the percentage of shares of Agribrands Common Stock outstanding immediately prior to the Effective Time for which Agribrands Cash Elections were made; and

                            (B) The  balance of  such  holder's Agribrands  Cash
Election Shares shall be converted into the right to receive the Agribrands Cash Consideration.

                (g) (i) If the percentage of shares of Ralcorp Common Stock outstanding immediately prior to the Effective Time for which Ralcorp Stock Elections were made (the "Ralcorp Stock Election Percentage") is equal to or greater than 80%, then all shares of Ralcorp Common Stock covered by Ralcorp Stock Elections shall be converted into the right to receive shares of Holding Company Common Stock, and all shares of Ralcorp Common Stock covered by Ralcorp Cash Elections shall be converted into the right to receive the Ralcorp Cash Consideration.

                       (ii) If the Ralcorp Stock Election Percentage is less than 80%, then all shares of Ralcorp Common Stock covered by Ralcorp Stock Elections shall be converted into the right to receive shares of Holding Company Common Stock, and the shares for which each holder made a Ralcorp Cash Election (the "Ralcorp Cash Election Shares") shall be treated as follows:

                            (A) Such  holder shall  be deemed  to have  made the
Ralcorp Stock Election in respect of a fraction (not greater than one) of such holder's Ralcorp Cash Election Shares, (x) the numerator of which is the difference of 80% minus the Ralcorp Stock Election Percentage, and (y) the denominator of which is the percentage of shares of Ralcorp Common Stock outstanding immediately prior to the Effective Time for which Ralcorp Cash Elections were made; and

                            (B) The   balance  of  such  holder's  Ralcorp  Cash
Election Shares shall be converted into the right to receive the Ralcorp Cash Consideration.

         3.5.     Options.

                  (a) At the Effective Time, each option granted by Agribrands to purchase shares of Agribrands Common Stock (the "Agribrands Options") which is outstanding and unexercised immediately prior to the Effective Time shall either be assumed by Holding Company or converted into an option ("New Agribrands Options") to purchase shares of Holding Company Common Stock having the same terms and conditions as are in effect immediately prior to the Effective Time (including such terms and conditions as may be incorporated by reference into the agreements evidencing Agribrands Options pursuant to the plans or arrangements pursuant to which such Agribrands Options were granted and taking into account the provisions of Section 6.9 hereof) except that the exercise price and number of shares issuable upon exercise shall be divided and multiplied, respectively, by 3.00.

                  (b) At the Effective Time, each option granted by Ralcorp to purchase shares of Ralcorp Common Stock (the "Ralcorp Options") which is outstanding and unexercised immediately prior to the Effective Time shall either be assumed by Holding Company or converted into an option ("New Ralcorp Options") to purchase shares of Holding Company Common Stock having the same terms and conditions as are in effect immediately prior to the Effective Time (including such terms and conditions as may be incorporated by reference into the agreements evidencing Ralcorp Options pursuant to the plans or arrangements pursuant to which such Ralcorp Options were granted and taking into account the provisions of Section 7.9 hereof) except that the exercise price and number of shares issuable upon exercise shall be divided and multiplied, respectively, by 1.03.

         3.6. Fractional Shares. No fractional shares of Holding Company Common Stock shall be issued in the Mergers. All fractional shares of Holding Company Common Stock that a holder of shares of Agribrands Common Stock or Ralcorp Common Stock would otherwise be entitled to receive as a result of the Mergers shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash without interest determined by multiplying the fraction of a share of Holding Company Common Stock to which such holder would otherwise have been entitled by $15.00.

         3.7. Withholding Rights. Holding Company shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 3 such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If Holding Company so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the Agribrands Holder or Ralcorp Holder, as the case may be, in respect of which Holding Company made such deduction and withholding.


                                 ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF AGRIBRANDS

         Agribrands represents and warrants to Ralcorp that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule delivered by Agribrands to Ralcorp prior to the execution of this Agreement (the "Agribrands Disclosure Schedule") or as otherwise expressly contemplated by this Agreement.

         4.1. Organization and Good Standing. Agribrands is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. Each of the subsidiaries of Agribrands (the "Agribrands Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Agribrands and the Agribrands Subsidiaries is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have an Agribrands Material Adverse Effect. For purposes of this Agreement, "Agribrands Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, condition (financial or otherwise), properties, liabilities or the results of operations of Agribrands and the Agribrands Subsidiaries, taken as a whole, (ii) the ability of Agribrands to perform its obligations set forth in this Agreement, or (iii) the ability of Agribrands to timely consummate the transactions contemplated by this Agreement. The Articles of Incorporation and Bylaws of Agribrands and the Agribrands Subsidiaries will not be amended prior to the Closing Date. Agribrands and the Agribrands Subsidiaries have all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on their respective businesses substantially as now being conducted and necessary to own, operate and lease their properties and assets.

         4.2. Capitalization. As of the date hereof, the authorized capital stock of Agribrands consists of 50,000,000 shares of Agribrands Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share (the "Agribrands Preferred Stock"). Of such authorized shares, as of the date hereof, there are issued and outstanding 9,813,101 shares of Agribrands Common Stock, 854,810 shares of Agribrands Common Stock are issued and held in the treasury of Agribrands, no shares of the Agribrands Preferred Stock have been designated or issued, and no other capital stock of Agribrands is issued or outstanding. All issued and outstanding shares of Agribrands Common Stock are duly authorized, validly issued and outstanding, fully paid and nonassessable and were issued free of preemptive rights in compliance with applicable corporate and securities

Laws. Except as set forth in the Agribrands Securities Filings (as hereinafter defined), as of the date hereof there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the outstanding, authorized but not issued, unauthorized or treasury shares of the capital stock or any other security of Agribrands, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. Except as disclosed in the Agribrands Securities Filings, there are no restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of Agribrands and the Agribrands Subsidiaries or the ownership thereof other than those imposed by the Securities Act, the Securities Exchange Act, applicable state securities Laws or applicable corporate Law.

         4.3. Subsidiaries. Each Agribrands Subsidiary is wholly owned by Agribrands and all of the capital stock and other interests of the Agribrands Subsidiaries so held by Agribrands are directly or indirectly owned by it, free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. All of the outstanding shares of capital stock in each of the Agribrands Subsidiaries directly or indirectly held by Agribrands are duly authorized, validly issued and outstanding, fully paid and nonassessable and were issued free of preemptive rights in compliance with applicable corporate and securities Laws. There are no irrevocable proxies or similar obligations with respect to such capital stock of the Agribrands Subsidiaries held by Agribrands and no equity securities or other interests of any of the Agribrands Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Agribrands Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Agribrands Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares.

         4.4. Authorization; Binding Agreement. Agribrands has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other agreements and documents referred to herein to which Agribrands is or will be a party or a signatory (the "Agribrands Ancillary Agreements") and the consummation of the transactions contemplated hereby and thereby, including, but not limited to, the Agribrands Merger, have been duly and validly authorized by Agribrands' Board of Directors, and no other corporate proceedings on the part of Agribrands or any Agribrands Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby (other than the approval and adoption of this Agreement, the Agribrands Merger Agreement and the transactions contemplated hereby and thereby by the shareholders of Agribrands in accordance with the Missouri Code and the Articles of Incorporation and Bylaws of Agribrands). This Agreement has been duly and validly executed and delivered by Agribrands and constitutes, and upon execution and delivery thereof as contemplated by this Agreement, the Agribrands Ancillary Agreements will constitute, the legal, valid and binding agreements of Agribrands, enforceable against Agribrands in accordance with its and their respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity ("Enforceability Exceptions").

         4.5. Governmental Approvals. No consent, approval, waiver or authorization of, notice to or declaration or filing with ("Consent") any nation or government, any state or other political subdivision thereof, any person, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including, without limitation, any governmental or regulatory authority, agency, department, board, commission or instrumentality, any court, tribunal or arbitrator and any self-regulatory organization ("Governmental Authority") on the part of Agribrands or any of the Agribrands Subsidiaries is required in connection with the execution or delivery by Agribrands of this Agreement or the consummation by Agribrands of the transactions contemplated hereby other than (i) the filing of the Articles of Merger with the Secretary of State of the State of Missouri in accordance with the Missouri Code, (ii) filings with the SEC, state securities laws administrators, and the New York Stock Exchange (the "NYSE"), (iii) Consents from or with Governmental Authorities set forth on the Agribrands
Disclosure Schedule, (iv) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (v) the supplemental ruling from the Internal Revenue Service (the "IRS") referred to in Section 6.15 below; and (vi) those Consents that, if they were not obtained or made, do not or would not reasonably be expected to have an Agribrands Material Adverse Effect.

         4.6. No Violations. The execution and delivery of this Agreement and the Agribrands Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby and compliance by Agribrands with any of the provisions hereof or thereof will not (i) conflict with or result in any breach of any provision of the Articles and/or Certificate of Incorporation or Bylaws or other governing instruments of Agribrands or any of the Agribrands Subsidiaries, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any Agribrands Material Contract (as hereinafter defined) or other material obligation to which Agribrands or any Agribrands Subsidiary is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Agribrands or any Agribrands Subsidiary, or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.5, above, contravene any applicable provision of any constitution, treaty, statute, law, code, rule, regulation, ordinance, policy or order of any Governmental Authority or other matters having the force of law including, but not limited to, any orders, decisions, injunctions, judgments, awards and decrees of or agreements with any court or other Governmental Authority ("Law") currently in effect to which Agribrands or any Agribrands Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii),

(iii) and (iv) above, for any deviations from the foregoing which do not or would not reasonably be expected to have an Agribrands Material Adverse Effect.

         4.7. Securities Filings and Litigation. Agribrands has made available to Ralcorp true and complete copies of (i) its Annual Reports on Form 10-K, as amended, for the years ended August 31, 1998 and 1999, as filed with the SEC, (ii) its proxy statements relating to all of the meetings of shareholders (whether annual or special) of Agribrands since April 1, 1998, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Agribrands with the SEC since April 1, 1998. The reports and statements set forth in clauses (i) through (iii), above, and those subsequently provided or required to be provided pursuant to this Section, are referred to collectively herein as the "Agribrands Securities Filings." As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the Agribrands Securities Filings (including all schedules thereto and disclosure documents incorporated by reference therein), contained or, as to Agribrands Securities Filings subsequent to the date hereof, will contain any untrue statement of a material fact or omitted or, as to Agribrands Securities Filings subsequent to the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Agribrands Securities Filings was filed in a timely manner and at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied or, as to Agribrands Securities Filings subsequent to the date hereof, will comply in all material respects with the Securities Exchange Act or the Securities Act, as applicable. There is no action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, by or before any court, tribunal, arbitrator or other Governmental Authority ("Litigation") pending or, to the knowledge of Agribrands, threatened against Agribrands or any of its subsidiaries, any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any Agribrands Benefit Plan, as hereinafter defined, or otherwise relating to Agribrands or any of its subsidiaries or the securities of any of them, or any properties or rights of Agribrands or any of its subsidiaries or any Agribrands Benefit Plan which is required to be described in any Agribrands Securities Filing that is not so described. No event has occurred as a consequence of which Agribrands would be required to file a Current Report on Form 8-K pursuant to the requirements of the Securities Exchange Act as to which such a report has not been timely filed with the SEC. Any reports, statements and registration statements and amendments thereof (including, without limitation, Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Agribrands with the SEC after the date hereof shall be provided to Ralcorp on the date of such filing.

         4.8. Agribrands Financial Statements. The audited consolidated financial statements and unaudited interim financial statements of Agribrands included in the Agribrands Securities Filings (the "Agribrands Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present fairly, in all material respects, the financial position of Agribrands and the Agribrands Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Securities Exchange Act.

         4.9. Absence of Certain Changes or Events. Except as set forth in the Agribrands Securities Filings, since August 31, 1999, there has not been:
(i) any event, occurrence, fact, condition, change, development or effect ("Event") (except for those Events caused by (x) conditions affecting national, regional or world economies such as currency fluctuations (but excluding extraordinary disruptions in regional or world economies or markets or US/foreign currency exchange ratios involving multiple countries), (y) conditions affecting the animal feed industry in the regions in which Agribrands operates, or (z) the pendency or announcement of this Agreement, or the transactions contemplated hereby) that has had or would reasonably be expected to have an Agribrands Material Adverse Effect; (ii) any declaration, payment or setting aside for payment of any dividend (except to Agribrands or an Agribrands Subsidiary wholly owned by Agribrands) or other distribution or any redemption, purchase or other acquisition of any shares of capital stock or securities of Agribrands or any Agribrands Subsidiary; (iii) any return of any capital or other distribution of assets to shareholders of Agribrands or any Agribrands Subsidiary (except to Agribrands or an Agribrands Subsidiary wholly owned by Agribrands); (iv) any acquisition (by merger, consolidation, acquisition of stock or assets or otherwise) of any person or business; or (v) any other action or agreement or undertaking by Agribrands or any Agribrands Subsidiary that, if taken or done on or after the date hereof without Ralcorp's consent, would result in a breach of Section 6.1, below, and that has had or would reasonably be expected to have an Agribrands Material Adverse Effect.

         4.10. Related Party Transactions. Except as set forth in the Agribrands Securities Filings, since November 23, 1999, Agribrands has not entered into any relationship or transaction of a sort that would be required to be disclosed pursuant to Item 404 of Regulation S-K by Agribrands in a proxy statement in connection with an annual meeting of shareholders.

         4.11. Compliance with Laws. The business of Agribrands and each Agribrands Subsidiary has been operated in compliance with all Laws applicable thereto, except for any instances of non-compliance which do not and would not reasonably be expected to have an Agribrands Material Adverse Effect. Without limiting the generality of the foregoing, neither Agribrands nor any Agribrands Subsidiary has conducted its business in violation of applicable Laws, tariffs, rules and regulations in any jurisdiction, foreign or domestic, which violation has had or would reasonably be expected to have an Agribrands Material Adverse Effect.

         4.12. Permits. Agribrands and the Agribrands Subsidiaries have all material permits, certificates, licenses, approvals, tariffs and other authorizations required in connection with the operation of their respective businesses (collectively, "Agribrands Permits"), and neither Agribrands nor any Agribrands Subsidiary is in violation of any Agribrands Permit, and no proceedings are pending or, to the knowledge of Agribrands, threatened, to revoke or limit any Agribrands Permit, except any such violation or proceeding which does not and would not reasonably be expected to have an Agribrands Material Adverse Effect.

         4.13. Finders and Investment Bankers. Neither Agribrands nor any of its officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby other than pursuant to the agreements with Wasserstein Perella & Co., Inc. and Houlihan Lokey Howard & Zukin, accurate and complete copies of which have been provided to Ralcorp.

         4.14. Material Contracts. Neither Agribrands nor any Agribrands Subsidiary is a party or is subject to any note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal that is required to be described in or filed as an exhibit to any Agribrands Securities Filing ("Agribrands Material Contract") that is not so described in or filed as required by the Securities Act or the Securities Exchange Act, as the case may be. Agribrands has made available to Ralcorp true and accurate copies of the Agribrands Material Contracts. All such Agribrands Material Contracts are valid and binding and are in full force and effect and enforceable against Agribrands or such subsidiary in accordance with their respective terms, subject to the Enforceability Exceptions. Except as referenced in Section 4.6 above, (i) no Consent of any person is needed in order that each such Agribrands Material Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement, except for Consents the absence of which would not have an Agribrands Material Adverse Effect, and (ii) neither Agribrands nor any of its subsidiaries is in violation or breach of or default under any such Agribrands Material Contract; nor to Agribrands' knowledge is any other party to any such Agribrands Material Contract in violation or breach of or default under any such Agribrands Material Contract in each case where such violation or breach would have an Agribrands Material Adverse Effect.

         4.15. Employee Benefit Plans. (a) There are no Benefit Plans (as defined below) or Foreign Plans (as defined below) maintained or contributed to by Agribrands or an Agribrands Subsidiary under which Agribrands or an Agribrands Subsidiary could incur any material liability. A "Benefit Plan" shall include (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, together with all regulations thereunder ("ERISA"), even if, because of some other provision of ERISA, such plan is not subject to any or all of ERISA's provisions, and (ii) whether or not described in the preceding clause, (a) any pension, profit sharing, stock bonus, deferred or supplemental compensation, retirement, thrift, stock purchase, stock appreciation or stock option plan, or any other compensation, welfare, fringe benefit or retirement plan, program, policy, course of conduct, understanding or arrangement of any kind whatsoever, whether formal or informal, oral or written, providing for benefits for or the welfare of any or all of the current or former employees or agents of a specified person or their beneficiaries or dependents, (b) a multi-employer plan as defined in
Section 3(37) of ERISA (a "Multi-Employer Plan"), or (c) a multiple employer plan as defined in Section 413 of the Code.

                  (b) With  respect to each  Benefit  Plan  (where  applicable):
Agribrands has made available to Ralcorp complete and accurate copies of (i) all plan and trust texts and agreements, insurance contracts and other funding arrangements; (ii) the most recent annual report on the Form 5500 series; (iii) the most recent financial statement and/or annual and periodic accounting of plan assets; (iv) the most recent determination letter received from the IRS; and (v) the most recent summary plan description as defined in ERISA.

                  (c) With respect to each Benefit Plan while maintained or contributed to by Agribrands: (i) if intended to qualify under Code Sections 401(a) or 403(a), such Benefit Plan has received a favorable determination letter from the IRS that it so qualifies, and its trust is exempt from taxation under Code Section 501(a) and, to the knowledge of Agribrands, nothing has since occurred to cause the loss of the Benefit Plan's qualification; (ii) except for payment of benefits made in the ordinary course of the plan administration, no event has occurred and, to the knowledge of Agribrands, there exists no circumstance under which Agribrands or Holding Company could incur liability under ERISA, the Code or otherwise; (iii) no non-exempt prohibited transaction as defined under ERISA and the Code has occurred; (iv) all contributions and premiums due have fully been made and paid on a timely basis; and (v) all contributions made or required to be made under any Benefit Plan meet the requirements for deductibility under the Code, and all contributions accrued prior to the Effective Time which have not been made have been properly recorded on the Agribrands Financial Statements in a manner satisfying the requirements of Financial Accounting Standards 87 and 88 except, in each case, for any deviations from the foregoing which do not and would not reasonably be expected to have an Agribrands Material Adverse Effect.

                  (d) No Benefit Plan is a pension plan subject to Title IV of ERISA or Section 412 of the Code. Each of the Benefit Plans has been maintained in compliance with its terms and all applicable Law, except where the failure to do so would not reasonably be expected to have an Agribrands Material Adverse

Effect. Agribrands does not contribute to, or have any outstanding liability with respect to, any Multi-employer Plan.

                  (e) With respect to each Benefit Plan which is a welfare plan (as defined in ERISA Section 3(1)): (i) any liability for medical or death benefits with respect to current or former employees beyond their termination of employment (except as may be required by applicable Law) is provided for in the Agribrands Financial Statements to the extent required by generally accepted accounting principles; (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan; (iii) no term or provision of any such plan prohibits the amendment or termination thereof; (iv) Agribrands has complied with Code Section 4980B, except, in each case, for any deviations from the foregoing which do not and would not reasonably be expected to have an Agribrands Material Adverse Effect; and (v) each such Benefit Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements.

                  (f) Except as provided in Section 6.9 below, the consummation of the Agribrands Merger will not, either alone or in conjunction with another Event under the terms of any Benefit Plan: (i) entitle any individual to severance pay, (ii) accelerate the time of payment or vesting of benefits or increase the amount of compensation due to any individual; or (iii) give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code.

                  (g) With respect to each Benefit Plan which is contributed to or required to be maintained by the law or applicable custom or rule of the relevant jurisdiction outside of the United States (the "Foreign Plans") except, in each case, for any deviations from the below which do not and would not reasonably be expected to have an Agribrands Material Adverse Effect:

                           (i)   Each of the Foreign Plans is in compliance with
the provisions of the laws of each jurisdiction in which each such Foreign Plan is maintained, to the extent those laws are applicable to the Foreign Plans;

                           (ii)  All contributions  to, and payments  from,  the
Foreign Plans which may have been required to be made in accordance with the terms of any such Foreign Plan, and, when applicable, the law of the jurisdiction in which such Foreign Plan is maintained, have been timely made or shall be made by the Closing Date. All such contributions to the Foreign Plans, and all payments under the Foreign Plans, for any period ending before the Closing Date that are not yet, but will be, required to be made, are reflected as an accrued liability on the Balance Sheet;

                           (iii) All reports,  returns and similar documents, if
any, with respect to any Foreign Plan required to be filed with any governmental body or distributed to any Foreign Plan participant have been duly and timely filed or distributed or will be filed or distributed by the Closing Date, and all of the Foreign Plans have obtained from the governmental body having jurisdiction with respect to such plans any required determinations, if any, that such Foreign Plans are in compliance with the laws of the relevant jurisdiction if such determinations are required in order to give effect to the Foreign Plan;

                           (iv) Each of the Foreign Plans has been  administered
at all times in accordance with its terms. To the knowledge of Agribrands, there are no pending investigations by any governmental body involving the Foreign Plans, and no pending claims (except for claims for benefits payable in the normal operations of the Foreign Plans), suits or proceedings against any Foreign Plan or asserting any rights or claims to benefits under any Foreign Plan; and

                           (v) The consummation of the transactions contemplated
by this Agreement will not by itself create or otherwise result in any liability with respect to any Foreign Plan other than the triggering of payment to participants.


         4.16. Taxes and Returns. (a) Agribrands and each of the Agribrands Subsidiaries have timely filed or caused to be filed all material Tax Returns required to be filed by it, and all Tax Returns filed by Agribrands and the Agribrands Subsidiaries are true, complete and correct in all material respects.

                  (b) Agribrands and the Agribrands Subsidiaries have each timely paid, collected or withheld, or caused to be timely paid, collected or withheld, all material amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Agribrands Financial Statements have been established.

                  (c) There are no claims or assessments pending against Agribrands or any of the Agribrands Subsidiaries for any alleged deficiency in any Tax, and Agribrands has not been notified in writing of any proposed Tax claims or assessments against Agribrands or any of the Agribrands Subsidiaries (other than in each case, claims or assessments for which adequate reserves in the Agribrands Financial Statements have been established or which are being contested in good faith or are immaterial in amount).

                   (d) There are no material federal, state, local or foreign audits or administrative proceedings pending with regard to any material amounts of Tax or Tax Return of Agribrands or the Agribrands Subsidiaries and none of them has received a written notice of any proposed material audit or proceeding.

                   (e) Neither Agribrands nor any of the Agribrands Subsidiaries has any waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes.

                  (f) There are no outstanding requests by Agribrands or any of the Agribrands Subsidiaries for any extension of time within which to file any material Tax Return or within which to pay any material amounts of Taxes shown to be due on any return.

                  (g) There are no liens for material amounts of Taxes on the assets of Agribrands or any of the Agribrands Subsidiaries except for statutory liens for current Taxes not yet due and payable.

                  (h) Neither Agribrands nor any Agribrands Subsidiary is a party to any agreement, contract, arrangement, or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any change of control of Agribrands or any of the Agribrands
Subsidiaries in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  (i) For purposes of this Agreement, the term "Tax" shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or added minimum, ad valorem, withholding, estimated, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Authority. The term "Tax Return" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a governmental entity with respect to any Tax, including an information return, claim for refund, amended return or declaration of estimated Tax.

         4.17. No Adverse Actions. There is no existing, pending or, to the knowledge of Agribrands, threatened termination, cancellation, limitation, modification or change in the business relationship of Agribrands or any of the Agribrands Subsidiaries, with any supplier, customer or other person except such as would not reasonably be expected to have an Agribrands Material Adverse Effect. None of Agribrands, any Agribrands Subsidiary or, to the knowledge of Agribrands, any director, officer, agent, employee or other person acting on behalf of any of the foregoing has used any corporate funds for unlawful contributions, payments, gifts or entertainment or for the payment of other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to governmental or regulatory officials or others, which would reasonably be expected to have an Agribrands Material Adverse Effect.

         4.18. Fairness Opinions. Agribrands' Board of Directors and the Independent Committee of the Agribrands Board of Directors received from their respective financial advisors, Wasserstein Perella & Co., Inc. and Houlihan
Lokey Howard & Zukin, opinions to the effect that the Merger Consideration is fair to the holders of the Agribrands Shares (other than common directors of both Agribrands and Ralcorp) from a financial point of view.

         4.19. Takeover Statutes and Charter. No "business combination," "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (each a "Takeover Statute"), including, without limitation, Sections 351.407 and 351.459 of the Missouri Code, applicable to Agribrands or any of the Agribrands Subsidiaries is applicable to the Agribrands Merger, this Agreement, the Agribrands Ancillary Agreements or the other transactions contemplated hereby or thereby (inasmuch as Agribrands has approved the transactions contemplated by this Agreement and the Agribrands Ancillary Agreements for purposes of Section 351.459 of the Missouri Code and has taken all other requisite corporate action under the Takeover Statutes). The provisions of Article Four of the Articles of Incorporation of Agribrands are not applicable to the Agribrands Merger, this Agreement, the Agribrands Ancillary Agreements or the other transactions contemplated hereby or thereby (inasmuch as there are one or more "Continuing Directors" (as defined in the Articles of Incorporation of Agribrands) and the Agribrands Merger has been approved by a majority of them).

         4.20. Agribrands Rights Plan. Under the Rights Agreement between Agribrands and Continental Stock Transfer & Trust Company, dated as of March 31, 1998 and as amended on August 7, 2000 (the "Agribrands Rights Agreement"), neither Merger Sub A nor Holding Company will become an "Acquiring Person," no "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in the Agribrands Rights Agreement) will occur, and the holders of any rights issued pursuant to the Agribrands Rights Agreement will not be entitled to receive any benefits under the Agribrands Rights Agreement as a result of the approval, execution or delivery of this Agreement, the Agribrands Merger Agreement or any of the Agribrands Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby.


                                 ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF RALCORP

         Ralcorp represents and warrants to Agribrands that the statements contained in this Article V are true and correct, except as set forth in the disclosure schedule delivered by Ralcorp to Agribrands prior to the execution of this Agreement (the "Ralcorp Disclosure Schedule") or as otherwise expressly contemplated by this Agreement.

         5.1. Organization and Good Standing. Ralcorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. Each of the subsidiaries of Ralcorp (the "Ralcorp Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Ralcorp and the Ralcorp
Subsidiaries is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Ralcorp Material Adverse Effect. For purposes of this Agreement, "Ralcorp Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, condition (financial or otherwise), properties, liabilities or the results of operations of Ralcorp and the Ralcorp Subsidiaries, taken as a whole,
(ii) the ability of Ralcorp to perform its obligations set forth in this Agreement, or (iii) the ability of Ralcorp to timely consummate the transactions contemplated by this Agreement. The Articles of Incorporation and Bylaws of Ralcorp and the Ralcorp Subsidiaries will not be amended prior to the Closing Date. Ralcorp and the Ralcorp Subsidiaries have all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on their respective businesses substantially as now being conducted and necessary to own, operate and lease their properties and assets.

         5.2. Capitalization. As of the date hereof, the authorized capital stock of Ralcorp consists of 300,000,000 shares of Ralcorp Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share (the "Ralcorp Preferred Stock"). Of such authorized shares, as of the date hereof, there are issued and outstanding 29,859,907 shares of Ralcorp Common Stock, 3,151,410 shares of Ralcorp Common Stock are issued and held in the treasury of Ralcorp, no shares of the Ralcorp Preferred Stock have been designated or issued, and no other capital stock of Ralcorp is issued or outstanding. All issued and outstanding shares of Ralcorp Common Stock are duly authorized, validly issued and outstanding, fully paid and nonassessable and were issued free of preemptive rights in compliance with applicable corporate and securities Laws. Except as set forth in the Ralcorp Securities Filings (as hereinafter defined), as of the date hereof there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the outstanding, authorized but not issued, unauthorized or treasury shares of the capital stock or any other security of Ralcorp, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. Except as disclosed in the Ralcorp Securities Filings, there are no restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of Ralcorp and the Ralcorp Subsidiaries or the ownership thereof other than those imposed by the Securities Act, the Securities Exchange Act, applicable state securities Laws or applicable corporate Law.

         5.3. Subsidiaries. Each Ralcorp Subsidiary is wholly owned by Ralcorp and all of the capital stock and other interests of the Ralcorp Subsidiaries so held by Ralcorp are directly or indirectly owned by it, free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. All of the outstanding shares of capital stock in each of the Ralcorp Subsidiaries directly or indirectly held by Ralcorp are duly authorized, validly issued and outstanding, fully paid and nonassessable and were issued free of preemptive rights in compliance with applicable corporate and securities Laws. There are no irrevocable proxies or similar obligations with respect to such capital stock of the Ralcorp Subsidiaries held by Ralcorp and no equity securities or other interests of any of the Ralcorp Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Ralcorp Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Ralcorp Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares.

         5.4. Authorization; Binding Agreement. Ralcorp has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other agreements and documents referred to herein to which Ralcorp is or will be a party or a signatory (the "Ralcorp Ancillary

Agreements") and the consummation of the transactions contemplated hereby and thereby, including, but not limited to, the Ralcorp Merger, have been duly and validly authorized by Ralcorp's Board of Directors, and no other corporate proceedings on the part of Ralcorp or any Ralcorp Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby (other than the approval and adoption of this Agreement, the Ralcorp Merger Agreement and the transactions contemplated hereby and thereby by the shareholders of Ralcorp in accordance with the Missouri Code and the Articles of Incorporation and Bylaws of Ralcorp). This Agreement has been duly and validly executed and delivered by Ralcorp and constitutes, and upon execution and delivery thereof as contemplated by this Agreement, the Ralcorp Ancillary Agreements will constitute, the legal, valid and binding agreements of Ralcorp, enforceable against Ralcorp in accordance with its and their respective terms, subject to the Enforceability Exceptions.

         5.5. Governmental Approvals. No Consent from or with any Governmental Authority on the part of Ralcorp or any of the Ralcorp Subsidiaries is required in connection with the execution or delivery by Ralcorp of this Agreement or the consummation by Ralcorp of the transactions contemplated hereby other than (i) the filing of the Articles of Merger with the Secretary of State of the State of Missouri in accordance with the Missouri Code, (ii) filings with the SEC, state securities laws administrators, the NYSE and any securities exchange on which the Ralcorp Common Stock is listed, (iii) Consents from or with Governmental Authorities set forth on the Ralcorp Disclosure Schedule, (iv) filings under the HSR Act, and (v) those Consents that, if they were not obtained or made, do not or would not reasonably be expected to have a Ralcorp Material Adverse Effect.

         5.6. No Violations. The execution and delivery of this Agreement and the Ralcorp Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby and compliance by Ralcorp with any of the provisions hereof or thereof will not (i) conflict with or result in any breach of any provision of the Articles and/or Certificate of Incorporation or Bylaws or other governing instruments of Ralcorp or any of the Ralcorp Subsidiaries,
(ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or augment the performance required) under any of the terms, conditions or provisions of any Ralcorp Material Contract (as hereinafter defined) or other material obligation to which Ralcorp or any Ralcorp Subsidiary is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Ralcorp or any Ralcorp Subsidiary, or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 5.5, above, contravene any Law currently in effect to which Ralcorp or any Ralcorp Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which do not or would not reasonably be expected to have a Ralcorp Material Adverse Effect.

         5.7. Securities Filings and Litigation. Ralcorp has made available to Agribrands true and complete copies of (i) its Annual Reports on Form 10-K, as amended, for the years ended September 30, 1998 and 1999, as filed with the

SEC, (ii) its proxy statements relating to all of the meetings of shareholders (whether annual or special) of Ralcorp since January 31, 1997, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Ralcorp with the SEC since January 31, 1997. The reports and statements set forth in clauses (i) through (iii), above, and those subsequently provided or required to be provided pursuant to this Section, are referred to collectively herein as the "Ralcorp Securities Filings." As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the Ralcorp Securities Filings (including all schedules thereto and disclosure documents incorporated by reference therein), contained or, as to Ralcorp Securities Filings subsequent to the date hereof, will contain any untrue statement of a material fact or omitted or, as to Ralcorp Securities Filings subsequent to the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Ralcorp Securities Filings was filed in a timely manner and at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied or, as to Ralcorp Securities Filings subsequent to the date hereof, will comply in all material respects with the Securities Exchange Act or the Securities Act, as applicable. There is no Litigation pending or, to the knowledge of Ralcorp, threatened against Ralcorp or any of its subsidiaries, any officer, director, employee or agent thereof, in his or her capacity as such, or as a fiduciary with respect to any Ralcorp Benefit Plan, as hereinafter defined, or otherwise relating to Ralcorp or any of its subsidiaries or the securities of any of them, or any properties or rights of Ralcorp or any of its subsidiaries or any Ralcorp Benefit Plan which is required to be described in any Ralcorp Securities Filing that is not so described. No event has occurred as a consequence of which Ralcorp would be required to file a Current Report on Form 8-K pursuant to the requirements of the Securities Exchange Act as to which such a report has not been timely filed with the SEC. Any reports, statements and registration statements and amendments thereof (including, without limitation, Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Ralcorp with the SEC after the date hereof shall be provided to Ralcorp on the date of such filing.

         5.8.     Ralcorp   Financial   Statements.   The  audited  consolidated
financial statements and unaudited interim financial statements of Ralcorp included in the Ralcorp Securities Filings (the "Ralcorp Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present fairly, in all material respects, the financial position of Ralcorp and the Ralcorp Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Securities Exchange Act.

         5.9. Absence of Certain Changes or Events. Except as set forth in the Ralcorp Securities Filings, since September 30, 1999, there has not been:
(i) any Event (except for those Events caused by (y) conditions affecting the store brand and value brand grocery product industry in the regions in which Ralcorp operates, or (z) the pendency or announcement of this Agreement, or the transactions contemplated hereby) that has had or would reasonably be expected to have a Ralcorp Material Adverse Effect; (ii) any declaration, payment or setting aside for payment of any dividend (except to Ralcorp or a Ralcorp Subsidiary wholly owned by Ralcorp) or other distribution or any redemption, purchase or other acquisition of any shares of capital stock or securities of Ralcorp or any Ralcorp Subsidiary; (iii) any return of any capital or other distribution of assets to shareholders of Ralcorp or any Ralcorp Subsidiary (except to Ralcorp or a Ralcorp Subsidiary wholly owned by Ralcorp); (iv) any acquisition (by merger, consolidation, acquisition of stock or assets or otherwise) of any person or business; or (v) any other action or agreement or undertaking by Ralcorp or any Ralcorp Subsidiary that, if taken or done on or after the date hereof without Ralcorp's consent, would result in a breach of
Section 7.1, below, and that has had or would reasonably be expected to have a Ralcorp Material Adverse Effect.

         5.10. Related Party Transactions. Except as set forth in the Ralcorp Securities Filings, since December 20, 1999, Ralcorp has not entered into any relationship or transaction of a sort that would be required to be disclosed pursuant to Item 404 of Regulation S-K by Ralcorp in a proxy statement in connection with an annual meeting of shareholders.

         5.11. Compliance with Laws. The business of Ralcorp and each Ralcorp Subsidiary has been operated in compliance with all Laws applicable thereto, except for any instances of non-compliance which do not and would not reasonably be expected to have a Ralcorp Material Adverse Effect. Without limiting the generality of the foregoing, neither Ralcorp nor any Ralcorp Subsidiary has conducted its business in violation of applicable Laws, tariffs, rules and regulations in any jurisdiction, foreign or domestic, which violation has had or would reasonably be expected to have a Ralcorp Material Adverse Effect.

         5.12. Permits. Ralcorp and the Ralcorp Subsidiaries have all material permits, certificates, licenses, approvals, tariffs and other authorizations required in connection with the operation of their respective businesses (collectively, "Ralcorp Permits") and neither Ralcorp nor any Ralcorp Subsidiary is in violation of any Ralcorp Permit, and no proceedings are pending or, to the knowledge of Ralcorp, threatened, to revoke or limit any material Ralcorp Permit, except any such violation or proceeding which does not and would not reasonably be expected to have a Ralcorp Material Adverse Effect.

         5.13. Finders and Investment Bankers. Neither Ralcorp nor any of its officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby other than pursuant to the agreements with Banc of America Securities LLC and A.G. Edwards & Sons, Inc., accurate and complete copies of which have been provided to Agribrands.

         5.14. Material Contracts. Neither Ralcorp nor any Ralcorp Subsidiary is a party or is subject to any note, bond, mortgage, indenture, contract, lease, license, agreement, understanding, instrument, bid or proposal that is required to be described in or filed as an exhibit to any Ralcorp Securities Filing ("Ralcorp Material Contract") that is not so described in or filed as required by the Securities Act or the Securities Exchange Act, as the case may be. Ralcorp has made available to Agribrands true and accurate copies of the Ralcorp Material Contracts. All such Ralcorp Material Contracts are valid and binding and are in full force and effect and enforceable against Ralcorp or such subsidiary in accordance with their respective terms, subject to the Enforceability Exceptions. Except as referenced in Section 5.6 above, (i) no Consent of any person is needed in order that each such Ralcorp Material Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement, except for Consents the absence of which would not have a Ralcorp Material Adverse Effect, and (ii) neither Ralcorp nor any of its subsidiaries is in violation or breach of or default under any such Ralcorp Material Contract; nor to Ralcorp's knowledge is any other party to any such Ralcorp Material Contract in violation or breach of or default under any such Ralcorp Material Contract in each case where such violation or breach would have a Ralcorp Material Adverse Effect.

         5.15. Employee Benefit Plans. (a) There are no Benefit Plans maintained or contributed to by Ralcorp or a Ralcorp Subsidiary under which Ralcorp, a Ralcorp Subsidiary or the Surviving Corporation could incur any material liability.

                  (b) With  respect to each  Benefit  Plan  (where  applicable):
Ralcorp has made available to Agribrands complete and accurate copies of (i) all plan and trust texts and agreements, insurance contracts and other funding arrangements; (ii) the most recent annual report on the Form 5500 series; (iii) the most recent financial statement and/or annual and periodic accounting of plan assets; (iv) the most recent determination letter received from the IRS; and (v) the most recent summary plan description as defined in ERISA.

                  (c) With respect to each Benefit Plan while maintained or contributed to by Ralcorp or a Ralcorp Subsidiary: (i) if intended to qualify under Code Sections 401(a) or 403(a), such Benefit Plan has received a favorable determination letter from the IRS that it so qualifies, and its trust is exempt from taxation under Code Section 501(a) and, to the knowledge of Ralcorp, nothing has since occurred to cause the loss of the Benefit Plan's qualification; (ii) except for payment of benefits made in the ordinary course of the plan administration, no event has occurred and, to the knowledge of Ralcorp, there exists no circumstance under which Ralcorp, a Ralcorp Subsidiary or Holding Company could incur liability under ERISA, the Code or otherwise;
(iii) no accumulated funding deficiency as defined in Code Section 412 has occurred or exists, whether or not waived; (iv) no non-exempt prohibited transaction as defined under ERISA and the Code has occurred; (v) no reportable event as defined in Section 4043 of ERISA has occurred or will occur by virtue of consummation of the transaction contemplated by this Agreement (other than events as to which the 30-day notice period is waived pursuant to Section 4043 of ERISA); (vi) all contributions and premiums due including premiums to the PBGC have fully been made and paid on a timely basis; and (vii) all contributions made or required to be made under any Benefit Plan meet the requirements for deductibility under the Code, and all contributions accrued prior to the Effective Time which have not been made have been properly recorded on the Ralcorp Financial Statements in a manner satisfying the requirements of Financial Accounting Standards 87 and 88; (viii) the present value of all "benefit liabilities" (as defined in ERISA Section 4001(a)(16) and determined based on the actuarial assumptions and methods used under such Benefit Plan for the most recent Benefit Plan actuarial valuation and assuming for such purposes that all benefits provided under the Benefit Plan are fully vested) under each such Benefit Plan did not exceed as of the most recent Benefit Plan actuarial valuation date, and will not exceed as of the Closing Date, the then current value of the assets of such Benefit Plan as determined pursuant to Code Section 412, and (ix) neither Ralcorp nor any Ralcorp Subsidiary has completely or partially withdrawn from a Plan that is a Multi-employer Plan, and Ralcorp would not become subject to liability under ERISA if Ralcorp were to withdraw completely from all multi-employer plans in which it currently participates, except, in each case, for any deviations from the foregoing which do not and would not reasonably be expected to have a Ralcorp Material Adverse Effect.

         5.16. Taxes and Returns. (a) Ralcorp and each of the Ralcorp Subsidiaries has timely filed or caused to be filed all material Tax Returns required to be filed by it, and all Tax Returns filed by Ralcorp and the Ralcorp Subsidiaries are true, complete and correct in all material respects.

                  (b) Ralcorp and the Ralcorp Subsidiaries have each timely paid, collected or withheld, or caused to be timely paid, collected or withheld, all material amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Ralcorp Financial Statements have been established.

                  (c) There are no claims or assessments pending against Ralcorp or any of the Ralcorp Subsidiaries for any alleged deficiency in any Tax, and Ralcorp has not been notified in writing of any proposed Tax claims or assessments against Ralcorp or any of the Ralcorp Subsidiaries (other than in each case, claims or assessments for which adequate reserves in the Ralcorp Financial Statements have been established or which are being contested in good faith or are immaterial in amount).

                  (d) There are no material federal, state, local or foreign audits or administrative proceedings pending with regard to any material amounts of Tax or Tax Returns of Ralcorp or the Ralcorp Subsidiaries and none of them has received a written notice of any proposed material audit or proceeding.

                  (e) Neither Ralcorp nor any of the Ralcorp Subsidiaries has any waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes.

                  (f) There are no outstanding requests by Ralcorp or any of Ralcorp Subsidiaries for any extension of time within which to file any material Tax Return or within which to pay any material amounts of Taxes shown to be due on any return.

                  (g) There are no liens for material amounts of Taxes on the assets of Ralcorp or any of Ralcorp Subsidiaries except for statutory liens for current Taxes not yet due and payable.

                  (h) Neither Ralcorp nor any Ralcorp Subsidiary is a party to any agreement, contract, arrangement, or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any change of control of Ralcorp or any of Ralcorp Subsidiaries in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

         5.17. No Adverse Actions. There is no existing, pending or, to the knowledge of Ralcorp, overtly threatened termination, cancellation, limitation, modification or change in the business relationship of Ralcorp or any of the Ralcorp Subsidiaries, with any supplier, customer or other person except such as would not reasonably be expected to have a Ralcorp Material Adverse Effect. None of Ralcorp, any Ralcorp Subsidiary or, to the knowledge of Ralcorp, any director, officer, agent, employee or other person acting on behalf of any of the foregoing has used any corporate funds for unlawful contributions, payments, gifts or entertainment or for the payment of other unlawful expenses relating to political activity, or made any direct or indirect unlawful payments to governmental or regulatory officials or others, which would reasonably be expected to have a Ralcorp Material Adverse Effect.

         5.18. Fairness Opinion. Ralcorp's Board of Directors and the Special Committee of the Ralcorp Board of Directors received from their respective financial advisors, Banc of America Securities LLC and A.G. Edwards & Sons, Inc., opinions to the effect that the Merger Consideration is fair to the holders of Ralcorp Common Stock from a financial point of view.

         5.19. Takeover Statutes and Charter. No Takeover Statute, including, without limitation, Sections 351.407 and 351.459 of the Missouri Code, applicable to Ralcorp or any of the Ralcorp Subsidiaries is applicable to the Ralcorp Merger, this Agreement, the Ralcorp Ancillary Agreements or the other transactions contemplated hereby or thereby (inasmuch as Ralcorp has approved the transactions contemplated by this Agreement and the Ralcorp Ancillary Agreements for purposes of Section 351.459 of the Missouri Code and has taken all other requisite corporate action under the Takeover Statutes). The provisions of Article Nine of the Articles of Incorporation of Ralcorp are not applicable to the Ralcorp Merger, this Agreement, the Ralcorp Ancillary Agreements or the other transactions contemplated hereby or thereby (inasmuch as there are one or more "Continuing Directors" (as defined in the Articles of Incorporation of Ralcorp) and the Ralcorp Merger has been approved by a majority of them).

         5.20. Ralcorp Rights Plan. Under the Rights Agreement between Ralcorp and First Chicago Trust Company of New York (as successor Rights Agent to Boatmen's Trust Company), dated as of December 27,1996, as amended as of July 1, 1997 and as amended on August 7, 2000 (the "Ralcorp Rights Agreement"), neither Merger Sub R nor Holding Company will not become an "Acquiring Person," no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Ralcorp Rights Agreement) will occur, and the holders of any rights issued pursuant to the Ralcorp Rights Agreement will not be entitled to receive any benefits under the Ralcorp Rights Agreement as a result of the approval, execution or delivery of this Agreement, the Ralcorp Merger Agreement or any of the Ralcorp Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby.


                                 ARTICLE VI

                       ADDITIONAL COVENANTS OF AGRIBRANDS

         Agribrands covenants and agrees as follows:

         6.1. Conduct of Business of Agribrands and the Agribrands Subsidiaries. Except as expressly contemplated by this Agreement, disclosed in the Agribrands Securities Filings filed as of the date hereof or set forth in the Agribrands Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, Agribrands shall conduct, and it shall cause the Agribrands Subsidiaries to conduct, its or their respective businesses in the ordinary course and consistent with past practice, subject to the limitations contained in this Agreement, and Agribrands shall, and it shall cause the Agribrands Subsidiaries to, use its or their respective reasonable best efforts to preserve intact its or their respective business organizations, to keep available the services of its or their respective officers, agents and employees and to maintain satisfactory relationships with all persons with whom any of them does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, after the date of this Agreement and prior to the Effective Time, neither Agribrands nor any Agribrands Subsidiary will, without the prior written consent of Ralcorp, which shall not be unreasonably withheld or delayed:

                  (i) amend or propose to amend its Articles or Certificate of Incorporation or Bylaws (or comparable governing instruments) in any material respect;

                  (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of Agribrands or any Agribrands Subsidiary including, but not limited to, any securities convertible into or exchangeable for shares of capital stock of any class of Agribrands or any Agribrands Subsidiary, except for the issuance of shares of Agribrands Common Stock pursuant to the exercise of Agribrands Options outstanding on the date of this Agreement in accordance with their present terms;

                  (iii) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to Agribrands or an Agribrands Subsidiary wholly owned by Agribrands, or redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

                  (iv) other than in the ordinary course of business consistent with past practice, (a) create, incur or assume any debt or obligations in respect of capital leases, except refinancings of existing obligations on terms and conditions prevailing in the market; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person; (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other person (other than to an Agribrands Subsidiary and customary travel, relocation or business advances to employees) made in the ordinary course of business consistent with past practice; (d) acquire the stock or assets of, or merge or consolidate with, any other person;
         (e) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise); or (f) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed material to Agribrands and the Agribrands Subsidiaries taken as a whole other than to secure debt permitted under (a) of this clause (iv), and except for transfers made for fair and adequate consideration;

                  (v) increase in any manner the compensation of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, other employee, agent, consultant or affiliate other than (a) as required pursuant to the terms of agreements in effect on the date of this Agreement, (b) with respect to non-officer employees, such as are in the ordinary course of business consistent with past practice, or (c) in connection with the acquisition by Agribrands of another company or business.

                  (vi) enter into any lease or amend any lease of real property other than in the ordinary course of business consistent with past practice;

                  (vii) make or rescind any express or deemed election relating to Taxes of Agribrands, unless required to do so by applicable Law;

                  (viii) settle or compromise any Tax liability of Agribrands or agree to an extension of a statute of limitations with respect to the assessment or determination of Taxes;

                  (ix) file or cause to be filed any amended Tax Return with respect to Agribrands or any Agribrands Subsidiaries or file or cause to be filed any claim for refund of Taxes paid by or on behalf of Agribrands or any Agribrands Subsidiaries; or

                  (x) prepare or file any Tax Return of Agribrands inconsistent with past practice in preparing or filing similar Tax Returns in prior periods or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, in each case except to the extent required by Law.

         Furthermore, Agribrands covenants that from and after the date of this Agreement, unless Ralcorp shall otherwise expressly consent in writing, Agribrands shall, and Agribrands shall cause each of the Agribrands Subsidiaries to, use its or their reasonable business efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all Agribrands Permits necessary for, or otherwise material to, such business.

         6.2. Notification of Certain Matters. Agribrands shall give prompt notice to Ralcorp if any of the following occurs after the date of this
Agreement: (i) any notice of, or other communication relating to, a material default or Event which, with notice or lapse of time or both, would become a material default under any Agribrands Material Contract; (ii) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, other than a Consent disclosed pursuant to Section 4.5 or 4.6 above or not required to be disclosed pursuant to the terms thereof; (iii) receipt of any material notice or other communication from any Governmental Authority (including, but not limited to, the NYSE or any other securities exchange) in connection with the transactions contemplated by this Agreement; (iv) the occurrence of an Event which would reasonably be expected to have an Agribrands Material Adverse Effect; (v) the commencement or threat of any Litigation involving or affecting Agribrands or any Agribrands Subsidiary, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer of Agribrands or any Agribrands Subsidiary, in his or her capacity as such or as a fiduciary under a Benefit Plan of Agribrands, which, if pending on the date hereof, would have been required to have been disclosed in or pursuant to this Agreement or which relates to the consummation of the Agribrands Merger, or any material development in connection with any Litigation disclosed by Agribrands in or pursuant to this Agreement or the Agribrands Securities Filings; (vi) the occurrence of any Event that would reasonably be expected to cause a breach by Agribrands of any provision of this Agreement, and (vii) the occurrence of any Event that, had it occurred prior to the date of this Agreement without any additional disclosure hereunder, would have constituted a breach by Agribrands of any provision of this Agreement.

         6.3. Access and Information. Between the date of this Agreement and the Effective Time, Agribrands will give, and will cause each of the Agribrands Subsidiaries to give, and shall direct its financial advisors, accountants and legal counsel to give, upon reasonable notice, Ralcorp, its lenders, financial advisors, accountants and legal counsel and their respective authorized representatives at all reasonable times access to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to Agribrands and the Agribrands Subsidiaries, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish Ralcorp with (a) such financial and operating data and other information with respect to the business and properties of Agribrands and the Agribrands Subsidiaries as Ralcorp may from time to time reasonably request, including, but not limited to, data and information required for inclusion in the Registration Statement and/or other Ralcorp securities Law filings, and (b) a copy of each material report, schedule and other document filed or received by Agribrands or any of the Agribrands Subsidiaries pursuant to the requirements of applicable securities laws or the NYSE. The foregoing access will be subject to restrictions contained in confidentiality agreements to which Agribrands is subject; provided that Agribrands shall use its reasonable best efforts to obtain waivers of such restrictions.

         6.4. Shareholder Approval. As soon as practicable, Agribrands will take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "Agribrands Shareholders Meeting") for the purpose of approving this Agreement and the Agribrands Merger and the transactions contemplated hereby and thereby and for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby (the "Agribrands Proposals"). Except as otherwise contemplated by this Agreement and subject to the exercise of their fiduciary duties, the Board of Directors of Agribrands (i) will recommend to the shareholders of Agribrands that they approve the Agribrands Proposals, and (ii) will use its reasonable best efforts to obtain any necessary approval by
Agribrands' shareholders of the Agribrands Proposals including, without limitation, voting the Agribrands Shares held by such Directors for such adoption and approval.

         6.5.     Reasonable  Best Efforts.  Subject to the terms and conditions herein provided, Agribrands agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Agribrands Merger and the other transactions contemplated by this Agreement including, but not limited to (i) obtaining any third party Consent required in connection with the execution and delivery by Agribrands of this Agreement or the consummation by Agribrands of the transactions contemplated hereby, (ii) the defending of any Litigation against Agribrands or any Agribrands Subsidiary challenging this Agreement or the consummation of the transactions contemplated hereby, (iii) obtaining all Consents from Governmental Authorities required for the consummation of the Agribrands Merger and the transactions contemplated hereby, and (iv) timely making all necessary filings under the HSR Act. Upon the terms and subject to the conditions hereof, Agribrands agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein. Agribrands will consult with counsel for Ralcorp as to, and will permit such counsel to participate in, at Ralcorp's expense, any Litigation referred to in clause (ii) above brought against or involving Agribrands or any Agribrands Subsidiary.

         6.6. Public Announcements. So long as this Agreement is in effect, Agribrands shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Mergers, the Agribrands Proposals, the Ralcorp Proposals or the transactions contemplated by this Agreement without the consent of Ralcorp which shall not be unreasonably withheld or delayed, except when such release or announcement is required by applicable Law or any applicable listing agreement with, or rules or regulations of, the NYSE or any securities exchange, in which case Agribrands, to the extent practicable, prior to making such announcement, shall consult with Ralcorp regarding the same.

         6.7. Compliance. In consummating the Agribrands Merger and the transactions contemplated hereby, Agribrands shall comply, and/or cause the Agribrands Subsidiaries to comply or to be in compliance, in all material respects, with all applicable Laws.

         6.8. Tax Treatment. Agribrands shall use its reasonable best efforts to cause the Ralcorp Merger and the Agribrands Merger to qualify as either, and will not take any action which to its knowledge could reasonably be expected to prevent the Ralcorp Merger and the Agribrands Merger from qualifying as either, a reorganization under Section 368(a) of the Code or an exchange under Section 351(a) of the Code. Prior to the Effective Time, Agribrands shall provide tax counsel to Agribrands and Ralcorp rendering an opinion under Section
9.1.8 below with such certificates concerning such factual matters as such counsel identifies are relevant to its opinion and will use its reasonable best efforts to obtain such a certificate from any shareholder of Agribrands identified by such counsel.

         6.9. Agribrands Benefit Plans. Between the date of this Agreement and through the Effective Time, no discretionary award or grant under any Benefit Plan of Agribrands or an Agribrands Subsidiary shall be made without the consent of Ralcorp which shall not be unreasonably withheld or delayed, except options for shares of Agribrands Common Stock (with exercise prices at or above the fair market value of the underlying shares of Agribrands Common Stock on the date of grant) granted to employees of Agribrands hired on or after the date of this Agreement in the ordinary course of business consistent with past practice as heretofore disclosed to Ralcorp; nor shall Agribrands or an Agribrands Subsidiary take any action or permit any action to be taken to accelerate the vesting of any warrants or options previously granted pursuant to any such Benefit Plan except as specifically required pursuant to the terms thereof as in effect on the date of this Agreement. Neither Agribrands nor any Agribrands Subsidiary shall make any amendment to any Benefit Plan or any awards thereunder without the consent of Ralcorp.

         6.10.    No Solicitation of Acquisition Proposal.

         (a) Agribrands shall not, directly or indirectly, take any action to (1) encourage (including by way of furnishing nonpublic information), solicit, initiate or facilitate any Agribrands Acquisition Proposal (as defined in Section 6.10(c)), (2) enter into any agreement with respect to any Agribrands Acquisition Proposal or (3) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Agribrands Acquisition Proposal; provided, however, that if the Board of Directors of Agribrands determines in good faith, after consultation with outside counsel, that it is necessary to do so to discharge properly its fiduciary duties to shareholders, Agribrands may, in response to an Agribrands Acquisition Proposal that such Board determines in good faith is reasonably likely to result in an Agribrands Superior Proposal (as defined in Section 6.10(c)), and subject to such party's compliance with Section 6.10(b), (A)
furnish information with respect to Agribrands to the person making such Agribrands Acquisition Proposal pursuant to a customary confidentiality agreement the terms of which are no more favorable to the other party to such confidentiality agreement than those in place with Ralcorp and (B) participate in discussions with respect to such Agribrands Acquisition Proposal. It is expressly understood and agreed that with respect to the foregoing proviso, Agribrands' legal and financial advisors shall be able to make inquiries, and engage in discussions, with any party that has made an Agribrands Acquisition Proposal (and such party's legal and financial advisors) in order to elicit information to allow the Board of Directors of Agribrands to determine in good faith if such Agribrands Acquisition Proposal is reasonably likely to result in an Agribrands Superior Proposal.

         (b) Agribrands will as promptly as practicable communicate to Ralcorp any inquiry received by it relating to any potential Agribrands
Acquisition Proposal and the material terms of any proposal or inquiry, including the identity of the person and its affiliates making the same, that it may receive in respect of any such transaction, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with it.

         (c) "Agribrands Acquisition Proposal" means any offer or proposal concerning any (1) merger, consolidation, business combination, or similar transaction involving Agribrands, (2) sale, lease or other disposition of assets of Agribrands representing 20% or more of the consolidated assets of Agribrands and the Agribrands Subsidiaries, (3) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of Agribrands or (4) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting capital stock of Agribrands. "Agribrands Superior Proposal" means a bona fide Agribrands Acquisition Proposal made by a third party which was not solicited by Agribrands, its subsidiaries, representatives or other affiliates and which, in the good faith judgment of Agribrands' Board of Directors, taking into account, to the extent deemed appropriate by Agribrands' Board of Directors, the various legal, financial and regulatory aspects of the proposal and the person making such proposal (A) if accepted, is reasonably likely to be consummated, and (B) if consummated, is reasonably likely to result in a transaction that is more favorable to Agribrands' shareholders (in their capacity as shareholders), from a financial point of view, than the transactions contemplated by this Agreement.

                  (d) If the Agribrands Board of Directors is prepared to accept an Agribrands Superior Proposal, then Agribrands shall give Ralcorp 48 hours notice that Agribrands is prepared to accept the Agribrands Superior Proposal, provided that Agribrands may not definitively accept an Agribrands Superior Proposal unless Agribrands concurrently therewith terminates this Agreement pursuant to Section 10.1(f) and, concurrently with such termination, makes the payment required by Section 10.2(d).

         6.11.    SEC and Shareholder Filings.

         Agribrands shall send to Ralcorp a copy of all public reports and materials as and when it sends the same to its shareholders, the SEC or any state or foreign securities commission.

         6.12. Affiliate Agreements. Agribrands shall use reasonable best efforts to ensure that each person who is or may be an "affiliate" of Agribrands within the meaning of Rule 145 promulgated under the Securities Act shall enter into an agreement in customary form.

         6.13. Takeover Statutes. If any Takeover Statute is or may become applicable to the Agribrands Merger or the transactions contemplated hereby, Agribrands and the members of its Board of Directors will grant such approvals and will take such other actions as are necessary so that the Agribrands Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and will otherwise act to eliminate or minimize the effects of any Takeover Statute on the Agribrands Merger and any of the transactions contemplated hereby.

         6.14. Comfort Letters. Upon the request of Ralcorp, Agribrands shall use its reasonable best efforts to provide to Ralcorp on or prior to the Closing Date "comfort letters" from the independent certified public accountants for Agribrands dated the date on which the Registration Statement, or last amendment thereto, shall become effective, and dated the Closing Date, addressed to the Board of Directors of each of Agribrands and Ralcorp, covering such matters as Ralcorp shall reasonably request with respect to facts concerning the financial condition of Agribrands and the Agribrands Subsidiaries as are customary for certified public accountants to deliver in connection with a transaction similar to the Agribrands Merger.

         6.15 Spin-Off Covenant. Agribrands shall satisfy its post spin-off covenant to Ralston Purina Company ("Ralston Purina") by delivering to Ralston Purina (i) an opinion of tax counsel in form and substance satisfactory to Ralston Purina (which opinion shall recite that it may be relied upon by Ralcorp) or (ii) a supplemental ruling from the IRS that the transactions contemplated by this Agreement would not cause Agribrands' spin-off from Ralston Purina to be a taxable transaction.

                                 ARTICLE VII

                         ADDITIONAL COVENANTS OF RALCORP

         Ralcorp covenants and agrees as follows:

         7.1. Conduct of Business of Ralcorp and the Ralcorp Subsidiaries. Except as expressly contemplated by this Agreement, disclosed in the Ralcorp Securities Filings filed as of the date hereof or set forth in the Ralcorp Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, Ralcorp shall conduct, and it shall cause the Ralcorp Subsidiaries to conduct, its or their respective businesses in the ordinary course and consistent with past practice, subject to the limitations contained in this Agreement, and Ralcorp shall, and it shall cause the Ralcorp Subsidiaries to, use its or their respective reasonable best efforts to preserve intact its or their respective business organizations, to keep available the services of its or their respective officers, agents and employees and to maintain satisfactory relationships with all persons with whom any of them does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, after the date of this Agreement and prior to the Effective Time, neither Ralcorp nor any Ralcorp Subsidiary will, without the prior written consent of Agribrands, which shall not be unreasonably withheld or delayed:

                  (i) amend or propose to amend its Articles or Certificate of Incorporation or Bylaws (or comparable governing instruments) in any material respect;

                  (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of Ralcorp or any Ralcorp Subsidiary including, but not limited to, any securities convertible into or exchangeable for shares of capital stock of any class of Ralcorp or any Ralcorp Subsidiary, except for the issuance of shares of Ralcorp Common Stock pursuant to the exercise of Ralcorp Options outstanding on the date of this Agreement in accordance with their present terms;

                  (iii) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to Ralcorp or a Ralcorp Subsidiary wholly owned by Ralcorp, or redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

                  (iv) other than in the ordinary course of business consistent with past practice, (a) create, incur or assume any debt or obligations in respect of capital leases, except refinancings of existing obligations on terms and conditions prevailing in the market;
          (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person; (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other person (other than to an Ralcorp Subsidiary and customary travel, relocation or business advances to employees) made in the ordinary course of business consistent with past practice;
          (d) acquire the stock or assets of, or merge or consolidate with, any other person; (e) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise); or (f) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed material to Ralcorp and the Ralcorp Subsidiaries taken as a whole other than to secure debt permitted under (a) of this clause (iv), and except for transfers made for fair and adequate consideration; provided that subparagraphs (a), (c), (d) and (e) shall not apply to acquisitions of businesses, whether by purchase of stock or assets or by merger or consolidation, or to debt incurred in connection therewith, for cash consideration in an aggregate amount for all such acquisitions of up to $50 million;

                  (v) increase in any manner the compensation of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, other employee, agent, consultant or affiliate other than
          (a) as required pursuant to the terms of agreements in effect on the date of this Agreement, (b) with respect to non-officer employees, such as are in the ordinary course of business consistent with past practice, or (c) in connection with the acquisition by Ralcorp of another company or business.

                  (vi) enter into any lease or amend any lease of real property other than in the ordinary course of business consistent with past practice;

                  (vii) make or rescind any express or deemed election relating to Taxes of Ralcorp, unless required to do so by applicable Law;

                  (viii) settle or compromise any Tax liability of Ralcorp or agree to an extension of a statute of limitations with respect to the assessment or determination of Taxes;

                  (ix) file or cause to be filed any amended Tax Return with respect to Ralcorp or any of Ralcorp Subsidiaries or file or cause to be filed any claim for refund of Taxes paid by or on behalf of Ralcorp or any of Ralcorp Subsidiaries; or

                  (x) prepare or file any Tax Return of Ralcorp inconsistent with past practice in preparing or filing similar Tax Returns in prior periods or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, in each case except to the extent required by Law.

         Furthermore, Ralcorp covenants that from and after the date of this Agreement, unless Agribrands shall otherwise expressly consent in writing, Ralcorp shall, and Ralcorp shall cause each of the Ralcorp Subsidiaries to, use its or their reasonable business efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all Ralcorp Permits necessary for, or otherwise material to, such business.

         7.2. Notification of Certain Matters. Ralcorp shall give prompt notice to Agribrands if any of the following occurs after the date of this
Agreement: (i) any notice of, or other communication relating to, a material default or Event which, with notice or lapse of time or both, would become a material default under any Ralcorp Material Contract; (ii) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, other than a Consent disclosed pursuant to
Section 5.5 or 5.6 above or not required to be disclosed pursuant to the terms thereof; (iii) receipt of any material notice or other communication from any Governmental Authority (including, but not limited to, the NYSE or any other securities exchange) in connection with the transactions contemplated by this Agreement; (iv) the occurrence of an Event which would reasonably be expected to have a Ralcorp Material Adverse Effect; (v) the commencement or threat of any Litigation involving or affecting Ralcorp or any Ralcorp Subsidiary, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer of Ralcorp or any Ralcorp Subsidiary, in his or her capacity as such or as a fiduciary under a Benefit Plan of Ralcorp, which, if pending on the date hereof, would have been required to have been disclosed in or pursuant to this Agreement or which relates to the consummation of the Ralcorp Merger, or any material development in connection with any Litigation disclosed by Ralcorp in or pursuant to this Agreement or the Ralcorp Securities Filings; and (vi) the occurrence of any Event that would reasonably be expected to cause a breach by Ralcorp of any provision of this Agreement, and (vii) the occurrence of any Event that, had it occurred prior to the date of this Agreement without any additional disclosure hereunder, would have constituted a breach by Ralcorp of any provision of this Agreement.

         7.3. Access and Information. Between the date of this Agreement and the Effective Time, Ralcorp will give, and will cause each of the Ralcorp Subsidiaries to give, and shall direct its financial advisors, accountants and legal counsel to give, upon reasonable notice, Agribrands, its lenders, financial advisors, accountants and legal counsel and their respective authorized representatives at all reasonable times access to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to Ralcorp and the Ralcorp Subsidiaries, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish Ralcorp with (a) such financial and operating data and other information with respect to the business and properties of Ralcorp and the Ralcorp Subsidiaries as Agribrands may from time to time reasonably request, including, but not limited to, data and information required for inclusion in the Registration Statement and/or other Ralcorp securities Law filings, and (b) a copy of each material report, schedule and other document filed or received by Ralcorp or any of the Ralcorp Subsidiaries pursuant to the requirements of applicable securities laws or the NYSE. The foregoing access will be subject to restrictions contained in confidentiality agreements to which Ralcorp is subject; provided that Ralcorp shall use its reasonable best efforts to obtain waivers of such restrictions.

         7.4. Shareholder Approval. As soon as practicable, Ralcorp will take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "Ralcorp Shareholders Meeting") for the purpose of approving this Agreement and the Ralcorp Merger and the transactions contemplated hereby and thereby, for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby and for such other purposes as Ralcorp shall determine (the "Ralcorp Proposals"). Except as otherwise contemplated by this Agreement and subject to the exercise of their fiduciary duties, the Board of Directors of Ralcorp (i) will recommend to the shareholders of Ralcorp that they approve the Ralcorp Proposals, and (ii) will use its reasonable best efforts to obtain any necessary approval by Ralcorp's shareholders of the Ralcorp Proposals, including, without limitation, voting the Ralcorp Common Stock held by such Directors for such approval.

         7.5. Reasonable Best Efforts. Subject to the terms and conditions herein provided, Ralcorp agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Ralcorp Merger and the other transactions contemplated by this Agreement including, but not limited to (i) obtaining any third party Consent required in connection with the execution and delivery by Ralcorp of this Agreement or the consummation by Ralcorp of the transactions contemplated hereby, (ii) the defending of any Litigation against Ralcorp or any Ralcorp Subsidiary challenging this Agreement or the consummation of the transactions contemplated hereby, (iii) obtaining all Consents from Governmental Authorities required for the consummation of the Ralcorp Merger and the transactions contemplated hereby, and (iv) timely making all necessary filings under the HSR Act. Upon the terms and subject to the conditions hereof, Ralcorp agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein. Ralcorp will consult with counsel for Agribrands as to, and will permit such counsel to participate in, at Agribrands' expense, any Litigation referred to in clause (ii) above brought against or involving Ralcorp or any Ralcorp Subsidiary.

         7.6. Public Announcements. So long as this Agreement is in effect, Ralcorp shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Mergers, the Agribrands Proposals, the Ralcorp Proposals or the transactions contemplated by this Agreement without the consent of Agribrands which shall not be unreasonably withheld or delayed, except when such release or announcement is required by applicable Law or any applicable listing agreement with, or rules or regulations of, the NYSE or any securities exchange, in which case Ralcorp, to the extent practicable, prior to making such announcement, shall consult with Agribrands regarding the same.

         7.7. Compliance. In consummating the Ralcorp Merger and the transactions contemplated hereby, Ralcorp shall comply and/or cause the Ralcorp Subsidiaries to comply or to be in compliance, in all material respects, with all applicable Laws.

         7.8. Tax Treatment. Ralcorp shall use its reasonable best efforts to cause the Ralcorp Merger and the Agribrands Merger to qualify as either, and will not take any action which to its knowledge could reasonably be expected to prevent the Ralcorp Merger and the Agribrands Merger from qualifying as either, a reorganization under Section 368(a) of the Code or as an exchange under
Section 351(a) of the Code. Prior to the Effective Time, Ralcorp shall provide tax counsel to Agribrands and Ralcorp rendering an opinion under Section 9.1.8 below with such certificates concerning such factual matters as such counsel identifies are relevant to its opinion and will use its reasonable best efforts to obtain such a certificate from any shareholder of Ralcorp identified by such counsel.

         7.9.     Ralcorp Benefit Plans.

         Between the date of this Agreement and through the Effective Time, no discretionary award or grant under any Benefit Plan of Ralcorp or a Ralcorp Subsidiary shall be made without the consent of Agribrands which shall not be unreasonably withheld or delayed, except options for shares of Ralcorp Common Stock (with exercise prices at or above the fair market value of the underlying shares of Ralcorp Common Stock on the date of grant) granted to employees of Ralcorp hired on or after the date of this Agreement in the ordinary course of business consistent with past practice as heretofore disclosed to Agribrands; nor shall Ralcorp or a Ralcorp Subsidiary take any action or permit any action to be taken to accelerate the vesting of any warrants or options previously granted pursuant to any such Benefit Plan except as specifically required pursuant to the terms thereof as in effect on the date of this Agreement. Neither Ralcorp nor any Ralcorp Subsidiary shall make any amendment to any Benefit Plan or any awards thereunder without the consent of Agribrands.

         7.10.    No Solicitation of Acquisition Proposal.

         (a) Ralcorp shall not, directly or indirectly, take any action to (1) encourage (including by way of furnishing nonpublic information), solicit, initiate or facilitate any Ralcorp Acquisition Proposal (as defined in Section 7.10(c)), (2) enter into any agreement with respect to any Ralcorp Acquisition Proposal or (3) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Ralcorp Acquisition Proposal; provided, however, that if the Board of Directors of Ralcorp determines in good faith, after consultation with outside counsel, that it is necessary to do so to discharge properly its fiduciary duties to shareholders, Ralcorp may, in response to a Ralcorp Acquisition Proposal that such Board determines in good faith is reasonably likely to result in a Ralcorp Superior Proposal (as defined in Section 7.10(c)), and subject to such party's compliance with Section 7.10(b), (A) furnish information with respect to Ralcorp to the person making such Ralcorp Acquisition Proposal pursuant to a customary confidentiality agreement the terms of which are no more favorable to the other party to such confidentiality agreement than those in place with Agribrands and
(B)  participate  in  discussions  with  respect  to  such  Ralcorp  Acquisition
Proposal. It is expressly understood and agreed that with respect to the foregoing proviso, Ralcorp's legal and financial advisors shall be able to make inquiries, and engage in discussions, with any party that has made a Ralcorp Acquisition Proposal (and such party's legal and financial advisors) in order to elicit information to allow the Board of Directors of Ralcorp to determine in good faith if such Ralcorp Acquisition Proposal is reasonably likely to result in a Ralcorp Superior Proposal.

         (b) Ralcorp will as promptly as practicable communicate to Agribrands any inquiry received by it relating to any potential Ralcorp Acquisition Proposal and the material terms of any proposal or inquiry, including the identity of the person and its affiliates making the same, that it may receive in respect of any such transaction, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with it.

         (c) "Ralcorp Acquisition Proposal" means any offer or proposal concerning any (1) merger, consolidation, business combination, or similar transaction involving Ralcorp, (2) sale, lease or other disposition of assets of Ralcorp representing 20% or more of the consolidated assets of Ralcorp and the Ralcorp Subsidiaries, (3) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of Ralcorp or (4) transaction in which any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange
Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting capital stock of Ralcorp. "Ralcorp Superior Proposal" means a bona fide Ralcorp Acquisition Proposal made by a third party which was not solicited by Ralcorp, its subsidiaries, representatives or other affiliates and which, in the good faith judgment of Ralcorp's Board of Directors, taking into account, to the extent deemed appropriate by Ralcorp's Board of Directors, the various legal, financial and regulatory aspects of the proposal and the person making such proposal (A) if accepted, is reasonably likely to be consummated, and (B) if consummated, is reasonably likely to result in a transaction that is more favorable to Ralcorp's shareholders (in their capacity as shareholders), from a financial point of view, than the transactions contemplated by this Agreement.

         (d) If the Ralcorp Board of Directors is prepared to accept a Ralcorp Superior Proposal, then Ralcorp shall give Agribrands 48 hours notice that Ralcorp is prepared to accept the Ralcorp Superior Proposal, provided that Ralcorp may not definitively accept a Ralcorp Superior Proposal unless Ralcorp concurrently therewith terminates this Agreement pursuant to Section 10.1(f) and, concurrently with such termination, makes the payment required by Section 10.2(d).

         7.11.    SEC and Shareholder Filings.

         Ralcorp shall send to Agribrands a copy of all public reports and materials as and when it sends the same to its shareholders, the SEC or any state or foreign securities commission.

         7.12.    Affiliate Agreements.

         Ralcorp shall use reasonable best efforts to ensure that each person who is or may be an "affiliate" of Ralcorp within the meaning of Rule 145 promulgated under the Securities Act shall enter into an agreement in customary form.

         7.13.    Takeover Statutes.

         If any Takeover Statute is or may become applicable to the Ralcorp Merger or the transactions contemplated hereby, Ralcorp and the members of its Board of Directors will grant such approvals and will take such other actions as are necessary so that the Ralcorp Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and will otherwise act to eliminate or minimize the effects of any Takeover Statute on the Ralcorp Merger and any of the transactions contemplated hereby.

         7.14. Comfort Letters. Upon the request of Agribrands, Ralcorp shall use its reasonable best efforts to provide to Agribrands on or prior to the Closing Date "comfort letters" from the independent certified public accountants for Ralcorp and the Ralcorp Subsidiaries, dated the date on which the Registration Statement, or last amendment thereto, shall become effective, and dated the Closing Date, addressed to the Board of Directors of each of Agribrands and Ralcorp, covering such matters as Agribrands shall reasonably request with respect to facts concerning the financial condition of Ralcorp and the Ralcorp Subsidiaries as are customary for certified public accountants to deliver in connection with a transaction similar to the Ralcorp Merger.


                                 ARTICLE VIII

 ADDITIONAL COVENANTS OF AGRIBRANDS AND RALCORP WITH RESPECT TO HOLDING COMPANY

         Agribrands and Ralcorp covenant and agree that they will take the necessary actions prior to the Effective Time to cause Holding Company to do the following:

         8.1.      Director and Officer Liability.

                  (a) Holding Company shall indemnify and hold harmless and advance expenses to the present and former officers and directors of Agribrands and Ralcorp, and each person who prior to the Effective Time becomes an officer or director of Agribrands or Ralcorp (each an "Indemnified Person"), in respect of acts or omissions by them in their capacities as such occurring at or prior to the Effective Time (including, without limitation, for acts or omissions occurring in connection with this Agreement and the consummation of the Mergers) to the fullest extent permissible under applicable law (collectively, the "Indemnified Losses"). Without limiting the generality of the foregoing, the Indemnified Losses shall include reasonable costs of prosecuting a claim under this Section 8.1(a). Holding Company shall periodically advance or reimburse each Indemnified Person for all reasonable fees and expenses of counsel constituting Indemnified Losses as such fees and expenses are incurred; provided that such Indemnified Person shall agree to promptly repay to Holding Company the amount of any such reimbursement if it shall be judicially determined by judgment or order not subject to further appeal or discretionary review that such Indemnified Person is not entitled to be indemnified by Holding Company in connection with such matter.

                  (b) For six years after the Effective Time, Holding Company shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time (including, without limitation, for acts or omissions occurring in connection with this Agreement and the consummation of the Mergers) covering each such Indemnified Person currently covered by Agribrands' officers' and directors' liability insurance policy (with respect to officers and directors of Agribrands) or by Ralcorp's officers' and directors' liability insurance policy (with respect to officers and directors of Ralcorp) on terms with respect to coverage and amount (including with respect to the payment of attorney's fees) no less favorable than those of such policy in effect on the date hereof (which policies have been made available by Agribrands and Ralcorp to each other and to Holding Company); provided that if the aggregate annual premiums for such insurance during such period shall exceed 200% of the per annum rate of premium paid by Agribrands (with respect to the liability insurance policies of the officers and directors of Agribrands) or Ralcorp (with respect to the liability insurance policies of the officers and directors of Ralcorp) as of the date hereof for such insurance, then Holding Company shall provide a policy with the best coverage as shall then be available at 200% of such rate.

                  (c) The rights of each Indemnified Person and his or her heirs and legal representatives under this Section 8.1 shall be in addition to any rights such Person may have under the articles of incorporation or bylaws of Agribrands (with respect to the Agribrands officers and directors) or Ralcorp (with respect to the Ralcorp officers and directors), any agreement providing for indemnification, or under the laws of the State of Missouri or any other applicable Laws. These rights shall survive consummation of the Mergers and are intended to benefit, and shall be enforceable by, each Indemnified Person.

         8.2.     Listing of Stock.

                  Holding Company shall use its reasonable best efforts to cause
(i) the shares of Holding Company Common Stock to be registered under the Securities Act and issued in connection with the Mergers (and the shares of Holding Company Common Stock underlying the securities to be issued pursuant to
Section 3.5) to be approved for listing on the NYSE, subject to official notice of issuance, and (ii) the securities of Agribrands and Ralcorp to be de-listed from NYSE in connection with the Closing.

         8.3. Registration Statement; Prospectus/Proxy Statement. Agribrands, Ralcorp and Holding Company shall cooperate and promptly prepare and Holding Company shall file with the SEC as soon as practicable a Registration Statement on Form S-4 or other applicable form (the "Form S-4") under the Securities Act, with respect to Holding Company Common Stock issuable in the Mergers, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the Agribrands Shareholder Meeting and Ralcorp Shareholder Meeting (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Holding Company shall use all reasonable efforts, and Agribrands and Ralcorp will cooperate with Holding Company, to have the Form S-4 declared effective by the SEC as promptly as practicable and to keep the Form S-4 effective as long as is necessary to consummate the Mergers. Holding Company shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the Form S-4 to Agribrands and Ralcorp and advise Agribrands and Ralcorp of any verbal comments with respect to the Form S-4 received from the SEC. Holding Company shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. Holding Company agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the Agribrands Shareholder Meeting and Ralcorp Shareholder Meeting, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Holding Company in reliance upon and in conformity with written information concerning Agribrands and/or Ralcorp furnished to Holding Company by Agribrands and/or Ralcorp specifically for use in the Proxy Statement/Prospectus. Agribrands and Ralcorp agree that the written information provided by them for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Agribrands Shareholder Meeting and Ralcorp Shareholder Meeting, or, in the case of written information concerning either Agribrands or Ralcorp for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Proxy Statement/Prospectus will be made by Holding Company without the approval of Agribrands and Ralcorp. Holding Company will advise Agribrands and Ralcorp, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Holding Company Common Stock issuable in


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

connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. Whenever any event or condition affecting Agribrands or Ralcorp occurs that is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus, such party will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and in mailing to shareholders of Agribrands and Ralcorp, such amendment or supplement.

         8.4. Tax Treatment. Holding Company shall use its reasonable best efforts to cause the Ralcorp Merger and the Agribrands Merger to qualify as either, and will not take any action which to its knowledge could reasonably be expected to prevent the Ralcorp Merger and the Agribrands Merger from qualifying as either, a reorganization under Section 368(a) of the Code or as an exchange under Section 351(a) of the Code. Prior to the Effective Time, Holding Company shall provide tax counsel to Agribrands and Ralcorp rendering an opinion under
Section 9.1.8 below with such certificates concerning such factual matters as such counsel identifies are relevant to its opinion.

         8.5. Shareholder Rights Agreement. Holding Company shall use its reasonable best efforts to have adopted prior to the Effective Time a shareholder rights agreement so that the holders of Agribrands Common Stock and Ralcorp Common Stock who receive shares of Holding Company Common Stock pursuant to the terms hereof will also receive associated rights that are similar to the rights as provided by the Agribrands Rights Agreement and the Ralcorp Rights Agreement.


                                   ARTICLE IX.

                                   CONDITIONS

         9.1. Conditions to Each Party's Obligations. The respective obligations of each party to effect the Mergers shall be subject to the fulfillment or waiver on or prior to the Closing Date of the following conditions:

                  9.1.1. Shareholder Approvals. The Agribrands Proposals shall have been approved at or prior to the Effective Time by the requisite vote of the shareholders of Agribrands in accordance with the Missouri Code and the Agribrands' Articles of Incorporation and the Ralcorp Proposals shall have been approved by the requisite vote of the shareholders of Ralcorp in accordance with the Missouri Code and Ralcorp's Articles of Incorporation.

                  9.1.2. No Injunction or Action. No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority, which prohibits or prevents the consummation of the Mergers and which has not been vacated, dismissed or withdrawn by the Effective Time. Agribrands and Ralcorp shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn on or prior to the Effective Time.

                  9.1.3. Governmental Approvals. All Consents of any Governmental Authority required for the consummation of the Mergers and the transactions contemplated by this Agreement shall have been obtained by Final Order (as hereafter defined), except as may be waived by Agribrands and Ralcorp or those Consents the failure of which to obtain will not have a Holding Company Material Adverse Effect (as defined below). The term "Final Order" with respect to any Consent of a Governmental Authority shall mean an action by the appropriate
         Governmental Authority as to which: (i) no request for stay by such Governmental Authority of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed; (ii) no petition for rehearing or reconsideration of the action is pending before such Governmental Authority, and no appeal or comparable administrative remedy with such or any other Governmental Authority is pending before such Governmental Authority, and the time for filing any such petition, appeal or administrative remedy has passed; (iii) such Governmental Authority does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the Governmental Authority action is pending or in effect, and if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

                  9.1.4. HSR Act. The waiting period applicable to the Mergers under the HSR Act shall have expired or earlier termination thereof shall have been granted, and no action, suit, proceeding or investigation shall have been instituted by either the United States Department of Justice or the Federal Trade Commission to prevent the consummation of the transactions contemplated by this Agreement or to modify or amend such transactions in any material manner, or if any such action shall have been instituted, it shall have been withdrawn or a Final Order having the effect of permitting the consummation of the transactions contemplated by this Agreement shall have been entered against such Department or Commission, as the case may be.

                  9.1.5. Required Consents. Any required Consents of any person to the Mergers or the transactions contemplated hereby as described in Sections 4.5, 4.6, 5.5 and 5.6 shall have been obtained and be in full force and effect, except for those the failure of which to obtain will not have a material adverse effect on the business, assets (including, but not limited to, intangible assets), prospects, condition (financial or otherwise), properties (including, but not limited to, intangible properties), liabilities or the result of operations of the Holding Company and its subsidiaries taken as a whole ("Holding Company Material Adverse Effect").

                  9.1.6. Registration Statement. The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and

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

         no action, suit, proceeding or investigation for that purpose shall have been initiated or threatened by any Governmental Authority.

                  9.1.7. Spin-Off Covenant. Agribrands shall have satisfied its post spin-off covenant to Ralston Purina by delivering to Ralston Purina (i) an opinion of tax counsel in form and substance satisfactory to Ralston Purina (which opinion shall recite that it may be relied upon by Ralcorp) or (ii) a supplemental ruling from the IRS that the transactions contemplated by this Agreement would not cause Agribrands' spin-off from Ralston Purina to be a taxable transaction.

                  9.1.8. Tax Opinion. Ralcorp shall have received an opinion from its tax counsel, in form and substance reasonably satisfactory to Ralcorp and on the basis of facts, representations and assumptions set forth in such opinion, substantially to the effect that the Ralcorp Merger will qualify either as a reorganization within the meaning of
         Section 368(a) of the Code or, taken together with the Agribrands Merger, as an exchange under Section 351(a) of the Code, and Agribrands shall have received an opinion from its tax counsel, in form and substance reasonably satisfactory to Ralcorp and on the basis of facts, representations and assumptions set forth in such opinion, substantially to the effect that the Agribrands Merger will qualify either as a reorganization within the meaning of Section 368(a) of the Code or, taken together with the Ralcorp Merger, as an exchange under
         Section 351(a) of the Code.

                  9.1.9. Dissenting Shares. At the Effective Time, the Agribrands Dissenting Shares shall not exceed 5% of the outstanding shares of Agribrands Common Stock and the Ralcorp Dissenting Shares shall not exceed 5% of the outstanding shares of Ralcorp Common Stock.

                  9.1.10. Holding Company Acts. Holding Company shall have done each of the things required for it to do pursuant to Article VIII of this Agreement.

         9.2. Conditions to Obligations of Agribrands. The obligation of Agribrands to effect the Agribrands Merger shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions, any one or more of which may be waived by Agribrands:

                  9.2.1. Ralcorp Representations and Warranties. As of the Closing Date, none of the representations or warranties of Ralcorp contained in this Agreement, disregarding any qualifications herein regarding materiality or Ralcorp Material Adverse Effect, shall be untrue or incorrect as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date, to the extent that such untrue or incorrect representations or warranties, when taken together as a whole, have had or would reasonably be expected to have a Ralcorp Material Adverse Effect.

                  9.2.2. Performance by Ralcorp. Ralcorp shall have performed and complied with all of the covenants and agreements in all material respects and satisfied in all material respects all of the conditions required by this Agreement to be performed or complied with or satisfied by Ralcorp on or prior to the Closing Date.

                  9.2.3. No Material Adverse Change. There shall not have occurred after the date hereof any Event (except for those Events caused by (y) conditions affecting the store brand and value brand grocery product industry in the regions in which Ralcorp operates or
         (z) the pendency or announcement of this Agreement, or the transactions contemplated hereby) that has had or reasonably would be expected to have a Ralcorp Material Adverse Effect.

                  9.2.4. Certificates and Other Deliveries. Ralcorp shall have delivered to Agribrands (i) a certificate executed on its behalf by its Chief Executive Officer to the effect that the conditions set forth in Subsections 9.2.1, 9.2.2 and 9.2.3, above, have been satisfied; (ii) a certificate of good standing from the Secretary of State of the State of Missouri stating that Ralcorp is a validly existing corporation in good standing; (iii) duly adopted resolutions of the Board of Directors of Ralcorp approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby and of the shareholders of Ralcorp approving the Ralcorp Proposals, each certified by the Secretary or an Assistant Secretary of Ralcorp; (iv) a true and complete copy of the Articles of Incorporation of Ralcorp certified by the Secretary of State of the State of Missouri, and a true and complete copy of the Bylaws of Ralcorp certified by the Secretary or an Assistant Secretary of Ralcorp; (v) the certificate referred to in
         Section 8.5 hereof; and (vi) such other documents and instruments as Agribrands reasonably may request.

                  9.2.5.  Opinion of Ralcorp  Counsel.   Agribrands  shall  have
         received a customary opinion of counsel to Ralcorp, in form and substance reasonably satisfactory to Agribrands.

         9.3. Conditions to Obligations of Ralcorp. The obligations of Ralcorp to effect the Ralcorp Merger shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions, any one or more of which may be waived by Ralcorp:

                  9.3.1. Agribrands Representations and Warranties. As of the Closing Date, none of the representations or warranties of Agribrands contained in this Agreement, disregarding any qualifications herein regarding materiality or Agribrands Material Adverse Effect shall be untrue or incorrect as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date, to the extent that such untrue or incorrect representations or warranties, when taken together as a whole, have had or would reasonably be expected to have an Agribrands Material Adverse Effect.

                  9.3.2. Performance by Agribrands. Agribrands shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by Agribrands on or prior to the Closing Date.

                  9.3.3. No Material Adverse Change. There shall have not occurred after the date hereof any Event (except for those Events caused by (x) conditions affecting national, regional or world economies such as currency fluctuations (but excluding extraordinary disruptions in regional or world economies or markets or US/foreign currency exchange ratios involving multiple countries), (y) conditions affecting the animal feed industry in the regions in which Agribrands operates, or (z) the pendency or announcement of this Agreement, or the transactions contemplated hereby) that has had or reasonably would be expected to have an Agribrands Material Adverse Effect.

                  9.3.4. Certificates and Other Deliveries. Agribrands shall have delivered, or caused to be delivered, to Ralcorp (i) a certificate executed on its behalf by its Chief Executive Officer to the effect that the conditions set forth in Subsections 9.3.1, 9.3.2 and 9.3.3, above, have been satisfied; (ii) a certificate of good standing from the Secretary of State of the State of Missouri stating that Agribrands is a validly existing corporation in good standing; (iii) duly adopted resolutions of the Board of Directors of Agribrands approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby and of the shareholders of Agribrands approving the Agribrands Proposals, certified by the Secretary or an Assistant Secretary of Agribrands; (iv) a true and complete copy of the Articles of Incorporation of Agribrands certified by the Secretary of State of the State of Missouri, and a true and complete copy of the Bylaws of Agribrands certified by the Secretary or an Assistant Secretary of Agribrands; (v) the certificate referred to in Section 8.5 hereof; and (vi) such other documents and instruments as Ralcorp reasonably may request.

                  9.3.5.  Opinion  of  Agribrands  Counsel.   Ralcorp shall have
         received the opinion of counsel to Agribrands, in form and substance reasonably satisfactory to Ralcorp.


                                 ARTICLE X

                           TERMINATION AND ABANDONMENT

         10.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Mergers by the shareholders of Agribrands and the shareholders of
Ralcorp:

                  (a)  by mutual consent of Agribrands and Ralcorp;

                  (b) (1) by Agribrands (provided that Agribrands is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a breach by Ralcorp of any of its representations, warranties, covenants or agreements contained in this

Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 9.2.1 or Section 9.2.2 will not be satisfied and, in either such case, such breach or condition has not been promptly cured within 30 days following receipt by Ralcorp of written notice of such breach;
(2) by Ralcorp (provided that Ralcorp is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there has been a breach by Agribrands of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty shall have become untrue, in any such case such that Section 9.3.1 or Section 9.3.2 will not be satisfied and such breach or condition has not been promptly cured within 30 days following receipt by Agribrands of written notice of such breach;

                  (c) by either Ralcorp or Agribrands if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction, any arbitrator or any Governmental Authority preventing or prohibiting consummation of the Mergers shall have become final and nonappealable (so long as the party seeking termination is not in breach of Section 6.5 or Section 7.5 hereof);

                  (d) by either Ralcorp or Agribrands if the Mergers shall not have been consummated before March 31, 2001 unless the failure of the Effective Time to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in all material respects the covenants and agreements of such party set forth herein;

                  (e) by either Ralcorp or Agribrands if the transactions contemplated by this Agreement shall fail to receive the requisite vote for approval and adoption (1) by the shareholders of Agribrands at the Agribrands Shareholders Meeting or any adjournment or postponement thereof or (2) by the shareholders of Ralcorp at the Ralcorp Shareholders Meeting or any adjournment or postponement thereof; provided that the right to terminate this Agreement under this Section 10.1(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of such approval to have been obtained;

                  (f) By either Agribrands or Ralcorp concurrently with its acceptance of a Superior Proposal; or

                  (g) By either Agribrands or Ralcorp, if the Board of Directors of the other shall have withdrawn, or modified or changed in a manner adverse to the terminating party its approval or recommendation of the Agribrands or Ralcorp Merger and/or the Agribrands or Ralcorp Proposals, each as the case may be.

         10.2.    Effect of Termination.

                  (a) In the event of the termination of this Agreement by either Agribrands or Ralcorp pursuant to Section 10.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Ralcorp or Agribrands, other than the provisions of this Section 10.2,
Section 11.1 and Section 11.7, and except to the extent that such termination results from the willful and material breach by a party of any of its
representations,   warranties,   covenants  or  agreements  set  forth  in  this
Agreement.

                  (b) Agribrands and Ralcorp agree that Ralcorp shall pay to Agribrands the sum of $5 million (the "Agribrands Termination Fee") solely as follows: (1) if all of the following occur (A) Agribrands or Ralcorp shall terminate this Agreement pursuant to Section 10.1(d) or (e)(2), in either case where Ralcorp's shareholders have failed to approve the transactions contemplated by this Agreement and, if the Agribrands Shareholders Meeting has been held, Agribrands' shareholders have approved such transactions, (B) at any time after the date of this Agreement and prior to Ralcorp Shareholders Meeting, if any, there shall have been publicly announced a Ralcorp Acquisition Proposal,
(C) Agribrands shall not at any time prior to the Agribrands Shareholders Meeting have withdrawn, or modified or changed in a manner adverse to Ralcorp, its approval or recommendation of the Agribrands Merger and (D) within nine months of the termination of this Agreement, Ralcorp enters into a definitive agreement with respect to such Ralcorp Acquisition Proposal, (2) if Ralcorp shall terminate this Agreement pursuant to Section 10.1(f), or (3) if Agribrands shall terminate this Agreement pursuant to Section 10.1(g), unless Ralcorp's Board of Directors' withdrawal, or modification or change to its approval or recommendation of the Ralcorp Merger and/or the Ralcorp Proposals was as a result of any Event (except for those Events caused by (x) conditions affecting national, regional or world economies such as currency fluctuations (but excluding extraordinary disruptions in regional or world economies or markets or US/foreign currency exchange ratios involving multiple countries), (y) conditions affecting the animal feed industry in the regions in which Agribrands operates, or (z) the pendency or announcement of this Agreement, or the transactions contemplated hereby) that has had or reasonably would be expected to have an Agribrands Material Adverse Effect.

                  (c) The Agribrands Termination Fee required to be paid pursuant to Section 10.2(b)(1) shall be paid to Agribrands not later than five Business Days after Ralcorp enters into a definitive agreement with respect to a Ralcorp Acquisition Proposal. The Agribrands Termination Fee to be paid to Agribrands pursuant to Section 10.2(b)(2) shall be paid to Agribrands concurrently with notice of termination of this Agreement by Ralcorp. The
Agribrands  Termination  Fee  to be  paid  to  Agribrands  pursuant  to  Section
10.2(b)(3) shall be paid to Agribrands no later than five Business Days after Ralcorp's receipt of notice of termination of this Agreement by Agribrands. All payments under Section 10.2 (b) shall be made by wire transfer of immediately available funds to an account designated by Agribrands.

                  (d) Agribrands and Ralcorp agree that Agribrands shall pay to Ralcorp the sum of $5 million (the "Ralcorp Termination Fee") solely as follows:
(1) if all of the following occur (A) Agribrands or Ralcorp shall terminate this Agreement pursuant to Section 10.1(d) or (e)(1), in either case where Agribrands' shareholders have failed to approve the transactions contemplated by this Agreement and, if the Ralcorp Shareholders Meeting has been held, Ralcorp's shareholders have approved such transactions, (B) at any time after the date of this Agreement and prior to Agribrands Shareholders Meeting, if any, there shall have been publicly announced an Agribrands Acquisition Proposal, (C) Ralcorp shall not at any time prior to the Ralcorp Shareholders Meeting have withdrawn, or modified or changed in a manner adverse to Agribrands, its approval or recommendation of the Ralcorp Merger and (D) within nine months of the termination of this Agreement, Agribrands enters into a definitive agreement with respect to such Agribrands Acquisition Proposal, (2) if Agribrands shall terminate this Agreement pursuant to Section 10.1(f), or (3) if Ralcorp shall terminate this Agreement pursuant to Section 10.1(g), unless Agribrands' Board of Directors' withdrawal, or modification or change to its approval or recommendation of the Agribrands Merger and/or the Agribrands Proposals was as a result of any Event (except for those Events caused by (y) conditions affecting the store brand and value brand grocery product industry in the regions in which Ralcorp operates, or (z) the pendency or announcement of this Agreement, or the transactions contemplated hereby) that has had or reasonably would be expected to have a Ralcorp Material Adverse Effect.

                  (e) The Ralcorp Termination Fee required to be paid pursuant to Section 10.2(d)(1) shall be paid to Ralcorp not later than five Business Days after Agribrands enters into a definitive agreement with respect to an Agribrands Acquisition Proposal. The Ralcorp Termination Fee to be paid pursuant to Section 10.2(d)(2) shall be paid to Ralcorp concurrently with notice of termination of this Agreement by Agribrands. The Ralcorp Termination Fee to be paid to Ralcorp pursuant to Section 10.2(d)(3) shall be paid to Ralcorp no later than five Business Days after Agribrands' receipt of notice of termination of this Agreement by Ralcorp. All payments under Section 10.2(d) shall be made by wire transfer of immediately available funds to an account designated by Ralcorp.


                                  ARTICLE XI.

                                  MISCELLANEOUS

         11.1. Confidentiality. Unless (i) otherwise expressly provided in this Agreement, (ii) required by applicable Law, (iii) necessary to secure any required Consents as to which the other party has been advised, or (iv) consented to in writing by Ralcorp and Agribrands, this Agreement and any information or documents furnished in connection herewith shall be kept strictly confidential by Agribrands and the Agribrands Subsidiaries, Ralcorp and the Ralcorp Subsidiaries, and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party to the extent practicable regarding the nature and extent of the disclosure. Subject to the preceding sentence, nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by applicable Law. To the extent required by such disclosure obligations, Ralcorp or Agribrands, after consultation with the other party to the extent practicable, may file with the SEC any written communications relating to the Mergers and the transactions contemplated hereby pursuant to Rule 425 promulgated under the Securities Act. Ralcorp and Agribrands shall cooperate with the other and provide such information and documents as may be required in connection with any such filings. In the event the Mergers are not consummated, Ralcorp and Agribrands shall return to the other all documents furnished by the other and all copies thereof made by such party and will hold in absolute confidence all information obtained from the other party except to the extent (i) such party is required to disclose such information by Law or such disclosure is necessary in connection with the pursuit or defense of a claim, (ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, (iii) such party received such information on a non-confidential basis from a source, other than the other party, which is not known by such party to be bound by a confidentiality obligation with respect thereto or (iv) such information becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same to the extent practicable in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

         11.2. Amendment and Modification. To the extent permitted by applicable Law, this Agreement may be amended, modified or supplemented only by a written agreement among Agribrands, Ralcorp and Holding Company, whether before or after approval of this Agreement and the Merger Agreement by the shareholders of Agribrands and Ralcorp, except that following approval by the shareholders of either Agribrands or Ralcorp, there shall be no amendment or change to the provisions hereof with respect to the Merger Consideration without further approval by such approving shareholders, and no other amendment shall be made which by law requires further approval by such shareholders without such further approval.

         11.3. Waiver of Compliance; Consents. Any failure of Agribrands on the one hand, or Ralcorp on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Ralcorp on the one hand, or Agribrands on the other hand, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any failure of the Holding Company to comply with any obligation, covenant, agreement or condition herein may be waived only by a written instrument signed by both Ralcorp and Agribrands, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.3.

         11.4. Survival of Representations and Warranties. The respective representations and warranties of Agribrands and Ralcorp contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement, notwithstanding any investigation made or information obtained by the other party, but shall terminate at the Effective Time.

         11.5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i) if to Agribrands, to:

                           Agribrands International, Inc.
                           9811 South Forty Dr.
                           St. Louis, Missouri 63124
                           Attention:     Chairman of the Board, Chief Executive
                                          Officer and President
                           Telecopy:      (314) 812-0409

                      with a copy to:

                           Latham & Watkins
                           633 West 5th Street, Suite 4000
                           Los Angeles, CA 90071
                           Attention:     Gary Olson, Esq.
                           Telecopy:      (213) 891-8763

                      and with a copy to:

                           Bryan Cave LLP
                           211 North Broadway, Suite 3600
                           St. Louis, Missouri 63102-2750
                           Attention:     Don G. Lents, Esq.
                           Telecopy:      (314) 259-2020

         and

                 (ii) if to Ralcorp, to:

                           Ralcorp Holdings, Inc.
                           800 Market Street
                           St. Louis, Missouri 63101
                           Attention:     Chief Executive Officer
                                          and President
                           Telecopy:      (314) 877-7663
                      with a copy to:

                           Gibson, Dunn & Crutcher
                           333 South Grand Avenue
                           Los Angeles, CA  90071
                           Attention:     Andrew E. Bogen, Esq.
                           Telecopy:      (213) 229-7520

                      and with a copy to:

                           Bryan Cave LLP
                           211 North Broadway, Suite 3600
                           St. Louis, Missouri 63102-2750
                           Attention:     Don G. Lents, Esq.
                           Telecopy:      (314) 259-2020

         11.6. Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other parties hereto.

         11.7. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, provided, however, that each of Ralcorp and Agribrands shall pay one-half of the expenses related to printing, filing and mailing the Form S-4 and the Proxy Statement/Prospectus, the fees and expenses of Bryan Cave LLP and all SEC and other regulatory filing fees incurred in connection with the Mergers or the issuance of the Holding Company Common Stock. Without limiting the generality of the foregoing, Agribrands agrees to pay all fees and expenses incurred in connection with obtaining the IRS supplemental ruling or opinion of tax counsel referred to in Section 6.15 above.

         11.8. Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of Missouri, and the parties hereto consent to the jurisdiction of the courts of or in the State of Missouri in connection with any dispute or controversy relating to or arising out of this Agreement and the transactions contemplated hereby.

         11.9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.10. Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. No rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity; (ii) the term "Affiliate," with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person; and (iii) the term "subsidiary" of any specified person shall mean any corporation 50 percent or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity 50 percent or more of the total equity interest of which, is directly or indirectly owned by such specified person.

         11.11. Entire Agreement. This Agreement and the other agreements, documents or instruments referred to herein or executed in connection herewith including, but not limited to, the Agribrands Disclosure Schedule and Ralcorp
Disclosure Schedule, which schedules are incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

         11.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions in this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches hereof or thereof and to enforce specifically the terms and provisions hereof or thereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

         11.13. Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto, or, a successor or permitted assign of such a party; provided, however, that the parties hereto specifically acknowledge that the provisions of Section 8.1 above, are intended to be for the benefit of, and shall enforceable by, the officers and directors of Agribrands and/or the Agribrands Subsidiaries and of Ralcorp and/or the Ralcorp Subsidiaries affected thereby and their heirs and representatives.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, Agribrands and Ralcorp have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first above written.

                                      AGRIBRANDS INTERNATIONAL, INC.

                                      By:  /s/ W.P. Stiritz
                                         ---------------------------------------

                                      Name: W.P. Stiritz
                                           -------------------------------------

                                    Title: Chief Executive Officer and President
                                          --------------------------------------


                                    RALCORP HOLDINGS, INC.


                                    By: /s/ J. R. Micheletto
                                       -----------------------------------------

                                    Name:  J. R. Micheletto
                                         ---------------------------------------

                                    Title: Chief Executive Officer and President
                                          --------------------------------------

                                  Schedule 1.2

                          DIRECTORS OF HOLDING COMPANY

         William P. Stiritz - Chairman
         David R. Banks
         William D. George
         Jack W. Goodall
         M. Darrell Ingram
         David W. Kemper
         H. Davis McCarty
         Joe R. Micheletto
         Jay W. Brown
         Martin K. Sneider

                                    EXHIBIT A

                                     FORM OF

                          AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated _________, 2000, between [Agribrands International, Inc./Ralcorp Holdings, Inc.], a Missouri corporation (the "Company"), and Merger Sub ____, a Missouri corporation ("Merger Sub ___").

          WHEREAS, the Company has entered into an Agreement and Plan of Reorganization dated as of August __, 2000 by and between _____, Inc., a Missouri corporation ("_____") and the Company (the "Reorganization Agreement") pursuant to which the Company and _____ agreed to form a holding company (the "Holding Company") and the Company and _____ each agreed to merge with separate wholly owned subsidiaries of Holding Company; and

          WHEREAS, Holding Company formed Merger Sub __ for such purpose; and

          WHEREAS, the Board of Directors of Merger Sub ___ and the Board of Directors of the Company deem it advisable and in the best interests of the Company and Merger Sub ____ respectively that Merger Sub ___ merge with and into the Company, in accordance with Section 351.410 of The General and Business Corporation Law of Missouri (the "Missouri Code"), upon the terms and subject to the conditions of the Reorganization Agreement and this Agreement, and have approved and adopted the Reorganization Agreement and this Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    ARTICLE I
                                   THE MERGER

          SECTION 1.01. The Merger. Upon the terms and conditions hereof, and in accordance with the provisions of the Missouri Code, Merger Sub ____ shall be merged with and into the Company (the "Merger") and the Company shall be the surviving entity in the Merger (in this capacity, the "Surviving Entity"). The Company shall continue its corporate existence under the laws of the State of Missouri and shall become a direct, wholly owned subsidiary of Holding Company.

          SECTION 1.02. Effective Time. As soon as practicable after approval of the transactions contemplated by the Reorganization Agreement, Articles of

Merger with respect to the Merger shall be filed with the Secretary of State of Missouri in accordance with the provisions of Section 351.430 of the Missouri Code. The Merger shall be effective at such time as the Articles of Merger are duly filed with the Secretary of State of the State of Missouri in accordance with Sections 351.435 and 351.440 of the Missouri Code or at such later time as is specified in the Articles of Merger (the "Effective Time").

          SECTION 1.03. Certain Effects of the Merger. After the Effective Time of the Merger (i) the separate existence of Merger Sub ____ shall cease and Merger Sub ____ shall be merged with and into the Company and (ii) the Merger shall have all the effects set forth in Section 351.450 of the Missouri Code.

          SECTION 1.04. Articles of Incorporation and By-Laws. The Articles of Incorporation and By-Laws of Merger Sub ___ as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and By-Laws of the Surviving Entity until further amended or supplemented in accordance with their respective terms and the provisions of the Missouri Code.

          SECTION 1.05. Directors and Officers of the Surviving Entity. The directors and officers of Merger Sub ____ immediately prior to the Effective Time shall be the directors and officers of the Surviving Entity, until their respective successors are duly elected and appointed or until their earlier death, resignation or removal.

                                   ARTICLE II
                       EFFECT OF MERGER ON CAPITAL STOCK
                          OF THE CONSTITUENT ENTITIES

          SECTION 2.01.  Conversion  of Merger Sub__ Stock.  Pursuant to Section
3.1 of the Reorganization Agreement, at the Effective Time by virtue of the Merger and without any action on the part of any of the parties, each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub ___ shall be converted into and shall become one share of common stock of the Company.

          SECTION 2.02. Conversion of the Company's Common Stock. Subject to the provisions of this Agreement and the Reorganization Agreement, at the Effective Time each issued and outstanding share of common stock, par value $0.01 per share, of the Company together with the associated rights issued pursuant to the Company's Rights Agreement (the "Common Stock"), shall be converted into, at the election of the holder thereof as provided in the Reorganization Agreement, one of the following:

               (a) for each such share of Common Stock with respect to which an election to receive cash has been effectively made and not revoked or lost, pursuant to Section 3.3 of the Reorganization Agreement (the "Cash Election"), the right to receive in cash from Holding Company, without interest, an amount equal to $____ (the "Cash Consideration");

               (b) for each such share of Common Stock (other than shares as to which a Cash Election has been made), the right to receive ____ share[s] of Holding Company Common Stock (the "Stock Election").

         If the percentage of shares of the Company's Common Stock outstanding immediately prior to the Effective Time for which Stock Elections were made (the "Stock Election Percentage") is equal to or greater than 80%, then all shares of the Company's Common Stock covered by Stock Elections shall be converted into the right to receive shares of Holding Company Common Stock, and all shares of the Company's Common Stock covered by Cash Elections shall be converted into the right to receive the Cash Consideration.

         If the Stock Election Percentage is less than 80%, then all shares of the Company's Common Stock covered by Stock Elections shall be converted into the right to receive shares of Holding Company Common Stock, and the shares for which each holder made a Cash Election (the "Cash Election Shares") shall be treated as follows:

               (x) Such holder shall be deemed to have made the Stock Election in respect of a fraction (not greater than one) of such holder's Cash Election Shares, (i) the numerator of which is the difference of 80% minus the Stock Election Percentage, and (ii) the denominator of which is the percentage of shares of the Company's Common Stock outstanding immediately prior to the Effective Time for which Cash Elections were made; and

               (y) The balance of such holder's Cash Election Shares shall be converted into the right to receive the Cash Consideration.

          SECTION 2.03. Other Effects. The Merger shall have such other effects as provided in the Reorganization Agreement, including, but not limited to, the conversion of options to purchase the Company's Common Stock as provided in
Section 3.5 of the Reorganization Agreement.

                                   ARTICLE III
                               CLOSING CONDITIONS

          SECTION 3.01. Conditions to Closing. The obligations of the Company and Merger Sub ____ are subject to the satisfaction or waiver on or before the Closing Date (as defined in the Reorganization Agreement) of all agreements and conditions contained in the Reorganization Agreement.

                                   ARTICLE IV
                                  MISCELLANEOUS

          SECTION 4.01. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of both parties.

          SECTION 4.02. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Missouri, without regard to its conflict of laws principles.

          SECTION 4.03. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          SECTION  4.04.  Counterparts.   This  Agreement  may  be  executed  in
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          SECTION 4.05. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          SECTION 4.06. Capitalized Terms. All terms capitalized but not otherwise defined herein shall have the same meanings herein as in the Reorganization Agreement.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                        [Agribrands International, Inc./Ralcorp Holdings, Inc..]

                        By:
                           ------------------------------


                        Merger Sub _______

                        By:
                           ------------------------------

                                                                         Annex B




                                 BANK OF AMERICA

Bank of America Securities LLC                                9 West 57th Street
                                                              New York, NY 10019
                                                              Tel  212.583.8000






                                 August 7, 2000


Board of Directors
Ralcorp Holdings, Inc.
800 Market Street
St. Louis, MO 63101-0618

Members of the Board of Directors:

         You have requested our opinion as to the fairness from a financial point of view to the stockholders of Ralcorp Holdings, Inc. (the "Purchaser") of the consideration to be received by such stockholders provided for in connection with the proposed mergers (the "Mergers") of (i) the Purchaser with a wholly owned subsidiary of a newly formed holding company (the "Holding Company"), whose outstanding capital stock is owned 50% by the Purchaser and 50% by Agribrands International, Inc. (the "Company"), and (ii) the Company with a separate wholly-owned subsidiary of the Holding Company. Pursuant to the terms of the Agreement and Plan of Reorganization, dated as of August 7, 2000 (the "Agreement"), among the Company, the Purchaser and the Holding Company, the Purchaser and the Company will each become a wholly owned subsidiary of the Holding Company, and stockholders of the Purchaser will receive for each share of Common Stock, par value $0.01 per share, of the Purchaser (the "Purchaser Common Stock") held by them, other than shares held in treasury or as to which dissenters' or appraisal rights have been perfected, consideration equal to, at the election of the stockholder, $15.00 or 1.000 share of Common Stock, par value $0.01 per share, of the Holding Company (the "Holding Company Common Stock") and stockholders of the Company will receive for each share of Common Stock, par value $0.01 per share, of the Company (the "Company Common Stock") held by them, other than shares held in treasury or as to which dissenters' or appraisal rights have been perfected, consideration equal to, at the election of the stockholder, $39.00 or 3.000 shares of Holding Company Common Stock. The terms and conditions of the Mergers are more fully set out in the Agreement.

Board of Directors
Ralcorp Holdings, Inc.
August 7, 2000
Page 2

         For purposes of the opinion set forth herein, we have:

                  (i) reviewed certain publicly available financial statements and other business and financial information of the Company and the Purchaser, respectively;

                  (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and the Purchaser, respectively;

                  (iii) analyzed certain financial forecasts prepared by the management of the Company and the Purchaser, respectively;

                  (iv) reviewed and discussed with senior executives of the Purchaser and the Company information relating to certain strategic, financial and operational benefits anticipated from the Mergers prepared by the management of the Company and the Purchaser, respectively;

                  (v) discussed the past and current operations, financial condition and prospects of the Company with senior executives of the Company and discussed the past and current operations, financial condition and prospects of the Purchaser with senior executives of the Purchaser;

                  (vi) reviewed the pro forma impact of the Mergers on the Purchaser's earnings per share, cash flow, consolidated capitalization and financial ratios;

                  (vii) reviewed and considered in the analysis, information prepared by members of senior management of the Company and the Purchaser relating to the relative contributions of the Company and the Purchaser to the Holding Company;

                  (viii) reviewed the reported prices and trading activity for the Company Common Stock and the Purchaser Common Stock;

                  (ix) compared the financial performance of the Company and the Purchaser and the prices and trading activity of the Company Common Stock and the Purchaser Common Stock with that of certain other publicly traded companies we deemed relevant;

                  (x) compared certain financial terms of the Mergers to financial terms, to the extent publicly available, of certain other business combination transactions we deemed relevant;

                  (xi)  participated  in  discussions  and  negotiations   among
         representatives of the Company and the Purchaser and their financial and legal advisors;

Board of Directors
Ralcorp Holdings, Inc.
August 7, 2000
Page 3

                  (xii) reviewed the August 4, 2000 draft of the Agreement and certain related documents; and

                  (xiii) performed such other analyses and considered such other factors as we have deemed appropriate.

         We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by us for the purposes of this opinion. With respect to the financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the Mergers, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of the Company and the Purchaser. In arriving at our opinion, we have relied upon the Company's estimates relating to certain strategic, financial and operational benefits anticipated from the Mergers. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals.

         We have assumed that in connection with the receipt of all the necessary regulatory approvals for the proposed Mergers, no restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Mergers. In addition, we have assumed that the Mergers will not materially adversely affect the tax-free treatment afforded the spin-off of the Company from Ralston Purina Company under the Internal Revenue Code of 1986, as amended.

         We have acted as financial advisor to the Board of Directors of the Purchaser in connection with this transaction and will receive a fee for our services, including a fee which is contingent upon the consummation of the Mergers. Banc of America Securities LLC or its affiliates has provided in the past and currently provides financial advisory and financing services for the Purchaser and the Company and have received, and will receive, fees for the rendering of these services. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company and the Purchaser for our own account or for the accounts of customers, and, accordingly, we or our affiliates may at any time hold long or short positions in such securities.

         It is understood that this letter is for the benefit and use of the Board of Directors of the Purchaser in connection with and for the purposes of its evaluation of the Mergers. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. However, this opinion may be included in its entirety in any filing made by the Purchaser in respect of the Mergers with the Securities and Exchange Commission, so long as

Board of Directors
Ralcorp Holdings, Inc.
August 7, 2000
Page 4

this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analysis in such filing is in a form acceptable to us and our counsel. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise or reaffirm this opinion. This opinion does not in any manner address the prices at which the Holding Company Common Stock will trade following consummation of the Mergers. In addition, BAS expresses no opinion or recommendation as to how the stockholders of the Purchaser and the Company should vote at the respective stockholders' meetings held in connection with the Mergers.

         Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the consideration to be received by the Purchaser's stockholders in the proposed Mergers is fair from a financial point of view to such stockholders.




                                                  Very truly yours,

                                                  BANC OF AMERICA SECURITIES LLC




                                                  By:
                                                      --------------------------
                                                      David T. Lender
                                                      Managing Director

                                                                         Annex C

                           A.G. EDWARDS & SONS, INC.





                                 August 7, 2000



Special Committee of the Board of Directors and
The Board of Directors
Ralcorp Holdings, Inc.
800 Market Street
St. Louis, MO  63101

Gentlemen:

         You have requested our opinion as to the fairness, from a financial point of view, to the shareholders (the "Shareholders") of the outstanding shares of common stock, par value $0.01 per share ("Company Common Stock"), of Ralcorp Holdings, Inc. ("Ralcorp" or the "Company") of the consideration (the "Consideration") to be received (as described in the Agreement) in the proposed mergers (collectively the "Merger") pursuant to the Agreement and Plan of Reorganization (the "Agreement"), dated as of August 7, 2000, between the Company and Agribrands International, Inc. ("Agribrands").

         A.G. Edwards & Sons, Inc. ("A.G. Edwards"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are not aware of any present or contemplated relationship between A.G. Edwards, the Company, the Company's directors and officers or its shareholders, or between A.G. Edwards, Agribrands, Agribrands' directors and officers or shareholders, which in our opinion would affect our ability to render a fair and independent opinion in this matter.

         In connection with this opinion, we have, among other things:

                (i)   reviewed the Agreement and related documents;

                (ii) reviewed the Company's and Agribrands'  historical  audited
         financial  statements,   certain  unaudited  financial  statements  and
         financial projections;

                (iii) held discussions with management of the Company and Agribrands regarding the past and current business operations, financial condition and future prospects of the Company and Agribrands, respectively, including information relating to the strategic, financial and operational benefits anticipated from the Merger;

                (iv) reviewed the pro forma impact of the Merger on the sales, operating cash flow, operating income, earnings per share and cash earnings per share of Ralcorp;

                (v) compared certain financial and stock market information for the Company and Agribrands with similar information and stock market information for certain other companies, the securities of which are publicly traded;

                (vi) reviewed the historical trading activity of the Company's Common Stock and Agribrands' common stock;

                (vii) reviewed the financial  terms of certain  recent  business
         combinations   which  A.G.  Edwards  deems  comparable  for  analytical
         purposes; and

                (viii)completed  such  other   studies  and   analyses  that  we
         considered appropriate.

Ralcorp Holdings, Inc.
Page 2
August 7, 2000


         In preparing our opinion, A.G. Edwards has assumed and relied upon the accuracy and completeness of all financial and other information that was supplied or otherwise made available to us by Ralcorp and Agribrands. We have not been engaged to, and therefore we have not, verified the accuracy or completeness of any such information. A.G. Edwards has been informed and assumed that financial projections supplied to, discussed with or otherwise made available to us reflect the best currently available estimates and judgments of the managements of the Company and Agribrands as to the expected future financial performance of the Company and Agribrands, in each case on a stand-alone basis and after giving effect to the Merger. A.G. Edwards has not independently verified such information or assumptions nor do we express any opinion with respect thereto. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or Agribrands, nor have we been furnished with any such appraisals.

         In rendering our opinion, A.G. Edwards has also assumed that the Merger will be accounted for as a "purchase" business combination in accordance with U.S. Generally Accepted Accounting Principles, that the Merger will not negatively impact the tax-free nature of Agribrands' tax-free spin-off from its prior parent company, Ralston Purina Companies, and that the Merger will be consummated on the terms contained in the Agreement, without any waiver of any material terms or conditions by the Company.

         A.G. Edwards' opinion is necessarily based on economic, market and other conditions including foreign currency exchange rates and commodity market conditions, as in effect on, and the information made available to us as of, the date hereof. The analyses performed by A.G. Edwards are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Our opinion as expressed herein, in any event, is limited to the fairness, from a financial point of view, to the Shareholders, of the Consideration to be received in the Merger, pursuant to the Agreement.

         It is understood that this letter is for the information of the Special Committee of the Board of Directors and the Board of Directors of the Company and does not constitute a recommendation as to how any holder of the Company Common Stock should vote with respect to the Merger. This opinion may not be summarized, excerpted from or otherwise publicly referred to without our prior written consent, except that this opinion may be included in its entirety in the proxy materials to be distributed to the Shareholders regarding the Merger.

         Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the Company's Shareholders in the Merger pursuant to the Agreement is fair, from a financial point of view, to the Shareholders.

                                                       Very truly yours,

                                                       A.G. Edwards & Sons, Inc.


                                                       By: _____________________
                                                           Douglas E. Reynolds
                                                           Managing Director

                                                                         Annex D

                        WASSERSTEIN PERELLA & CO., INC.
                           Premier Investment Banking

                                                 Wasserstein Perella & Co., Inc.
                                                 31 West 52nd Street
                                                 New York, New York 10019-6118
                                                 Telephone 212-969-2700
                                                 Fax 212-969=7836

                                 August 7, 2000


Board of Directors
Agribrands International, Inc.
9811 South Forty Drive
St. Louis, Missouri 63124


Members of the Board:

     You have asked us to advise you with respect to the fairness, from a financial point of view, to the stockholders of Agribrands International, Inc. (the "Company") (other than William P. Stiritz and Joe Micheletto (the "Excluded Stockholders")) of the Merger Consideration (as defined below) provided for pursuant to the terms of the Agreement and Plan of Reorganization, dated as of August 7, 2000, (the "Merger Agreement"), between Ralcorp Holdings, Inc. ("Ralcorp") and the Company. In accordance with the Merger Agreement, the parties will form a new company ("Holding Co."), which will have two subsidiaries. One of the subsidiaries will merge with and into the Company (the "Company Merger") and the other subsidiary will merge with and into Ralcorp (the "Ralcorp Merger"). As a result of the Company Merger and the Ralcorp Merger, each of the Company and Ralcorp will become wholly owned subsidiaries of Holding Co. Pursuant to the Company Merger, each issued outstanding share of common stock of the Company will be converted into the right to receive (the "Merger Consideration") 3.0000 shares of the common stock of Holding Co. ("Holding Co. Common Stock"); provided that each holder of a share of common stock of the Company shall have the right to elect to receive $39.00 in cash for each share of common stock of the Company held by such holder, subject to certain provisions which effectively limit the cash election to 20% of the outstanding shares of common stock of the Company. Pursuant to the Ralcorp Merger Agreement, each issued and outstanding share of common stock of Ralcorp will be converted into the right to receive 1.0000 share of the Holding Co. Common Stock; provided that each holder of a share of common stock of Ralcorp shall have the right to elect to receive $15 in cash for each share of common stock of Ralcorp held by such holder, subject to certain provisions which effectively limit the cash election to 20% of the outstanding shares of common stock of Ralcorp. The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

     In connection with rendering our opinion, we have reviewed a draft of the Merger Agreement, and for purposes hereof, we have assumed that the final form

Board of Directors
August 7, 2000
Page 2


of this document will not differ in any material respect from the draft provided to us. We have also reviewed and analyzed certain publicly available business and financial information relating to the Company and Ralcorp for recent years and interim periods to date, as well as certain internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of the Company and Ralcorp and provided to us for purposes of our analysis, and we have met with management of the Company and Ralcorp to review and discuss such information and, among other matters, each of the Company's and Ralcorp's business, operations, assets, financial condition and future prospects.

     We have reviewed and considered certain financial and stock market data relating to the Company and Ralcorp, and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the Company and Ralcorp or one or more of their respective businesses or assets, and we have reviewed and considered the financial terms of certain recent acquisitions and business combination transactions in the food and animal feed industries specifically, and in other industries generally, that we believe to be reasonably comparable to the Merger or otherwise relevant to our inquiry. We have also performed such other financial studies, analyses, and investigations and reviewed such other information as we considered appropriate for purposes of this opinion.

     In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all of the historical financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We have also assumed and relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses provided to us, and we have assumed that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's and Ralcorp's management. We express no opinion with respect to such projections, forecasts and analyses or the assumptions upon which they are based. In addition, we have not reviewed any of the books and records of the Company or Ralcorp, or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company or Ralcorp, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company or Ralcorp, and no such independent valuation or appraisal was provided to us. We note that the Merger is intended to qualify as a tax free reorganization for United States Federal tax purposes, and we have assumed that the Merger will so qualify. You have informed us, and we have assumed, that the Merger will be recorded as a

Board of Directors
August 7, 2000
Page 3


purchase under generally accepted accounting principles. We also have assumed that obtaining all regulatory and other approvals and third party consents required for consummation of the Merger will not have an adverse impact on the Company or Ralcorp or on the anticipated benefits of the Merger, and we have assumed that the transactions described in the Merger Agreement will be consummated without waiver or modification of any of the material terms or conditions contained therein by any party thereto. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof. We are not expressing any opinion herein as to the prices at which any securities of Ralcorp or the Company will actually trade at any time.

     It should be noted that in the context of our current engagement by the Company, we were not authorized to and did not solicit third party indications of interest in acquiring all or any part of the Company, or investigate any alternative transactions that may be available to the Company.


     In the ordinary course of our business, we may actively trade the debt and equity securities of the Company and Ralcorp for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     We are acting as financial advisor to the Board of Directors of the Company in connection with the proposed Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, we have performed various investment banking services for the Company from time to time in the past and have received customary fees for rendering such services. We have performed various investment banking services for Ralcorp from time to time in the past and have received customary fees for rendering such services. In addition, from time to time in the past we have performed various investment banking services for entities for which the Chairman of the Company serves as Chairman and have received customary fees for rendering such services.


     Our opinion addresses only the fairness from a financial point of view to the stockholders of the Company (other than the Excluded Stockholders) of the Merger Consideration provided for pursuant to the Merger Agreement, and we do not express any views on any other term of the Merger. Specifically, our opinion does not address the Company's underlying business decision to effect the transactions contemplated by the Merger Agreement.

Board of Directors
August 7, 2000
Page 4


     It is understood that this letter is solely for the benefit and use of the Board of Directors of the Company in its consideration of the Merger and may not be relied upon by any other person, and except for inclusion in its entirety in any registration statement or proxy statement required to be circulated to stockholders of the Company relating to the Merger, may not be quoted, referred to or reproduced at any time or in any manner without our prior written consent. This opinion does not constitute a recommendation to any stockholder or as to how such holder should vote with respect to the Merger, and should not be relied upon by any stockholder as such.

     Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that as of the date hereof the Merger Consideration provided for pursuant to the Merger Agreement is fair to the stockholders of the Company (other than the Excluded Stockholders) from a financial point of view.

                                     Very truly yours,



                                     WASSERSTEIN PERELLA & CO., INC.

                                                                         Annex E

                     HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL
                               Investment Bankers


August 7, 2000



Special Committee of the Board of Directors
Agribrands International, Inc.
9811 South Forty Drive
St. Louis, Missouri 63124


Dear Members of the Special Committee:

We understand that Agribrands International, Inc. ("Agribrands" or the "Company") and Ralcorp Holdings, Inc. ("Ralcorp") intend to enter into a business combination in a merger of equals, the terms and conditions of which are set forth in that certain proposed Agreement and Plan of Reorganization by and between Agribrands and Ralcorp (the "Agreement"). Pursuant to the Agreement, Agribrands and Ralcorp will form a holding company ("Holding Company") and, solely to effect the business combination, will also form Holding Company Subsidiary A ("Merger Sub A") and Holding Company Subsidiary R ("Merger Sub R"). The Agreement provides for, among other things, (i) the merger of Merger Sub A with and into Agribrands (the "Agribrands Merger"), and (ii) the merger of Merger Sub R with and into Ralcorp (the "Ralcorp Merger"). Pursuant to the Agribrands Merger, and subject to the adjustments and limitations set forth in the Agreement, each issued and outstanding share of common stock, par value $.01 per share, of Agribrands (together with the associated rights issued pursuant to the Agribrands Rights Agreement, the "Agribrands Common Stock") (other than Agribrands Dissenting Shares), will be converted into the right to receive, at the election of the holder, either (i) three shares of Holding Company Common Stock, or (ii) $39 in cash from Holding Company, without interest. Pursuant to the Ralcorp Merger, and subject to the adjustments and limitations set forth in the Agreement, each issued and outstanding share of common stock, par value $.01 per share, of Ralcorp (together with the associated rights issued pursuant to the Ralcorp Rights Agreement, the "Ralcorp Common Stock") (other than Ralcorp Dissenting Shares), will be converted into the right to receive, at the election of the holder, either (i) one share of Holding Company Common Stock, or (ii) $15 in cash from Holding Company, without interest.

As a result of the  Agribrands  Merger and the Ralcorp  Merger,  Agribrands  and
Ralcorp will become subsidiaries of Holding Company, and the stockholders of each of Agribrands and Ralcorp will become shareholders of Holding Company. Upon consummation of the Reorganization, the shareholders of Agribrands will collectively own between 44% and 55% of Holding Company. Holding Company's common shares will be listed and traded on the New York Stock Exchange. Capitalized terms used herein but not defined have the meanings ascribed to them in the Agreement.

Special Committee of the Board of Directors
Agribrands International, Inc.
August 7, 2000

                                                                             -2-


We further understand that Agribrands and Ralcorp, each of whose common shares are traded on the New York Stock Exchange, are both spin-offs from Ralston Purina Company. Though Agribrands and Ralcorp operate separate and distinct businesses, the three companies have a number of connections, including several common directors, one of whom is Chairman of the Board of both Agribrands and Ralcorp and a director of Ralston Purina, as well as certain business inter-relationships.

You have requested our opinion with respect to the fairness, from a financial point of view, to holders of Agribrands Common Stock (other than director shareholders) of the Agribrands Merger Consideration to be offered in the Agribrands Merger. This opinion does not address the Company's or Ralcorp's underlying business decision to effect the Reorganization. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company or Ralcorp. Houlihan Lokey was not asked to opine on and does not express any opinion as to the public market values or realizable value of the Holding Company's common shares to be received as consideration in connection with the Reorganization and the prices at which the Holding Company's common shares may trade in the future following the Reorganization. This opinion is not intended to be, and does not constitute, a recommendation to any stockholder as to how such stockholder should act with respect to the Reorganization, and is subject to the conditions and limitations set forth in our engagement letter.

We have assumed that the Agribrand and Ralcorp Mergers will be an exchange as described in Section 351 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, and that no person who exchanges their shares solely for Holding Company Common Stock will recognize any gain or loss for federal income tax purposes as a result of the consummation of the Reorganization. We understand that the Company intends to obtain a supplemental ruling from the Internal Revenue Service with respect to certain matters related to its 1998 spin-off from Ralston Purina Company, and will not consummate the Reorganization prior to the receipt of such ruling; our opinion assumes such ruling is received.

In connection with this opinion, we have made such reviews, analyses and inquiries as we have deemed necessary or appropriate under the circumstances. Among other things, we have:

     1. reviewed the Company's Forms 10-K and the related financial information for the two fiscal years ended August 31, 1999, and the Forms 10-Q and the related unaudited financial information for the quarterly periods ended November 30, 1999, February 28, 2000 and May 31, 2000, and Company-prepared interim financial information since May 31, 2000;

     2. reviewed Ralcorp's Forms 10-K and the related financial information for the four fiscal years ended September 30, 1999, and the Forms 10-Q and the related unaudited financial information for the quarterly periods ended December 31, 1999 and March 31, 2000, and company-prepared interim financial information since March 31,2000;

     3. reviewed a copy of the Agreement and Plan of Reorganization dated as of August 7, 2000 in substantially the form to be executed by the Company;

     4. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, and met with representatives of the Company's investment bankers and counsel to discuss certain matters;

Special Committee of the Board of Directors
Agribrands International, Inc.
August 7, 2000

                                                                             -3-




     5. met with certain members of the senior management of Ralcorp to discuss the operations, financial condition, future prospects and projected operations and performance of Ralcorp;

     6.   visited the business offices of the Company and Ralcorp;

     7.   reviewed   forecasts  and   projections   prepared  by  the  Company's
          management with respect to the Company;

     8. reviewed forecasts and projections prepared by Ralcorp's management with respect to Ralcorp;

     9.   reviewed  certain  information   regarding  the  Company  and  Ralcorp
          including investment research reports, news announcements and press releases, and other public disclosures;

     10. reviewed the historical market prices and trading volume for the Company's and Ralcorp's publicly traded securities;

     11. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company and Ralcorp, and publicly available prices and premiums paid in other transactions that we deemed to be relevant; and

     12. conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, that the forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company and Ralcorp, and that there has been no material change in the assets, financial condition, business or prospects of the Company or Ralcorp since the date of the most recent financial statements, forecasts and projections made available to us. We have further relied upon the assurances of management of Agribrands and Ralcorp that they are not aware of any facts that would make such information inaccurate, incomplete or misleading.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and Ralcorp and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company or Ralcorp. Our opinion is necessarily based on business, economic, foreign currency, market and other conditions as they exist and can be evaluated by us at the date of this letter.

The opinion expressed herein is for the information of the Company's Board of Directors in evaluating the Reorganization, and is not provided on behalf of, or intended to confer rights or remedies upon, any stockholder of the Company, Ralcorp or any person other than the Company's Board of Directors. Except for its publication in the Proxy Statement/Prospectus which will be distributed to holders of Agribrands Common Stock and Ralcorp Common Stock in connection with approval of the Reorganization, our opinion may not be published or otherwise used or referred to without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Agribrands Merger Consideration is fair, from a financial point of view, to the holders of the Agribrands Shares (other than director shareholders).

HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL

                                                                         Annex F

                            Missouri Revised Statutes

                                 Section 351.455

     Shareholder who objects to merger may demand value of shares, when.

     351.455. 1. If a shareholder of a corporation which is a party to a merger or consolidation shall file with such corporation, prior to or at the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, a written objection to such plan of merger or consolidation, and shall not vote in favor thereof, and such shareholder, within twenty days after the merger or consolidation is effected, shall make written demand on the surviving or new corporation for payment of the fair value of his shares as of the day prior to the date on which the vote was taken approving the merger or consolidation, the surviving or new corporation shall pay to such shareholder, upon surrender of his certificate or certificates representing said shares, the fair value thereof. Such demand shall state the number and class of the shares owned by such dissenting shareholder. Any shareholder failing to make demand within the twenty day period shall be conclusively presumed to have consented to the merger or consolidation and shall be bound by the terms thereof.

     2. If within thirty days after the date on which such merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment therefor shall be made within ninety days after the date on which such merger or consolidation was effected, upon the surrender of his certificate or certificates representing said shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares or in the corporation.

     3. If within such period of thirty days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within sixty days after the expiration of the thirty day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender to the surviving or new corporation of the certificate or certificates representing said shares. Upon the payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares, or in the surviving or new corporation. Such shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file such petition within the time herein limited, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger or consolidation, and shall be bound by the terms thereof.

     4. The right of a dissenting shareholder to be paid the fair value of his shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation.

                                                                         Annex G

                        [Newco Articles of Incorporation]

                                                                         Annex H

                                 [Newco Bylaws]